As filed with the Securities and Exchange Commission on July 21, 2005

Registration No. 333-[ • ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	6021	54-1920520
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1601 Washington Plaza

Reston, Virginia 20190

(703) 464-0100

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Carroll C. Markley

President and Chief Executive Officer

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, Virginia 20190

(703) 464-0100

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Fred W. Palmore, III, Esq.
Tom W. Zook, Esq.	Troutman Sanders LLP
Lewis, Rice & Fingersh, L.C.	P.O. Box 1122
500 N. Broadway, Suite 2000	1001 Haxall Point
St. Louis, Missouri 63102	Richmond, Virginia 23218-1122
(314) 444-7600 (telephone)	(804) 697-1200 (telephone)
(314) 241-6056 (fax)	(804) 697-1339 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $5.00 par value	4,077,161 shares	(1)	N/A	$26,862,342	$3,161.70
Common Stock, $5.00 par value	346,285 shares	(2)	N/A	$2,281,497	$268.53
Total	4,423,446 shares		N/A	$29,143,839	$3,430.23
(1)	Represents the estimated maximum number of shares of common stock, $5.00 par value per share, of Millennium Bankshares Corporation issuable upon consummation of the merger of Albemarle First Bank into a subsidiary of Millennium Bankshares as described herein.
(2)	Represents the estimated maximum number of shares of common stock, $5.00 par value per share, of Millennium Bankshares Corporation issuable in the merger described herein in exchange for shares of common stock, $4.00 par value per share, of Albemarle First Bank issued after the initial filing of this registration statement upon exercise of warrants to acquire such shares as described herein.
(3)	Estimated solely for purposes of computing the registration fee pursuant to the provisions of Rule 457(f) and Rule 457(c) and based upon the average of the bid and asked sales prices of shares of common stock, $4.00 par value per share, of Albemarle First Bank as reported on the Nasdaq SmallCap Market on July 18, 2005 (a date within 5 business days of the filing of this registration statement).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities, and it is not soliciting to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 21, 2005

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

Millennium Bankshares Corporation and Albemarle First Bank are proposing a merger which will result in Albemarle First Bank becoming a subsidiary of Millennium Bankshares. The merger proposal is described in this joint proxy statement/prospectus.

If you are a shareholder of Albemarle First Bank:

•	In the merger, each Albemarle First Bank common share you own will be exchanged for either $15.82 cash or a to-be-determined number of Millennium Bankshares common shares depending on the average closing price of Millennium Bankshares common shares prior to the merger. For purposes of illustration only, if the merger had occurred on July 15, 2005, the exchange ratio for each share of Albemarle First Bank would have been 2.2145 shares of Millennium Bankshares, having a value of $15.82 based on the Millennium Bankshares average closing price. Subject to certain exceptions described in this joint proxy statement/prospectus, the exchange ratio will not exceed 2.2600 or be less than 1.8833.

•	You may elect whether to receive cash, stock or a combination of cash and stock for your Albemarle First Bank shares, except that no more than 50% of the total number of Albemarle First Bank shares may be exchanged for cash in the merger. If the total cash elections exceed this maximum, you will receive stock rather than cash for some of your shares even if you elected to receive all cash.

•	We expect the merger to be tax-free with respect to Millennium Bankshares common shares you receive. If you receive cash in the merger you may have to recognize income or gain for tax purposes.

•	Your board recommends the merger.

•	We need your vote to complete the merger. Albemarle First Bank will hold an annual shareholders meeting to vote on the merger on [ • ], 2005.

If you are a shareholder of Millennium Bankshares:

•	Your board recommends the merger.

•	Your shares of Millennium Bankshares will be unaffected by the merger and the merger will be tax-free to you.

•	We need your vote to complete the merger. Millennium Bankshares will hold a special shareholders meeting to vote on matters related to the merger on [ • ], 2005.

You should obtain current market quotations on Millennium Bankshares and Albemarle First Bank common shares which are listed on the Nasdaq SmallCap Market under the symbols “MBVA” and “AFBK”, respectively.

/s/ John K. Taggart, III
Carroll C. Markley	John K. Taggart, III
Chairman of the Board	Chairman of the Board
Millennium Bankshares Corporation	Albemarle First Bank

An investment in Millennium Bankshares common stock in connection with the merger involves certain risks and uncertainties. See “Risk Factors” beginning on page 25 of this joint proxy statement/prospectus.

None of the SEC or any state securities commission has approved or disapproved of the securities to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. It is illegal to tell you otherwise.

The securities to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

This joint proxy statement/prospectus is dated [ • ], 2005 and is being first mailed to shareholders on or about [ • ], 2005.

1601 Washington Plaza

Reston, Virginia 20190

MILLENNIUM BANKSHARES CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [ • ], 2005

To the Shareholders of

Millennium Bankshares Corporation:

We will hold a special meeting of shareholders of Millennium Bankshares Corporation, a Virginia corporation, on [ • ], 2005, at [ • ].m., local time, at the Reston Community Center at Lake Anne, 1609A Washington Plaza, North, Reston, Virginia, for the purpose of considering and voting upon the following:

1.	A proposal to approve the issuance of additional shares of Millennium Bankshares Corporation common stock in connection with the Agreement and Plan of Reorganization dated as of June 9, 2005 between Millennium Bankshares Corporation and Albemarle First Bank in accordance with the Nasdaq SmallCap Market rules, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal I.)

2.	A proposal to amend the articles of incorporation of Millennium Bankshares Corporation to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal I and Proposal II.)

3.	A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal IV.)

4.	To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

We have fixed the close of business on [ • ], 2005 as the record date for determining those shareholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Anita L. Shull

Chief Operating Officer

[ • ], 2005

Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. If you plan to attend the meeting you should promptly submit your proxy indicating your intent to attend.

The board of directors of Millennium Bankshares Corporation recommends that you vote “FOR” approval of each of the matters to be considered at the special meeting.

ALBEMARLE FIRST BANK

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON [ • ], 2005

YOU ARE HEREBY NOTIFIED of and invited to attend the 2005 annual meeting of shareholders of Albemarle First Bank, a Virginia state bank, to be held at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia 22902, on [ • ], 2005, at [ • ].m., local time, for the purpose of considering and voting upon the following:

1.	A proposal to approve and adopt the Agreement and Plan of Reorganization dated as of June 9, 2005 between Millennium Bankshares Corporation and Albemarle First Bank, the plan of merger attached as an exhibit to the reorganization agreement, and the transactions contemplated thereby. The reorganization agreement and plan of merger provide that Albemarle First Bank will merge with and into an interim state bank formed by Millennium Bankshares Corporation, upon the terms and subject to the conditions set forth in the reorganization agreement and plan of merger, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal I.)

2.	The election of four Class 1 directors to the Board of Directors of Albemarle First Bank to serve until the 2008 annual meeting of shareholders, as described in the accompanying joint proxy statement/prospectus. (See Proposal III.)

3.	A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal IV.)

4.	To transact any other business that may properly be brought before the annual meeting or any adjournments or postponements of the annual meeting.

Our board of directors has determined that the terms of the merger are fair to and in the best interests of Albemarle First Bank and our shareholders, has approved and adopted the reorganization agreement, the plan of merger and the related transactions, and unanimously recommends that our shareholders vote “FOR” the approval and adoption of the reorganization agreement, the plan of merger and the related transactions.

Our board of directors has fixed the close of business on [ • ], 2005 as the record date for determination of our shareholders entitled to receive notice of and to vote at the annual meeting. The annual meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the annual meeting of any adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed annual meeting.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date is required to approve and adopt the reorganization agreement, the plan of merger and the related transactions. Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by your board of directors, in the enclosed envelope, whether or not you expect to attend the annual meeting. You may revoke the proxy at any time before its exercise by delivering to us a written notice of revocation, delivering to us a duly executed proxy card bearing a later date or by voting in person at the annual meeting. Failure to return a properly executed proxy card, or to vote at the annual meeting, will have the same effect as a vote against the reorganization agreement, the plan of merger and the transactions contemplated thereby.

By Order of the Board of Directors

Thomas M. Boyd, Jr.
President and Chief Executive Officer

[ • ], 2005

If you want to receive cash for any or all of your shares of Albemarle First Bank common stock, you should so indicate on the Election Form that accompanies this joint proxy statement/prospectus and return the signed and completed Election Form and your stock certificates as described in this joint proxy statement/prospectus. If you want to receive only stock for your shares of Albemarle First Bank common stock, you need not return the Election Form or your stock certificates. Your stock certificates will be obtained after the merger is consummated.

- i -

Annex A —	Agreement and Plan of Reorganization dated as of June 9, 2005 between Millennium Bankshares and Albemarle First Bank

Annex B —	Form of Articles of Amendment to Millennium Bankshares Articles of Incorporation

Annex C —	Opinion of FTN Midwest Securities Corp. to the Board of Directors of Millennium Bankshares

Annex D —	Opinion of Anderson & Strudwick, Inc. to the Board of Directors of Albemarle First Bank

Annex E —	Millennium Bankshares annual report on Form 10-KSB for the year ending December 31, 2004 and related proxy statement incorporated by reference therein

Annex F —	Millennium Bankshares quarterly report on Form 10-Q for the quarter ending March 31, 2005

Annex G —	Albemarle First Bank annual report on Form 10-KSB for the year ending December 31, 2004

Annex H —	Albemarle First Bank amended annual report on Form 10-KSB/A for the year ending December 31, 2004

Annex I —	Albemarle First Bank quarterly report on Form 10-QSB for the quarter ending March 31, 2005

Annex J —	Albemarle First Bank Audit Committee Charter

- ii -

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates certain business and financial information about Millennium Bankshares and Albemarle First Bank from other documents filed with the SEC, in the case of Millennium Bankshares, and the Board of Governors of the Federal Reserve System, in the case of Albemarle First Bank, that is not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon oral or written request to:

Millennium Bankshares Corporation	Albemarle First Bank
1601 Washington Plaza	P. O. Box 7704
Reston, Virginia 20190	1265 Seminole Trail
Attention: Barbara J. Chapman	Charlottesville, Virginia 22906
Telephone: (703) 464-1967	Attention: Lori M. Pedersen
Telephone: (434) 973-1664

If you would like to request any documents, please do so by September 22, 2005 in order to receive them before the shareholder meetings.

QUESTIONS AND ANSWERS

ABOUT THE MERGER AND THE SHAREHOLDER MEETINGS

Q:	Why are the two companies proposing this transaction?

A:	We believe the proposed merger is in the best interests of both Millennium Bankshares and Albemarle First Bank and their respective shareholders. Millennium Bankshares’ board of directors believes that acquiring Albemarle First Bank is a significant first step in its recently adopted strategic plan to better serve Virginia’s growing communities and that entering the Charlottesville, Virginia market will result in a community bank franchise that serves three of Virginia’s most dynamic markets — Reston/Washington, D.C., Richmond and Charlottesville. Albemarle First Bank’s board of directors believes that combining with Millennium Bankshares provides significant value to Albemarle First Bank shareholders and provides those shareholders who elect to receive stock in the merger the option to participate in the opportunities for growth offered by the combined company.

You should review the reasons for the merger described in greater detail under the caption “— Background of the Merger; Board Recommendations and Reasons for the Merger” beginning on page 47.

Q:	When and where are the shareholder meetings?

A:	The Millennium Bankshares special meeting is scheduled to take place on [ • ], at [ • ], local time, at the Reston Community Center at Lake Anne, 1609A Washington Plaza, North, Reston, Virginia. The Albemarle First Bank annual meeting is scheduled to take place on [ • ] 2005, at 10:00 a.m., local time, at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia.

Q:	What do the Millennium Bankshares board of directors and the Albemarle First Bank’s board of directors recommend?

A:	Millennium Bankshares’ board of directors has approved and adopted the reorganization agreement and has approved the amendment to the Millennium Bankshares articles of incorporation. Albemarle First Bank’s board of directors has approved and adopted the reorganization agreement. The Millennium Bankshares board recommends that the Millennium Bankshares shareholders vote “FOR” the proposal to amend the Millennium Bankshares articles of incorporation and the proposal to issue additional shares of Millennium Bankshares common stock to facilitate the merger. The Albemarle First Bank board recommends that the Albemarle First Bank shareholders vote “FOR” the proposal to approve the reorganization agreement, the plan of merger and the transactions contemplated thereby and “FOR” the slate of directors nominated by the board.

Q:	What will Albemarle First Bank shareholders receive for their stock?

A:	It depends. For each share of Albemarle First Bank common stock that you own, you may request to receive either:

(1)	$15.82 in cash; or

(2)	a to-be-determined number of shares of Millennium Bankshares common stock depending on the average closing price of Millennium Bankshares common shares prior to the merger. The actual number of shares to be received in exchange for each share of Albemarle First Bank is described in greater detail under the caption “— Merger Consideration” beginning on page 40.

Albemarle First Bank shareholders will be able to elect to receive cash, Millennium Bankshares common stock, or a combination of cash and stock for their shares of Albemarle First Bank common stock, subject to the prorationing mechanism described in this joint proxy statement/prospectus.

Under the terms of the reorganization agreement, the number of shares of Albemarle First Bank common stock to be exchanged for cash cannot exceed 50% of the total number of Albemarle First Bank shares outstanding prior to the merger. If the number of shares of Albemarle First Bank common stock for which a cash election is made exceeds this level, Millennium Bankshares will prorate the amount of cash that the holders of Albemarle First Bank common stock will receive. See “— Proration Procedures” beginning on page 45.

Albemarle First Bank shareholders will not receive any fractional shares of Millennium Bankshares common stock. Instead, they will receive cash, without interest, for any fractional share of Millennium Bankshares common stock they might otherwise have been entitled to receive based on the market value of the Millennium Bankshares common stock on the date the merger occurs.

Q:	What must Albemarle First Bank shareholders do to elect cash?

A:	To elect to receive cash for any or all of your shares of Albemarle First Bank common stock, you must indicate in the place provided on the cash election form that was included with this joint proxy statement/prospectus the number of shares with respect to which you prefer to receive cash, complete the W-9 information on the form, sign the form, enclose your Albemarle First Bank stock certificates for the shares for which you wish to receive cash and return the form and your Albemarle First Bank stock certificates in the separate envelope provided so that they are received prior to 5:00 p.m. Eastern time on [ • ], 2005, which we refer to as the election deadline. You need not vote “FOR” the merger in order to elect to receive cash.

Q:	Can I revoke or change my cash election after I mail my form of election?

A:	Yes. You may revoke or change your cash election at any time before the election deadline. You can do this by sending a written notice of such revocation or change in your election to the exchange agent at the address contained on the election form that accompanied this joint proxy statement/prospectus.

Q:	What must Albemarle First Bank shareholders do to receive Millennium Bankshares common stock?

A:	To receive Millennium Bankshares common stock for your shares of Albemarle First Bank common stock you need not return the form of election that was included with this joint proxy statement/prospectus. You also need not send in your Albemarle First Bank stock certificate for your shares. Shares of Albemarle First Bank common stock for which no election has been received prior to the election deadline will be exchanged in the merger for Millennium Bankshares common stock.

Q:	Are Albemarle First Bank shareholders guaranteed to receive the amount of cash that they request on their election form?

A:	No. The reorganization agreement provides that the number of shares of Albemarle First Bank common stock to be exchanged for cash cannot exceed 50% of the total number of Albemarle First Bank shares outstanding prior to the merger. It is possible, therefore, that if you elected cash for all or a portion of your shares of Albemarle First Bank common stock, you could receive a different proportion of stock and cash than you elected. If cash elections representing more than 50% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, Millennium Bankshares will prorate the amount of cash that the holders of Albemarle First Bank will receive so that no more than 50% of the shares of Albemarle First Bank common stock are converted into cash.

Q:	How will I receive my shares of Millennium Bankshares common stock or cash?

A:	On the form of election that you received along with this joint proxy statement/prospectus, you are asked to elect if you wish to receive cash for any or all of your shares of Albemarle First Bank common stock. If you wish to receive cash for any or all of your shares of Albemarle First Bank common stock, you must return the completed election form together with your Albemarle First Bank stock certificates, so they are received prior to the election deadline of 5:00 p.m. Eastern time on [ • ], 2005. You should indicate in the space provided on the election form the number of shares of Albemarle First Bank common stock for which you would like to receive cash. All election forms received after the election deadline will be treated as not having elected cash.

If you wish to receive Millennium Bankshares common stock for all of your shares of Albemarle First Bank common stock, do not return the election form or your Albemarle First Bank stock certificates. After the merger is completed, you will receive a letter of transmittal, which you should fill out at that time and return with your Albemarle First Bank stock certificates in accordance with the instructions contained in the letter of transmittal.

Q:	What should I do if my shares of Albemarle First Bank are held by my broker or otherwise in “Street Name?”

A:	If you hold your shares of Albemarle First Bank common stock in “street name” (i.e., your bank or broker holds your shares for you) you should receive instructions regarding election procedures directly from your bank or broker. If you have any questions regarding these procedures, you should contact your bank or broker directly, or you may contact Millennium Bankshares or Albemarle First Bank at the addresses or telephone numbers listed on page 5.

Q:	Can the value of the transaction change between now and the time the Merger is completed?

A:	Yes. The value of the merger consideration composed of Millennium Bankshares common stock can change, although the cash portion of the consideration will not change. The exchange ratio for the merger is a “floating” —rather than “fixed”— exchange ratio, meaning that the number of shares of Millennium Bankshares common stock to be issued in the merger for each share of Albemarle First Bank common stock will increase or decrease based upon the average closing price of Millennium Bankshares common stock in order to ensure that the value of the Millennium Bankshares common stock will equal $15.82 (based upon the average closing price of Millennium Bankshares common stock), so long as the average closing price of Millennium Bankshares common stock is not less than $7.00 (an exchange ratio of 2.2600) or greater than $8.40 (an exchange ratio of 1.8833). Pursuant to the reorganization agreement, however, the exchange ratio will not exceed 2.2600 or be less than 1.8833. If the average closing price of Millennium Bankshares common stock fluctuates enough to move the exchange ratio outside of either of these parameters, the value of the stock consideration will fluctuate down to $14.78 per share if the average closing price is $6.54 and up to $16.70 if the average price is $8.87. If the average price of Millennium Bankshares stock exceeds $8.87 per share, Millennium Bankshares will have the right to terminate the reorganization agreement, subject to Albemarle First Bank’s right to decrease the exchange ratio to maintain a $16.68 per share transaction value. Likewise, if the average closing price of Millennium Bankshares stock is less than $6.54 per share, Albemarle First Bank will have the right to terminate the reorganization agreement, subject to Millennium Bankshares’ right to increase the exchange ratio to maintain a $14.80 per share transaction value. See “— Merger Consideration” beginning on page 40 and “— Termination of the Reorganization Agreement” beginning on page 73.

Q:	When will we complete the Merger?

A:	We intend to complete the merger as soon as possible after the Millennium Bankshares and Albemarle First Bank stockholder approvals are received, all other regulatory approvals have been obtained and other conditions to the closing have been satisfied or waived.

The regulatory approvals are described under “— Regulatory Approvals” beginning on page 76.

Q:	What should I do now?

A:	Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the respective shareholder meeting. It is important that the proxy card be received as soon as possible and in any event before the shareholder meeting. For Albemarle First Bank shareholders, if you wish to elect cash, you must mark the election form that accompanied this joint proxy statement/prospectus appropriately, complete the W-9 information, enclose your Albemarle First Bank stock certificate and return them in the envelope provided so they are received prior to the election deadline of 5:00 p.m. Eastern time on [ • ], 2005.

Q:	Can I change my vote after I mail my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the shareholder meeting. You can do this in one of three ways:

•	First, you can send a written notice stating that you would like to revoke your proxy.

•	Second, you can complete and submit a new proxy card.

•	Third, you can attend the shareholder meeting and vote in person. Simply attending the shareholder meeting, however, will not revoke your proxy.

If you choose either of the first or second methods, you must submit your notice of revocation or your new proxy card to Millennium Bankshares or Albemarle First Bank, as the case may be, prior to the applicable shareholder meeting. Your submissions must be mailed to Millennium Bankshares or Albemarle First Bank at the appropriate address listed on the next page.

Q:	What if I don’t vote or I abstain from voting?

A:	If you do not vote or you abstain from voting, your abstention will count as a “NO” vote on the items being considered.

Q:	If my shares are held by my broker in “street name,” will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares held in “street name,” your broker will not be permitted to vote your shares, which will have the effect of a “NO” vote on the items being considered.

Q:	Will I be able to sell the Millennium Bankshares common stock I receive in the Merger?

A:	Yes, in most cases. The shares of Millennium Bankshares common stock to be issued in the merger will be registered under the Securities Act and listed on the Nasdaq SmallCap Market. However, certain stockholders who are deemed to be “affiliates” of Millennium Bankshares or Albemarle First Bank under the Securities Act (generally, directors, executive officers and stockholders of Albemarle First Bank holding 10% or more of the outstanding shares of Albemarle First Bank common stock), must abide by certain transfer restrictions under the Securities Act.

Q:	What are the tax consequences of the Merger to me?

A:	Your tax consequences will depend on what form of payment you receive in the merger as well as your basis in Albemarle First Bank common stock. For greater detail, see “Certain Federal Income Tax Consequences of the Merger” beginning on page 81.

Q:	Who should shareholders call with questions?

A:	If you have more questions about the merger you should contact:

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, Virginia 20190

Telephone: (703) 464-0100

Attention: Dale G. Phelps

Albemarle First Bank

P. O. Box 7704

1265 Seminole Trail

Charlottesville, Virginia 22901

Telephone: (434) 973-1664

Attention: Thomas M. Boyd, Jr.

SUMMARY

This brief summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to carefully read the entire joint proxy statement/prospectus and the other documents to which this joint proxy statement/prospectus refers to fully understand the merger and the other matters to be considered at the shareholder meetings. See “Where You Can Find More Information” on page 115. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page 40)

We have attached the reorganization agreement to this joint proxy statement/prospectus as Annex A. Please read the reorganization agreement. It is the legal document that governs the merger.

In the merger, Millennium Bankshares will acquire Albemarle First Bank by means of the merger of Albemarle First Bank into an interim state bank created by Millennium Bankshares, with the interim bank as the surviving entity. Simultaneously with the merger, the name of the surviving bank will be changed to “Albemarle First Bank”, and the board of directors and officers of Albemarle First Bank will be the initial board of directors and officers of the combined company, provided that Millennium Bankshares will designate up to five additional persons to sit on the surviving bank’s board of directors. Each share of Millennium Bankshares common stock outstanding will remain issued and outstanding after the merger. Each share of Albemarle First Bank common stock outstanding will be converted in the merger into either cash or shares of Millennium Bankshares common stock as further described below. We expect to complete the merger in the fourth quarter of 2005.

Our Reasons for the Merger (page 47)

Millennium Bankshares’ Board of Directors. Millennium Bankshares’ board of directors is proposing the merger because, among other reasons:

•	it is a first step in the execution of Millennium Bankshares’ recently adopted strategic plan to better serve Virginia’s growing communities;

•	entry into the Charlottesville, Virginia market will result in locations in three of Virginia’s most dynamic markets — Reston/Washington, D.C., Richmond and Charlottesville;

•	the board believes that the Charlottesville, Virginia metropolitan area has favorable demographics, including its projected population growth and growing, low cost deposit base;

•	the board believes that Albemarle First Bank has quality management, with extensive experience in Charlottesville market;

•	the board believes that Millennium Bankshares and Albemarle First Bank have complementary businesses, particularly each organization’s emphasis on traditional community banking;

•	the board believes that the merger may result in synergies and cost savings through the centralization of operations and corporate functions; and

•	the anticipated effect of the merger on the earnings per share of Millennium Bankshares following the merger.

Albemarle First Bank Board of Directors. Albemarle First Bank board of directors is proposing the merger because, among other reasons:

•	the per share value of the merger consideration to Albemarle First Bank shareholders and the fact that up to 50% of the merger consideration will be in the form of cash;

•	the merger allows Albemarle First Bank shareholders who elect to become shareholders of Millennium Bankshares to be part owner of a larger, more diversified financial services institution;

•	the merger will result in Albemarle First Bank maintaining its local identity by becoming a wholly-owned subsidiary of Millennium Bankshares as opposed to ceasing to exist through a merger into another financial institution; and

•	the merger should position Albemarle First Bank to expand its presence in its market, increase its competitiveness and improve its operations.

What Albemarle First Bank Shareholders Will Receive (page 40)

Each of your shares of Albemarle First Bank common stock will automatically be converted into the right to receive either $15.82 cash or a to-be-determined number of shares of Millennium Bankshares common stock, depending on the average closing price of Millennium Bankshares common stock prior to the merger, subject to the limitation that no more than 50% of the shares of Albemarle First Bank will be converted into cash.

To elect to receive cash for any or all of your Albemarle First Bank common stock, indicate in the place provided on the form of election that was included with this joint proxy statement/prospectus the number of shares with respect to which you prefer to receive cash, complete the W-9 information on the form, sign the form, enclose your Albemarle First Bank stock certificates for such shares and return the form and your Albemarle First Bank stock certificates in the separate envelope provided so that they are received prior to 5:00 p.m. Eastern time on [ • ], 2005. You need not vote “FOR” the merger in order to elect to receive cash.

If cash elections representing more than 50% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, Millennium Bankshares will prorate the amount of cash that the holders of Albemarle First Bank will receive so that no more than 50% of the shares of Albemarle First Bank common stock are converted into cash.

Millennium Bankshares will not issue any fractional shares in the merger. Instead, you will receive cash for any fractional share of Millennium Bankshares common stock owed to you. The amount of cash you will receive for any such fractional shares will be calculated by multiplying the fractional share interest by the closing price of Millennium Bankshares common stock on the Nasdaq SmallCap Market on the effective date of the merger.

The exchange ratio for the merger is a “floating” — rather than a “fixed” — exchange ratio, meaning that that the number of shares of Millennium Bankshares common stock to be issued in the merger for each share of Albemarle First Bank common stock will increase or decrease based upon the average closing price of Millennium Bankshares common stock in order to ensure that the value of the Millennium Bankshares common stock will equal $15.82 (based upon the average closing price of Millennium Bankshares common stock), so long as the average closing price of Millennium Bankshares common stock is not less than $7.00 (an exchange ratio of 2.2600) or greater than $8.40 (an exchange ratio of 1.8833). Pursuant to the reorganization agreement, however, the exchange ratio will not exceed 2.2600 or be less than 1.8833. If the average closing price of Millennium Bankshares common stock is $6.54 or below or $8.87 or above, then the value of the stock consideration will fluctuate down to $14.78 per share if the average closing price is $6.54 and up to $16.70 if the average price is $8.87. If the average price of Millennium Bankshares stock exceeds $8.87 per share, Millennium Bankshares will have the right to terminate the reorganization agreement, subject to Albemarle First Bank’s right to decrease the exchange ratio to maintain a $16.68 per share transaction value. Likewise, if the average closing price of Millennium Bankshares stock is less than $6.54 per share, Albemarle First Bank will have the right to terminate the reorganization agreement, subject to Millennium Bankshares’ right to increase the exchange ratio to maintain a $14.80 per share transaction value.

What Millennium Bankshares Shareholders Will Receive (page 41)

Each share of Millennium Bankshares common stock will remain issued and outstanding and will not be affected by the merger. Millennium Bankshares shareholders will not need to surrender their Millennium Bankshares stock certificates or exchange them for new ones.

No Dissenters’ or Appraisal Rights (page 47)

Albemarle First Bank shareholders will not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this joint proxy statement/prospectus.

Millennium Bankshares shareholders will also not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this joint proxy statement/prospectus.

Our Recommendations (page 47)

Millennium Bankshares shareholders. The Millennium Bankshares board of directors believes that the merger is fair to Millennium Bankshares. Millennium Bankshares’ board recommends that Millennium Bankshares shareholders vote “FOR” each of the matters to be considered at the special meeting.

Albemarle First Bank shareholders. The board of directors believes that the merger is fair to Albemarle First Bank shareholders and in their best interests. Albemarle First Bank’s board unanimously recommends that Albemarle First Bank shareholders vote “FOR” the proposal to approve and adopt the reorganization agreement, the plan of merger and the transactions contemplated thereby.

Opinions of Financial Advisors (page 51)

Millennium Bankshares shareholders. In connection with the merger, the Millennium Bankshares board of directors considered the opinion of FTN Midwest Securities Corp., Millennium Bankshares’s financial advisor. FTN rendered a written opinion to the Millennium Bankshares board of directors that, as of June 9, 2005, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio and the aggregate merger consideration being paid by Millennium Bankshares was fair from a financial point of view to Millennium Bankshares. This opinion, which is attached to this joint proxy statement/prospectus as Annex C, sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken by FTN in providing its opinion. Please read this opinion carefully and in its entirety.

The FTN opinion is directed to the board of directors of Millennium Bankshares and does not constitute a recommendation to any shareholder as to how that shareholder should vote on, or take any other action with respect to, the merger.

Albemarle First Bank shareholders. Anderson & Strudwick, Inc. delivered a written opinion to the Albemarle First Bank board of directors that, as of the date of this joint proxy statement/prospectus, the merger consideration is fair to the Albemarle First Bank shareholders from a financial point of view. We have attached this opinion to this joint proxy statement/prospectus as Annex D. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Anderson & Strudwick in providing its opinion.

Accounting Treatment (page 79)

The merger will be accounted for under the purchase method of accounting.

Certain Federal Income Tax Consequences (page 81)

You generally will not recognize any gain or loss for U.S. federal income tax purposes as a result of your exchange of Albemarle First Bank common stock for shares of Millennium Bankshares common stock. Albemarle First Bank shareholders may, however, have to recognize income or gain in connection with the receipt of any cash received in the merger. This tax treatment may not apply to all Albemarle First Bank shareholders. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you. You will not be obligated to exchange your shares of Albemarle First Bank common stock unless we receive a legal opinion that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code. This opinion, however, will not bind the Internal Revenue Service, which could take a different view.

Albemarle First Bank shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Albemarle First Bank common stock. Shareholders of Albemarle First Bank are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page 85)

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, Virginia 20190

(703) 464-0100

Millennium Bankshares is a financial holding company organized under the laws of Virginia and registered under the federal Bank Holding Company Act. Through its bank subsidiary, Millennium Bank, National Association, it offers full service banking services to individuals and businesses in the Richmond area and in Northern Virginia in the greater Washington D.C. metropolitan area. Millennium Bank’s services include commercial, real estate and installment loans and checking, savings and time deposit accounts.

As of March 31, 2005, Millennium Bankshares reported, on a consolidated basis, total assets of $425.5 million, net loans of $288.5 million, deposits of $318.8 million and shareholders’ equity of $46.8 million.

Albemarle First Bank

1265 Seminole Trail

Charlottesville, Virginia 22901

(434) 973-1664

Albemarle First Bank is a state commercial bank organized under the laws of Virginia and is a member bank under the Federal Reserve System. Albemarle First Bank’s services include commercial, real estate and installment loans and checking, savings and time deposit accounts.

As of March 31, 2005, Albemarle First Bank reported, on a consolidated basis, total assets of $123.7 million, net loans of $92.2 million, deposits of $101.4 million and shareholders’ equity of $10.3 million.

The Shareholder Meetings (pages 34 and 37)

Millennium Bankshares shareholders. The Millennium Bankshares special meeting will be held on [ • ] at [ • ], local time, at the Reston Community Center at Lake Anne, 1609A Washington Plaza, North, Reston, Virginia. At the Millennium Bankshares special meeting, you will be asked:

•	to consider and vote upon the issuance of additional shares of Millennium Bankshares common stock in connection with the reorganization agreement and the transactions contemplated thereby (See Proposal I);

•	to consider and vote upon an amendment to the Millennium Bankshares articles of incorporation increasing the number of authorized shares of common stock from 10,000,000 to 20,000,000 (See Proposal I and Proposal II);

•	to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting (See Proposal IV); and

•	to act on other matters that may properly be submitted to a vote at the Millennium Bankshares special meeting.

Albemarle First Bank shareholders. The Albemarle First Bank annual meeting will be held on [ • ] at 10:00 a.m., local time, at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia 22902. At the Albemarle First Bank annual meeting, you will be asked:

•	to approve the reorganization agreement, the plan of merger and the transactions contemplated thereby (See Proposal I);

•	to elect four directors to the Albemarle First Bank board of directors (See Proposal III);

•	to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting (See Proposal IV); and

•	to act on other matters that may properly be submitted to a vote at the Albemarle First Bank annual meeting.

Record Dates; Votes Required (pages 35 and 38)

Millennium Bankshares shareholders. You can vote at the Millennium Bankshares special meeting if you owned Millennium Bankshares common stock at the close of business on [ • ], 2005. On that date, there were [ • ] shares of Millennium Bankshares common stock outstanding and entitled to vote. You can cast one vote for each share of Millennium Bankshares common stock that you owned on that date.

•	Approval of the issuance of the additional shares in connection with the merger requires, under the rules of the Nasdaq SmallCap Market System, the affirmative vote of a majority of the shares voted on the matter.

•	Approval of the amendment to the articles of incorporation requires the affirmative vote of the holders of two-thirds of Millennium Bankshares’ outstanding shares.

•	Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

As of December 31, 2004, Millennium Bankshares directors and executive officers held approximately 10.1% of the outstanding shares of Millennium Bankshares common stock entitled to vote at the Millennium Bankshares special meeting. Millennium Bankshares has been advised by its directors and executive officers that they intend to vote their shares in favor of the matters to be considered at the special meeting.

Albemarle First Bank shareholders. You can vote at the Albemarle First Bank annual meeting if you owned Albemarle First Bank common stock at the close of business on [ • ], 2005. On that date, Albemarle First Bank had [ • ] shares of common stock outstanding and entitled to vote. You can cast one vote for each share of Albemarle First Bank common stock you owned on that date.

•	The approval of the reorganization agreement, the plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of Albemarle First Bank’s outstanding shares.

•	The approval of individuals to serve on the Albemarle First Bank board of directors requires a plurality of the votes cast on the matter.

•	Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

As of July 14, 2005, Albemarle First Bank’s directors and executive officers held approximately 10.6% of the outstanding shares of Albemarle First Bank common stock entitled to vote at the Albemarle First Bank annual meeting. The Albemarle First Bank directors have agreed to vote the shares of Albemarle First Bank common stock they own for approval of the reorganization agreement, the plan of merger and the transactions contemplated thereby.

Conditions to Completion of the Merger (page 71)

Our obligations to complete the merger depend on a number of conditions being met. These include:

•	Millennium Bankshares shareholders’ approval of the amendment to the articles of incorporation and the issuance of shares in the merger;

•	Albemarle First Bank shareholders’ approval of the reorganization agreement, the plan of merger and the related transactions;

•	approval of the merger by the necessary federal and state regulatory authorities;

•	termination or acceptable modification of the Memorandum of Understanding, dated February 11, 2002, between Albemarle First Bank and the Federal Reserve and the Virginia Bureau of Financial Institutions;

•	the absence of any burdensome condition, requirement or restriction imposed in connection with regulatory approval of the merger;

•	the absence of any order, injunction, decree, law or regulation that would prohibit the merger or make it illegal; and

•	receipt by Millennium Bankshares and Albemarle First Bank of separate opinions that, for United States federal income tax purposes, the transaction will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Where the law permits, either of us could choose to waive a condition to our obligation to complete the merger although that condition has not been satisfied. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page 76)

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System and the Virginia Bureau of Financial Institutions. Once the Federal Reserve Board approves the merger, we have to wait from 15 to 30 days before we can complete it. During that time, the Department of Justice may challenge the merger.

As of the date of this document, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.

Termination of the Reorganization Agreement; Expenses (page 73)

Millennium Bankshares and Albemarle First Bank can mutually agree at any time to terminate the reorganization agreement without completing the merger, even if our respective shareholders have approved it. Also, either of us can decide, without the consent of the other, to terminate the reorganization agreement in a number of other situations, including:

•	the final denial of a required regulatory approval;

•	the failure of either party to obtain the required shareholder vote;

•	an unremedied breach of the reorganization agreement by the other party, so long as the party that is seeking to terminate the reorganization agreement has not itself breached the agreement; and

•	the failure to complete the merger by March 31, 2006.

Each party also has the right to terminate the reorganization agreement if the average closing price of Millennium Bankshares common stock is above or below certain levels ($8.87 or above in the case of Millennium Bankshares’ right to terminate and $6.54 or below in the case of Albemarle First Bank’s right to terminate), subject to the right of the other party to adjust the exchange ratio as described in this joint proxy statement/prospectus.

Albemarle First Bank can terminate the reorganization agreement if, as a result of a tender offer by a party other than Millennium Bankshares, or any written offer with respect to a merger, share exchange, sale of a material portion of its assets or other business combination, Albemarle First Bank’s board of directors determines that it has a fiduciary obligation to its shareholders to accept such proposal.

If the reorganization agreement is terminated under certain circumstances, Millennium Bankshares may be entitled to receive a termination fee from Albemarle First Bank equal to $1 million.

Waiver and Amendment (page 75)

We may jointly amend the reorganization agreement, and each of us may waive our right to require the other party to adhere to the terms and conditions of the reorganization agreement. However, we may not do so after the Albemarle First Bank shareholders approve the necessary transactions if the amendment or waiver reduces or changes the consideration that will be received by you or adversely affects the tax consequences of the consideration received by you.

Interests of Directors and Officers in the Merger that Differ from Your Interests (page 68)

Some of the directors and officers of Albemarle First Bank have interests in the merger that differ from, or are in addition to, their interests as shareholders of Albemarle First Bank. These interests exist because of, among other things, employment or severance agreements that the officers entered into with Albemarle First Bank, and rights that Albemarle First Bank officers and directors have under Albemarle First Bank’s benefit plans. These employment and severance agreements provide certain officers with severance benefits if their employment is terminated following the merger.

The members of each of Millennium Bankshares’ and Albemarle First Bank’s board of directors knew about these additional interests and considered them when they approved the reorganization agreement and the merger.

Stock Options (page 68)

Under the reorganization agreement, each stock option to buy Albemarle First Bank common stock granted under Albemarle First Bank’s stock option plan that is outstanding and not yet exercised immediately prior to the merger will become an option to buy Millennium Bankshares’ common stock. The number of shares of Millennium Bankshares’ common stock subject to each new stock option, as well as the exercise price of that stock option, will be adjusted to reflect the exchange ratio in the merger. Each stock option to buy Millennium Bankshares common stock under Millennium Bankshares’ stock option plans that is outstanding and not yet exercised immediately before completing the merger will be unaffected and will remain an option to buy Millennium Bankshares’ common stock pursuant to the terms of and at the price set forth in the Millennium Bankshares stock option plan.

Warrants (page 68 and 80)

Under the reorganization agreement, Albemarle First Bank agreed to use its best efforts to cause all of the outstanding warrants for Albemarle First Bank common stock to be exercised prior to the effective time of the merger.

Material Differences in the Rights of Millennium Bankshares Shareholders and Albemarle First Bank Shareholders (page 98)

Rights of Millennium Bankshares shareholders are governed by Virginia law and by Millennium Bankshares’ articles of incorporation and by-laws. The rights of Albemarle First Bank shareholders are governed by Virginia law and by Albemarle First Bank’s articles of incorporation and by-laws. Upon completion of the merger, the rights of the Millennium Bankshares shareholders will be governed by Virginia law, and the articles of incorporation and by-laws of Millennium Bankshares.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Millennium Bankshares common stock is traded on the Nasdaq SmallCap Market under the symbol “MBVA.” The closing sale price reported for Millennium Bankshares common stock on June 9, 2005, the last trading date preceding the public announcement of the reorganization agreement, was $7.46. Albemarle First Bank common stock is traded on the Nasdaq SmallCap Market under the symbol “AFBK.” The closing sale price reported for Albemarle First Bank common stock on June 9, 2005, the last trading date preceding the public announcement of the reorganization agreement, was $11.36.

The following table sets forth for the periods indicated the high and low prices per share of Millennium Bankshares and Albemarle First Bank common stock as reported on the Nasdaq SmallCap Market, along with the quarterly cash dividends per share declared. The per share prices do not include adjustments for markups, markdowns or commissions.

	Millennium Bankshares									Albemarle First Bank
	Sales Price						Cash Dividend Declared			Sales Price						Cash Dividend Declared
	High			Low						High			Low
2003
First Quarter		$7.06			$6.20			$—			$10.09			$6.69			$—
Second Quarter		8.00			6.60			—			8.79			7.50			—
Third Quarter		8.00			7.26			—			9.05			8.25			—
Fourth Quarter		7.98			7.20			—			10.53			8.55			—

2004
First Quarter		$7.64			$7.19			$—			$10.88			$9.50			$—
Second Quarter		7.30			7.25			—			10.39			9.37			—
Third Quarter		8.20			8.14			—			10.14			8.50			—
Fourth Quarter		8.87			8.31			—			11.45			9.00			—

2005
First Quarter		$9.00			$8.02			$—			$12.50			$11.00			$—
Second Quarter		$8.47			$6.50			$—			$15.44			$10.60			$—
Third Quarter (through [ • ], 2005)	$	[ •	]	$	[ •	]	$	[ •	]	$	[ •	]	$	[ •	]	$	[ •	]

Millennium Bankshares’ future dividend policy is subject to the discretion of its board of directors and will depend upon a number of factors, including future consolidated earnings, financial condition, liquidity and capital requirements of both Millennium Bankshares, Millennium Bank and, following the merger, Albemarle First Bank, applicable governmental regulations and policies and other factors deemed relevant by its board of directors. Millennium Bankshares’ board of directors intends to follow a policy of retaining any earnings to provide funds to operate and expand its business for the foreseeable future, which means that Millennium Bankshares has no plans to pay dividends.

Millennium Bankshares’ ability to distribute cash dividends after the merger will depend primarily on the ability of its subsidiary banks to pay dividends to it. As a national bank, Millennium Bank is subject to certain restrictions on its reserves and capital imposed by federal banking statutes and regulations. As a Virginia state bank and member of the Federal Reserve System, Albemarle First Bank is subject to restrictions imposed by the Virginia Bureau of Financial Institutions and the Federal Reserve on dividends that would impair its paid-in capital or would be deemed an unsafe and unsound practice. Furthermore, under Virginia law, Millennium Bankshares may not declare or pay a cash dividend on its capital stock if it is insolvent or if the payment of the dividend would render it insolvent or unable to pay its obligations as they become due in the ordinary course of business.

The following table sets forth historical per share market values for Millennium Bankshares common stock and Albemarle First Bank common stock (i) on June 9, 2005, the last trading day prior to public announcement of the reorganization agreement, and (ii) on [ • ], 2005 the most recent practicable date before the printing and mailing of this joint proxy statement/prospectus. The table also shows the equivalent pro forma market value of Albemarle First Bank common stock on June 9, 2005 and [ • ], 2005, assuming an election and/or receipt of stock consideration.

The equivalent pro forma market value of Albemarle First Bank common stock is obtained by multiplying the historical market price of Millennium Bankshares common stock by the applicable exchange ratio. For purposes of determining the equivalent pro forma market value and the applicable exchange ratio, we have assumed that the average closing price of a share of Millennium Bankshares common stock is equal to the historical market price on June 9, 2005 and [ • ], 2005. Accordingly, the pro forma market value (i) on June 9, 2005 is determined by multiplying $7.46 by the exchange ratio of 2.1206 (equal to $15.82 divided by $7.46), and (ii) on [ • ], 2005 is determined by multiplying $ [ • ] by the exchange ratio of [ • ] (equal to $15.82 divided by $ [ • ]).

The historical market prices represent the last sale prices on or before the dates indicated. The average closing price of Millennium Bankshares common stock used to determined the exchange ratio and the market price may be higher or lower than the closing prices of Millennium Bankshares common stock on the dates shown in the table and, therefore, the market value of the Millennium Bankshares common stock you receive may be higher or lower than the equivalent pro forma market value shown in the table.

	Historical Market Price						Albemarle First Bank Equivalent Pro Forma Market Value
	Millennium Bankshares			Albemarle First Bank
June 9, 2005		$7.46			$11.36			$15.82
[ • ], 2005	$	[ •	]	$	[ •	]	$	[ •	]

The exchange ratio of shares of Millennium Bankshares common stock for shares of Albemarle First Bank common stock to be issued in the merger is a “floating” — rather than “fixed” — exchange ratio, meaning that the number of shares of Millennium Bankshares common stock to be issued in the merger for each share of Albemarle First Bank common stock will increase or decrease based upon the average closing price of Millennium Bankshares common stock in order to ensure that the value of the Millennium Bankshares common stock will equal $15.82 (based upon the average closing price of Millennium Bankshares common stock), so long as the average closing price of Millennium Bankshares common stock is not less than $7.00 (an exchange ratio of 2.2600) or greater than $8.40 (an exchange ratio of 1.8833). Pursuant to the reorganization agreement, however, the exchange ratio will not exceed 2.2600 or be less than 1.8833. Therefore, if the average closing price of Millennium Bankshares common stock is less than $7.00, the value of the Millennium Bankshares common stock to be received in the merger (based upon the average closing price of Millennium Bankshares common stock) would be less than $15.82, and if the average closing price of Millennium Bankshares common stock is greater than $8.40, the value of the Millennium Bankshares common stock to be received in the merger (based upon the average closing price of Millennium Bankshares common stock) would be greater than $15.82. If the average price of Millennium stock exceeds $8.87 per share, Millennium Bankshares will have the right to terminate the reorganization agreement, subject to Albemarle’s right to decrease the exchange ratio to a number of shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock that would result in the value of the Millennium Bankshares common stock to be received in the merger (based upon the average closing price of Millennium Bankshares common stock) to be equal to $16.68 per share. If the average price of Millennium stock is less than $6.54 per share, Albemarle First Bank will have the right to terminate the reorganization agreement, subject to Millennium Bankshares’ right to increase the exchange ratio to a number of shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock that would result in the value of the Millennium Bankshares common stock to be received in the merger (based upon the average closing price of Millennium Bankshares common stock) to be equal to $14.80 per share.

Once the merger is completed, there will be no further public market for Albemarle First Bank common stock.

COMPARATIVE UNAUDITED PER SHARE DATA

We have summarized below historical per share information for Millennium Bankshares and Albemarle First Bank and additional information as if the companies had been combined for the periods shown, which we refer to as “pro forma” information. The pro forma information is based upon the assumption that all warrants to purchase shares of Albemarle First Bank common stock are exercised, that the total number of shares of Albemarle First Bank common stock outstanding immediately prior to the completion of the merger will be 1,843,277 and that the Millennium Bankshares average closing price will be $7.46, the same as the closing price of Millennium Bankshares common stock on the last trading day preceding the public announcement of the reorganization agreement, such that the exchange ratio would be 2.1206 shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock (determined by dividing $15.82 by $7.46).

The exchange ratio of 2.1206 is used for illustrative purposes only and the actual exchange ratio to be used in the merger will likely differ from the exchange ratio used for illustrative purposes. For a description of the manner in which the exchange ratio is determined, see “— Merger Consideration” beginning on page 40.

Two pro forma scenarios are shown below:

•	An assumption that 100% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 1,843,277 shares) will be converted into Millennium Bankshares common stock in the merger and no shares will be converted into cash in the merger (other than fractional shares); and

•	An assumption that 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 921,639 shares) will be converted into Millennium Bankshares common stock in the merger and 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 921,638 shares) will be converted into cash of $15.82 per share in the merger.

The actual number of shares to be converted into cash in the merger will not be known until the election forms are returned prior to the merger as described in this joint proxy statement/prospectus. In no event, however, will more than 50% of the Albemarle First Bank shares be converted into cash.

The Albemarle First Bank pro forma equivalent per share amounts are calculated by multiplying the Millennium Bankshares pro forma combined book value per share and net income per share by the assumed exchange ratio of 2.1206 so that the per share amounts equate to the respective values for one share of Albemarle First Bank common stock.

We expect that we will incur merger and integration charges as a result of the reorganization. We also anticipate that the reorganization will provide the combined company with financial benefits that may include reduced operating expenses. The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect any of these anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The information in the following table is based on, and you should read it together with, the historical financial information and the notes thereto for Millennium Bankshares and Albemarle First Bank contained in this joint proxy statement/prospectus.

	Three Months Ended March 31, 2005	Year Ended December 31, 2004
Millennium Bankshares
Basic earnings per common share:
Historical	$0.08	$0.29
Pro forma at 100% stock consideration	0.05	0.18
Pro forma at 50% stock consideration	0.05	0.18
Diluted earnings per common share:
Historical	$0.08	$0.27
Pro forma at 100% stock consideration	0.05	0.17
Pro forma at 50% stock consideration	0.05	0.17
Dividends declared on common stock:
Historical	$—	$—
Pro forma at 100% stock consideration	—	—
Pro forma at 50% stock consideration	—	—
Book value per common share:
Historical	$5.33	$5.37
Pro forma at 100% stock consideration	5.99	6.01
Pro forma at 50% stock consideration	5.72	5.75

Albemarle First Bank
Basic earnings per common share:
Historical	$0.02	$0.06
Equivalent pro forma at 100% stock consideration	0.11	0.38
Equivalent pro forma at 50% stock consideration	0.11	0.38
Diluted earnings per common share:
Historical	$0.02	$0.06
Equivalent pro forma at 100% stock consideration	0.11	0.36
Equivalent pro forma at 50% stock consideration	0.11	0.36
Dividends declared on common stock:
Historical	$—	$—
Equivalent pro forma at 100% stock consideration	—	—
Equivalent pro forma at 50% stock consideration	—	—
Book value per common share:
Historical	$6.46	$6.41
Equivalent pro forma at 100% stock consideration	12.70	12.74
Equivalent pro forma at 50% stock consideration	12.13	12.19

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth certain summary historical consolidated financial information for Millennium Bankshares and Albemarle First Bank. The balance sheet data and income statement data of each of Millennium Bankshares and Albemarle First Bank as of and for the five years in the period ended December 31, 2004 are taken from the audited consolidated financial statements of Millennium Bankshares and Albemarle First Bank, respectively. The balance sheet data and income statement data of Millennium Bankshares and Albemarle First Bank as of and for the three months ended March 31, 2005 and 2004, are taken from the unaudited consolidated financial statements of Millennium Bankshares and Albemarle First Bank as of and for the three months ended March 31, 2005 and 2004, respectively. These data include all adjustments which are, in the opinion of the respective managements of Millennium Bankshares and Albemarle First Bank, necessary to present a fair statement of these periods and are of a normal recurring nature. Results for the three months ended March 31, 2005 do not necessarily indicate results for the entire year. The following information should be read in conjunction with the audited consolidated financial statements of each of Millennium Bankshares and Albemarle First Bank, and the related notes, included in this joint proxy statement/prospectus, in documents incorporated by reference, and in conjunction with the unaudited pro forma combined consolidated financial information, including the notes, appearing elsewhere in this joint proxy statement/prospectus.

MILLENNIUM BANKSHARES CORPORATION

Summary Consolidated Financial Data

	As of and for the Three Months Ended March 31,		As of and for the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(Dollars in thousands, except share data)
Income Statement Data
Interest income	$5,507	$4,142	$18,372	$16,865	$16,470	$10,044	$5,330
Interest expense	2,390	1,673	7,155	7,234	8,206	5,341	2,723

Net interest income	3,117	2,469	11,217	9,631	8,264	4,703	2,607
Provision for loan losses	97	0	271	687	3,253	1,020	305

Net interest income after provision for loan losses	3,020	2,469	10,946	8,944	5,011	3,683	2,302
Noninterest income	2,635	677	8,063	4,508	3,460	5,396	4,049
Noninterest expense	4,615	2,827	15,970	11,990	13,690	7,944	5,808

Income (loss) before income tax	1,040	319	3,039	1,462	(5,219)	1,135	543
Income tax	355	108	1,030	497	(1,773)	195	0

Net income	$685	$211	$2,009	$965	$(3,446)	$940	$543

Per Share Data
Net income - basic	$0.08	$0.06	$0.29	$0.27	$(1.00)	$0.46	$0.33
Net income - diluted	0.08	0.05	0.27	0.23	(1.00)	0.38	0.33
Cash dividends declared	—	—	—	—	—	—	—
Book value per share	5.33	4.58	5.37	4.37	4.39	5.13	4.62

Balance Sheet Data
Assets	$425,496	$316,649	$371,858	$313,396	$306,341	$205,525	$89,492
Loans, net(1)	246,624	209,689	246,919	205,913	174,351	97,654	34,643
Securities	115,010	65,838	86,219	89,359	54,577	12,582	6,898
Deposits	318,808	279,946	280,833	272,113	258,509	188,567	71,343
Shareholders’ equity	46,828	16,713	47,111	15,918	15,502	11,525	7,633
Shares outstanding	8,785,959	3,645,218	8,780,369	3,642,818	3,531,778	2,247,978	1,653,280

Performance Ratios
Return on average assets (2)	0.70%	0.27%	0.59%	0.31%	(1.28)%	0.73%	0.94%
Return on average shareholders’ equity (2)	5.62	5.07	5.44	6.20	(20.07)	9.15	8.52
Average equity to average assets	12.52	5.36	10.83	4.96	6.36	7.93	11.01
Net interest margin (2)	3.33	3.22	3.37	3.16	3.18	3.82	4.78
Efficiency ratio (3)	80.23	90.15	82.85	87.60	117.18	78.66	87.26
Allowance for loan losses to loans(4)	1.03	1.27	1.05	1.40	1.44	0.79	0.59

Asset Quality Ratios
Net charge-offs to average loans outstanding(4)	0.03%	0.06%	0.16%	0.51%	0.52%	0.08%	—%
Non-performing loans to period-end loans(5)	0.29	0.11	0.30	0.07	0.23	—	—
Non-performing assets to total assets(5)	0.20	0.08	0.22	0.05	0.18	—	—
Allowance for loan losses to non-performing loans(5)	353.83	1,159.00	355.84	2,093.84	638.50	—	—

Liquidity and Capital Ratios:
Risk-based:
Tier 1 capital	21.68%	10.14%	21.95%	9.73%	9.88%	8.95%	9.68%
Total capital	22.83	12.43	23.10	12.78	13.48	10.02	10.27
Average loans to average deposits	93.74	81.72	95.60	81.83	92.89	100.35	133.33
Average shares outstanding
Basic	8,783,697	3,642,978	7,037,771	3,551,251	3,456,674	2,066,512	1,653,280
Diluted	8,880,677	4,390,078	7,356,247	4,198,661	3,456,674	2,469,998	1,653,280

(1)	Excludes loans held for sale.
(2)	On an annualized basis.
(3)	The efficiency ratio equals non-interest expense divided by the sum of taxable equivalent net interest income plus non-interest income less gain on sale of securities.
(4)	Includes loans held for sale.
(5)	Non-performing loans do not include loans past due 90 or more days but still accruing.

ALBEMARLE FIRST BANK

Summary Consolidated Financial Data

	As of and for the Three Months Ended March 31,		As of and for the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(Dollars in thousands, except share data)
Income Statement Data
Interest income	$1,596	$1,297	$5,781	$5,364	$5,620	$5,696	$3,316
Interest expense	511	370	1,672	1,531	2,141	2,842	1,775

Net interest income	1,085	927	4,109	3,833	3,479	2,854	1,541
Provision for loan losses	80	15	357	1,023	750	1,020	300

Net interest income after provision for loan losses	1,005	912	3,752	2,810	2,729	1,834	1,241
Noninterest income	113	127	710	638	415	211	95
Noninterest expense	1,071	1,034	4,309	6,320	3,568	2,385	1,445

Income (loss) before income tax	47	5	153	(2,872)	(424)	(340)	(109)
Income tax	16	2	52	(964)	(144)	(115)	(448)

Net income	$31	$3	$101	$(1,908)	$(280)	$(225)	$339

Per Share Data
Net income - basic	$0.02	$—	$0.06	$(1.30)	$(0.22)	$(0.27)	$0.47
Net income - diluted	0.02	—	0.06	(1.30)	(0.22)	(0.27)	0.47
Cash dividends declared	—	—	—	—	—	—	—
Book value per share	6.46	6.54	6.41	6.36	8.02	8.14	8.75

Balance Sheet Data
Assets	$123,724	$115,678	$120,626	$106,434	$101,106	$90,428	$61,532
Loans, net	92,186	80,416	91,261	67,416	72,190	71,377	41,410
Securities(1)	18,226	23,423	18,502	25,724	12,682	5,494	3,491
Deposits	101,419	92,884	99,540	91,520	90,107	80,039	55,051
Shareholders’ equity	10,336	10,388	10,269	10,103	10,043	10,204	6,361
Shares outstanding	1,601,182	1,589,182	1,601,182	1,589,182	1,252,992	1,252,992	727,278

Performance Ratios
Return on average assets(2)	0.10%	0.01%	0.09%	(1.91)%	(0.30)%	(0.29)%	0.82%
Return on average shareholders’ equity(2)	1.20	0.12	0.99	(18.70)	(2.78)	(3.13)	5.80
Average equity to average assets	8.55	9.31	8.77	10.19	10.67	9.39	14.12
Net interest margin(2)	3.82	3.71	3.86	4.21	3.99	3.98	4.06
Efficiency ratio(3)	89.40	98.20	89.40	148.81	92.60	77.81	88.33
Allowance for loan losses to loans	1.33	1.24	1.30	1.40	1.58	1.65	1.21

Asset Quality Ratios
Net charge-offs to average loans outstanding(2)	0.16%	(0.24)%	0.13%	1.74%	1.09%	0.54%	—%
Non-performing loans to period-end loans(4)	2.70	2.30	1.96	2.69	4.41	0.07	—
Non-performing assets to total assets(4)	2.02	1.60	1.48	2.32	3.15	0.05	—
Allowance for loan losses to non-performing loans(4)	49.82	54.67	67.11	52.65	36.40	2,489.58	—

Liquidity and Capital Ratios:
Risk-based:
Tier 1 capital	9.80%	10.52%	9.97%	12.01%	12.62%	13.42%	13.61%
Total capital	11.05	11.74	11.23	13.26	13.88	14.68	14.73
Average loans to average deposits	93.15	79.25	87.46	81.21	85.50	88.45	82.21
Average shares outstanding
Basic	1,601,182	1,589,182	1,589,215	1,466,288	1,252,992	818,921	727,278
Diluted	1,637,137	1,589,182	1,589,215	1,466,288	1,252,992	818,921	727,278

(1)	Does not include restricted equity securities.
(2)	On an annualized basis.
(3)	The efficiency ratio equals non-interest expense divided by the sum of taxable equivalent net interest income plus non-interest income less gain on sale of securities.
(4)	Non-performing loans do not include loans past due 90 or more days but still accruing.

SUMMARY PRO FORMA FINANCIAL INFORMATION

The following is the summary unaudited pro forma financial information for Millennium Bankshares and Albemarle First Bank giving effect to the merger. The balance sheet information presented gives effect to the merger as if it occurred on March 31, 2005. The income statement information presented gives effect to the merger as if it occurred on the first day of each period presented.

The summary unaudited pro forma financial information is based upon the assumption that all warrants to purchase shares of Albemarle First Bank common stock are exercised, that the total number of shares of Albemarle First Bank common stock outstanding immediately prior to the completion of the merger will be 1,843,277 and that the Millennium Bankshares average closing price will be $7.46 (the closing price of Millennium Bankshares common stock on the day prior to the public announcement of the reorganization agreement) such that the exchange ratio would be 2.1206 shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock (determined by dividing $15.82 by $7.46).

The exchange ratio of 2.1206 is used in the summary unaudited pro forma financial information for illustrative purposes only and the actual exchange ratio to be used in the merger will likely differ from the exchange ratio used below for illustrative purposes. For a description of the manner in which the exchange ratio is determined, see “— Merger Consideration” beginning on page 40.

Two scenarios are shown in the unaudited pro forma combined consolidated financial information:

•	An assumption that 100% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 1,843,277 shares) will be converted into Millennium Bankshares common stock in the merger and no shares will be converted into cash in the merger (other than fractional shares); and

•	An assumption that 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 921,639 shares) will be converted into Millennium Bankshares common stock in the merger and 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 921,638 shares) will be converted into cash of $15.82 per share in the merger.

The actual number of shares to be converted into cash in the merger will not be known until the election forms are returned prior to the merger as described in this joint proxy statement/prospectus. In no event, however, will more than 50% of the outstanding shares of Albemarle First Bank common stock be exchanged for cash in the merger.

We expect that we will incur merger and integration charges as a result of the reorganization. We also anticipate that the reorganization will provide the combined company with financial benefits that may include reduced operating expenses. The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect any of these anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Albemarle First Bank, as of the completion of the merger, will be recorded at their fair values and the excess of purchase price over the fair value of net assets will be allocated to goodwill. Financial statements of Millennium Bancshares issued after the consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Albemarle First Bank. The operating results of Albemarle First Bank will be reflected in Millennium Bankshares’ consolidated financial statements from and after the date the merger is consummated.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair values of Albemarle First Bank’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. In addition, estimates of merger-related charges are subject to final decisions related to combining the companies. Any change in the fair value of the net assets of Albemarle First Bank will change the amount of the purchase price allocable to goodwill. Additionally, changes to Albemarle First Bank’s shareholders’ equity, including net income and changes in the market value of Millennium Bankshares’ common stock through the date the merger is completed, will also change the amount of goodwill recorded. As a result, the final adjustments may be materially different from the unaudited pro forma adjustments used in preparing the unaudited pro forma combined consolidated financial information presented herein.

The summary pro forma financial information is based on, and should be read together with, the historical information that we have included in this joint proxy statement/prospectus or presented in Millennium Bankshares’ and Albemarle First Bank’s prior filings with the SEC and the Federal Reserve, respectively, which are incorporated into this joint proxy statement/prospectus by reference and the more detailed pro forma unaudited combined consolidated financial information and the notes thereto beginning on page 86.

Scenario One - 100% Stock Consideration

The following pro forma financial information assumes that 100% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 1,843,277 shares) will be converted into Millennium Bankshares common stock in the merger and no shares will be converted into cash in the merger (other than fractional shares).

	Pro Forma As of or for the Three Months Ended March 31, 2005	Pro Forma As of or for the Year Ended December 31, 2004
Income Statement Data
Interest income	$7,103	$24,153
Interest expense	2,901	8,827

Net interest income	4,202	15,236
Provision for loan losses	177	628

Net interest income after provision	4,025	14,698
Non-interest income	2,748	8,773
Non-interest expense	5,755	20,554

Income (loss) before income taxes	1,018	2,917
Income taxes	348	989

Net income	$670	$1,928
Per Share Data
Net income - basic	$0.05	$0.18
Net income - diluted	0.05	0.17
Cash dividends declared	—	—
Book value per share	5.99	6.01
Balance Sheet Data
Assets	$569,426
Loans, net	338,810
Securities (excluding restricted equity securities)	133,236
Deposits	420,226
Shareholders’ equity	75,988
Shares outstanding	12,694,812
Performance Ratios
Return on average assets(1)	0.51%
Return on average equity(1)	3.44
Equity to assets	14.69
Net interest margin(1)	3.43
Efficiency ratio(2)	82.80
Asset Quality Ratios
Net charge-offs to average loans outstanding	0.06%
Non-performing loans to period-end loans(3)	0.88
Non-performing assets to total assets(3)	0.59
Allowance for loan losses to loans	1.10
Allowance for loan losses to non-performing loans(3)	127.00
Capital and Liquidity Ratios
Risk-based:
Tier 1 capital	13.30%
Total capital	19.33
Average loans to average deposits	93.60
Average shares outstanding
Basic	12,692,550
Diluted	12,860,914

(1)	On an annualized basis.
(2)	The efficiency ratio equals non-interest expense divided by the sum of taxable equivalent net interest income plus non-interest income less gain on sale of securities.
(3)	Non-performing loans do not include loans past due 90 or more days but still accruing.

Scenario Two - 50% Stock/50% Cash Consideration

The following pro forma financial information assumes that 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 921,639 shares) will be converted into Millennium Bankshares common stock in the merger and 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 921,638 shares) will be converted into cash of $15.82 per share in the merger.

	Pro Forma As of or for the Three Months Ended March 31, 2005	Pro Forma As of or for the Year Ended December 31, 2004
Income Statement Data
Interest income	$6,977	$23,643
Interest expense	2,901	8,827

Net interest income	4,076	14,816
Provision for loan losses	177	628

Net interest income after provision	3,899	14,188
Non-interest income	2,748	8,773
Non-interest expense	5,755	20,554

Income (loss) before income taxes	892	2,407
Income taxes	305	816

Net income	$587	$1,591
Per Share Data
Net income - basic	$0.05	$0.18
Net income - diluted	0.05	0.17
Cash dividends declared	—	—
Book value per share	5.72	5.75
Balance Sheet Data
Assets	$554,846
Loans, net	338,810
Securities (excluding restricted equity securities)	118,656
Deposits	420,226
Shareholders’ equity	61,408
Shares outstanding	10,740,386
Performance Ratios
Return on average assets(1)	0.46%
Return on average equity(1)	3.71
Equity to assets	12.28
Net interest margin(1)	3.43
Efficiency ratio(2)	84.33
Asset Quality Ratios
Net charge-offs to average loans outstanding	0.06%
Non-performing loans to period-end loans(3)	0.88
Non-performing assets to total assets(3)	0.60
Allowance for loan losses to loans	1.10
Allowance for loan losses to non-performing loans(3)	127.00
Capital and Liquidity Ratios
Risk-based:
Tier 1 capital	15.32%
Total capital	16.53
Average loans to average deposits	93.60
Average shares outstanding
Basic	10,738,124
Diluted	10,870,795

(1)	On an annualized basis.
(2)	The efficiency ratio equals non-interest expense divided by the sum of taxable equivalent net interest income plus non-interest income less gain on sale of securities.
(3)	Non-performing loans do not include loans past due 90 or more days but still accruing.

FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains data and information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding, among other things, the anticipated closing date of the merger, the expected pro forma effect of the merger, and plans and objectives of Millennium Bankshares’ management for future operations of the combined organization following consummation of the merger. You can identify these forward-looking statements because they may include terms such as “believes,” “anticipates,” “intends,” “expects,” or similar expressions and may include discussions of future strategy. Each of Millennium Bankshares and Albemarle First Bank caution you not to rely unduly on any forward-looking statements in this joint proxy statement/prospectus. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements. Factors that might cause such a difference include: the ability of the companies to obtain the required shareholder or regulatory approvals for the merger; the ability of the companies to consummate the merger; the ability to successfully integrate the companies following the merger; a material adverse change in the financial condition, results of operations or prospects of either Millennium Bankshares or Albemarle First Bank; the ability to fully realize any cost savings and revenues or the ability to realize them on a timely basis; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors described on pages 25 to 33 of this joint proxy statement/prospectus. Millennium Bankshares and Albemarle First Bank undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully read and consider the following risk factors concerning Millennium Bankshares, Albemarle First Bank and the merger before you decide whether to vote to approve the merger and/or the other matters to be considered and voted upon at the shareholder meetings.

Risks Associated with the Merger

Persons who receive all cash in the merger will not participate in future growth.

Albemarle First Bank shareholders who elect and receive all cash in the merger will not own any interest in Millennium Bankshares, which will not afford them the opportunity to participate in future growth, if any, in the value of Millennium Bankshares.

If the average closing price of Millennium Bankshares common stock is above $8.87 or below $6.54, and the appropriate party does not elect to decrease or increase the exchange ratio as applicable, the other party has the right to terminate the reorganization agreement.

The number of shares of Millennium Bankshares common stock that Albemarle First Bank shareholders will receive in the merger will increase or decrease from the date of this joint proxy statement/ prospectus until completion of the merger as the market price of Millennium Bankshares common stock increases and decreases. However:

•	if the average closing price for Millennium Bankshares common stock during the 20 consecutive trading days ending on and including the fifth trading day prior to the closing date of the merger, referred to sometimes as the “Millennium Bankshares average closing price”, is more than $8.87 per share, Millennium Bankshares will have the right to terminate the reorganization agreement, subject to Albemarle’s right to decrease the exchange ratio to a number of shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock that would result in the value of the Millennium Bankshares common stock to be received in the merger (based upon the Millennium Bankshares average closing price) to be equal to $16.68 per share; and

•	if the Millennium Bankshares average closing price is less than $6.54 per share, Albemarle First Bank will have the right to terminate the reorganization agreement, subject to Millennium Bankshares’ right to increase the exchange ratio to a number of shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock that would result in the value of the Millennium Bankshares common stock to be received in the merger (based upon the Millennium Bankshares average closing price) to be equal to $14.80 per share.

As a result, even if the merger is approved by the shareholders, the merger may ultimately not be completed. Although the Millennium Bankshares board of directors has the ability to increase the exchange ratio and the Albemarle First Bank board of directors has the power to decrease the exchange ratio, as appropriate, there is no obligation of either board to exercise such powers.

The market value of the Millennium Bankshares common stock received by Albemarle First Bank shareholders in the merger may change based upon the average closing price of Millennium Bankshares common stock.

If the average closing price of Millennium Bankshares common stock is $7.00 per share to $8.40 per share, the market value of the Millennium Bankshares common stock to be received by the shareholders of Albemarle First Bank in the merger will equal $15.82 based upon the average closing price of Millennium Bankshares common stock. However, if the Millennium Bankshares average closing price is less than $7.00, then the value of the Millennium Bankshares common stock to be received by Albemarle First Bank shareholders in the merger based upon the average closing price of Millennium Bankshares common stock would be less than $15.82 and, if the Millennium Bankshares average closing price is greater than $8.40, then the value of the Millennium Bankshares common stock to be received by Albemarle First Bank shareholders in the merger based upon the average closing price of Millennium Bankshares common stock would be greater than $15.82.

Fluctuations in the trading price of Millennium Bankshares common stock after the exchange ratio has been set will change the value of the shares of Millennium Bankshares common stock you receive in the merger.

Once the average closing price of Millennium Bankshares common stock is determined and the exchange ratio is set, the market value of the Millennium Bankshares common stock that you receive in the merger will increase or decrease depending on the direction of the price movement of the Millennium Bankshares common stock. Also, after the merger, the market value of Millennium Bankshares common stock may decrease and be lower than the Millennium Bankshares average closing price used in calculating the exchange ratio in the merger.

The integration of the operations of Millennium Bankshares and Albemarle First Bank may be more difficult than anticipated.

The success of the merger will depend on a number of factors, including (but not limited to) Millennium Bankshares’ ability to:

•	timely and successfully integrate the operations of Millennium Bankshares and Albemarle First Bank;

•	maintain existing relationships with depositors in Albemarle First Bank to minimize withdrawals of deposits subsequent to the merger;

•	maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of Albemarle First Bank;

•	control the incremental non-interest expense from Millennium Bankshares and Albemarle First Bank to maintain overall operating efficiencies;

•	retain and attract qualified personnel; and

•	compete effectively in the communities served by Millennium Bankshares and Albemarle First Bank and in nearby communities.

Millennium Bankshares may not be able to manage effectively its growth resulting from the merger.

The merger with Albemarle First Bank is the first acquisition by Millennium Bankshares and may distract management from its other responsibilities.

Millennium Bankshares was formed in 1999 and its growth to date has resulted primarily from internal growth and de novo branching. The acquisition of Albemarle First Bank will be the first acquisition by Millennium Bankshares. Although executives of Millennium Bankshares have been involved in acquisitions with other organizations in which they have been employed, the current Millennium Bankshares management team has not worked together on an acquisition. The acquisition of Albemarle First Bank could present challenges for Millennium Bankshares and cause its management to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of Millennium Bankshares. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely effect the business and earnings of Millennium Bankshares.

Albemarle First Bank shareholders will have less influence as a shareholder of Millennium Bankshares than as a shareholder of Albemarle First Bank.

Albemarle First Bank shareholders currently have the right to vote in the election of the board of directors of Albemarle First Bank and on other matters affecting Albemarle First Bank. Based upon the amount of cash selected to be received by Albemarle First Bank shareholders in the merger, the shareholders of Albemarle First

Bank as a group will own between [ • ]% (if 100% of the merger consideration is in the form of Millennium Bankshares common stock) and [ • ]% (if 50% of the merger consideration is in the form of Millennium Bankshares common stock) of the combined organization. When the merger occurs, each Albemarle First Bank shareholder that receives Millennium Bankshares stock will become a shareholder of Millennium Bankshares with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Albemarle First Bank. Because of this, Albemarle First Bank shareholders will have less influence on the management and policies of Millennium Bankshares than they now have on the management and policies of Albemarle First Bank.

The merger with Albemarle First Bank may not occur if the Memorandum of Understanding between Albemarle First Bank and its bank regulators is not terminated or modified to the satisfaction of Millennium Bankshares.

Albemarle First Bank is subject to a Memorandum of Understanding (MOU), dated February 11, 2002, with the Federal Reserve and the Virginia Bureau of Financial Institutions. The MOU relates to a number of weaknesses identified by the Federal Reserve in its examination of Albemarle First Bank in 2001 and requires Albemarle First Bank to take certain actions and make other improvements to correct the deficiencies noted in the examination. Millennium Bankshares’ obligation to close the merger is conditioned upon the termination or acceptable modification of the MOU and the absence of any burdensome condition, requirement or restriction imposed in connection with regulatory approval of the merger. If these conditions are not satisfied or otherwise waived by Millennium Bankshares, Millennium Bankshares will not be required to close the merger. Millennium Bankshares and Albemarle First Bank have had preliminary informal discussions with staff of the Federal Reserve Board and the Virginia Bureau of Financial Institutions and have been advised that a capital contribution by Millennium Bankshares to the surviving bank in the merger may be required in order to terminate the MOU. The amount and timing of the contribution is under discussion with the regulators. Millennium Bankshares has no obligation under the reorganization agreement to make any such capital contribution and there can be no assurance that any requirements imposed by the regulators will be satisfactory to Millennium Bankshares such that the conditions referred to above will be satisfied or otherwise waived.

Albemarle First Bank shareholders are not guaranteed to receive the amount of cash that they request on their election form.

The reorganization agreement provides that the number of shares of Albemarle First Bank common stock to be exchanged for cash in the merger cannot exceed 50% of the total number of Albemarle First Bank shares outstanding prior to the merger. It is possible, therefore, that if you elect cash for all or a portion of your shares of Albemarle First Bank common stock, you could receive a different proportion of stock and cash than you elected. If cash elections representing more than 50% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, Millennium Bankshares will prorate the amount of cash that the holders of Albemarle First Bank will receive so that no more than 50% of the shares of Albemarle First Bank common stock are converted into cash. See “— Proration Procedures” on page 45 and “— Cash Election” on page 46.

Directors and Officers of Albemarle First Bank have interests in the Merger that differ from the interests of non-director or non-management shareholders.

Some of the directors and officers of Albemarle First Bank have interests in the merger that differ from, or are in addition to, their interests as shareholders of Albemarle First Bank generally. These interests exist because of, among other things, employment or severance agreements that the officers entered into with Albemarle First Bank, rights that Albemarle First Bank officers and directors have under Albemarle First Bank’s benefit plans (including the treatment of their stock options following the merger) and rights to indemnification and directors and officers insurance following the merger. Although the members of each of Millennium Bankshares’ and Albemarle First Bank’s board of directors knew about these additional interests and considered them when they approved the reorganization agreement and the merger, you should understand that some of the directors and officers of Albemarle First Bank will receive benefits or other payments in connection with the merger that you will not receive. See “— Interests of Certain Persons in the Merger” on page 68.

Risks Associated with Millennium Bankshares

Millennium Bankshares has experienced losses in the past, and may incur losses in the future.

Because its primary asset is the stock of Millennium Bank, Millennium Bankshares’ operating results and financial position depend upon the bank’s operating results and financial position. For the years ended December 31, 2004 and December 31, 2003, Millennium Bankshares earned $2.0 million and $965,000 while for the year ended December 31, 2002, it incurred net losses of approximately $3.4 million. At December 31, 2004, Millennium Bank had an accumulated deficit of approximately $167,000. Millennium Bank has not yet established a history of profitable operations and there can be no assurance that Millennium Bankshares will not again incur losses in the future.

Millennium Bankshares’ growth strategy may not be successful, and that could have an adverse effect on the value of your common stock.

Millennium Bankshares’ business strategy calls for it to take advantage of its existing investments in facilities and personnel by growing in its existing banking market and expanding into new markets if appropriate opportunities arise. Millennium Bankshares may not be successful in increasing the volume of its loans and deposits at acceptable risk levels and on acceptable terms, in expanding its asset base to a targeted size, or in managing the costs and implementation risks associated with its growth strategy. Even if it successfully increases its capital, increasing the volume of its loans will require that it be able to fund that increase through additional deposits it accepts in its market or through brokers, or through other funding sources, such as borrowings. In addition, Millennium Bankshares may not be able to maintain capital sufficient to support its continued growth and may not be able to fund any particular amount of increase in its loans.

If Millennium Bankshares is unable to identify and acquire other financial institutions and successfully integrate its acquired businesses, its business and earnings may be negatively affected.

The market for acquisitions remains highly competitive, and Millennium Bankshares may be unable to find acquisition candidates in the future that fit its acquisition and growth strategy. To the extent that Millennium Bankshares is unable to find suitable acquisition candidates, an important component of its growth strategy may be lost.

Acquisitions of financial institutions involve operational risks and uncertainties and acquired companies may have unforeseen liabilities, exposure to asset quality problems, key employee and customer retention problems and other problems that could negatively affect Millennium Bankshares’ organization. Other risks and difficulties related to acquisitions include:

•	finding suitable markets for expansion;

•	finding suitable candidates for acquisition;

•	attracting funding to support additional growth;

•	maintaining asset quality;

•	attracting and retaining qualified management; and

•	maintaining adequate regulatory capital.

Millennium Bankshares may not be able to complete future acquisitions and, if completed, Millennium Bankshares may not be able to successfully integrate the operations, management, products and services of the entities that it acquires and eliminate redundancies. The integration process may also require significant time and attention from Millennium Bankshares’ management that they would otherwise direct at servicing existing business and developing new business. Millennium Bankshares’ failure to successfully integrate the entities it acquires into its existing operations may increase its operating costs significantly and adversely affect its business and earnings.

If Millennium Bankshares needs additional capital in the future, it may not be able to obtain it on terms that are favorable, which may limit its growth.

Millennium Bankshares anticipates that it will support its growth strategy through additional deposits at new branch locations and investment opportunities. It is possible that it may need to raise additional capital to support its future growth. Its ability to raise capital through borrowings or the sale of securities will depend primarily upon its financial condition and the conditions of financial markets at the time. Millennium Bankshares cannot make any assurance that additional capital would be available on terms satisfactory to it or at all. The failure to raise additional capital on terms that are favorable to Millennium Bankshares or at all may force it to limit its growth strategy.

Millennium Bankshares’ business is subject to interest rate risk and fluctuations in interest rates may adversely affect its earnings and capital levels.

The majority of Millennium Bankshares’ assets are monetary in nature and, as a result, Millennium Bankshares is subject to significant risk from changes in interest rates. Changes in interest rates can impact Millennium Bankshares’ net interest income as well as the valuation of its assets and liabilities. Millennium Bankshares’ earnings are significantly dependent on its net interest income, which is the difference between interest income on interest-earning assets, such as loans and securities, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Millennium Bankshares expects that it will periodically experience “gaps” in the interest rate sensitivities of its assets and liabilities, meaning that either its interest-bearing liabilities will be more sensitive to changes in market interest rates than its interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to Millennium Bankshares’ position, this “gap” will work against Millennium Bankshares, and its earnings may be negatively affected.

An increase in the general level of interest rates may also, among other things, reduce the demand for loans and Millennium Bankshares’ ability to originate loans. Conversely, a decrease in the general level of interest rates, among other things, may lead to an increase in prepayments on Millennium Bankshares’ loans and increased competition for deposits. Accordingly, changes in the general level of market interest rates affect Millennium Bankshares’ net yield on interest-earning assets, loan origination volume, loan portfolios and its overall results.

Although Millennium Bankshares’ asset-liability management strategy is designed to control its risk from changes in the general level of market interest rates, market interest rates are affected by many factors outside of Millennium Bankshares’ control, including inflation, recession, changes in unemployment, money supply and international disorder and instability in domestic and foreign financial markets. In view of the continued low interest rates on savings, loans and investments that currently prevail, it is quite possible that significant changes in interest rates may take place in the future, and Millennium Bankshares cannot always accurately predict the nature or magnitude of such changes or how such changes may affect its business.

Market conditions may adversely affect Millennium Bankshares’ ability to continue to rely on brokered deposits as a source of funds and cause it to seek alternative sources that may not be on terms favorable to it.

Millennium Bankshares solicits deposits from brokers because its banking offices do not attract enough deposits to fund all of the loans that it makes. These “brokered deposits” represent funds that brokers gather from third parties and package in batches in order to find higher interest rates that are typically available for certificates of deposits with large balances, as compared to individually deposited smaller denomination deposits. Deposit holders then earn a higher rate on the money that they have invested, and the broker charges a fee for its service. Brokered deposits are available in bulk, and they do not require any investments in branch offices or branch personnel or spending for marketing or education of employees. At March 31, 2005, 18.9% of Millennium Bankshares’ deposits were brokered deposits. The weighted average interest rate on Millennium Bankshares’ brokered deposits was 3.68% at March 31, 2005.

Brokered deposits are normally more costly than traditional core deposits, as they carry a higher blended interest rate. If market conditions change, brokers may transfer deposited funds from Millennium Bankshares into other investments or demand higher interest rates for new deposits. Moreover, brokers operate in a national market and will place funds with banks that offer to pay the highest interest rates. Unlike businesses and individuals who bank with Millennium Bankshares in its market, there is no basis for a business relationship with deposit brokers that would provide a stable deposit base. There is a higher likelihood that, unlike deposits from its customers, the funds that brokered deposits provide Millennium Bankshares will not remain with it after maturity.

Millennium Bankshares could be confronted with the choice of curtailing its lending activity or paying above market interest rates in order to attract and retain deposits. Either action could reduce its net income. Any inability to keep its deposit growth on pace with the growth in its loan portfolio may affect Millennium Bankshares’ net income. In this situation, it may need to obtain alternative sources of funding, which may or may not be available to it on terms that it would consider favorable.

Government regulations may adversely affect Millennium Bankshares’ ability to continue to rely on brokered deposits as a source of funds and cause it to curtail its mortgage banking business.

Federal Deposit Insurance Corporation regulations could affect Millennium Bankshares’ ability to continue to accept brokered deposits. A well-capitalized bank (one that significantly exceeds specified capital ratios) may accept brokered deposits without restriction. Undercapitalized banks (those that fail to meet minimum regulatory capital requirements) may not accept brokered deposits, and adequately capitalized banks (those that are not well-capitalized or undercapitalized) may only accept such deposits with the consent of the FDIC. Millennium Bank currently is well-capitalized and, therefore, may accept brokered deposits without restriction. If, as a result of rapid asset growth or unanticipated losses, Millennium Bank ceased to be well-capitalized, the FDIC might not permit it to maintain its desired level of brokered deposits. If it were required to reduce its level of brokered deposits, Millennium Bank also would have to reduce its assets and, most likely, curtail its mortgage banking business. Any reduction could have an adverse effect on its revenues.

Millennium Bankshares’ profitability depends significantly on local economic conditions.

Millennium Bankshares’ success depends primarily on the general economic conditions of the geographic markets in which it operates. Unlike larger banks that are more geographically diversified, Millennium Bankshares provides banking and financial services to customers primarily in northern Virginia, the Richmond, Virginia area, and with the acquisition of First Albemarle First Bank, in Charlottesville, Virginia. The local economic conditions in these areas have a significant impact on Millennium Bankshares’ commercial, real estate and construction loans, the ability of its borrowers to repay their loans and the value of the collateral securing these loans. A significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, outbreak of hostilities or other international or domestic calamities, unemployment or other factors could impact these local economic conditions and negatively affect Millennium Bankshares’ financial results.

A large percentage of Millennium Bankshares’ loans are secured by real estate, and an adverse change in the real estate market may result in losses and adversely affect Millennium Bankshares’ profitability.

Approximately 93% of Millennium Bankshares’ loan portfolio as of March 31, 2005 was comprised of loans secured by real estate. An adverse change in the economy affecting values of real estate generally or in Millennium Bankshares’ market areas specifically could impair the value of Millennium Bankshares’ collateral and its ability to sell the collateral upon foreclosure. In the event of a default with respect to any of these loans, the amounts Millennium Bankshares receives upon sale of the collateral may be insufficient to recover outstanding principal and interest on the loan. As a result, Millennium Bankshares’ profitability and financial condition could be negatively impacted by an adverse change in the real estate market.

Millennium Bankshares could be subject to environmental risks and associated costs on its foreclosed real estate assets.

A significant portion of Millennium Bankshares’ loan portfolio is secured by real property. There is a risk that hazardous or toxic waste could be found on the properties that secure Millennium Bankshares’ loans. If Millennium Bankshares acquires such properties as a result of foreclosure, it could be held responsible for the cost of cleaning up or removing this waste, and this cost could exceed the value of the underlying properties and adversely affect Millennium Bankshares’ profitability. Although Millennium Bankshares has policies and procedures that require it to perform an environmental review before initiating any foreclosure action on real property, these reviews may not be sufficient to detect all potential environmental hazards.

Millennium Bankshares’ allowance for loan losses may not be sufficient to cover actual loan losses, which could adversely affect its earnings.

Millennium Bank and Albemarle First Bank are exposed to the risk that their loan customers may not repay their loans according to the terms of these loans and the collateral securing the payment of these loans may be insufficient to fully compensate the banks for the outstanding balance of the loan plus the costs to dispose of the collateral. Millennium Bank and Albemarle First Bank may experience significant loan losses which could have a material adverse effect on Millennium Bankshares’ operating results and financial condition. Management makes various assumptions and judgments about the collectibility of its loan portfolio, including the diversification by industry of its commercial loan portfolio, the effect of changes in the local real estate market on collateral values, the results of recent regulatory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of nonperforming loans and related collateral security, and the evaluation of its loan portfolio by the external loan review.

Millennium Bankshares maintains an allowance for loan losses in an attempt to cover loan losses inherent in its loan portfolio. Additional loan losses will likely occur in the future and may occur at a rate greater than Millennium Bankshares has experienced to date. In determining the size of the allowance, Millennium Bankshares relies on an analysis of its loan portfolio, its experience and its evaluation of general economic conditions. If Millennium Bankshares’ assumptions prove to be incorrect, its current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in its loan portfolio. Material additions to the allowance would materially decrease net income.

In addition, federal and state regulators periodically review Millennium Bankshares’ allowance for loan losses and may require Millennium Bankshares to increase its provision for loan losses or recognize further loan charge-offs, based on judgments different than those of Millennium Bankshares’ management. Any increase in Millennium Bankshares’ allowance for loan losses or loan charge-offs as required by these regulatory agencies could have a material negative effect on Millennium Bankshares’ operating results and financial condition.

Millennium Bankshares’ small to medium-sized business target market may have fewer financial resources to weather a downturn in the economy.

Millennium Bankshares targets its business development and marketing strategy primarily to serve the banking and financial services needs of small to medium-sized businesses. These small to medium-sized businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. If general economic conditions negatively impact the central and northern Virginia area or the other markets in which Millennium Bankshares operates, Millennium Bankshares’ results of operations and financial condition may be negatively affected.

Millennium Bankshares is dependent on its management team, and the loss of its senior executive officers or other key employees could impair its relationship with its customers and adversely affect its business and financial results.

Millennium Bankshares’ success is dependent upon the continued service and skills of Carroll C. Markley, Anita L. Shull, Dale G. Phelps and other senior officers. The unexpected loss of services of one or more of these key personnel could have an adverse impact on Millennium Bankshares’ business because of their skills, knowledge of Millennium Bankshares’ market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

An interruption in or breach in security of Millennium Bankshares’ information systems may result in a loss of customer business.

Millennium Bankshares relies heavily on communications and information systems to conduct its business. Any failure or interruption or breach in security of these systems could result in failures or disruptions in Millennium Bankshares’ customer relationship management, general ledger, deposits, servicing or loan origination systems. Millennium Bankshares cannot assure you that such failures or interruptions will not occur or, if they do occur, that they will be adequately addressed by Millennium Bankshares. The occurrence of any failures or interruptions could result in a loss of customer business and have a negative effect on Millennium Bankshares’ results of operations and financial condition.

Risks Associated With Millennium Bankshares’ Industry

Millennium Bankshares faces strong competition from other financial institutions and financial service companies, which could adversely affect its operations and financial condition.

Millennium Bankshares faces vigorous competition from banks and other financial institutions, including savings and loan associations, savings banks, finance companies and credit unions. A number of these banks and other financial institutions have substantially greater resources and lending limits, larger branch systems and a wider array of banking services than Millennium Bankshares does. Millennium Bankshares also competes with other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies, insurance companies and governmental organizations, each of which may offer more favorable financing than Millennium Bankshares is able to provide. Some of Millennium Bankshares’ nonbank competitors are not subject to the same extensive regulations that govern Millennium Bankshares. This competition may reduce or limit Millennium Bankshares’ margins on banking services, reduce its market share and adversely affect its results of operations and financial condition.

Millennium Bankshares operates in a highly regulated environment and, as a result, is subject to extensive regulation and supervision that could adversely affect its financial performance, and Millennium Bankshares may be adversely affected by changes in federal and local laws and regulations.

Millennium Bankshares is subject to extensive regulation, supervision and examination by federal and state banking authorities. Any change in applicable regulations or federal or state legislation could have a substantial impact on Millennium Bankshares, its subsidiaries, and its operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect Millennium Bankshares’ powers, authority and operations, or the powers, authority and operations of Millennium Bank or Albemarle First Bank, which could have a material adverse effect on Millennium Bankshares’ financial condition and results of operations. Further, regulators have significant discretion and power to prevent or remedy unsafe or unsound practices or violations of laws by banks and bank holding companies in the performance of their supervisory and enforcement duties. The exercise of this regulatory discretion and power may have a negative impact on Millennium Bankshares.

Risks Associated With Millennium Bankshares Common Stock

The trading volume in Millennium Bankshares common stock has been low and may not increase following the merger.

Although Millennium Bankshares common stock is listed for trading on the National SmallCap Market, the daily trading volume in Millennium Bankshares common stock has been limited. During the first six months of 2005, 1,731,200 shares of Millennium Bankshares common stock traded on the Nasdaq SmallCap Market for an average of 13,849 shares per trading day. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market place of willing buyers and sellers of Millennium Bankshares common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which Millennium Bankshares has no control. The shares of Millennium Bankshares common stock to be issued in the merger may be freely traded without restriction by the Albemarle First Bank shareholders who are not deemed to be affiliates of Albemarle First Bank or Millennium Bankshares. Given the limited trading volume of Millennium Bankshares common stock, significant sales of its common stock by new or existing shareholders, or the expectation of these sales, could cause Millennium Bankshares’ stock price to fall.

Banking regulators have broad enforcement power, but regulations are meant to protect depositors, and not investors.

Millennium Bankshares and its subsidiaries are subject to supervision by several governmental regulatory agencies. These regulations, and the interpretation and application of them by regulators, are beyond its control, may change rapidly and unpredictably and can be expected to influence earnings and growth. In addition, these regulations may limit growth and the return to investors by restricting activities such as the payment of dividends, mergers with, or acquisitions by, other institutions, investments, loans and interest rates, interest rates paid on deposits and the creation of branch offices. Although these regulations impose costs upon Millennium Bankshares, they are intended to protect depositors, and you should not assume that they protect your interests as a shareholder. The regulations to which Millennium Bankshares and its subsidiaries are subject may not always be in the best interests of investors.

MILLENNIUM BANKSHARES SPECIAL MEETING

This section contains information from Millennium Bankshares to its shareholders about the special shareholder meeting that has been called to consider and vote upon the matters described below.

We are mailing this joint proxy statement/prospectus to you, as a Millennium Bankshares shareholder, on or about [ • ], 2005. Together with this joint proxy statement/prospectus, we also are sending to you a notice of the Millennium Bankshares special meeting and a form of proxy that our board is soliciting for use at the special meeting. The special meeting will be held on [ • ], [ • ], 2005, at [ • ], local time.

Matters to Be Considered

At the special meeting, you will be asked:

•	to consider and vote upon the issuance of additional shares of Millennium Bankshares common stock in connection with the reorganization agreement and the transactions contemplated thereby (See Proposal I);

•	to consider and vote upon an amendment to the Millennium Bankshares articles of incorporation increasing the number of authorized shares of common stock from 10,000,000 to 20,000,000 (See Proposal I and Proposal II);

•	to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting (See Proposal IV); and

•	to act on other matters that may properly be submitted to a vote at the Millennium Bankshares special meeting.

Proxies

The accompanying form of proxy is for use at the special meeting if you are unable or do not desire to attend in person. You may attend the special meeting even if you have previously delivered a proxy to us. You can revoke the proxy at any time before the vote is taken at the special meeting by submitting to our corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the special meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of Millennium Bankshares proxies should be addressed to:

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, Virginia 20190

Attention: Corporate Secretary

All shares represented by valid proxies we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in this paragraph. If you make no specification on your proxy card, your proxy will be voted “FOR” each of the matters to be considered at the special meeting as described above. Our board does not presently know of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, however, we intend that shares represented by proxies in the form accompanying this joint proxy statement/prospectus will be voted by and at the discretion of the persons named in the proxies.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies from you, except that Albemarle First Bank has agreed to pay one-half of the costs and expenses of printing and mailing this joint proxy statement/prospectus and the filing and other fees relating to the merger paid to the SEC. In addition to the soliciting of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of Millennium Bankshares common stock and secure their voting instructions, if necessary. We will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees or directors, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, telegram, fax, letter or special delivery letter.

Record Date and Voting Rights

In accordance with Virginia law, Millennium Bankshares’ articles of incorporation and bylaws and Nasdaq SmallCap Market rules, we fixed [ • ], 2005 as the record date for determining the Millennium Bankshares shareholders entitled to notice of and to vote at the special meeting. Accordingly, you are only entitled to notice of, and to vote at, the special meeting if you were a record holder of shares of Millennium Bankshares common stock at the close of business on the record date. At that time, there were [ • ] shares of Millennium Bankshares common stock held by approximately [ • ] holders of record. To have a quorum that permits us to conduct business at the special meeting, we require the presence, whether in person or through return of a proxy card, of holders of Millennium Bankshares common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Millennium Bankshares common stock you held as of the close of business on the record date.

Holders of shares of Millennium Bankshares common stock present in person at the special meeting but not voting, and shares of Millennium Bankshares common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether we have a quorum for transacting business. Shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast for or against any proposal. These broker non-votes will, however, be counted for purposes of determining whether a quorum exists.

Vote Required

Approval of the issuance of the additional shares in connection with the merger requires, under the rules of the Nasdaq SmallCap Market System, the affirmative vote of a majority of the shares voted on the matter.

Approval of the amendment to the articles of incorporation requires the affirmative vote of the holders of two-thirds of Millennium Bankshares’ outstanding shares.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Because approval of the amendment to the articles of incorporation requires the affirmative vote of holders of two-thirds of the outstanding shares of Millennium Bankshares common stock present at the special meeting, abstentions and broker non-votes will have the same effect as votes against approval of the amendment. Accordingly, the Millennium Bankshares board urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

As of record date our directors and executive officers beneficially owned approximately [ • ] shares of Millennium Bankshares common stock, entitling them to exercise approximately [ • ]% of the voting power of the Millennium Bankshares common stock entitled to vote at the special meeting. Millennium Bankshares has been advised by its directors and executive officers that they intend to vote their shares in favor of the matters to be considered at the special meeting.

Recommendation of Millennium Bankshares Board of Directors

The Millennium Bankshares board of directors has approved the reorganization agreement and the related transactions, including the merger of Albemarle First Bank with and into an interim state bank created by Millennium Bankshares. The Millennium Bankshares board believes that the reorganization agreement and the transactions it contemplates are fair to, and are in the best interests of, Millennium Bankshares and recommends that Millennium Bankshares shareholders vote “FOR” each of the matters to be considered at the special meeting as described above.

ALBEMARLE FIRST BANK ANNUAL MEETING

This section contains information from Albemarle First Bank to Albemarle First Bank shareholders about the annual shareholder meeting that has been called to vote upon the matters described below.

We are mailing this joint proxy statement/prospectus to you, as an Albemarle First Bank shareholder, on or about [ • ], 2005. Together with this joint proxy statement/prospectus, we also are sending to you a notice of the Albemarle First Bank annual meeting, a form of proxy that our board is soliciting for use at the annual meeting and a form of election on which you may indicate your election to receive cash in the merger in exchange for some or all of your shares of Albemarle First Bank common stock. The annual meeting will be held on [ • ], [ • ], 2005, at 10:00 a.m., local time.

Matters to Be Considered

At the annual meeting, you will be asked:

•	to approve the reorganization agreement, the plan of merger and the transactions contemplated thereby (See Proposal I);

•	to elect four directors to the Albemarle First Bank board of directors (See Proposal III);

•	to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting (See Proposal IV); and

•	to act on other matters that may properly be submitted to a vote at the Albemarle First Bank annual meeting.

Proxies

The accompanying form of proxy is for use at the annual meeting if you are unable or do not desire to attend in person. You may attend the annual meeting even if you have previously delivered a proxy to us. You can revoke your proxy at any time before the vote is taken at the annual meeting by submitting to our corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the annual meeting and electing to vote in person. Written notices of revocation and other communications about revoking your proxy should be addressed to:

Albemarle First Bank

P. O. Box 7704

1265 Seminole Trail

Charlottesville, Virginia 22906

Attention: Lori M. Pedersen

All shares represented by valid proxies we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If you make no specification on your returned proxy card, your proxy will be voted “FOR” the slate of directors recommended by the board of directors and the other matters to be considered at the annual meeting as described above. Our board is presently unaware of any other matters that may be presented for action at the annual meeting. If other matters do properly come before the annual meeting, however, we intend that shares represented by properly submitted proxies will be voted by and at the discretion of the persons named in the proxies.

Form of Election for Cash

As a holder of shares of Albemarle First Bank common stock you are entitled to make an unconditional election on or prior to [ • ], 2005, which date we refer to as the election deadline, to receive cash for all or a portion of your shares of Albemarle First Bank common stock. All elections must be made on the election form furnished to you, or on a facsimile of the election form. See “—Cash Election” beginning on page 46 for the procedure to be followed to make a cash election.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies from you, except that Millennium Bankshares has agreed to pay one-half of the costs and expenses of printing and mailing this joint proxy statement/prospectus and the filing and other fees relating to the merger paid to the SEC. In addition to solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. We will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, the Internet, telegram, fax, letter or special delivery letter.

Record Date and Voting Rights

In accordance with Virginia law, Albemarle First Bank’s articles of incorporation and bylaws and the Nasdaq SmallCap Market rules, we have fixed [ • ], 2005 as the record date for determining the Albemarle First Bank shareholders entitled to notice of and to vote at the annual meeting. Accordingly, you are only entitled to notice of, and to vote at, the annual meeting if you were a record holder of Albemarle First Bank common stock at the close of business on the record date. At that time, [ • ] shares of Albemarle First Bank common stock were outstanding, held by [ • ] holders of record. To have a quorum that permits us to conduct business at the annual meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Albemarle First Bank common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Albemarle First Bank common stock you held as of the close of business on the record date.

Holders of shares of Albemarle First Bank common stock present in person at the annual meeting but not voting, and shares of Albemarle First Bank common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the annual meeting for purposes of determining whether we have a quorum for transacting business. Shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast for or against any proposal. These broker non-votes will, however, be counted for purposes of determining whether a quorum exists.

Vote Required

The approval of the reorganization agreement, the plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of Albemarle First Bank’s outstanding shares.

The approval of individuals to serve on the Albemarle First Bank board of directors requires a plurality of the votes cast on the matter.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Because approval of the reorganization agreement, the plan of merger and the transactions contemplated thereby require the affirmative vote of the holders of a majority of the outstanding shares of Albemarle First Bank common stock entitled to vote at the annual meeting, abstentions and broker non-votes will have the same effect as votes against these matters. Accordingly, Albemarle First Bank’s board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

As of the record date, directors and executive officers of Albemarle First Bank beneficially owned approximately [ • ] shares of Albemarle First Bank common stock, entitling them to exercise approximately [ • ]% of the voting power of the Albemarle First Bank common stock entitled to vote at the annual meeting. Each director of Albemarle First Bank has executed a separate shareholder agreement containing an agreement to vote each share of Albemarle First Bank common stock that he or she owns “FOR” approval and adoption of the reorganization agreement, the plan of merger and the transactions contemplated thereby.

Recommendation of Albemarle First Bank Board of Directors

The Albemarle First Bank board recommends that Albemarle First Bank shareholders vote “FOR” the election of the four Class 1 director nominees.

The Albemarle First Bank board has unanimously approved (with one abstention) the reorganization agreement, the plan of merger and the transactions contemplated thereby, including the merger. The Albemarle First Bank board believes that the reorganization agreement, the plan of merger and the transactions contemplated thereby, including the merger, are fair to, and are in the best interests of, Albemarle First Bank and its shareholders and unanimously recommends that Albemarle First Bank shareholders vote “FOR” approval of the reorganization agreement, the plan of merger and the transactions contemplated thereby.

PROPOSAL I - APPROVAL OF THE MERGER AND RELATED MATTERS

FOR ALBEMARLE FIRST BANK SHAREHOLDERS — APPROVAL OF MERGER

FOR MILLENNIUM BANKSHARES SHAREHOLDERS —APPROVAL OF

ISSUANCE OF SHARES IN MERGER

This summary of the material terms and provisions of the reorganization agreement and the shareholder agreements is qualified in its entirety by reference to such documents. The reorganization agreement is attached as Annex A to this joint proxy statement/prospectus, and a form of the shareholder agreement is attached as Exhibit C to Annex A. We incorporate each of these documents into this summary by reference.

Merger

Subject to satisfaction or waiver of all conditions in the reorganization agreement, Albemarle First Bank will merge with and into an interim state bank created by Millennium Bankshares in order to facilitate the acquisition of Albemarle First Bank. Upon completion of the merger, Albemarle First Bank’s corporate existence will terminate and the interim bank will continue as the surviving bank. The surviving bank will be a wholly owned subsidiary of Millennium Bankshares and will change its name to “Albemarle First Bank.” Immediately following the merger, the board of directors and executive officers of Albemarle First Bank will be the initial board of directors and executive officers of the surviving bank, provided that Millennium Bankshares intends to designate up to five additional persons to sit on the surviving bank’s board of directors.

Merger Consideration

Each share of Albemarle First Bank common stock will be converted in the merger into either:

•	$15.82 in cash; or

•	a to-be-determined number of Millennium Bankshares common shares depending on the average closing price of Millennium Bankshares common shares prior to the merger. For purposes of illustration only, if the merger had occurred on July 15, 2005, the exchange ratio for each share of Albemarle First Bank would have been 2.2145 shares of Millennium Bankshares, having a value of $15.82 based on the Millennium Bankshares average closing price.

The exchange ratio of 2.2145 is used for illustrative purposes only and the actual exchange ratio to be used in the merger will likely differ from the exchange ratio used for illustrative purposes. The exchange ratio in the merger is a “floating” — rather than “fixed” — exchange ratio, meaning that the number of shares of Millennium Bankshares common stock to be issued in the merger for each share of Albemarle First Bank common stock will increase or decrease based upon the average closing price of Millennium Bankshares common stock in order to ensure that the value of the Millennium Bankshares common stock will equal $15.82 (based upon the average closing price of Millennium Bankshares common stock), so long as the average closing price of Millennium Bankshares common stock is not less than $7.00 (an exchange ratio of 2.2600) or greater than $8.40 (an exchange ratio of 1.8833). Pursuant to the reorganization agreement, the exchange ratio will not exceed 2.2600 or be less than 1.8833. Therefore, if the average closing price of Millennium Bankshares common stock is less than $7.00, the value of the Millennium Bankshares common stock to be received in the merger (based upon the average closing price of Millennium Bankshares common stock) would be less than $15.82, and if the average closing price of Millennium Bankshares common stock is greater than $8.40, the value of the Millennium Bankshares common stock to be received in the merger (based upon the average closing price of Millennium Bankshares common stock) would be greater than $15.82. If the average price of Millennium Bankshares stock exceeds $8.87 per share, Millennium Bankshares will have the right to terminate the reorganization agreement, subject to Albemarle’s right to decrease the exchange ratio to a number of shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock that would result in the value of the Millennium Bankshares common stock to be received in the merger (based upon the average closing price of Millennium Bankshares common stock) to be equal to $16.68 per share. If the average price of Millennium Bankshares stock is less than $6.54 per share, Albemarle First Bank will have the right to terminate the reorganization agreement, subject to Millennium Bankshares’ right to increase the exchange ratio to a number of shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock that would result in the value of the Millennium Bankshares common stock to be received in the merger (based upon the average closing price of Millennium Bankshares common stock) to be equal to $14.80 per share.

Each share of Millennium Bankshares common stock will remain issued and outstanding and will not be affected by the merger. Millennium Bankshares shareholders will not need to surrender their Millennium Bankshares stock certificates or exchange them for new ones.

The following table illustrates the manner in which the exchange ratio will be determined. The term “Millennium Bankshares average closing price” means the average closing price of Millennium Bankshares common stock on the Nasdaq SmallCap Market for the 20 consecutive trading days ending on the fifth trading day prior to the effective date of the merger, and the term “exchange ratio” means the number of shares of Millennium Bankshares common stock that will be exchanged for each share of Albemarle First Bank common stock in the merger.

If the Millennium Bankshares average closing price is:	Then the exchange ratio is:

Less than $6.54	At least 2.2600 shares of Millennium Bankshares common stock with a value of no more than $14.80 based on the Millennium Bank average closing price.

(The exchange ratio is fixed at 2.2600 shares of Millennium Bankshares common stock; provided, however, that if the Millennium Bankshares average closing price is less than $6.54, then Albemarle First Bank may elect to terminate the reorganization agreement, and if it does, Millennium Bankshares may elect to increase the exchange ratio to a number of shares of Millennium Bankshares common stock determined by dividing $14.80 by the Millennium Bankshares average closing price, in which case the reorganization agreement will not be terminated, or Millennium Bankshares may elect not to increase the exchange ratio, in which case the reorganization agreement will be terminated.)

At least $6.54 but less than $7.00	2.2600 shares of Millennium Bankshares common stock with a value, based on the Millennium Bankshares average closing price, between $14.78 and $15.82.

At least $7.00 but less than $8.40	Between 2.2600 and 1.8833 shares of Millennium Bankshares common stock, determined by dividing $15.82 by the Millennium Bankshares average closing price and having a value of $15.82 based on the Millennium Bankshares average closing price.

At least $8.40 but less than or equal to $8.87	1.8833 shares of Millennium Bankshares common stock with a value, based on the Millennium Bankshares average closing price, between 15.82 and 16.70.

More than $8.87	No more than 1.8833 shares of Millennium Bankshares common stock with a value of not less than $16.68 based on the Millennium Bankshares average closing price.

(The exchange ratio is fixed at 1.8833 shares of Millennium Bankshares common stock; provided, however, that if the Millennium Bankshares average closing price is more than $8.87, then Millennium Bankshares may elect to terminate the reorganization agreement, and if it does, Albemarle First Bank may elect to decrease the exchange ratio to a number of shares of Millennium Bankshares common stock determined by dividing $16.68 by the Millennium Bankshares average closing price, in which case the reorganization agreement will not be terminated, or Albemarle First Bank may elect not to decrease the exchange ratio, in which case the reorganization agreement will be terminated.)

The following table sets forth information regarding the amount of the exchange ratio and the value of the Millennium Bankshares common stock based upon various assumptions as to the Millennium Bankshares average closing price and the per share value of the cash component of the merger consideration:

Millennium Bankshares Average Closing Price	Exchange Ratio	Value of Stock Consideration Per Share Based on Millennium Bankshares Average Closing Price[1]	Cash Consideration Per Share
$6.54	2.2600	$14.78	$15.82
$6.55	2.2600	$14.80	$15.82
$6.56	2.2600	$14.83	$15.82
$6.57	2.2600	$14.85	$15.82
$6.58	2.2600	$14.87	$15.82
$6.59	2.2600	$14.89	$15.82
$6.60	2.2600	$14.92	$15.82
$6.61	2.2600	$14.94	$15.82
$6.62	2.2600	$14.96	$15.82
$6.63	2.2600	$14.98	$15.82
$6.64	2.2600	$15.01	$15.82
$6.65	2.2600	$15.03	$15.82
$6.66	2.2600	$15.05	$15.82
$6.67	2.2600	$15.07	$15.82
$6.68	2.2600	$15.10	$15.82
$6.69	2.2600	$15.12	$15.82
$6.70	2.2600	$15.14	$15.82
$6.71	2.2600	$15.16	$15.82
$6.72	2.2600	$15.19	$15.82
$6.73	2.2600	$15.21	$15.82
$6.74	2.2600	$15.23	$15.82
$6.75	2.2600	$15.26	$15.82
$6.76	2.2600	$15.28	$15.82
$6.77	2.2600	$15.30	$15.82
$6.78	2.2600	$15.32	$15.82
$6.79	2.2600	$15.35	$15.82
$6.80	2.2600	$15.37	$15.82
$6.81	2.2600	$15.39	$15.82
$6.82	2.2600	$15.41	$15.82
$6.83	2.2600	$15.44	$15.82
$6.84	2.2600	$15.46	$15.82
$6.85	2.2600	$15.48	$15.82
$6.86	2.2600	$15.50	$15.82
$6.87	2.2600	$15.53	$15.82
$6.88	2.2600	$15.55	$15.82
$6.89	2.2600	$15.57	$15.82
$6.90	2.2600	$15.59	$15.82
$6.91	2.2600	$15.62	$15.82
$6.92	2.2600	$15.64	$15.82
$6.93	2.2600	$15.66	$15.82
$6.94	2.2600	$15.68	$15.82
$6.95	2.2600	$15.71	$15.82

[1]	Calculated by multiplying the Millennium Bankshares average closing price by the resulting exchange ratio. The actual value of the shares at the time Millennium Bankshares stock certificates are delivered or the shares become available may be more or less than the amounts shown due to fluctuations in the market price of Millennium Bankshares common stock.

Millennium Bankshares Average Closing Price	Exchange Ratio	Value of Stock Consideration Per Share Based on Millennium Bankshares Average Closing Price[1]	Cash Consideration Per Share
$6.96	2.2600	$15.73	$15.82
$6.97	2.2600	$15.75	$15.82
$6.98	2.2600	$15.77	$15.82
$6.99	2.2600	$15.80	$15.82

From $7.00 to $8.40	Between 2.2600 and 1.8833 based on the quotient of $15.82 divided by the Millennium Bankshares Average Closing Price	$15.82	$15.82

$8.41	1.8833	$15.84	$15.82
$8.42	1.8833	$15.86	$15.82
$8.43	1.8833	$15.88	$15.82
$8.44	1.8833	$15.90	$15.82
$8.45	1.8833	$15.91	$15.82
$8.46	1.8833	$15.93	$15.82
$8.47	1.8833	$15.95	$15.82
$8.48	1.8833	$15.97	$15.82
$8.49	1.8833	$15.99	$15.82
$8.50	1.8833	$16.01	$15.82
$8.51	1.8833	$16.03	$15.82
$8.52	1.8833	$16.05	$15.82
$8.53	1.8833	$16.06	$15.82
$8.54	1.8833	$16.08	$15.82
$8.55	1.8833	$16.10	$15.82
$8.56	1.8833	$16.12	$15.82
$8.57	1.8833	$16.14	$15.82
$8.58	1.8833	$16.16	$15.82
$8.59	1.8833	$16.18	$15.82
$8.60	1.8833	$16.20	$15.82
$8.61	1.8833	$16.22	$15.82
$8.62	1.8833	$16.23	$15.82
$8.63	1.8833	$16.25	$15.82
$8.64	1.8833	$16.27	$15.82
$8.65	1.8833	$16.29	$15.82
$8.66	1.8833	$16.31	$15.82
$8.67	1.8833	$16.33	$15.82
$8.68	1.8833	$16.35	$15.82
$8.69	1.8833	$16.37	$15.82
$8.70	1.8833	$16.38	$15.82
$8.71	1.8833	$16.40	$15.82
$8.72	1.8833	$16.42	$15.82
$8.73	1.8833	$16.44	$15.82
$8.74	1.8833	$16.46	$15.82
$8.75	1.8833	$16.48	$15.82
$8.76	1.8833	$16.50	$15.82
$8.77	1.8833	$16.52	$15.82
$8.78	1.8833	$16.54	$15.82
$8.79	1.8833	$16.55	$15.82

Millennium Bankshares Average Closing Price	Exchange Ratio	Value of Stock Consideration Per Share Based on Millennium Bankshares Average Closing Price[1]	Cash Consideration Per Share
$8.80	1.8833	$16.57	$15.82
$8.81	1.8833	$16.59	$15.82
$8.82	1.8833	$16.61	$15.82
$8.83	1.8833	$16.63	$15.82
$8.84	1.8833	$16.65	$15.82
$8.85	1.8833	$16.67	$15.82
$8.86	1.8833	$16.69	$15.82
$8.87	1.8833	$16.70	$15.82

The exchange ratio and the $15.82 per share cash component of the merger consideration also is subject to appropriate adjustment if:

•	Between the date of the reorganization agreement and the effective time of the merger, the shares of Millennium Bankshares or Albemarle First Bank are changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, stock dividend or similar change; or

•	As of the effective time of the merger the number of shares of Albemarle First Bank common stock issued and outstanding together with the shares issuable upon the exercise of options or warrants exceeds 1,934,777.

The amount and nature of the merger consideration was established through arm’s-length negotiations between Millennium Bankshares and Albemarle First Bank and their respective advisors, and reflects the balancing of a number of countervailing factors. The total amount of the merger consideration reflects a price both parties concluded was appropriate. See “—Background of the Merger; Board Recommendations and Reasons for the Merger” beginning on page 47. The parties have structured the merger, in part, to have the favorable tax attributes of a “reorganization” for federal income tax purposes. See “Certain Federal Income Tax Consequences of the Merger” beginning on page 81.

We cannot assure you that the current fair market value of Millennium Bankshares or Albemarle First Bank common stock will be equivalent to the fair market value of Millennium Bankshares or Albemarle First Bank common stock on the effective date of the merger.

Proration Procedures

If the aggregate number of shares of Albemarle First Bank common stock in respect of which cash elections have been made exceeds 50% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger, then the number of shares of Albemarle First Bank common stock for which each holder has made an election to receive cash and otherwise would have been entitled to receive cash will be reduced proportionately for each such holder (based on the number of shares as to which an election was made by such holder as compared to the number of shares as to which an election was made by all holders) to the extent necessary so that the aggregate number of shares entitled to receive cash shall equal 50% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger. Under the reorganization agreement, Millennium Bankshares may, in its sole discretion, decrease the 50% maximum cash threshold referred to above to such number of shares of Albemarle First Bank common stock as Millennium Bankshares reasonably determines, after consultation with Albemarle First Bank and respective tax counsel to Millennium Bankshares and Albemarle First Bank, is necessary to permit the delivery of the tax opinions referred to under “— Conditions of the Merger” on page 71. Each share of Albemarle First Bank common stock that is not converted into cash will be converted into the right to receive shares of Millennium Bankshares common stock.

Cash Election

Each person who, on or prior to [ • ], 2005, which date we refer to as the election deadline, is a record holder of shares of Albemarle First Bank common stock (other than Millennium Bankshares and its affiliates) shall be entitled, with respect to all or any portion of such person’s shares, to make an unconditional election on or prior to the election deadline to receive cash for all or a portion of such holder’s shares of Albemarle First Bank common stock. Unless the nominee advises the exchange agent otherwise in writing, each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee will be treated as a separate record holder and either directly or through such nominee may submit a separate form of election for shares that are beneficially owned by such beneficial owner.

All elections must be made on the election form furnished to you, or on a facsimile of the election form. Elections may be made by holders of Albemarle First Bank common stock by delivering the election form to the exchange agent, which is American Stock Transfer & Trust Company, along with the stock certificates representing the shares of Albemarle First Bank common stock to which the form of election relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Albemarle First Bank (or by guaranty of delivery). To be effective, an election form must be properly completed, signed and submitted in the return envelope and received by American Stock Transfer & Trust Company no later than 5:00 p.m. Eastern time on [ • ], 2005, which date we refer to as the election deadline. The exchange agent has the discretion, which it may delegate in whole or in part to Millennium Bankshares and Albemarle First Bank, to determine whether any election form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in the election form. The good faith decision of the exchange agent, or if so delegated, Millennium Bankshares and Albemarle First Bank, in such matters will be conclusive and binding. Neither Millennium Bankshares, Albemarle First Bank nor the exchange agent is under any obligation to notify any person of any defect in an election form submitted to the exchange agent. The exchange agent, or Millennium Bankshares and Albemarle First Bank if the exchange agent declines to do so, will also be making any computations required by the reorganization agreement, and all such computations will be conclusive and binding on the holders of Albemarle First Bank common stock in the absence of manifest error. An election form may be changed if the record holder effectively revokes such holder’s election form in accordance with the procedures described on the election form and a new election form for such holder is received by the exchange agent prior to the election deadline. An Albemarle First Bank shareholder who does not submit an election form to the exchange agent prior to the election deadline, including a holder who submits and then revokes such holder’s election form and does not re-submit an election form that is timely received by the exchange agent, will be deemed not to have made an election and will be deemed to have elected to receive Millennium Bankshares common stock for all of such person’s shares of Albemarle First Bank common stock.

If Millennium Bankshares and Albemarle First Bank do not expect to consummate the merger within three to five business days after the shareholder meetings, they will extend the election deadline and publicly announce the extension. Albemarle First Bank will use its reasonable efforts to make an election form available to all persons who have become Albemarle First Bank shareholders following the record date.

Manner and Basis of Converting Shares; Procedure; No Fractional Shares; Effect on Certificates

Within five business days after the effective time of the merger, transmittal forms and exchange instructions will be mailed to each holder of Albemarle First Bank common stock who did not previously submit an election form to receive cash for all of such person’s shares of Albemarle First Bank common stock. The transmittal forms will be used to surrender and exchange certificates formerly evidencing shares of Albemarle First Bank common stock for certificates representing shares of Millennium Bankshares common stock and cash to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing Albemarle First Bank common stock will be able to surrender such certificates to American Stock Transfer & Trust Company, the exchange agent for Millennium Bankshares common stock, and each such holder will receive in exchange therefor cash to which such holder is entitled, certificates evidencing the number of whole shares of Millennium Bankshares common stock to which such holder is entitled, any cash which may be payable in lieu of a fractional share of Millennium Bankshares common stock, and any dividends or other distributions with respect to Millennium Bankshares common stock with a record date after the effective time of the merger. Except as described above with respect to cash elections, Albemarle First Bank stockholders should not send in their certificates until they receive a transmittal form.

Each holder of shares of common stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of Millennium Bankshares common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Millennium Bankshares common stock multiplied by (ii) the closing price for a share of Millennium Bankshares common stock on the Nasdaq SmallCap Market on the date of the effective time.

After the effective time of the merger, each certificate formerly representing Albemarle First Bank common stock, until so surrendered and exchanged, will evidence only the right to receive, pursuant to an election to which such holder is entitled to make, the cash and the number of whole shares of Millennium Bankshares common stock that the holder is entitled to receive in the merger, any cash payment in lieu of a fractional share of Millennium Bankshares common stock and any dividend or other distribution with respect to Millennium Bankshares common stock with a record date prior to the effective time of the merger. The holder of such unexchanged certificate will not be entitled to receive any dividends or distributions payable by Millennium Bankshares until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of Millennium Bankshares common stock, will be paid without interest.

Dissenters’ or Appraisal Rights

Albemarle First Bank shareholders will not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this joint proxy statement/prospectus.

Millennium Bankshares shareholders will also not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this joint proxy statement/prospectus.

Shareholder Agreements

In connection with the execution of the reorganization agreement, each of the directors of Albemarle First Bank executed a shareholder agreement. The shareholder agreements provide, among other things, that unless the board of directors of Albemarle First Bank has resolved to accept an acquisition proposal from a third party in accordance with the reorganization agreement, the Albemarle First Bank director will vote all of the shares of Albemarle First Bank common stock over which the director has voting power in favor of the reorganization agreement and the related transactions. As of the date of their execution, June 9, 2005, the shareholder agreements related to an aggregate of 180,150 shares of Albemarle First Bank common stock, or approximately 10.6% of the shares entitled to vote on the merger. In addition, until the earliest to occur of the effective time of the merger, the termination of the shareholder agreements or the abandonment of the merger, each such director further agreed that he will vote any such shares against the approval of any other competing tender or exchange offer, a proposal for a merger, consolidation or other business combination, an offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of Albemarle First Bank or its subsidiaries (each such transaction is referred to as an “acquisition proposal”), involving Albemarle First Bank and a third party, or for any action that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Albemarle First Bank under the reorganization agreement. Each such director also agreed that he or she will not transfer shares of Albemarle First Bank common stock prior to the earlier of the termination of the shareholder agreement and the day immediately following the record date for the Albemarle First Bank annual shareholder meeting to approve the reorganization agreement, unless such director receives the prior written consent of Millennium Bankshares permitting such transfer.

Background of the Merger; Board Recommendations and Reasons for the Merger

The board of directors and management of Albemarle First Bank have periodically explored and discussed strategic options potentially available to Albemarle First Bank in view of the increasing competition and continuing consolidation in the financial services industry. These strategic discussions included the possibility of business combinations involving Albemarle First Bank and other financial institutions. From time to time over the past several years, representatives of Albemarle First Bank have had preliminary discussions with representatives of other financial institutions concerning the possibility of such a business combination, but none of those preliminary discussions resulted in a proposal that the board could recommend to shareholders. The board of directors of Albemarle First Bank also received shareholder proposals from two separate shareholders requesting that the board of directors include shareholder proposals in its proxy statement for the 2005 annual meeting requiring the board of directors to pursue a sale of the bank or otherwise seek to enhance shareholder value. The shareholders withdrew their proposals following the public announcement of the reorganization agreement with Millennium Bankshares.

During December 2004 and January 2005, the Millennium Bankshares board of directors met on several occasions to discuss potential strategies for expanding Millennium Bankshares’ banking franchise through acquisitions. Representatives of FTN Midwest Securities Corp., referred to as “FTN,” had discussions regarding these strategies with management of Millennium Bankshares during this period. Millennium Bankshares determined to pursue a general acquisition strategy focusing on acquisition candidates located in fast growing metropolitan areas in Virginia and other Virginia communities with favorable demographics that would be well-suited for Millennium Bankshares’ community banking franchise.

On February 3, 2005, Millennium Bankshares retained FTN to assist Millennium Bankshares in identifying potential acquisition candidates and in structuring and negotiating any transactions that may develop from inquiries made by FTN.

In January and February of 2005, Albemarle First Bank requested that Anderson & Strudwick, Inc., referred to as “A&S,” make a presentation to the Albemarle First Bank board of directors on various strategic alternatives. As part of that presentation, A&S conducted a financial and market overview of Albemarle First Bank which included comparisons and analysis aimed at determining the most viable option for Albemarle First Bank, including various alternatives to maximize shareholder value. Upon review and discussion of the information made available by A&S, the Albemarle First Bank board of directors engaged A&S on February 24, 2005 and authorized A&S to proceed to identify potential affiliation partners.

With the help of the management of Albemarle First Bank, A&S created a memorandum containing financial and operational information about Albemarle First Bank that could be used to solicit interest in an affiliation transaction with Albemarle First Bank. A&S also worked with the board and management of Albemarle First Bank to generate a list of 29 potential affiliation partners. In early March 2005, A&S began to contact parties which had been identified to solicit indications of interest. From the original 29 potential parties, 19 (including Millennium Bankshares) indicated sufficient interest to sign a confidentiality agreement, and six of those (including Millennium Bankshares) ultimately indicated to A&S that they had an interest in pursuing a transaction with Albemarle First Bank. On March 25, 2005, Millennium Bankshares’ chief executive officer, Carroll C. Markley, and representatives of FTN met with A&S to discuss a possible acquisition of Albemarle First Bank. On March 31, 2005, Millennium Bankshares submitted a non-binding indication of interest regarding a possible acquisition of Albemarle First Bank.

On April 7, 2005, the Albemarle First Bank board of directors met to review and discuss the various indications of interest that had been submitted as a result of the process employed by A&S. At that meeting, A&S presented to the Albemarle First Bank board of directors an overview of the various indications of interest from each of six final parties. The overview analyzed the various parties and their indications of interests in three general ways: pricing, past financial performance and non-financial issues such as structure, employee issues and management. After receiving the presentation from A&S, the Albemarle First Bank board of directors resolved to allow the high bidder in the final six (which was not Millennium Bankshares) to conduct due diligence and to ask each of the other bidders to improve their offer if they desired to conduct due diligence.

On April 25, 2005, the high bidder in the first round presented a revised and final offer for the acquisition by merger of Albemarle First Bank with 80% of the consideration stock and 20% cash. The proposal involved the elimination of Albemarle First Bank through merger.

On April 27, 2005, Mr. Markley and Anita L. Shull, Millennium Bankshares’ chief operating officer, and representatives of FTN met with Albemarle First Bank’s president, Thomas M. Boyd, Jr., and representatives of A&S to discuss the general terms of a possible acquisition.

On May 3, 2005, the Albemarle First Bank board of directors met to consider the initial high bid. At the same time, Millennium Bankshares indicated to A&S that it was willing to make a proposal, subject to a due diligence review, at a price which was potentially higher than the price offered by the initial high bidder, with up to 50% of the consideration to be in the form of cash. In addition, Millennium Bankshares offered to preserve Albemarle First Bank as a wholly-owned subsidiary and to place two members of Albemarle First Bank’s board of directors on its holding company board. Based upon opinions expressed to the Albemarle First Bank board by A&S, the board elected not to accept the proposal made by the initial high bidder and authorized A&S to notify Millennium Bankshares that it could proceed with due diligence so that its proposal could be finalized and considered by the Albemarle First Bank board.

Subsequently, Millennium Bankshares completed its due diligence and on May 9, 2005, Albemarle First Bank and Millennium Bankshares signed a non-binding letter containing a term sheet which outlined the basic terms for the transaction subject to the negotiation of a mutually agreeable definitive agreement. The terms included consideration to be received by Albemarle First Bank shareholders that was more favorable than the consideration offered by the initial high bidder.

Between May 9 and June 9, 2005, Albemarle First Bank and Millennium Bankshares and their respective advisors and representatives negotiated the terms of a definitive reorganization agreement which management of Albemarle First Bank could recommend to the Albemarle First Bank board of directors.

On June 9, 2005, Albemarle First Bank board of directors met to review and consider the definitive agreement. Prior to the meeting on June 9, 2005, a copy of the definitive agreement had been submitted to A&S for its consideration with respect to its fairness to Albemarle First Bank and its shareholders.

At the June 9, 2005 meeting, counsel for Albemarle First Bank reviewed the terms and conditions of the definitive agreement with the Albemarle First Bank board and A&S delivered to the board its written opinion that as of the date of its opinion, and based upon and subject to the considerations described in its opinion, and other matters as A&S considered relevant, the proposed transaction was fair from a financial point of view to the holders of Albemarle First Bank common stock. The Albemarle First Bank Board of Directors then unanimously approved (with one abstention) the reorganization agreement with Millennium Bankshares and resolved to recommend it to the Albemarle First Bank shareholders for approval.

On June 9, 2005, a majority of the Millennium Bankshares board of directors met to review and consider the definitive agreement. At the meeting, counsel for Millennium Bankshares reviewed the terms and conditions of the definitive agreement with the Millennium Bankshares board and FTN made a presentation regarding the various financial aspects of the proposed merger. The reorganization agreement was unanimously approved by the directors participating in the June 9, 2005 meeting.

A joint press release announcing the execution of the reorganization agreement was issued by Millennium Bankshares and Albemarle First Bank on June 10, 2005.

Millennium Bankshares Board Recommendation and Reasons for the Merger. Millennium Bankshares’ board of directors believes that the merger is in the best interests of Millennium Bankshares. Accordingly, Millennium Bankshares’ board of directors approved the reorganization agreement and the transactions contemplated thereby and recommends that the Millennium Bankshares shareholders vote “FOR” the matters to be considered and voted upon at the special meeting.

In reaching its decision to approve the reorganization agreement, the Millennium Bankshares board of directors consulted with Millennium Bankshares’ management, as well as its financial and legal advisors, and considered a variety of factors, including the following:

•	the significance of the acquisition of Albemarle First Bank as a first step in the execution of Millennium Bankshares’ recently adopted strategic plan to better serve Virginia’s growing communities;

•	the fact that, as a result of Millennium Bankshares’ entry into the Charlottesville, Virginia market, Millennium Bankshares’ community bank franchise will serve three of Virginia’s most dynamic markets — Reston/Washington, DC, Richmond and Charlottesville;

•	the favorable demographics of the Charlottesville, Virginia metropolitan area, including its projected population growth and growing, low cost deposit base;

•	the quality of Albemarle First Bank’s management, its extensive experience in Charlottesville market, and the fact that its president and chief executive officer, Thomas M. Boyd, Jr., and its senior vice president and chief lending officer, A. Preston Moore, Jr., entered into three year employment agreements as part of the merger;

•	the complementary nature of the business of Millennium Bankshares and Albemarle First Bank, particularly each organization’s emphasis on the traditional community banking;

•	the fact that Albemarle First Bank will continue as a separate subsidiary of Millennium Bankshares and that its board of directors is expected to stay in place as a local bank board, with additional directors appointed by Millennium Bankshares to ensure consistency with corporate goals;

•	the synergies and cost savings that may be achieved through the centralization of operations and corporate functions of Albemarle First Bank with Millennium Bankshares;

•	the anticipated effect of the merger on the earnings per share of Millennium Bankshares following the merger;

•	the results of its due diligence review of Albemarle First Bank;

•	its view that the acquisition of Albemarle First Bank presents manageable execution risk;

•	its review of Albemarle First Bank’s business, operations, financial condition and prospects;

•	the structure of the merger and the terms of the reorganization agreement;

•	the financial analysis presented by FTN and its willingness to render a fairness opinion with respect to the merger. See “—Opinion of Millennium’s Financial Advisor” beginning on page 51; and

•	the perceived likelihood that the merger will be approved by the appropriate regulatory authorities. See “—Regulatory Approvals” beginning on page 76.

This discussion of the information and factors considered by Millennium Bankshares’ board of directors is not intended to be exhaustive but includes all material factors the board considered. In reaching the determination to approve and recommend the merger, Millennium Bankshares’ board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Millennium Bankshares’ board of directors recommends that Millennium Bankshares shareholders vote “FOR” the matters to be considered and voted upon at the special meeting.

Albemarle First Bank Board Recommendation and Reasons for the Merger. In determining to approve the reorganization agreement and the transactions contemplated thereby and to recommend their approval to Albemarle First Bank shareholders, the Albemarle First Bank board of directors reviewed and considered a number of factors, including, without limitation, the following:

•	the per share value of the consideration to Albemarle First Bank shareholders and the fact that up to 50% of that consideration will be in the form of cash;

•	the fact that the merger allows Albemarle First Bank shareholders who elect to become shareholders of Millennium Bankshares to be part owner of a larger, more diversified financial services institution;

•	the fact that the merger will result in Albemarle First Bank maintaining its local identity by becoming a wholly-owned subsidiary of Millennium Bankshares as opposed to ceasing to exist through merger into another financial institution;

•	information regarding the business, operations, earnings, financial condition, management and prospects of Albemarle First Bank and Millennium Bankshares, including the desire of Millennium Bankshares to increase the capital of Albemarle First Bank;

•	the operating environment for Albemarle First Bank, including, but not limited to, the continued consolidation and increasing competition in the banking and financial services industries and the prospect for further changes in the industry in the future;

•	the fact that the merger should allow Albemarle First Bank to expand its presence in its market, increase its competitiveness and improve its operations;

•	the opinion of A&S rendered to the Albemarle First Bank board of directors as to the fairness, from a financial point of view, of the merger consideration to holders of Albemarle First Bank common stock. See “—Opinion of Albemarle First Bank’s Financial Advisor” beginning on page 60).

In reaching its determination to approve and recommend the merger, the Albemarle First Bank board of directors did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors. The foregoing discussion of the information and factors considered by the Albemarle First Bank board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Albemarle First Bank board of directors.

Based on the foregoing, the Albemarle First Bank board of directors believes that the merger is in the best interests of Albemarle First Bank and its shareholders and recommends that Albemarle First Bank shareholders vote “FOR” approval of the reorganization agreement and the related plan of merger.

Opinion of Millennium Bankshares’ Financial Advisor

Millennium Bankshares retained FTN to act as its exclusive financial advisor in connection with the proposed merger. On June 9, 2005, FTN delivered to the Millennium Bankshares board of directors an oral opinion, which was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio provided for, and the aggregate merger consideration paid by Millennium Bankshares, in the merger were fair, from a financial point of view, to Millennium Bankshares. FTN does not have any obligation to update, revise or reaffirm its opinion.

The full text of FTN’s opinion, dated June 9, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by FTN, is attached as Annex C to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/ prospectus by reference. The summary of FTN’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Millennium Bankshares shareholders are urged to read the opinion carefully in its entirety. FTN’s opinion was delivered to the Millennium Bankshares board of directors for its information and is directed only to the fairness, from a financial point of view, to Millennium Bankshares, of the exchange ratio and the aggregate merger consideration paid in the merger and does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Millennium Bankshares, or any other aspect of the merger, including the merits of the underlying decision by Millennium Bankshares to engage in the merger. FTN’s opinion does not constitute a recommendation to any Millennium Bankshares shareholder as to how the shareholder should vote with respect to the proposed merger or any other matter.

In preparing its opinion to the Millennium Bankshares board of directors, FTN performed various financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying FTN’s opinion or the presentation made by FTN to the Millennium

Bankshares board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, FTN did not attribute any particular weight to any analysis or factor considered by it, but rather made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Also, no company included in FTN’s comparative analyses described below is identical to Millennium Bankshares or Albemarle First Bank and no transaction is identical to the merger. Therefore, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Millennium Bankshares or Albemarle First Bank and the companies to which they are being compared. Accordingly, FTN believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of the analyses, would create a misleading or incomplete view of the process underlying its opinion.

In performing its analyses, FTN made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FTN, Millennium Bankshares or Albemarle First Bank. Any estimates contained in the analyses performed by FTN are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, FTN’s opinion was among several factors taken into consideration by the Millennium Bankshares board of directors in making its determination to approve the reorganization agreement and the aggregate consideration to be paid by Millennium Bankshares in the merger. Consequently, FTN’s analyses should not be viewed as determinative of the decision of the Millennium Bankshares board of directors or Millennium Bankshares management with respect to the fairness of the exchange ratio or the aggregate merger consideration provided for in the reorganization agreement.

In arriving at its opinion, FTN, among other things, did the following:

•	reviewed the reorganization agreement;

•	reviewed certain publicly available business and financial information relating to Millennium Bankshares and Albemarle First Bank that FTN deemed to be relevant;

•	reviewed certain information, including financial analyses and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Millennium Bankshares and Albemarle First Bank, including financial forecasts relating to Albemarle First Bank prepared by the management of Albemarle First Bank and Millennium Bankshares referred to as the “forecasts”, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger referred to as the “synergies”, furnished to FTN by Millennium Bankshares;

•	conducted discussions with members of the senior managements of Millennium Bankshares and Albemarle First Bank and their respective representatives regarding the matters described in the preceding two bullet points as well as their respective businesses and prospects before and after giving effect to the merger and the synergies;

•	reviewed the reported price and trading activity for Millennium Bankshares common stock and Albemarle First Bank common stock, and compared them with similar information for certain other publicly traded companies that FTN deemed to be relevant;

•	compared the proposed financial terms of the merger with the financial terms of other transactions that FTN deemed to be relevant; and

•	reviewed the current market environment in the banking industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

In performing its reviews and analyses and in rendering its opinion, FTN relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided by Millennium Bankshares or Albemarle First Bank or their respective representatives, or that was otherwise reviewed by FTN and have assumed such accuracy and completeness for purposes of rendering the opinion. FTN further relied on the assurances of management of Millennium Bankshares and Albemarle First Bank that they were not aware of any facts or circumstances that would make any of the information provided by Millennium Bankshares and Albemarle First Bank, respectively, inaccurate or misleading. FTN has not been asked to undertake, and has not undertaken, an independent verification of any of such information and FTN does not assume any responsibility or liability for the accuracy or completeness thereof. FTN did not undertake an independent evaluation or appraisal of any of the assets or liabilities of Millennium Bankshares or Albemarle First Bank, nor was it furnished with any evaluations or appraisals. FTN did not make an independent evaluation of the adequacy of the allowance for loan losses of Millennium Bankshares or Albemarle First Bank nor has FTN reviewed any individual credit files relating to Millennium Bankshares or Albemarle First Bank. FTN assumed, with Millennium Bankshares’s consent, that the respective allowances for loan losses for both Millennium Bankshares and Albemarle First Bank, as may or may not be adjusted to reflect the due diligence findings of Millennium Bankshares management, are adequate to cover such losses. With respect to the forecasts and the synergies prepared by the management of Millennium Bankshares and Albemarle First Bank and furnished to or discussed with FTN by Millennium Bankshares or Albemarle First Bank, FTN assumed, with the consent of the Millennium Bankshares board of directors, that they were reasonably prepared and reflected the best currently available estimates and judgments of Millennium Bankshares’s or Albemarle First Bank’s management as to the expected future financial performance of Millennium Bankshares or Albemarle First Bank, as the case may be, and the synergies and that the forecasts and the synergies would be achieved.

FTN’s opinion is necessarily based upon market, economic and other conditions as they existed on, and on the information made available to FTN as of, June 9, 2005. FTN assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger. FTN did not express any opinion as to the prices at which Millennium Bankshares common stock or Albemarle First Bank common stock will trade following the announcement of the merger or the price at which Millennium Bankshares common stock will trade following the completion of the merger. No other limitation was imposed on FTN with respect to the investigations made or procedures followed by FTN in rendering its opinion.

Financial Analysis. The following is a summary of the material analyses performed by FTN in connection with its opinion to the Millennium Bankshares board of directors dated June 9, 2005. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully FTN’s financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of FTN’s financial analyses.

Premium Analysis. Based upon per-share financial information for Albemarle First Bank for the twelve months ended March 31, 2005, FTN calculated the following ratios:

Transaction Ratios

Transaction value/Last 12 months’ EPS (1)	197.8	x
Transaction value/Tangible book value per share (1)	245.3%
Transaction value/Stated book value per share (1)	245.3%
Tangible book premium/Core Deposits (2)	19.2%
Market Premium (3)	29.7%

(1)	As of March 31, 2005, transaction value represents the value paid for outstanding shares only, which excludes the intrinsic value of outstanding options and warrants.
(2)	Core deposits exclude time deposits with account balances greater than $100,000 and brokered CDs. Tangible book premium/core deposits is calculated by dividing the excess of the aggregate transaction value of $27.1 million over tangible book value by core deposits.
(3)	Based upon stock price as of May 6, 2005.

For purposes of FTN’s analyses, Albemarle First Bank’s earnings per share were based on fully diluted earnings per share. The aggregate transaction value was approximately $27.1 million, based upon 1,601,182 shares of Albemarle First Bank common stock outstanding as of March 31, 2005 and including the intrinsic value of options to purchase 90,300 shares and warrants to purchase 242,095 shares of Albemarle First Bank common stock at exercise prices of $10.00 and $10.50, respectively. If all Albemarle First Bank stock warrants are exercised prior to the closing of the merger, the transaction value would increase to approximately $29.7 due to the increase in Albemarle First Bank’s capital of approximately $2.6 million that results from the issuance of an additional 242,095 shares at a per share price of $10.50. The options to purchase Albemarle First Bank common stock will be converted into options to purchase shares of Millennium Bankshares common stock, with the exercise price and number of underlying shares adjusted to reflect the exchange ratio.

Stock Trading History. FTN reviewed the history of the reported trading prices and volume of Millennium Bankshares’s and Albemarle First Bank’ common stock for the one-year and three-year periods ended May 7, 2005. FTN compared the relationship between the movements in the prices of Millennium Bankshares’s common stock to movements in the prices of Albemarle First Bank common stock, the S&P Bank Index, S&P 500 Index, FTN SmallCap Bank Index and the weighted average (by market capitalization) performance of composite peer groups of publicly traded commercial banks selected by FTN for Millennium Bankshares. FTN compared the relationship between the movements in the prices of Albemarle First Bank’ common stock to movements in the prices of Millennium Bankshares common stock, the S&P Bank Index, S&P 500 Index, FTN SmallCap Bank Index and the weighted average (by market capitalization) performance of composite peer groups of publicly traded commercial banks selected by FTN for Millennium Bankshares. The composition of the peer groups for Millennium Bankshares and Albemarle First Bank, respectively, is discussed under the relevant section under “Comparable Company Analysis” below.

Albemarle First Bank Stock Performance. During the one-year period ended May 6, 2005, Albemarle First Bank common stock generally outperformed Millennium Bankshares, the various indices and the peer group to which it was compared. During the three-year period ended May 6, 2005, Albemarle First Bank common stock outperformed Millennium Bankshares common stock, FTN SmallCap Bank Index, the S&P Bank Index and the S&P500 Index to which it was compared. Albemarle First Bank common stock underperformed the peer group to which it was compared over the same period of time. Albemarle First Bank common stock has a relatively low average daily volume as evidenced by the 695 average daily shares traded for the preceding 20 trading days prior to

May 6, 2005. Due to the low trading volume, the market perhaps is not as efficient and the market capitalization of Albemarle First Bank may be susceptible to changes in volume as opposed to changes in the underlying value of the company. In 2004, Albemarle First Bank returned to profitability after experiencing credit problems during the previous two years leading to an increase in stock price to a valuation more typical of a community bank during this time.

Millennium Bankshares Stock Performance. During the one-year period ended May 6, 2005, Millennium Bankshares common stock outperformed the FTN SmallCap Bank Index, the S&P Bank Index and the S&P 500 Index and the peer group to which it was compared, but it underperformed Albemarle First Bank common stock. Over the three-year period ended May 6, 2005, Millennium Bankshares common stock underperformed Albemarle First Bank common stock and the various indices and peer group to which it was compared. Millennium Bankshares performed a secondary issuance on May 4, 2004 that increased the common stock outstanding by more than 140% which led to dilution in the share price. On a market capitalization basis, Millennium Bankshares appreciated from $27.5 million to $67.0 million or 144.2% between March 31, 2004 and June 30, 2004.

	Beginning Index Value 5/7/2004	Ending Index Value 5/6/2005
Albermarle First Bank	100.00%	128.42%
Millennium Bankshares	100.00	114.78
FTN Small Cap Bank Index	100.00	107.31
Albermarle First Bank Peer Group	100.00	102.94
Millennium Bankshares Peer Group	100.00	109.72
S&P Bank Index	100.00	108.72
S&P 500 Index	100.00	106.61

	Beginning Index Value 5/10/2002	Ending Index Value 5/6/2005
Albermarle First Bank	100.00%	139.43%
Millennium Bankshares	100.00	101.91
FTN Small Cap Bank Index	100.00	129.45
Albermarle First Bank Peer Group	100.00	173.63
Millennium Bankshares Peer Group	100.00	186.58
S&P Bank Index	100.00	112.66
S&P 500 Index	100.00	111.03

Comparable Company Analysis. FTN used publicly available information to compare selected financial and market trading information for Millennium Bankshares and Albemarle First Bank, respectively and two different groups of commercial banks selected by FTN.

The comparable group for Albemarle First Bank consisted of the following publicly traded commercial banks located in the southeast region of the United States with assets of $100 - $250 million:

Atlantic BancGroup, Inc.

Bank of McKenney

Bank of Richmond, NA

Bank of the James Financial Group, Inc.

Cardinal Bankshares Corporation

Central National Bank

Cherokee Banking Company

Coastal Banking Company, Inc.

Community National Bancorporation

Exchange Bankshares, Inc.

First Capital Bank

First Fed Bancorp, Inc.

Heritage Bankshares, Inc.

Little Bank, Incorporated

Pilot Bankshares, Inc.

Pioneer Bankshares, Inc.

Shenandoah National Bank

Southern Community Financial Corp.

Suncoast Bancorp, Inc.

Surrey Bancorp, Inc.

Tarpon Coast Bancorp, Inc.

United Financial Banking Companies, Inc.

Weststar Financial Services Corporation

The table below compares the data for Albemarle First Bank as of and for the twelve-month period ended March 31, 2005 and the median, minimum and maximum data for the comparable peer group as of and for the twelve-month period ended March 31, 2005 with pricing data as of May 27, 2005.

Comparable Group Analysis – Market and Financial Performance

Albermarle First Bank	Comparable Group
Median	Minimum	Maximum
Total assets (in millions)	$123.72	$154.04	$107.91	$204.41
Market Capitalization (in millions)	$18.80	$21.51	$8.54	$33.02

Equity/Assets	8.35%	9.00%	6.40%	14.03%
Tangible equity/Tangible assets	8.35%	8.96%	6.40%	14.03%

LTM Return on average equity	1.26%	8.47%	2.77%	16.57%
LTM Return on average assets	0.11%	0.76%	0.31%	1.62%
Net Interest Margin	3.82%	4.00%	2.50%	5.01%
Efficiency Ratio	89.40%	69.79%	59.21%	78.69%
Non-Performing Assets/Assets	2.02%	0.31%	—%	2.30%

Price/LTM earnings per share	152.50	x	19.72	x	10.71	x	49.19	x
Price/Tangible book value	181.90%	150.82%	113.23%	288.66%
Price/Book Value	181.90%	144.34%	106.09%	288.66%

The comparable group for Millennium Bankshares consisted of the following publicly traded commercial banks located in the southeast region of the United States with assets of $375 - $500 million:

American Community Bancshares, Inc.

Appalachian Bancshares, Inc.

Britton & Koontz Capital Corporation

Capital Bancorp Inc.

Central Virginia Bankshares, Inc.

Commonwealth Bankshares, Inc.

Fauquier Bankshares, Inc.

First Century Bankshares, Inc.

First Community Corporation

First National Corporation

Four Oaks Fincorp, Inc.

Habersham Bancorp

James Monroe Bancorp, Inc.

Patrick Henry National Bank

Peoples Bancorporation, Inc.

Southcoast Financial Corporation

Southeastern Banking Corporation

Valley Financial Corporation

WGNB Corp.

The table below compares the data for Millennium Bankshares and the median, minimum and maximum data for the comparable peer group as of and for the twelve-month period ended March 31, 2005 with pricing data as of May 27, 2005.

Comparable Group Analysis – Market and Financial Performance

Millennium Bankshares	Comparable Group
Median	Minimum	Maximum
Total assets (in millions)	$425.50	$399.38	$380.22	$495.98
Market Capitalization (in millions)	$65.98	$65.20	$30.10	$104.15

Equity/Assets	11.01%	8.53%	6.20%	12.40%
Tangible equity/Tangible assets	11.01%	7.80%	5.13%	12.27%

LTM Return on average equity	5.70%	11.30%	5.63%	17.09%
LTM Return on average assets	0.69%	0.89%	0.55%	1.50%
Net Interest Margin	3.28%	3.96%	2.61%	5.03%
Efficiency Ratio	80.23%	62.59%	56.43%	75.52%
Non-Performing Assets/Assets	0.20%	0.33%	0.06%	1.08%

Price/LTM earnings per share	25.90	x	16.78	x	12.62	x	29.30	x
Price/Tangible book value	140.90%	206.18%	129.99%	278.40%
Price/Book Value	140.90%	185.68%	106.08%	281.18%

Contribution Analysis. FTN analyzed the relative contribution of each of Albemarle First Bank and Millennium Bankshares to the proforma balance sheet and income statement items as of March 31, 2005 to the proforma combined entity, including assets, loans net of unearned income, deposits, equity and net income. This analysis excludes any purchase accounting and merger related adjustments. The proforma ownership analysis assumed 50% of the aggregate consideration paid in the merger is in the form of Millennium Bankshares stock and was based on an exchange ratio of 2.0545. The results of FTN’s analysis are set forth in the following table.

Category	Millennium Bankshares	Albermarle First Bank
Estimated Proforma Ownership	83.40%	16.60%
Assets	77.47%	22.53%
Net loans	75.74%	24.26%
Total Deposits	75.87%	24.13%
Equity	81.92%	18.08%
LTM net income	95.06%	4.94%

Analysis of Selected Merger Transactions. FTN reviewed ten merger transactions announced from January 1, 2003 through May 5, 2005 involving commercial banks acquired in Maryland, North Carolina, Virginia, West Virginia and the District of Columbia with announced transaction values greater than $9 million and less than $100 million. FTN reviewed the following multiples: transaction price at announcement to last twelve months’ EPS, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits, and premium to current market price. FTN computed a high, low and median multiple and premium for the transactions. The multiples from the comparable transactions were applied to Albemarle First Bank’s financial information as of and for the twelve months ended March 31, 2004. As illustrated in the following table, FTN derived imputed ranges of values per share for Albemarle First Bank’s common stock of $10.62 to $25.38 based upon the median multiples for the commercial bank transactions in the Comparison Group.

Comparable Transaction Multiples

	Transaction Multiples		Median Group Multiple		Minimum Group Multiple		Maximum Group Multiple
Transaction price/LTM EPS	197.80	x	28.13	x	13.47	x	42.59	x
Transaction price/Book value	245.30%		207.86%		169.82%		308.07%
Transaction price/Tangible book value	245.30%		226.69%		177.17%		327.01%
Franchise premium/Core deposits	19.20%		16.63%		7.89%		35.88%
Market Premium	29.67%		56.14%		4.12%		80.54%

	Transaction Value		Implied Median Value		Implied Minimum Value		Implied Maximum Value
Transaction price/LTM EPS	$15.82		NM		NM		NM	(1)
Transaction price/Book value	$15.82		$13.42		$10.96		$19.88	(2)
Transaction price/Tangible book value	$15.82		$14.63		$11.44		$21.11	(2)
Franchise premium/Core deposits	$15.82		$15.23		$10.62		$25.38	(3)
Market Premium	$15.82		$19.05		$12.70		$22.03	(4)

(1)	Based on 1,637,137 average diluted shares outstanding as of March 31, 2005.
(2)	Based on 1,601,182 common shares outstanding as of March 31, 2005.
(3)	Assumes Albemarle First Bank’s total core deposits are $87.2 million as of March 31, 2005.
(4)	Based upon stock price as of May 6, 2005.

Discounted Cash Flows and Terminal Value Analysis. FTN performed an analysis that estimated the future stream of after-tax cash flows of Albemarle First Bank through December 31, 2008 under various circumstances, assuming Albemarle First Bank’s projected cash flow stream performed in accordance with Albemarle First Bank management’s earnings projections through 2005. For years after 2005, FTN used Albemarle First Bank and Millennium Bankshares managements’ assumptions for earnings growth given Millennium Bankshares’s strategy for the Albemarle First Bank market, without giving benefit to merger related cost savings or revenue enhancements. To approximate the terminal value of Albemarle First Bank’s cash flow at December 31, 2008, FTN applied terminal multiples ranging from 12.0x to 24.0x – providing a range of multiples similar to its peer group. The cash flow streams and terminal values were then discounted to present values using discount rates ranging from 9.0% to 18.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Albemarle First Bank common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share for Albemarle First Bank common stock of $9.64 to $23.10 when applying the various terminal multiples and discount rates. The average closing price for Albemarle First Bank common stock for the twenty-trading days ending with May 6, 2005 was $12.11.

Discounted Cash Flows and Terminal Multiple Values

Discount Rate	12.00x	14.00x	Terminal Multiple
			16.00x	18.00x	20.00x	22.00x	24.00x
9%	12.28	14.08	15.89	17.69	19.49	21.30	23.10
10%	11.94	13.69	15.44	17.19	18.94	20.69	22.44
11%	11.62	13.32	15.01	16.71	18.41	20.11	21.81
12%	11.30	12.95	14.60	16.25	17.90	19.56	21.21
13%	11.00	12.60	14.21	15.81	17.41	19.02	20.62
14%	10.71	12.27	13.82	15.38	16.94	18.50	20.06
15%	10.43	11.94	13.46	14.97	16.49	18.00	19.51
16%	10.16	11.63	13.10	14.57	16.05	17.52	18.99
17%	9.89	11.33	12.76	14.19	15.62	17.05	18.49
18%	9.64	11.03	12.43	13.82	15.21	16.61	18.00

(1)	Based on 1,637,137 average diluted shares outstanding as of March 31, 2005.

In connection with its analyses, FTN considered and discussed with the Millennium Bankshares board of directors how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. FTN noted that the discounted cash flow stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis. FTN analyzed certain potential pro forma effects of the merger, assuming, among other things, the following: (1) the merger will be effective on October 1, 2005, (2) 50% of the Albemarle First Bank shares are exchanged for Millennium Bankshares common stock and the other 50% of Albemarle First Bank’s shares are exchanged for $15.82 per share in cash, (3) earnings per share projections for Millennium Bankshares and Albemarle First Bank are consistent with the forecasts, (4) the purchase accounting adjustments, charges, and synergies, and (5) options to purchase shares of Albemarle First Bank common stock are converted into options to purchase Millennium Bankshares common stock, (6) warrants to purchase common stock of Albemarle First Bank are converted into warrants to purchase Millennium Bankshares common stock. As to the final assumption, Millennium Bankshares has requested Albemarle First Bank to use its reasonable best efforts to cause all outstanding warrants to be exercised prior to the closing. The analyses indicated that for the first full year following the close, the merger would be accretive to Millennium Bankshares’s projected earnings per share and cash earnings per share and, at October 1, 2005 (the assumed closing date of the merger) the merger would be dilutive to Millennium Bankshares’s tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Miscellaneous. Pursuant to the terms of FTN’s engagement, Millennium Bankshares has agreed to pay FTN (a) a fee of $25,000 upon the delivery of its opinion to the Millennium Bankshares board of directors and (b) a fee of $315,000, all of which is contingent and payable only if the merger is completed and from which any fees previously paid will be deducted. Millennium Bankshares also has agreed to reimburse FTN for reasonable expenses incurred by FTN in performing its services and to indemnify FTN and related persons and entities against liabilities, including liabilities under the U.S. federal securities laws, arising out of FTN’s engagement.

Millennium Bankshares retained FTN based upon FTN’s experience and expertise. FTN is a nationally recognized investment banking and advisory firm. FTN, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. FTN is an affiliate of FTN Financial Group (a division of First Tennessee Bank National Association), which is nationally recognized for its expertise in the capital markets needs of financial institutions.

With the exception of its services in connection with the merger, FTN has not provided financial advisory or financing services to either Millennium Bankshares or Albemarle First Bank. One of FTN’s affiliates, however, has provided investment, insurance and balance sheet management services to Millennium Bankshares. FTN may provide investment banking services to Millennium Bankshares and Albemarle First Bank in the future. In connection with the above-described services our affiliates have received, and we and our affiliates may receive in the future, compensation. In the ordinary course of FTN’s business, FTN may purchase securities from and sell securities to Millennium Bankshares and Albemarle First Bank and their affiliates. FTN may also actively trade the debt and/or equity securities of Millennium Bankshares or Albemarle First Bank or their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of Albemarle First Bank’s Financial Advisor

Albemarle First Bank retained Anderson & Strudwick, Inc., referred to as A&S, on February 24, 2005 to assist it in exploring strategic alternatives including whether to pursue a possible transaction with another financial institution. As part of that engagement, Albemarle First Bank retained A&S to act as its sole financial advisor in connection with possible mergers and related matters. A&S also agreed, if requested by Albemarle First Bank, to render an opinion with respect to the fairness, from a financial point of view, to the holders of Albemarle First Bank common stock, of any merger consideration to be received by them should Albemarle First Bank agree to a merger transaction. A&S is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Albemarle First Bank and its business. As part of its investment banking business, A&S is routinely engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions. Albemarle First Bank selected A&S as its financial advisor based upon A&S’s qualifications, experience and reputation.

On June 9, 2005, A&S delivered its oral and written opinions that the merger consideration to be received by Albemarle First Bank shareholders under the reorganization agreement was fair to the shareholders of Albemarle First Bank, from a financial point of view, as of the date of the opinion. A&S also delivered to the Board of Albemarle First Bank a written opinion dated as of the date of this joint proxy statement/prospectus confirming its oral and written opinions of June 9, 2005. Neither Albemarle First Bank nor its board of directors imposed any limitations on A&S with respect to the investigations made or the procedures followed in rendering its opinion.

The full text of A&S’s written opinion to Albemarle First Bank’s board of directors, dated as of the date of this joint proxy statement/prospectus, which sets forth the assumptions made, matters considered and extent of review by A&S, is attached as Annex D and is incorporated by reference into this joint proxy statement/prospectus. It should be read carefully and in its entirety in conjunction with this joint proxy statement/prospectus. The following summary of A&S opinion is qualified in its entirety by reference to the full text of the opinion. A&S’s opinion is addressed to the Albemarle First Bank board of directors and does not constitute a recommendation to any shareholder of Albemarle First Bank as to how the shareholder should vote at the shareholder meeting.

In rendering its opinion, A&S reviewed, among other things:

the reorganization agreement;

the historical financial performance, current financial position and general prospects of Albemarle First Bank and certain internal financial analyses and forecasts prepared by management of Albemarle First Bank;

the historical financial performance, current financial position and general prospects of Millennium Bankshares and certain internal financial analyses and forecasts prepared by management of Millennium Bankshares;

interim reports to shareholders and Quarterly Reports on Form 10-Q of Albemarle First Bank and other communications from Albemarle First Bank to its shareholders;

interim reports to shareholders and Quarterly Reports on Form 10-Q of Millennium Bankshares and other communications from Millennium Bankshares to its shareholders; and

other financial information concerning the businesses and operations of Albemarle First Bank and Millennium Bankshares furnished to A&S by Albemarle First Bank and Millennium Bankshares for purposes of A&S’s analysis;

A&S also held discussions with members of senior management of Albemarle First Bank and Millennium Bankshares regarding:

past and current business operations;

regulatory relationships;

financial condition; and

future prospects of the respective companies;

A&S also:

reviewed the market prices, valuation multiples, publicly reported financial conditions and results of operations for Millennium Bankshares and compared them with those of certain publicly traded companies that A&S deemed to be relevant;

reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for Albemarle First Bank and compared them with those of certain publicly traded companies that A&S deemed to be relevant;

compared the proposed financial terms of the merger with the financial terms of certain other transactions that A&S deemed to be relevant; and

performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, A&S relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to A&S or that was discussed with, or reviewed by or for A&S, or that was publicly available. A&S did not attempt or assume any responsibility to verify such information independently. A&S relied upon the management of Albemarle First Bank as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to A&S. A&S assumed, without independent verification, that the aggregate allowances for loan and lease losses for Millennium Bankshares and Albemarle First Bank are adequate to cover those losses. A&S did not make or obtain any evaluations or appraisals of any assets or liabilities of Millennium Bankshares or Albemarle First Bank, and A&S did not examine any books and records or review individual credit files.

The projections furnished to A&S and used by it in certain of its analyses were prepared by Albemarle First Bank’s senior management. Albemarle First Bank does not publicly disclose internal management projections of the type provided to A&S in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, A&S assumed that, in all respects material to its analyses:

the merger will be completed substantially in accordance with the terms set forth in the reorganization agreement;

the representations and warranties of each party in the reorganization agreement and in all related documents and instruments referred to in the reorganization agreement are true and correct;

each party to the reorganization agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

all conditions to the completion of the merger will be satisfied without any waivers; and

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

A&S further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles. A&S’s opinion is not an expression of an opinion as to the prices at which shares of Albemarle First Bank common stock or shares of Millennium Bankshares common stock will trade following the announcement of the merger or the actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger.

In performing its analyses, A&S made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of A&S, Albemarle First Bank and Millennium Bankshares. Any estimates contained in the analyses performed by A&S are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

The following is a summary of the material analyses presented by A&S to the Albemarle First Bank board of directors in connection with its June 9, 2005 opinion. The summary is not a complete description of the analyses underlying the A&S opinion or the presentation made by A&S to the Albemarle First Bank board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, A&S did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, A&S believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Transaction Summary

A&S calculated the merger consideration to be paid as a multiple of Albemarle First Bank’s book value per share, tangible book value per share and latest twelve months’ earnings per share. A&S also calculated the merger consideration to be paid as a “Core Deposit Premium.” Core Deposit Premium equals the difference between the aggregate merger consideration and Albemarle First Bank’s tangible equity divided by total domestic, non-brokered deposits less time deposit accounts greater than $100,000. Additionally, A&S has adjusted throughout its analyses the financial data to exclude any non-recurring income and expenses and any extraordinary items. The merger consideration was based on an exchange ratio that would result in Albemarle First Bank shareholders receiving $15.82 per share as long as Millennium Bankshares’ common stock trades between $7.00 and $8.40 per share. These computations were based on Albemarle First Bank’s stated and tangible book value per share of $6.45 as of March 31, 2005, Albemarle First Bank’s latest twelve months’ earnings per share of $0.08 as of March 31, 2005, and core deposits of $87.1 million as of March 31, 2005. Based on those assumptions and Millennium Bankshares’ closing price of $7.46 on June 9, 2005, this analysis indicated Albemarle First Bank shareholders electing to receive or otherwise allocated Millennium Bankshares common stock would receive stock worth $15.82 for each share of Albemarle First Bank common stock held. This amount would represent 245.3% of book value and tangible book value per share, 197.8 times latest twelve months’ earnings per share, and a Core Deposit Premium of 19.5%.

A&S also analyzed the per share transaction value as a premium to the closing price of Albemarle First Bank common stock prior to the announcement of the merger. The analyses performed indicated the per share transaction value as a premium to the closing price of Albemarle First Bank common stock on June 9, 2005 was 39.4%.

Selected Transaction Analysis

A&S reviewed certain financial data related to a set of comparable regional bank transactions announced since December 31, 2001 with deal values between $54 million and $15 million (20 transactions).

A&S compared multiples of price to various factors for the Millennium Bankshares-Albemarle First Bank merger to the same multiples for the comparable group’s mergers at the time those mergers were announced. The results were as follows:

Comparable Transactions

	Low		High		Median		Millennium Bankshares/Albemarle First Bank Merger
Price / Stated Book Value	135.3%		278.0%		200.3%		245.3%
Price / Tangible Book Value	135.3		278.0		206.4		245.3
Price / Latest Twelve Months’ Earnings Per Share	12.9	x	36.5	x	22.8	x	197.8	x

Core Deposit Premium	7.1		33.3		16.8		19.5
Premium to Market Price	4.1		80.5		34.3		39.4

A&S also analyzed the financial data for the period ended March 31, 2005 for Albemarle First Bank and reporting periods prior to the announcement of each transaction for each target in the Selected Transactions Analysis. The results were as follows:

Comparable Targets

	Low	High	Median	Albemarle First Bank
Equity / Assets	5.99%	14.36%	8.99%	8.35%
Non-Performing Assets / Assets	0.00	1.85	0.27	2.02
Return on Average Assets (Year-to-Date Annualized)	(0.33)	1.90	0.78	0.10
Return on Average Equity (Year-to-Date Annualized)	(3.49)	16.84	13.95	1.20
Efficiency Ratio (Latest Twelve Months)	48	99	71	91

No company or transaction used as a comparison in the above analysis is identical to Millennium Bankshares, Albemarle First Bank or the merger. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which they are being compared.

Discounted Cash Flow Analysis

Using discounted dividends analysis, A&S estimated the present value of the future stream of dividends that Albemarle First Bank could produce over the next five years, under various circumstances, and assuming Albemarle First Bank performed in accordance with management’s earnings forecast for 2005 and 20.0% annual earnings growth thereafter. A&S then estimated the terminal values for Albemarle First Bank stock at the end of the period by applying multiples ranging from 18.0x to 20.0x projected earnings in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 12.0% to 15.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Albemarle First Bank common stock. This discounted dividend analysis indicated reference ranges of between $6.51 and $8.23 per share of Albemarle First Bank common stock. These values are well below the consideration offered by Millennium Bankshares to Albemarle First Bank in the merger of $15.82 per share on June 9, 2005, (the date of the reorganization agreement).

Relative Stock Price Performance

A&S also analyzed the price performance of Millennium Bankshares common stock from June 9, 2004 to June 9, 2005 and compared that performance to the performance of the SNL Mid Atlantic Bank Index (“Bank Index”) over the same period. This analysis indicated the following cumulative changes in price over the period:

Millennium Bankshares	3.32%
Mid Atlantic Bank Index	(1.69)

Selected Peer Group Analysis

A&S compared the financial performance and market performance of Millennium Bankshares to those of a group of comparable holding companies. The comparisons were based on:

various financial measures including:

earnings performance

operating efficiency

capital

asset quality

various measures of market performance including:

price to book value

price to earnings

dividend yield

To perform this analysis, A&S used the financial information as of and for the quarter ended March 31, 2005 and market price information as of June 9, 2005. A&S included 23 publicly traded companies in the peer group from Virginia, West Virginia, Maryland, North Carolina and South Carolina. The peer groups’ total assets ranged from $617 million to $402 million in total assets. A&S has adjusted throughout its analysis the financial data to exclude certain non-recurring income and expenses and any extraordinary items.

A&S’s analysis showed the following concerning Millennium Bankshares’ financial performance:

Selected Peer Group

	Low	High	Median	Millennium Bankshares
Return on Average Equity (GAAP)	4.97%	16.70%	11.75%	5.62%
Return on Average Assets (GAAP)	0.53	2.24	0.95	0.70

Net Interest Margin	2.95	6.66	3.77	3.28
Efficiency Ratio	59	82	63	80

Equity / Assets	5.66	18.70	8.14	11.01
Loans / Deposits	51	114	94	78
Non-Performing Assets / Assets	0.00	1.80	0.18	0.20
Loan Loss Reserve / Non-Performing Assets	93	833	265	354
Loan Loss Reserve / Total Loans	0.91	2.88	1.13	1.03

A&S’s analysis showed the following concerning Millennium Bankshares’ market performance:

Selected Peer Group

	Low		High		Median		Millennium Bankshares
Price / Stated Book Value Per Share	112%		284%		198%		140%
Price / Tangible Book Value Per Share	139		284		222		140
Price / LTM Earnings Per Share	8.1	x	46.6	x	17.4	X	25.7	x

Dividend Yield	1.3%		4.4%		3.2%		0.0%

A&S also compared the financial performance of Albemarle First Bank to those of a group of comparable banks. The comparisons were based on:

various financial measures including:

earnings performance;

operating efficiency;

capital; and

asset quality.

various measures of market performance including:

price to book value;

price to earnings; and

dividend yield.

To perform this analysis, A&S used the financial information as of and for the quarter ended March 31, 2005 and market price information as of June 9, 2005. The 23 companies in the peer group included publicly traded banks in Virginia, Maryland, North Carolina and South Carolina with assets between $90 million and $155 million. A&S has adjusted throughout its analysis the financial data to exclude certain non-recurring income and expenses and any extraordinary items.

A&S’s analysis showed the following concerning Albemarle First Bank’s financial performance:

Selected Peer Group

	Low	High	Median	Albemarle First Bank
Return on Average Equity (GAAP)	1.59%	20.13%	7.31%	1.20%
Return on Average Assets (GAAP)	0.17	2.06	0.77	0.10

Net Interest Margin	2.79	5.01	4.03	3.82
Efficiency Ratio	58	91	70	89

Equity / Assets	6.47	18.05	10.25	8.35
Loans / Deposits	63	104	82	92
Non-Performing Assets / Assets	0.00	2.44	0.19	2.02
Loan Loss Reserve / Non-Performing Assets	32	883	111	50
Loan Loss Reserve / Total Loans	0.94	2.19	1.25	1.33

A&S’s analysis showed the following concerning Albemarle First Bank’s market performance:

Selected Peer Group

	Low		High		Median		Albemarle First Bank
Price / Stated Book Value Per Share	121%		239%		145%		176%
Price / Tangible Book Value Per Share	121		239		147		176
Price / LTM Earnings Per Share	8.4	x	48.8	x	19.2	x	142.0	x

Dividend Yield	0.0%		3.6%		0.0%		0.0%

Contribution Analysis

A&S analyzed the relative contribution of each of Albemarle First Bank and Millennium Bankshares to the pro forma balance sheet and income statement items of the combined entity, including assets, gross loans, deposits, equity, tangible equity, latest twelve months’ earnings and estimated 2005 earnings. This analysis excluded any purchase accounting adjustments. The pro forma ownership analysis assumed the aggregate deal value was in the form of 100% Millennium Bankshares stock and was based on Millennium Bankshares’ closing price of $7.46 on June 9, 2005. The results of A&S’s analysis are set forth in the following table:

Category	Millennium Bankshares	Albemarle First Bank
Assets	77.5%	22.5%
Gross Loans	75.7	24.3
Deposits	75.9	24.1
Equity	81.9	18.1

2005 year to date earnings (GAAP)	95.7	4.3

Market Capitalization	77.4	22.6
Estimated Pro Forma Ownership	72.1	27.9

Financial Impact Analysis

A&S performed pro forma merger analyses that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of the pro forma company. This analysis indicated that the merger is expected to be neutral to Millennium Bankshares’ estimated 2005 GAAP earnings per share, and accretive to Millennium Bankshares’ estimated 2006 GAAP earnings per share. This analysis was based on managements’ earnings estimates for Millennium Bankshares and Albemarle First Bank and estimated cost savings equal to 45.0% of Albemarle First Bank’s projected non-interest expenses. Millennium Bankshares’ and Albemarle First Bank’s 2005 and 2006 earnings projections were provided by each company’s respective management. For all of the above analyses, the actual results achieved by the combined company following the merger will vary from the projected results and the variations may be material.

Other Analyses

A&S reviewed the relative financial and market performance of Millennium Bankshares and Albemarle First Bank to a variety of relevant industry peer groups and indices. A&S also reviewed earnings estimates, historical stock performance, stock liquidity and research coverage for Millennium Bankshares.

The Albemarle First Bank board of directors has retained A&S as an independent contractor to act as financial adviser to Albemarle First Bank regarding the merger. As part of its investment banking business, A&S is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, A&S has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, A&S may, from time to time, purchase securities from, and sell securities to, Albemarle First Bank and Millennium Bankshares. As a market maker in securities, A&S may from time to time have a long or short position in, and buy or sell, debt or equity securities of Albemarle First Bank and Millennium Bankshares for A&S’s own account and for the accounts of its customers.

Albemarle First Bank and A&S have entered into an agreement relating to the services to be provided by A&S in connection with the merger. Albemarle First Bank has agreed to pay A&S at the time of closing a cash fee equal to 1.5% of the total consideration received by Albemarle First Bank shareholders in the merger. Pursuant to the A&S engagement agreement, Albemarle First Bank also agreed to reimburse A&S for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws. The full text of the opinion of Anderson & Strudwick, Inc., which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. Albemarle First Bank’s board of directors urges the holders of Albemarle First Bank common stock to read the entire opinion.

Interests of Certain Persons in the Merger

Certain members of Albemarle First Bank’s management have interests in the merger in addition to their interests as shareholders of Albemarle First Bank. These interests are described below. In each case, the Albemarle First Bank Board of Directors was aware of these potential interests, and considered them, among other matters in approving the reorganization agreement, the plan of merger and the transactions contemplated thereby.

Indemnification. Until the fifth anniversary of the effective date of the merger, Millennium Bankshares has generally agreed to indemnify each present and former director and officer of Albemarle First Bank to the same extent and on the same conditions as they were entitled to indemnification from Albemarle First Bank before the merger. Millennium Bankshares has also agreed to provide directors’ and officers’ liability insurance for those officers and directors comparable to the coverage currently provided by Albemarle First Bank for such period of time after the Effective Date (not to exceed five years) as may be purchased by expending no more than 375% of the amount of the annual premium paid as of June 9, 2005 by Albemarle First Bank for directors’ and officers’ insurance.

Management Following the Merger. As a result of the merger, Albemarle First Bank will become a wholly-owned subsidiary of Millennium Bankshares. The executive officers and directors of Albemarle First Bank will not change as a result of the merger except that Millennium Bankshares intends to choose up to five individuals to be appointed to the board of directors of Albemarle First Bank. It is anticipated that Carroll C. Markley, the chairman and chief executive officer of Millennium Bankshares, Anita L. Shull, its president and chief operating officer, E. T. Conrad, Robert T. Smoot, and Douglas K. Turner will become members of the Albemarle First Bank board of directors. Also on the effective date of the merger, the number of directors of Millennium Bankshares’ board of directors will be increased by two members by adding two individuals recommended by the Albemarle First Bank board of directors and selected by Millennium Bankshares. It is anticipated that Thomas M. Boyd, Jr., Albemarle First Bank’s president and chief executive officer, and John K. Taggart, III, a member of Albemarle First Bank’s board of directors, will be added to the Millennium Bankshares board of directors. One member will be added in Class C whose terms expire at the 2008 annual meeting of the shareholders of Millennium Bankshares, and one member will be added to Class A whose terms expire at the 2006 annual meeting of the shareholders of Millennium Bankshares.

Conversion of Stock Options. The reorganization agreement provides that each stock option granted to officers, employees and directors of Albemarle First Bank under Albemarle First Bank’s stock option plan and outstanding prior to the Effective Date will be converted into an option to purchase the number of shares of Millennium Bankshares common stock equal to the product of the number of shares of Albemarle First Bank common stock subject to such stock option multiplied by the exchange ratio. The terms and conditions of the converted option will otherwise remain the same as the terms and conditions applicable to the stock options granted by Albemarle First Bank, except that the exercise price per share of each converted option will be equal to the exercise price of the stock options granted by Albemarle First Bank divided by the exchange ratio.

Warrants. Under the reorganization agreement, Albemarle First Bank agreed to use its best efforts to cause all of the outstanding warrants for Albemarle First Bank common stock to be exercised prior to the effective time of the merger. See “Effect of the Merger on Warrants” on page 80.

Employment and Other Agreements for Certain Executive Officers of Albemarle First Bank. Thomas M. Boyd, Jr., the president and chief executive officer of Albemarle First Bank, currently has an employment agreement with Albemarle First Bank and each of A. Preston Moore, Jr., Scott Cooke and Kenneth J. Potter are parties to change of control agreements with Albemarle First Bank.

Mr. Boyd and Mr. Moore have each entered into new employment agreements with Albemarle First Bank which will replace their existing agreements. In the event the merger is not completed, these new employment agreements will automatically terminate and will be replaced by their prior agreements. The new employment agreement for Mr. Boyd provides that he will be employed as the president and chief executive officer of Albemarle First Bank after the merger and the new employment agreement for Mr. Moore provides that he will be a senior vice president of Albemarle First Bank after the merger. Each officer will be employed for an initial period of three years ending on the third anniversary of the effective date of the merger. Each new agreement also provides that each officer’s employment may be extended for additional one-year terms at the conclusion of the initial term and again after each succeeding term unless either the officer or Albemarle First Bank elects otherwise at least 90 days before the end of applicable employment term. Mr. Boyd’s base salary will be $145,000 per year. Mr. Moore’s base salary will be $110,000 per year. In addition, each officer will be eligible to receive bonuses based upon satisfactory achievement of personal performance objectives proportional to ranges used by Millennium Bankshares for such purposes for other executives. Each officer also will be eligible for stock option and/or restricted stock awards under conditions set by the board of directors of Albemarle First Bank, with the advice and consent of the chairmen of the boards of directors of Millennium Bankshares and Albemarle First Bank in the case of Mr. Boyd and with the advice and consent of the president of the Albemarle First Bank in the case of Mr. Moore. Each officer will also receive such health, dental, personal disability, flexible spending account, life insurance and paid time off benefits as are provided to similarly situated executives. Each officer will receive his business entertainment and travel expenses, that are incurred in the furtherance of Albemarle First Bank’s business, and Mr. Boyd also will receive his country club dues and rotary club expenses. Each officer’s employment may be terminated by mutual agreement between Albemarle First Bank and the officer, by Albemarle First Bank with or without cause under certain circumstances, or by the officer’s death or disability. In the event of termination by mutual agreement or for cause, the terminating officer will be entitled to receive only base salary earned through the last day of active service. In the event of death or disability, the deceased officer’s beneficiary or the disabled officer will be entitled to receive only his compensation fully earned through his cessation of employment. Each employment agreement contains obligations imposed on the officer regarding confidentiality, non-disclosure, non-interference with customers and non-solicitation and non-hiring of employees. If an officer’s employment is terminated without cause, he must be given 90 days advance notice (during which time he will perform his normal duties and receive his normal pay) and he will thereafter be entitled to receive a lump sum payment consisting of an amount equal to his base salary for the remainder of the term of his employment agreement or nine months, whichever is greater, a lump sum payment of his target bonus for the year of termination and payment of his COBRA coverage for the remainder of the term of the agreement or eighteen months, whichever is less, if he is covered by Albemarle First Bank’s health plan and elects COBRA coverage. Payment of such severance benefits is contingent on the terminated officer’s timely executing a separation agreement and general release. Each officer’s new employment agreement also provides for him to be compensated in the event of a “change in control” if he is terminated without cause by Albemarle First Bank or any successor within six months prior to or twelve months following such a change in control or he resigns from employment following a reduction in his base salary or bonus opportunity or he is required to relocate his place of employment to a location more than 25 miles from his current place of employment. In such an event, the officer will be entitled to a lump sum severance payment in the amount of base salary and targeted bonus for the greater of the remainder of the applicable term of his employment agreement or 24 months and payment of his COBRA coverage for the remainder of the term of the agreement or 18 months, whichever is less, if he is covered by Albemarle First Bank’s health plan and elects COBRA coverage. Payment of such change in control benefits is contingent on the terminated officer’s timely executing a separation agreement and general release. The merger contemplated by the reorganization agreement will not constitute a “change of control” under the new employment agreements or the agreements of Messrs. Boyd and Moore that were replaced by the new employment agreements. The new employment agreements also provide that all payments and benefits provided to each officer which are parachute payments for federal income tax purposes will be limited so that there are no excess parachute payments subject to excise tax imposed on the officer or loss of deductibility for Albemarle First Bank and its affiliates.

Mr. Potter’s existing change of control agreement lasts through December 31, 2006 and provides for Mr. Potter’s employment as Albemarle First Bank’s chief financial officer, and Mr. Cooke’s existing change of control agreement lasts through December 31, 2008 and provides for Mr. Cooke’s employment as Albemarle First Bank’s executive vice president loan administration. Each change of control agreement provides certain employment terms as well as change in control benefits. Each change of control agreement provides for non-competition in the City of Charlottesville, Virginia, the County of Albemarle, Virginia or within 25 miles of any place Albemarle First Bank office open or opened during the term of the agreement for one year after a cessation of employment other than as contemplated after a “change in control.” Each change of control agreement contains obligations imposed on the officer regarding confidentiality and non-disclosure. Prior to a change in control, each officer may terminate his employment voluntarily upon 60 days advance written notice, Albemarle First Bank may terminate the officer’s employment without cause upon 60 days advance written notice or at any time for cause. In the event of the death of the officer, his estate will receive an additional 30 days pay. Each change of control agreement also provides that if the officer is terminated other than for cause in connection with or within twelve months after a change in control, the officer will be entitled to receive severance payments as provided in the agreement. In addition, the officer has the right to terminate within 60 days of a change in control or within twelve months following a change of control if the officer terminates within six months following his being assigned duties and responsibilities that are inconsistent with or constitute a demotion or reduction in his position, a reduction in his annual base salary below the annual amount in effect at the time of, or at any time after, the change in control, a reduction in certain other enumerated benefits, or his being transferred to a location which is unreasonably distant from his current place of work without his consent. If any of such events occurs, each of the officers will be entitled to receive severance pay, payable in a lump sum or monthly installments as elected by the officer, in Mr. Potter’s case in an amount equal to his base salary for a period of 18 months from the date of the qualifying action or event giving rise to the payment, and in Mr. Cooke’s case in an amount equal to his base salary for a period of one year from the date of the qualifying action or event giving rise to the payment. The change of control agreements contain no provisions for the cutback or gross up of change in control benefits in the event any such benefits constitute excess parachute payments subject to excise tax imposed on the officer or loss of deductibility for Albemarle First Bank and its affiliates. The transactions contemplated by the reorganization agreement qualify as a “change in control” under the change of control agreements for Mr. Potter and Mr. Cooke. In the event that a qualifying action or event occurs giving rise to an obligation to pay the officers severance pay, Mr. Potter will be entitled to receive $123,001.20 based upon his current compensation and Mr. Cooke will be entitled to receive $95,000.17 based upon his current compensation.

Employee Benefit Plans. Upon consummation of the merger, Millennium Bankshares may cause one or more of Albemarle First Bank’s employee benefit plans and programs for Albemarle First Bank’s employees to be continued for such period, if any, as it determines or, subject to applicable law, terminated or merged into a similar Millennium Bankshares plans or programs. Millennium Bankshares has agreed that Albemarle First Bank’s continuing employees will be provided participation in and benefits under employee and fringe benefit plans and programs which are no less favorable in the aggregate than those provided to similarly situated employees of Millennium Bankshares and its subsidiaries if as continuing employees they are eligible and, if required, selected for participation therein under the terms thereof and otherwise are not participating in a similar plan and programs maintained by Albemarle First Bank.

If or when Albemarle First Bank’s employees become eligible to participate in Millennium Bankshares’ employee benefit plans and programs, they will do so on substantially the same basis as Millennium Bankshares’ employees, but without any duplication of benefits provided under Albemarle First Bank’s continuing employee benefit plans and programs. Subject to restrictions and limitations that applicable law may impose, Millennium Bankshares will treat the service of an Albemarle First Bank employee with Albemarle First Bank as service with Millennium Bankshares for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Millennium Bankshares plan or program in which continuing employees may participate (but not for benefit accruals under any defined benefit plan).

In addition, with respect to any Millennium Bankshares health and welfare plan or program in which any continuing employee first becomes eligible to participate after the merger, and which are health and welfare plans that such continuing employee did not participate in prior to the merger, Millennium Bankshares will, or will cause Albemarle First Bank to, waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the continuing employees under such Millennium Bankshares health and welfare plan or program, and all deductibles, coinsurance or maximum out-of-pocket payments made by the continuing employee for the plan year in effect immediately before the merger will reduce the amount of deductibles, coinsurance and maximum out-of-pocket payments under the Millennium Bankshares health and welfare plans and programs; provided that such continuing employee and covered family members were enrolled in comparable plans of Albemarle First Bank as of the merger and continuously thereafter until the effective time of coverage in the Millennium Bankshares plan or program.

Except as noted below, each Albemarle First Bank employee who is not offered employment after the merger, and each continuing employee who is terminated by Millennium Bankshares or Albemarle First Bank (other than for cause, death or disability) within six months after the closing date of the merger, will be offered severance equal to (i) three weeks salary in the event that such employee has not completed, as of the date of termination, 12 months of continuous service from his or her date of hire (or in the case of hourly employees, as such hourly rate would translate to an annualized salary), or (ii) four weeks salary in the event that such employee has completed, as of the date of termination, more than 12 months of continuous service from his or her date of hire (or in the case of hourly employees, as such hourly rate would translate to an annualized salary). Each employee receiving a severance offer must execute a general release releasing Millennium Bankshares, Albemarle First Bank, and their affiliates from any liability relating to such employee’s termination of employment. No employee of Albemarle First Bank who (i) is covered by an employment agreement or change in control agreement which provides compensation or severance benefits in connection with a change in control or termination of employment, (ii) who participates in the retention program described below, or (iii) who enters into an individual agreement providing for severance benefits, will receive these above described severance benefits, but will receive such benefits, if any, to which he or she may be entitled under his or her employment, change in control, individual agreement or the retention program described below, as applicable.

Millennium Bankshares and Albemarle First Bank have agreed to develop a mutually satisfactory retention program between the date of execution of the reorganization agreement and the closing of the merger whereby bonuses may be paid to employees initially identified by Albemarle First Bank (and satisfactory to Millennium Bankshares) as critical to the post-closing transition and integration of Albemarle First Bank with Millennium Bankshares. Each employee identified for participation in this retention program will be offered a bonus (which amount may differ among employees) that would be paid to him or her in the event that he or she remains in the employ of Albemarle First Bank for an agreed upon period post-closing of the merger (which period may differ among employees). However, no retention bonus will be paid in the event an employee’s employment is terminated during such period for cause or disability.

Millennium Bankshares will honor Albemarle First Bank’s obligations for all accrued and unused vacation, sick leave and personal leave and any obligations under any employment, change in control, individual agreements remaining in force.

Conditions of the Merger

The respective obligations of Millennium Bankshares and Albemarle First Bank to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•	The shareholders of each of Millennium Bankshares and Albemarle First Bank approve the respective matters related to the reorganization agreement, and the transactions contemplated thereby, described in the joint proxy statement/prospectus at the meeting of shareholders for each company;

•	All regulatory approvals required by law to consummate the transactions contemplated by the reorganization agreement are obtained from the Federal Reserve Board and the other appropriate federal and/or state regulatory agencies, and all waiting periods after such approvals required by law or regulation expire;

•	Neither Millennium Bankshares nor Albemarle First Bank are subject to any order, decree, litigation or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the merger;

•	The registration statement (of which this joint proxy statement/prospectus is a part) registering shares of Millennium Bankshares common stock to be issued in the merger is declared effective and not subject to a stop order or any threatened stop order;

•	All permits and other authorizations under state securities laws necessary to consummate the merger and to issue the shares of Millennium Bankshares common stock are obtained; and

•	The shares of Millennium Bankshares common stock to be issued in the merger are approved for listing on the Nasdaq SmallCap Market, subject to official notice of issuance.

In addition to the mutual covenants described above, the obligation of Millennium Bankshares to consummate the merger is subject to the satisfaction, unless waived, of the following other conditions:

•	Subject to a materiality standard set forth in the reorganization agreement, the representations and warranties of Albemarle First Bank made in the reorganization agreement are true and correct as of the date of the reorganization agreement and as of the effective time of the merger and Millennium Bankshares receives a certificate of the chief executive officer and chief financial officer of Albemarle First Bank to that effect;

•	Albemarle First Bank performs in all material respects all obligations required to be performed under the reorganization agreement prior to the effective time of the merger and delivers to Millennium Bankshares a certificate of its chief executive officer and chief financial officer to that effect;

•	Lewis, Rice & Fingersh, L.C., special counsel to Millennium Bankshares, delivers an opinion to Millennium Bankshares stating that, as of the effective time of the merger, the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code;

•	Millennium Bankshares is satisfied, in its discretion, that the Memorandum of Understanding, dated February 11, 2002, between Albemarle First Bank and the Federal Reserve and the Virginia Bureau of Financial Institutions will be terminated as of the consummation of the merger or will otherwise be modified to the satisfaction of Millennium Bankshares (so as not to, among other things, jeopardize the continued eligibility of Millennium Bankshares as a financial holding company or adversely affect Millennium Bankshares’ or its subsidiaries’ (including the surviving bank’s) operations, business or prospects following the merger);

•	No regulatory approval obtained or otherwise received in connection with the merger imposes any condition, requirement or restriction which the board of directors of Millennium Bankshares determines would (i) following the Effective Time, have a material adverse effect on the surviving bank and Millennium Bankshares’ subsidiaries taken as a whole, or (ii) reduce the contemplated benefits to Millennium Bankshares of the merger and the other transactions contemplated by the reorganization agreement; and

•	The employment agreements between Albemarle First Bank and each of Thomas M. Boyd, Jr. and A. Preston Moore, Jr. are in full force and effect as of the effective time of the merger and are enforceable by the parties thereto in accordance with their respective terms.

In addition to the mutual covenants described above, Albemarle First Bank’s obligation to complete the merger is subject to the satisfaction, unless waived, of the following other conditions:

•	Subject to a materiality standard set forth in the reorganization agreement, the representations and warranties of Millennium Bankshares made in the reorganization agreement are true and correct as of the date of the reorganization agreement and as of the effective time of the merger and Albemarle First Bank receives a certificate of the chief executive officer and president of Millennium Bankshares to that effect;

•	Millennium Bankshares performs in all material respects all obligations required to be performed under the reorganization agreement prior to the effective time of the merger and delivers to Albemarle First Bank a certificate of its chief executive officer and president to that effect;

•	Troutman Sanders LLP, counsel to Albemarle First Bank, delivers to Albemarle First Bank an opinion, dated as of the effective time of the merger, that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code, and (ii) no gain or loss will be recognized by the shareholders of Albemarle First Bank who receive Millennium Bankshares common stock, except with respect to cash received (a) from such shareholder’s election to receive cash (b) from the reallocation to such shareholder of cash under the proration provisions under the reorganization agreement, or (c) in lieu of fractional share interests in Millennium Bankshares; and

•	A&S will not have notified Albemarle First Bank in writing prior to the mailing of this joint proxy statement/prospectus to shareholders of Albemarle First Bank that it has withdrawn its financial opinion dated June 9, 2005 and that it is no longer of the opinion that the merger is fair, from a financial point of view, to the shareholders of Albemarle First Bank.

Representations and Warranties

The reorganization agreement contains representations and warranties by Millennium Bankshares and Albemarle First Bank. These include, among other things, representations and warranties by Millennium Bankshares and Albemarle First Bank to each other as to:

• organization and good standing of each entity and its subsidiaries;

• each entity’s capital structure;

• each entity’s authority relative to the execution and delivery of, and performance of its obligations under, the reorganization agreement;

• absence of material adverse changes since December 31, 2004;

• agreements with regulatory agencies;

• absence of actions that would keep the merger from qualifying as a reorganization under the Internal Revenue Code;

• consents and approvals required;

• regulatory matters;

•      accuracy of documents, including financial statements and other reports, filed by each company with the applicable regulatory authorities including the Federal Reserve Board, FDIC, state regulatory agencies, self-regulatory organizations and the SEC;

• absence of defaults under contracts and agreements;

• absence of conflicts between each entity’s obligations under the reorganization agreement and its charter documents and contracts to which it is a party or by which it is bound;

• litigation and related matters;

• taxes and tax regulatory matters;

• compliance with the Sarbanes-Oxley Act; and

• absence of brokerage commissioners, except as disclosed for financial advisors.

Albemarle First Bank made additional representations and warranties to Millennium Bankshares as to:

• conduct of Albemarle First Bank’s subsidiaries;

• loans, commitments and contracts;

• absence of undisclosed liabilities;

• real and personal property;

• absence of trust powers;

• insurance matters;

• compliance with laws;

• material contracts;

• labor matters;

• the absence of antitakeover laws;

• environmental matters;

• the existence of certain material interests of certain persons;

• employee benefit plans and related matters; and

• interest rate management instruments.

Termination of the Reorganization Agreement

The reorganization agreement may be terminated at any time prior to the effective date of the merger, whether before or after approval by Millennium Bankshares’ and/or Albemarle First Bank’s shareholders, by mutual consent of Millennium Bankshares’ and Albemarle First Bank’s board of directors.

Millennium Bankshares’ or Albemarle First Bank’s board of directors may unilaterally terminate the reorganization agreement:

•	at any time after March 31, 2006, if the merger has not been consummated by such date (except to the extent that the failure of the merger then to be consummated arises out of or results from the intentional act or inaction of the party seeking to terminate);

•	if any governmental authority whose approval is required for consummation of the merger issues a final non-appealable denial of such approval;

•	if the shareholders of Millennium Bankshares do not approve the amendment to the Millennium Bankshares articles of incorporation or the issuance of the shares of Millennium Bankshares common stock in the merger or the shareholders of Albemarle First Bank do not approve the merger; or

•	in the event of a material breach (not waived or cured within 30 days after written notice) of any representation, warranty, covenant or agreement contained in the reorganization agreement by the non-breaching party.

Millennium Bankshares may also terminate the reorganization agreement if:

•	Albemarle First Bank fails to make the recommendation to its shareholders to approve the merger and the transactions contemplated thereby as required by the reorganization agreement, withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Millennium Bankshares;

•	Albemarle First Bank fails to comply with is obligations under the reorganization agreement to call a special meeting of its shareholders and to recommend the approval of the merger and the other transactions contemplated by the reorganization agreement;

•	Albemarle First Bank or its subsidiaries solicits or encourages inquiries or proposals with respect to, or engages in any negotiations concerning, or provides any confidential information to, or has any discussions with any person relating to, any acquisition proposal, as broadly defined in the reorganization agreement, including any type of business combination with, or acquisition of, Albemarle First Bank or of its subsidiaries, other than the merger, and any such acquisition proposal has theretofore been made or otherwise publicly announced;

•	the board of directors of Albemarle First Bank has recommended or endorsed (however evidenced) or resolved to accept an acquisition proposal; or

•	the average closing price of Millennium Bankshares common stock is less than $6.54; provided, however, that the reorganization agreement will not terminate in the event Albemarle First Bank elects to adjust the exchange ratio to equal a number equal to a quotient (rounded to the nearest ten-thousandth), the numerator of which is $14.80 and the denominator of which is the Millennium Bankshares average closing price.

Albemarle First Bank may also terminate the reorganization agreement if:

•	the average price on the determination date of shares of Millennium Bankshares common stock is greater than $8.87; provided, however, that the reorganization agreement will not terminate in the event Millennium Bankshares elects to adjust the exchange ratio to equal a number equal to a quotient (rounded to the nearest ten-thousandth), the numerator of which is $16.68 and the denominator of which is the Millennium Bankshares average closing price.

Effect of Termination; Termination Fee

If the reorganization agreement is terminated, it becomes void and there will be no liability on the part of any party or their respective officers and directors, except that:

•	confidentiality obligations survive termination; and

•	in the case of termination in accordance with the reorganization agreement on account of a willful breach of any of the representations and warranties in the reorganization agreement or a breach of any of the covenants or agreements in the reorganization agreement, the breaching party will be entitled to receive appropriate damages from the breaching party as described in the reorganization agreement.

Albemarle First Bank has agreed to pay a termination fee to Millennium Bankshares equal to $1,000,000 if:

•	Millennium Bankshares terminates the reorganization agreement because Albemarle First Bank fails to obtain the required shareholder approval for the merger and an acquisition proposal has been made or publicly announced or Albemarle First Bank’s board decides to accept an acquisition proposal; or

•	Millennium Bankshares terminates the reorganization agreement because the board of directors of Albemarle First Bank adversely changes its recommendation of the merger to the shareholders of Albemarle First Bank or because the board of directors of Albemarle First Bank fails to comply with its obligation to recommend the reorganization agreement to the shareholders of Albemarle First Bank, and (1) an acquisition proposal is made to Albemarle First Bank or its shareholders or is made publicly known prior to such termination and (2) prior to the date that is 12 months after such termination, either an acquisition proposal with respect to Albemarle First Bank is consummated or a definitive agreement or letter of intent is entered into by Albemarle First Bank with respect to an acquisition proposal; or

•	Millennium Bankshares terminates the reorganization agreement because of a breach of a representation, warranty, covenant or agreement of Albemarle First Bank contained therein and (1) an acquisition proposal is made to Albemarle First Bank or its shareholders or is made publicly known prior to such termination and (2) prior to the date that is 12 months after such termination, either an acquisition proposal with respect to Albemarle First Bank is consummated or a definitive agreement or letter of intent is entered into by Albemarle First Bank with respect to an acquisition proposal.

Waiver and Amendment

Prior to the effective time of the merger, any provision of the reorganization agreement may be waived by the party benefiting by the provision or amended or modified by an agreement in writing between the parties, except that, after the annual meeting of Albemarle First Bank’s shareholders, the reorganization agreement may not be amended if it would violate the Virginia Banking Act or reduce the consideration to be received by Albemarle First Bank shareholders in the merger.

Indemnification; Directors’ and Officers’ Insurance

Millennium Bankshares has agreed to indemnify the directors and officers of Albemarle First Bank after the merger and to obtain directors’ or officers’ liability insurance for the directors and officers of Albemarle First Bank as described under “—Interests of Certain Persons in the Merger—Indemnification” beginning on page 68.

Acquisition Proposals

Albemarle First Bank has agreed that it will not, and that it will cause its subsidiaries and its and its subsidiaries’ officers, directors, agents, advisors, and affiliates not to, solicit, encourage, initiate or facilitate the submission of a third party’s (other than Millennium Bankshares’) proposal to acquire the stock or assets of Albemarle First Bank or any of its subsidiaries or other business combination transactions with Albemarle First Bank, unless the Albemarle First Bank board of directors concludes in good faith, after consultation with and consideration of the advice of outside counsel, that the failure enter into such discussions or negotiations or resolving to accept such acquisition proposal, would constitute a breach of its fiduciary duties to shareholders under applicable law. If the board of directors of Albemarle First Bank is obligated by its fiduciary duties to accept a third party proposal that it believes is superior to Millennium Bankshares’ offer set forth in the reorganization agreement, Albemarle First Bank is obligated to pay to Millennium Bankshares the termination fee equal to $1 million. See “—Effect of Termination; Termination Fee” beginning on page 74.

Closing Date; Effective Time

The merger will be consummated and become effective upon the issuance of a certificate of merger by the Virginia State Corporation Commission (or on such other date as may be specified in the articles of merger to be filed with the Virginia State Corporation Commission). At Millennium Bankshares’ election, the closing of the merger will take place on (i) the last business day of, or (ii) the first business day of the month following, or (iii) the first business day of the month which is the first month of the earliest calendar quarter following, in each case, the month during which all applicable waiting periods in connection with approvals of governmental and regulatory authorities and the receipt of all approvals of governmental and regulatory authorities and all conditions to the consummation of the merger are satisfied or waived (other than those conditions that by the their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of such conditions), or on such other date after such satisfaction or wavier as Millennium Bankshares and Albemarle First Bank may agree.

Regulatory Approvals

The merger and the other transactions contemplated by the reorganization agreement require the approval of the Federal Reserve Board and the Virginia Bureau of Financial Institutions. As a bank holding company, Millennium Bankshares is subject to regulation under the Bank Holding Company Act of 1956. Albemarle First Bank is a Virginia banking corporation and is a member bank of the Federal Reserve System, and is subject to the Virginia Banking Act. Millennium Bankshares and Albemarle First Bank will file all required applications seeking approval of the merger with the Federal Reserve and the Virginia Bureau of Financial Institutions.

Under the Bank Holding Company Act, the Federal Reserve Board is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve Board can withhold approval of the merger if, among other things, it determines that the effect of the merger would be to substantially lessen competition in the relevant market. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977 by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions. The Virginia Bureau of Financial Institutions will review the merger under similar standards. Since Millennium Bankshares is a “financial holding company” under the Bank Holding Company Act, it must, as part of the process for obtaining Federal Reserve Board approval for the merger, enter into an agreement with the Federal Reserve Board that addresses how Millennium Bankshares will resolve various supervisory and regulatory deficiencies that the Federal Reserve Board and the Virginia Bureau of Financial Institutions have identified at Albemarle First Bank.

Albemarle First Bank is subject a Memorandum of Understanding, dated February 11, 2002, between Albemarle First Bank and the Federal Reserve and the Virginia Bureau of Financial Institutions. Millennium Bankshares’ obligation to consummate the merger is subject to termination or acceptable modification of the Memorandum of Understanding and the absence of any burdensome condition, requirement or restriction imposed in connection with regulatory approval of the merger.

Millennium Bankshares and Albemarle First Bank have had preliminary informal discussions with staff of the Federal Reserve Board and the Virginia Bureau of Financial Institutions and have been advised that a capital contribution by Millennium Bankshares to the surviving bank in the merger may be required in order to satisfy the conditions referred to in the preceding paragraph. The amount and timing of the contribution is under discussion with the regulators.

The merger cannot be consummated prior to receipt of all required approvals. There can be no assurance that required regulatory approvals for the merger will be obtained, and, if the merger is approved, as to the date of such approvals or whether the approvals will contain any unacceptable conditions. There can likewise be no assurance that the United States Department of Justice will not challenge the merger during the waiting period set aside for such challenges after receipt of approval from the Federal Reserve Board.

Millennium Bankshares and Albemarle First Bank are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the merger.

Conduct of Business Pending the Merger

Albemarle First Bank agreed in the reorganization agreement not to take certain actions until the merger became effective, without the written consent of Millennium Bankshares. Albemarle First Bank agreed not to (and agreed not to permit its subsidiaries to):

•	conduct their business other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, supplier, employees and business associates, take any action that would adversely affect or delay the ability of Albemarle First Bank, Millennium Bankshares or any of their subsidiaries to perform any of their obligations on a timely basis under the reorganization agreement, or take any action that is reasonably likely to have a material adverse effect on Albemarle First Bank or its subsidiaries, taken as a whole;

•	other than pursuant to rights, options and warrants previously disclosed to Millennium Bankshares, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Albemarle First Bank common stock or any rights, options or warrants to acquire the same, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Albemarle First Bank common stock to become subject to new grants of employee or director stock options, other rights or similar stock-based employee rights;

•	make, declare, pay or set aside for payment any dividend on any shares of Albemarle First Bank common stock, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

•	enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Albemarle First Bank or its subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy previously disclosed contractual obligations existing as of the date of the reorganization agreement, or (iv) for grants of awards to newly hired employees consistent with past practice;

•	enter into, establish, adopt or amend (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Albemarle First Bank or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

•	other than pledges of assets in connection with Federal Home Loan Bank borrowings in the ordinary course of business, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to Albemarle First Bank and its subsidiary taken as a whole;

•	acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that is not material to the Albemarle First Bank and its subsidiary, taken as a whole;

•	make any capital expenditures in excess of $25,000 individually and $50,000 in the aggregate;

•	amend the articles of incorporation or bylaws of Albemarle First Bank (or similar governing documents) of any of Albemarle First Bank’s subsidiaries;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

•	except in the ordinary course of business consistent with past practice, enter into or terminate any material contract, agreement or arrangement or amend or modify in any material respect any of its existing material contracts, agreements or arrangements;

•	except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Albemarle First Bank and its subsidiary, taken as a whole;

•	(i) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of its representations and warranties set forth in the reorganization agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (2) any of the conditions to the merger set forth in the reorganization agreement not being satisfied, or (3) a material violation of any provision of the reorganization agreement except, in each case, as may be required by applicable law or regulation;

•	except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (iii) fail to use commercially reasonable means recommended by Millennium Bankshares to avoid any material increase in its aggregate exposure to interest rate risk;

•	incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

•	make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit not in accordance with Albemarle First Bank’s loan policy and authority in existence as of the date of the reorganization agreement; provided, however, Albemarle First Bank may not make or commit to make any new loan or letter of credit or any new or additional discretionary advance under (i) any existing line of credit in principal amounts in excess of $500,000, or (ii) that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $500,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of Millennium Bankshares, acting through its chairman and chief executive officer or such other designee as Millennium Bankshares may give notice of to Albemarle First Bank (except for, in the case of clause (ii), advances of $25,000 or less that are fully collateralized and in accordance with the applicable loan agreement);

•	foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials, provided, however, that Albemarle First Bank is not required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

•	agree or commit to do any of the foregoing.

Millennium Bankshares agreed in the reorganization agreement not to take certain actions until the merger became effective, without the written consent of Albemarle First Bank. Millennium Bankshares agreed not to (and agreed not to permit its subsidiaries to):

•	take any action that would adversely affect or delay the ability of Albemarle First Bank or Millennium Bankshares to perform any of their obligations on a timely basis under the reorganization agreement, or take any action that is reasonably likely to have a material adverse effect on Millennium Bankshares or its subsidiaries, taken as a whole; or

•	(i) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the transaction from qualifying as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code, or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of its representations and warranties set forth in the reorganization agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (2) any of the conditions to the merger set forth in the reorganization agreement not being satisfied, or (3) a material violation of any provision of the reorganization agreement except, in each case, as may be required by applicable law or regulation.

Accounting Treatment

The merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Albemarle First Bank, as of the completion of the merger, will be recorded at their fair values and the excess of purchase price over the fair value of net assets will be allocated to goodwill. Financial statements of Millennium Bancshares issued after the consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Albemarle First Bank. The operating results of Albemarle First Bank will be reflected in Millennium Bankshares’ consolidated financial statements from and after the date the merger is consummated. The unaudited pro forma combined consolidated financial statements contained in this joint proxy statement/prospectus have been prepared using the purchase method of accounting to account for the merger.

Management and Operations after the Merger

Board of Directors. Two members of the Albemarle First Bank board of directors, Thomas M. Boyd, Jr. and John K. Taggert, III, will be added to the board of directors of Millennium Bankshares immediately after the effective time of the merger. See “—Interests of Certain Person in the Merger—Management Following the Merger” beginning on page 68.

The board of directors of Albemarle First Bank upon consummation of the merger will consist of the members of the board of directors of Albemarle First Bank immediately prior to the merger and several other persons designated by Millennium Bankshares, and such directors will serve as directors of Albemarle First Bank until such time as their successors are duly elected and qualified.

Management. It is anticipated that the current officers and management of Albemarle First Bank will be the initial officers and management of Albemarle First Bank following the merger. Thomas M. Boyd, Jr. will serve as president and chief executive officer, and A. Preston Moore, Jr. will serve as a senior vice president and chief lending officer. See “—Interests of Certain Person in the Merger—Management Following the Merger” beginning on page 68.

Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of Albemarle First Bank after the merger will be the same as the articles of incorporation and bylaws of the interim bank (which are substantially similar to the current articles of incorporation and bylaws of Albemarle First Bank, except that the articles of incorporation will be amended to change the name of the interim bank to “Albemarle First Bank.” Except for the increase in the number of authorized shares of common stock from 10,000,000 to 20,000,000, the articles of incorporation and bylaws of Millennium Bankshares will not be affected as a result of the merger and the other transactions contemplated by the reorganization agreement.

Resales of Millennium Bankshares Common Stock

The shares of Millennium Bankshares common stock to be issued to shareholders of Albemarle First Bank under the reorganization agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders who will not be affiliates of Millennium Bankshares after the merger and who were not affiliates of Albemarle First Bank on the date of the annual meeting.

All directors and executive officers of Albemarle First Bank are considered affiliates of Albemarle First Bank for this purpose. They may resell shares of Millennium Bankshares common stock received in the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each Albemarle First Bank director and each other person deemed to be an affiliate has entered into an agreement with Millennium Bankshares providing that the person will not transfer any shares of Millennium Bankshares common stock received in the merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any Millennium Bankshares common stock.

Effect of the Merger on Warrants

As of July 15, 2005, Albemarle First Bank had outstanding warrants to acquire 152,245 shares of common stock of Albemarle First Bank common stock. Each warrant evidences the right to purchase one share of Albemarle First Bank common stock at the exercise price of $10.50. The warrants were issued pursuant to the terms of a warrant agreement dated as of October 26, 2001 and trade separately from the shares of Albemarle First Bank common stock. Except as otherwise provided in the warrant agreement, the warrants expire if not exercised prior to October 26, 2006.

The warrant agreement provides that, in case of a transaction, such as the merger described in this joint proxy statement/prospectus, in which holders of Albemarle First Bank common stock receive consideration other than solely in shares of stock or other securities in exchange for their shares of Albemarle First Bank common stock, Albemarle First Bank may, at its option, send a notice to warrant holders advising them of such transaction and of their opportunity to exercise their warrants before the applicable record date for the transaction and thereby receive consideration in the transaction on the same basis as other previously outstanding shares of Albemarle First Bank common stock. The warrant agreement provides that if Albemarle First Bank sends such a notice to the warrant holders then any warrants not exercised prior to the consummation of such transaction will be cancelled and become null and void on the effective date of such transaction.

The reorganization agreement requires that Albemarle First Bank use its best efforts to cause all of the outstanding warrants to be exercised prior to the effective time of the merger and, to that end, on [ • ], 2005, Albemarle First Bank sent the notice described in the preceding paragraph to the holders of its warrants. Each warrant holder also will receive a copy of this joint proxy statement/prospectus. Holders of warrants who exercise their warrants as described above and receive shares of Albemarle First Bank upon such exercise will be treated the same way in the merger as other shareholders of Albemarle First Bank common stock and will be entitled to elect to receive shares of Millennium Bankshares common stock and/or cash for their shares of Albemarle First Bank common stock received by them upon exercise of their warrants. The registration statement (of which this joint proxy statement/prospectus forms a part) registers the shares of Millennium Bankshares common stock to be issued to former warrant holders in the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summary sets forth the material U.S. federal income tax consequences of the merger to the holders of Albemarle First Bank common stock who exchange such stock for (1) shares of Millennium Bankshares common stock, (2) cash, or (3) a combination of the cash and Millennium Bankshares common stock.

The following summary addresses only shareholders who are citizens or residents of the United States who hold their Albemarle First Bank common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in stocks or securities or foreign currencies, foreign holders, persons that hold shares as a hedge against currency risk or a constructive sale or conversion transaction, or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation, or the application of the alternative minimum tax. In addition, the following summary does not address the tax consequences of the merger to holders of Albemarle First Bank stock options or stock warrants or debt instruments. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed.

No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Consummation of the merger is conditioned upon Millennium Bankshares receiving an opinion from Lewis, Rice & Fingersh, L.C. and Albemarle First Bank receiving an opinion from Troutman Sanders LLP to the effect that, based upon facts, representations and assumptions set forth in such opinions, the merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code. The issuance of the opinions is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of Albemarle First Bank, Millennium Bankshares and the interim bank, in each case, in form and substance reasonably satisfactory to such counsel. Opinions of counsel are not binding on the Internal Revenue Service.

The Merger

Based upon the above assumptions and qualifications, for U.S. federal income tax purposes, the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Each of Albemarle First Bank, Millennium Bankshares and the interim bank will be a party to the merger within the meaning of Section 368(b) of the Internal Revenue Code and none of Albemarle First Bank, Millennium Bankshares and the interim bank will recognize any gain or loss as a result of the merger.

Consequences to Albemarle First Bank Shareholders

Based on the above assumptions and qualifications, a holder of Albemarle First Bank common stock who exchanges all of his or her Albemarle First Bank common stock solely for Millennium Bankshares common stock will not recognize income, gain or loss for U.S. federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of Millennium Bankshares common stock.

Holders of Albemarle First Bank common stock who receive cash in lieu of fractional shares of Millennium Bankshares common stock in the merger generally will be treated as if the fractional shares of Millennium Bankshares common stock had been distributed to them as part of the merger, and then redeemed by Millennium Bankshares in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Internal Revenue Code, as described below. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares.

A holder of Albemarle First Bank common stock who exchanges his or her Albemarle First Bank common stock actually owned solely for cash, and any Albemarle First Bank common stock constructively owned by that holder under Section 318 of the Internal Revenue Code, as described below, is also exchanged solely for cash, will recognize capital gain or loss measured by the difference between the holder’s adjusted basis for the Albemarle First Bank common stock exchanged and the cash received.

A holder of Albemarle First Bank common stock who exchanges his or her Albemarle First Bank common stock actually owned solely for cash, while any Albemarle First Bank common stock constructively owned by that holder under Section 318 of the Internal Revenue Code, as described below, is exchanged in full or part for common stock of Millennium Bankshares, will be treated as if that Albemarle First Bank common stock exchanged for cash was redeemed by Millennium Bankshares in return for such cash.

A holder of Albemarle First Bank common stock who exchanges his or her Albemarle First Bank common stock actually owned for a combination of cash and common stock of Millennium Bankshares will recognize income or gain in an amount equal to the lesser of (a) the amount of cash received, or (b) the gain realized on the exchange. The gain realized on the exchange will equal the fair market value of Millennium Bankshares common stock received, plus the amount of cash received, less the holder’s adjusted tax basis in the shares of Albemarle First Bank common stock exchanged by the holder.

Whether the cash received by a holder of Albemarle First Bank common stock, in those situations described in the immediately preceding two paragraphs, will be treated as capital gain or as ordinary dividend income is determined under the principles of Section 302 of the Internal Revenue Code. In applying these principles, the holder is treated as if shares of Millennium Bankshares having a fair market value equal to the cash paid to the holder had been distributed by Millennium Bankshares to the holder with such shares of Millennium Bankshares common stock then being redeemed by Millennium Bankshares in return for the cash. If this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code, taking into account the holder’s actual and constructive ownership of Albemarle First Bank common stock under Section 318 of the Internal Revenue Code, the holder of Albemarle First Bank common stock who receives cash will recognize capital gain measured by the difference between that holder’s adjusted basis for the Albemarle First Bank common stock exchanged and the cash received. If the hypothetical redemption does not qualify as an “exchange” under Section 302 of the Internal Revenue Code, the cash received by the holder will be treated as ordinary dividend income, generally to the extent of the holder’s ratable share of Albemarle First Bank’s accumulated earnings and profits. To the extent the cash distribution exceeds the holder’s ratable share of Albemarle First Bank’s accumulated earnings and profits, the amount received will be applied against and reduce the holder’s adjusted basis in his or her stock and any excess will be treated as gain from the sale or exchange of the stock.

In general, whether this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code will depend upon whether and to what extent the hypothetical redemption reduces the holder’s percentage stock ownership in Millennium Bankshares. The hypothetical redemption will be treated as an “exchange” if, under the principles of Section 302 of the Internal Revenue Code, the hypothetical redemption is (a) ”substantially disproportionate,” (b) ”not essentially equivalent to a dividend” or (c) results in a “complete termination” of the holder’s interest in Millennium Bankshares common stock.

In general, the determination of whether the hypothetical redemption will be “substantially disproportionate” will require a comparison of (x) the percentage of the outstanding voting stock of Millennium Bankshares that the holder of Albemarle First Bank common stock is deemed to actually and constructively own immediately before the hypothetical redemption by Millennium Bankshares and (y) the percentage of the outstanding voting stock of Millennium Bankshares actually and constructively owned by the holder immediately after the hypothetical redemption by Millennium Bankshares. Generally, the hypothetical redemption will be “substantially disproportionate” to a holder of Albemarle First Bank common stock if the percentage described in (y) above is less than 80% of the percentage described in (x) above. Whether the hypothetical redemption is “not essentially equivalent to a dividend” with respect to the holder will depend on the holder’s particular circumstances. In order for the hypothetical redemption to be “not essentially equivalent to a dividend,” the hypothetical redemption must result in a “meaningful reduction” in the holder’s percentage stock ownership of the merged company’s common stock. The Internal Revenue Service has ruled that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and that exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” generally if such shareholder has some reduction in such shareholder’s percentage stock ownership. Holders should consult their tax advisors as to the applicability of the ruling to their own individual circumstances.

The hypothetical redemption will result in a “complete termination” of the holder’s interest in Millennium Bankshares common stock if either (i) all of the shares actually and constructively owned by the shareholder are exchanged for cash pursuant to the merger or (ii) all of the shares actually owned by the holder are exchanged pursuant to the merger and the holder is eligible to waive, and effectively waives, the attribution of shares constructively owned by the holder in accordance with the procedures described in Section 302(c)(2) of the Internal Revenue Code. Only family attribution, as referred to below, may be waived under Section 302(c)(2) of the Internal Revenue Code.

In applying the constructive ownership provisions of Section 318 of the Internal Revenue Code, a holder of Albemarle First Bank common stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Since the constructive ownership provisions are complex, holders should consult their tax advisors as to the applicability of these provisions.

Any capital gain recognized by any holder of Albemarle First Bank common stock under the above discussion will be long-term capital gain if the holder has held the Albemarle First Bank common stock for more than twelve months at the time of the exchange. In the case of a non-corporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%.

The deductibility of capital losses may be limited for both corporate and non-corporate holders.

No loss may be recognized by a holder of Albemarle First Bank common stock from the combined distribution of cash and Millennium Bankshares common stock or the stock distribution.

Each holder’s aggregate tax basis in Millennium Bankshares common stock received in the merger will be the same as the holder’s aggregate tax basis in the Albemarle First Bank common stock exchanged, decreased by the amount of any cash received in the merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain recognized in the exchange. The holding period of Millennium Bankshares common stock received by a holder in the merger will include the holding period of the Albemarle First Bank common stock exchanged in the merger to the extent the Albemarle First Bank common stock exchanged is held as a capital asset at the time of the merger.

Treatment of Dividend to Corporate Holders of Albemarle First Bank Common Stock

If the merger is treated to any extent as an ordinary dividend to a corporate shareholder of Albemarle First Bank, the amount of the dividend should generally be eligible for the 70% dividends received deduction, subject to the limitations of Sections 246 and 246A of the Internal Revenue Code.

In addition, the amount of any taxable dividend to a corporate shareholder may be an “extraordinary dividend” as defined in Section 1059 of the Internal Revenue Code. Under that section, if a corporate shareholder receives an extraordinary dividend with respect to any stock that has been held for two years or less, the nontaxed portion of the dividend (generally the portion eligible for the dividends received deduction) would reduce the shareholder’s tax basis with respect to that stock at the time of any disposition thereof, thereby increasing any taxable gain recognized on a subsequent disposition. If the nontaxed portion exceeds the corporate shareholder’s tax basis in such stock, the corporate shareholder must treat the excess as additional gain in the taxable year in which the extraordinary dividend is received. In the case of any redemption of stock, including a hypothetical redemption in connection with the merger, any amount treated as a taxable dividend to a corporate shareholder will be treated as an extraordinary dividend without regard to the holding period of the stock or the magnitude of the taxable dividend.

Backup Withholding

Holders of Albemarle First Bank common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the merger. However, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the election form and the transmittal letter, or (b) otherwise proves to Millennium Bankshares and its exchange agent that the holder is exempt from backup withholding.

Albemarle First Bank shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Albemarle First Bank common stock. We strongly encourage shareholders of Albemarle First Bank to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

INFORMATION ABOUT MILLENNIUM BANKSHARES AND ALBEMARLE FIRST BANK

Millennium Bankshares

Millennium Bancshares is a financial holding company organized under the laws of the Commonwealth of Virginia and is registered under the federal Bank Holding Company Act. Through its bank subsidiary, Millennium Bank, National Association, Millennium Bankshares offers full service banking services to individuals and businesses in the Richmond area and in Northern Virginia in the greater Washington D.C. metropolitan area. Millennium Bank’s services include commercial, real estate and installment loans and checking, savings and time deposit accounts.

As of March 31, 2005, Millennium reported, on a consolidated basis, total assets of $425.5 million, net loans of $288.5 million, deposits of $318.8 million and shareholders’ equity of $46.8 million.

The principal executive offices of Millennium Bankshares are located at 1601 Washington Plaza, Reston, Virginia 20190, telephone number (703) 464-0100.

This joint proxy statement/prospectus includes, as Annex E and Annex F, respectively, Millennium Bankshares’ annual report on Form 10-KSB for the year ended December 31, 2004 with Millennium Bankshares’ proxy statement incorporated by reference therein, and Millennium Bankshares’ quarterly report on Form 10-Q for the period ended March 31, 2005, portions of which are specifically incorporated by reference in this joint proxy statement/prospectus as described under “Where You Can Find More Information” on page 115.

Albemarle First Bank

Albemarle First Bank is a state commercial bank organized under the laws of the Commonwealth of Virginia and is a member bank under the Federal Reserve System. Albemarle First Bank’s services include commercial, real estate and installment loans and checking, savings and time deposit accounts.

As of March 31, 2005, Albemarle First Bank reported, on a consolidated basis, total assets of $123.7 million, net loans of $92.2 million, deposits of $101.4 million and shareholders’ equity of $10.3 million.

The principal executive offices of Albemarle First Bank are located at Route 29 North, 1265 Seminole Trail, Charlottesville, Virginia 22901, telephone number (434) 973-1664.

This joint proxy statement/prospectus includes, as Annex G, Annex H and Annex I, respectively, Albemarle First Bank’s annual report on Form 10-KSB for the year ended December 31, 2004, Albemarle First Bank’s annual report on Form 10-KSB, as amended, for the year ended December 31, 2004, and Albemarle First Bank’s quarterly report on Form 10-QSB for the period ended March 31, 2005, portions of which are specifically incorporated by reference in this joint proxy statement/prospectus as described “Where You Can Find More Information” on page 115.

PRO FORMA UNAUDITED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following is the unaudited pro forma combined consolidated financial information for Millennium Bankshares and Albemarle First Bank giving effect to the merger. The balance sheet information presented gives effect to the merger as if it occurred on March 31, 2005. The income statement information presented gives effect to the merger as if it occurred on the first day of each period presented.

The unaudited pro forma combined consolidated financial information is based upon the assumption that all warrants to purchase shares of Albemarle First Bank common stock are exercised, that the total number of shares of Albemarle First Bank common stock outstanding immediately prior to the completion of the merger will be 1,843,277 and that the Millennium Bankshares average closing price will be $7.46 (the closing price of Millennium Bankshares common stock on the day prior to the public announcement of the reorganization agreement) such that the exchange ratio would be 2.1206 shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock (determined by dividing $15.82 by $7.46).

The exchange ratio of 2.1206 is used in the unaudited pro forma combined consolidated financial information for illustrative purposes only and the actual exchange ratio to be used in the merger will likely differ from the exchange ratio used below for illustrative purposes. For a description of the manner in which the exchange ratio is determined, see “— Merger Consideration” beginning on page 40.

Two scenarios are shown in the unaudited pro forma combined consolidated financial information:

•	An assumption that 100% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 1,843,277 shares) will be converted into Millennium Bankshares common stock in the merger and no shares will be converted into cash in the merger (other than fractional shares); and

•	An assumption that 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 921,639 shares) will be converted into Millennium Bankshares common stock in the merger and 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 921,638 shares) will be converted into cash of $15.82 per share in the merger.

The actual number of shares to be converted into cash in the merger will not be known until the election forms are returned prior to the merger as described in this joint proxy statement/prospectus. In no event, however, will more than 50% of the outstanding shares of Albemarle First Bank common stock be exchanged for cash in the merger.

We expect that we will incur merger and integration charges as a result of the reorganization. We also anticipate that the reorganization will provide the combined company with financial benefits that may include reduced operating expenses. The pro forma combined consolidated financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect any of these anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Albemarle First Bank, as of the completion of the merger, will be recorded at their fair values and the excess of purchase price over the fair value of net assets will be allocated to goodwill. Financial statements of Millennium Bancshares issued after the consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Albemarle First Bank. The operating results of Albemarle First Bank will be reflected in Millennium Bankshares’ consolidated financial statements from and after the date the merger is consummated.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair values of Albemarle First Bank’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. In addition, estimates of merger-related charges are subject to final decisions related to combining the companies. Any change in the fair value of the net assets of Albemarle First Bank will change the amount of the purchase price allocable to goodwill. Additionally, changes to Albemarle First Bank’s shareholders’ equity, including net income and changes in the market value of Millennium Bankshares’ common stock through the date the merger is completed, will also change the amount of goodwill recorded. As a result, the final adjustments may be materially different from the unaudited pro forma adjustments used in preparing the unaudited pro forma combined consolidated financial information presented herein. The unaudited pro forma adjustments used in preparing the unaudited pro forma combined consolidated financial information are described in greater detail in the notes thereto.

The unaudited pro forma combined consolidated financial information is based on, and should be read together with, the historical information that we have included in this joint proxy statement/prospectus or presented in Millennium Bankshares’ and Albemarle First Bank’s prior filings with the SEC and the Federal Reserve, respectively, which are incorporated into this joint proxy statement/prospectus by reference.

SCENARIO ONE - 100% STOCK CONSIDERATION

MILLENNIUM BANKSHARES AND ALBEMARLE FIRST BANK

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2005

(Dollars in thousands)

	Millennium Bankshares	Albemarle First Bank	Pro Forma Adjustments		Pro Forma Combined Consolidated
Assets
Cash and due from banks	$6,041	$2,478			$8,519
Federal funds sold	4,951	1,807	$2,542	(B)	9,300
Interest-bearing deposits with banks	—	408			408
Investment securities available for sale	115,010	18,226			133,236
Restricted equity securities	3,270	1,080			4,350
Loans, held for sale	41,916	218			42,134
Loans, net	246,624	92,186			338,810
Bank premises and equipment, net	2,360	4,855			7,215
Accrued interest receivable	1,888	507			2,395
Goodwill	—	—	15,737	(E)	15,737
Core deposit intangible	—	—	1,927	(D)	1,927
Other assets	3,436	1,959			5,395

Total assets	$425,496	$123,724	$20,206		$569,426

Liabilities
Deposits
Non-interest-bearing deposits	$29,430	$14,447			$43,877
Interest-bearing deposits	30,359	31,816			62,175
Savings deposits	128,948	8,802			137,750
Time deposits	130,071	46,353			176,424

Total deposits	318,808	101,418			420,226
Federal funds purchased and securities sold under Agreements to repurchase	11,781	2,638			14,419
Other borrowings	36,500	9,000			45,500
Subordinated debentures	8,000	—			8,000
Accrued interest payable	660	102			762
Accrued expenses and other liabilities	2,919	230	$1,382	(A)	4,531

Total liabilities	378,668	113,388	1,382		493,438

Shareholders’ equity
Common stock	43,928	6,405	12,171	(C)	63,472
			968	(B)
Additional paid-in capital	4,058	7,305	737	(C)	13,674
			1,574	(B)
Retained earnings (deficit)	518	(3,108)	4,490	(C)	518
			(1,382	)(A)
Accumulated other comprehensive income (loss)	(1,676)	(266)	266	(C)	(1,676)

Total shareholders’ equity	46,828	10,336	18,824		75,988

Total liabilities and shareholders’ equity	$425,496	$123,724	$20,206		$569,426

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

SCENARIO ONE - 100% STOCK CONSIDERATION

MILLENNIUM BANKSHARES AND ALBEMARLE FIRST BANK

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(Dollars in thousands, except for share amounts)

	Millennium Bankshares	Albemarle First Bank	Pro Forma Adjustments	Pro Forma Combined Consolidated
Interest income
Interest and fees on loans	$4,010	$1,432		$5,442
Interest on investment securities	1,481	157		1,638
Interest on federal funds sold and other overnight investments	16	7		23

Total interest income	5,507	1,596		7,103

Interest expense
Interest on deposits	1,984	437		2,421
Interest on borrowings	406	74		480

Total interest expense	2,390	511		2,901

Net interest income	3,117	1,085		4,202
Provision for loan losses	97	80		177

Net interest income after provision for loan losses	3,020	1,005		4,025

Non-interest income
Service charges on deposits	68	72		140
Gains/fees on loans held for sale	2,448	—		2,448
Other operating income	119	41		160

Total non-interest income	2,635	113		2,748

Non-interest expense
Salaries and employee benefits	2,767	643		3,410
Occupancy and equipment expense	708	129		837
Marketing, promotion and advertising expense	46	17		63
Other operating expense	1,094	282	69 (a)	1,445

Total non-interest expense	4,615	1,071	69	5,755

Income before income tax	1,040	47	(69)	1,018
Income tax	355	16	(23)	348

Net income	$685	$31	$(46)	$670

Per share
Basic earnings per share	$0.08	$0.02		$0.05
Diluted earnings per share	0.08	0.02		0.05
Weighted average shares-basic	8,783,697	1,601,182		12,692,550
Weighted average shares-diluted	8,880,677	1,637,137		12,860,914

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

SCENARIO ONE - 100% STOCK CONSIDERATION

MILLENNIUM BANKSHARES AND ALBEMARLE FIRST BANK

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

(Dollars in thousands, except for share amounts)

	Millennium Bankshares	Albemarle First Bank	Pro Forma Adjustments	Pro Forma Combined Consolidated
Interest income
Interest and fees on loans	$15,300	$5,050		$20,350
Interest on investment securities	3,032	714		3,746
Interest on federal funds sold and other overnight investments	40	17		57

Total interest income	18,372	5,781		24,153

Interest expense
Interest on deposits	6,094	1,523		7,617
Interest on federal funds purchased	94	37		131
Interest on borrowings	967	112		1,079

Total interest expense	7,155	1,672		8,827

Net interest income	11,217	4,109		15,326
Provision for loan losses	271	357		628

Net interest income after provision for loan losses	10,946	3,752		14,698

Non-interest income
Service charges on deposits	244	335		579
Gain (loss) on sales of investment securities	4	(1)		3
Gains on sales of fixed assets	—	192		192
Gains/fees on loans held for sale	7,407	—		7,407
Other operating income	408	184		592

Total non-interest income	8,063	710		8,773

Non-interest expense
Salaries and employee benefits	9,972	2,478		12,450
Occupancy and equipment expense	2,468	543		3,011
Marketing, promotion and advertising expense	146	127		273
Other operating expense	3,384	1,161	275 (a)	4,820

Total non-interest expense	15,970	4,309	275	20,554

Income before income tax	3,039	153	(275)	2,917
Income tax	1,030	52	(93)	989

Net income	$2,009	$101	$(182)	$1,928

Per share
Basic earnings per share	$0.29	$0.06		$0.18
Diluted earnings per share	0.27	0.06		0.17
Weighted average shares-basic	7,037,771	1,589,215		10,921,247
Weighted average shares-diluted	7,356,247	1,589,215		11,239,723

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

SCENARIO ONE - 100% STOCK CONSIDERATION

MILLENNIUM BANKSHARES CORPORATION AND ALBEMARLE FIRST BANK

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

Note 1 - Basis of Presentation

On June 9, 2005, Millennium Bankshares and Albemarle First Bank announced that they had signed a definitive agreement pursuant to which Albemarle First Bank will merge with and into an interim bank created by Millennium Bankshares.

The unaudited pro forma combined consolidated financial information assumes that the merger will be accounted for under the purchase accounting method and is based on the historical consolidated financial statements of the two entities. Millennium Bankshares has not completed a review of Albemarle First Bank’s accounting policies. As a result of this review, it might be necessary to restate certain amounts in the financial statements of Albemarle First Bank to conform to Millennium Bankshares’ accounting policies. Millennium Bankshares does not expect to make any material restatements.

Note 2 - Shareholders’ Equity

Under the terms of the reorganization agreement, subject to pro ration in accordance with the reorganization agreement, Albemarle First Bank shareholders will receive merger consideration payable in the form of no more than 50% cash in the amount of $15.82 per share and the remainder in stock of Millennium Bankshares. Millennium Bankshares will have approximately 12,694,812 shares outstanding after the merger. The common stock in the unaudited pro forma combined consolidated balance sheet has been adjusted to reflect the par value amount of shares of Millennium Bankshares.

Note 3 - Pro Forma Adjustments (Dollars in thousands)

(A)	To record estimated one-time merger related costs (contract terminations, severance and professional services).

(B)	To record assumed exercise of Albemarle First Bank outstanding warrants.

(C)	To eliminate Albemarle First Bank equity accounts and record issuance of 3,908,853 shares of Millennium Bankshares common stock.

(D)	To recognize estimated core deposit intangible.

(E)	To record estimated amount of goodwill to be recorded in purchase transaction.

(a)	To record amortization of estimated core deposit intangible — three months for income statement as of March 31, 2005 and twelve months for income statement as of December 31, 2004.

SCENARIO TWO - 50% STOCK/50% CASH CONSIDERATION

MILLENNIUM BANKSHARES AND ALBEMARLE FIRST BANK

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2005

(Dollars in thousands)

	Millennium Bankshares	Albemarle First Bank	Pro Forma Adjustments		Pro Forma Combined Consolidated
Assets
Cash and due from banks	$6,041	$2,478			$8,519
Federal funds sold	4,951	1,807	$2,542	(B)	9,300
Interest-bearing deposits with banks	—	408			408
Investment securities available for sale	115,010	18,226	(14,580	)(D)	118,656
Restricted equity securities	3,270	1,080			4,350
Loans, held for sale	41,916	218			42,134
Loans, net	246,624	92,186			338,810
Bank premises and equipment, net	2,360	4,855			7,215
Accrued interest receivable	1,888	507			2,395
Goodwill	—	—	15,737	(F)	15,737
Core deposit intangible	—	—	1,927	(E)	1,927
Other assets	3,436	1,959			5,395

Total assets	$425,496	$123,724	$5,626		$554,846

Liabilities
Deposits
Non-interest-bearing deposits	$29,430	$14,447			$43,877
Interest-bearing deposits	30,359	31,816			62,175
Savings deposits	128,948	8,802			137,750
Time deposits	130,071	46,353			176,424

Total deposits	318,808	101,418			420,226
Federal funds purchased and securities sold under Agreements to repurchase	11,781	2,638			14,419
Other borrowings	36,500	9,000			45,500
Subordinated debentures	8,000	—			8,000
Accrued interest payable	660	102			762
Accrued expenses and other liabilities	2,919	230	$1,382	(A)	4,531

Total liabilities	378,668	113,388	1,382		493,438

Shareholders’ equity
Common stock	43,928	6,405	2,399	(C)	53,700
			968	(B)
Additional paid-in capital	4,058	7,305	(4,071	)(C)	8,866
			1,574	(B)
Retained earnings (deficit)	518	(3,108)	4,490	(C)	518
			(1,382	)(A)
Accumulated other comprehensive income (loss)	(1,676)	(266)	266	(C)	(1,676)

Total shareholders’ equity	46,828	10,336	4,244		61,408

Total liabilities and shareholders’ equity	$425,496	$123,724	$5,626		$554,846

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

SCENARIO TWO - 50% STOCK/50% CASH CONSIDERATION

MILLENNIUM BANKSHARES AND ALBEMARLE FIRST BANK

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(Dollars in thousands, except for share amounts)

	Millennium Bankshares	Albemarle First Bank	Pro Forma Adjustments		Pro Forma Combined Consolidated
Interest income
Interest and fees on loans	$4,010	$1,432			$5,442
Interest on investment securities	1,481	157	(126	)(a)	1,512
Interest on federal funds sold and other overnight investments	16	7			23

Total interest income	5,507	1,596	(126)		6,977

Interest expense
Interest on deposits	1,984	437			2,421
Interest on borrowings	406	74			480

Total interest expense	2,390	511			2,901

Net interest income	3,117	1,085	(126)		4,076
Provision for loan losses	97	80			177

Net interest income after provision for loan losses	3,020	1,005	(126)		3,899

Non-interest income
Service charges on deposits	68	72			140
Gains/fees on loans held for sale	2,448	—			2,448
Other operating income	119	41			160

Total non-interest income	2,635	113			2,748

Non-interest expense
Salaries and employee benefits	2,767	643			3,410
Occupancy and equipment expense	708	129			837
Marketing, promotion and advertising expense	46	17			63
Other operating expense	1,094	282	69	(b)	1,445

Total non-interest expense	4,615	1,071	69		5,755

Income before income tax	1,040	47	(195)		892
Income tax	355	16	(66)		305

Net income	$685	$31	$(129)		$587

Per share
Basic earnings per share	$0.08	$0.02			$0.05
Diluted earnings per share	0.08	0.02			0.05
Weighted average shares-basic	8,783,697	1,601,182			10,738,124
Weighted average shares-diluted	8,880,677	1,637,137			10,870,795

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

SCENARIO TWO - 50% STOCK/50% CASH CONSIDERATION

MILLENNIUM BANKSHARES AND ALBEMARLE FIRST BANK

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

(Dollars in thousands, except for share amounts)

	Millennium Bankshares	Albemarle First Bank	Pro Forma Adjustments		Pro Forma Combined Consolidated
Interest income
Interest and fees on loans	$15,300	$5,050			$20,350
Interest on investment securities	3,032	714	(510	)(a)	3,236
Interest on federal funds sold and other overnight investments	40	17			57

Total interest income	18,372	5,781	(510)		23,643

Interest expense
Interest on deposits	6,094	1,523			7,617
Interest on federal funds purchased	94	37			131
Interest on borrowings	967	112			1,079

Total interest expense	7,155	1,672			8,827

Net interest income	11,217	4,109	(510)		14,816
Provision for loan losses	271	357			628

Net interest income after provision for loan losses	10,946	3,752	(510)		14,188

Non-interest income
Service charges on deposits	244	335			579
Gain (loss) on sales of investment securities	4	(1)			3
Gains on sales of fixed assets	—	192			192
Gains/fees on loans held for sale	7,407	—			7,407
Other operating income	408	184			592

Total non-interest income	8,063	710			8,773

Non-interest expense
Salaries and employee benefits	9,972	2,478			12,450
Occupancy and equipment expense	2,468	543			3,011
Marketing, promotion and advertising expense	146	127			273
Other operating expense	3,384	1,161	275	(b)	4,820

Total non-interest expense	15,970	4,309	275		20,554

Income before income tax	3,039	153	(785)		2,407
Income tax	1,030	52	(266)		816

Net income	$2,009	$101	$(519)		$1,591

Per share
Basic earnings per share	$0.29	$0.06			$0.18
Diluted earnings per share	0.27	0.06			0.17
Weighted average shares-basic	7,037,771	1,589,215			8,979,509
Weighted average shares-diluted	7,356,247	1,589,215			9,297,985

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

SCENARIO TWO - 50% STOCK/50% CASH CONSIDERATION

MILLENNIUM BANKSHARES CORPORATION AND ALBEMARLE FIRST BANK

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

Note 1 - Basis of Presentation

On June 9, 2005, Millennium Bankshares and Albemarle First Bank announced that they had signed a definitive agreement pursuant to which Albemarle First Bank will merge with and into an interim bank created by Millennium Bankshares.

The unaudited pro forma combined consolidated financial information assumes that the merger will be accounted for under the purchase accounting method and is based on the historical consolidated financial statements of the two entities. Millennium Bankshares has not completed a review of Albemarle First Bank’s accounting policies. As a result of this review, it might be necessary to restate certain amounts in the financial statements of Albemarle First Bank to conform to Millennium Bankshares’ accounting policies. Millennium Bankshares does not expect to make any material restatements.

Note 2 - Shareholders’ Equity

Under the terms of the reorganization agreement, subject to pro ration in accordance with the reorganization agreement, Albemarle First Bank shareholders will receive merger consideration payable in the form of no more than 50% cash in the amount of $15.82 per share and the remainder in stock of Millennium Bankshares. Millennium Bankshares will have approximately 10,740,386 shares outstanding after the merger. The common stock in the unaudited pro forma combined consolidated balance sheet has been adjusted to reflect the par value amount of shares of Millennium Bankshares.

Note 3 - Pro Forma Adjustments

(A)	To record estimated one-time merger related costs (contract terminations, severance and professional services).

(B)	To record assumed exercise of Albemarle First Bank outstanding warrants.

(C)	To eliminate Albemarle First Bank equity accounts and record issuance of 1,954,427 shares of Millennium Bankshares common stock.

(D)	To record estimated proceeds from sale of Albemarle First Bank investment securities to fund cash portion of merger consideration.

(E)	To recognize estimated core deposit intangible.

(F)	To record estimated amount of goodwill to be recorded in purchase transaction.

(a)	Estimated reduction in interest income from sale of Albemarle First Bank investment securities used to fund cash portion of merger consideration.

(b)	To record amortization of estimated core deposit intangible — three months for income statement as of March 31, 2005 and twelve months for income statement as of December 31, 2004.

DESCRIPTION OF MILLENNIUM BANKSHARES COMMON STOCK

Millennium Bankshares’ authorized capital stock consists of 10,000,000 shares of common stock, par value $5.00 per share. (See Proposal II which if approved by Millennium Bankshares shareholders would increase the number of authorized shares of common stock from 10,000,000 to 20,000,000). At March 31, 2005, Millennium Bankshares had 8,785,959 issued and outstanding shares of common stock held by 129 shareholders of record and approximately 1,064 beneficial holders who own shares in street name. All outstanding shares of common stock are fully paid and nonassessable. Millennium Bankshares has not authorized the issuance of any class or series of preferred stock.

Common Stock

Holders of shares of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor, provided, however, that the payment of dividends to holders of shares of common stock is subject to the preferential dividend rights of any preferred stock that the board of directors may authorize for issuance in the future.

In the event of any liquidation, dissolution or winding up of Millennium Bankshares, the holders of common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets that may be authorized by the board of directors in the future) will be entitled to receive, in cash or in kind, the assets of Millennium Bankshares available for distribution remaining after (i) payment or provision for payment of Millennium Bankshares’ debts and liabilities and (ii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of Millennium Bankshares that may be authorized by the board of directors in the future.

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. There are no cumulative voting rights in the election of directors. Millennium Bankshares’ shareholders do not have preemptive rights to purchase additional shares of any class of Millennium Bankshares’ capital stock. Holders of common stock have no conversion or redemption rights. The shares of common stock presently outstanding are, and the common stock to be issued in connection with the merger will be when issued, fully paid and nonassessable.

Limitations on Liability of Officers and Directors

As permitted by the Virginia Stock Corporation Act, Millennium Bankshares’ articles of incorporation contain provisions that indemnify its directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of its directors and officers for monetary damages to Millennium Bankshares or its shareholders for breach of their fiduciary duties, except to the extent that the Virginia Stock Corporation Act prohibits indemnification or elimination of liability. These provisions do not limit or eliminate the rights of Millennium Bankshares or any shareholder of Millennium Bankshares to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, Millennium Bankshares’ articles of incorporation provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. Millennium Bankshares has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers’ liability insurance coverage.

The rights of indemnification provided in Millennium Bankshares’ articles of incorporation are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Millennium Bankshares pursuant to the foregoing provisions, Millennium Bankshares has been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and therefore may be unenforceable.

Shares Eligible for Future Sale

All of the shares that will be exchanged for shares of Albemarle First Bank common stock upon consummation of the merger will be freely tradable without restriction or registration under the Securities Act, except for shares owned by “affiliates” as described under “— Resales of Millennium Bankshares Common Stock” on page 80.

Millennium Bankshares cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of Millennium Bankshares and Albemarle First Bank shareholders are both governed by the Virginia Stock Corporation Act and by their respective articles of incorporation and bylaws. Following the merger, the rights of Albemarle First Bank shareholders that receive Millennium Bankshares common stock will be governed by the articles and bylaws of Millennium Bankshares. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Albemarle First Bank’s articles of incorporation and bylaws, Millennium Bankshares’ articles of incorporation and bylaws and Virginia law.

Authorized Capital Stock

Millennium Bankshares	Albemarle First Bank
10,000,000 shares of common stock, $5.00 par value per share. The merger is conditioned upon the amendment of Millennium Bankshares articles of incorporation to increase the number of authorized shares from 10,000,000 to 20,000,000.	3,000,000 shares of common stock, $4.00 par value per share.

Size of Board of Directors

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ articles of incorporation provide for the number of members of the board of directors to be set by Millennium Bankshares’ bylaws, or, in the absence of a bylaw fixing the number, the number is 15. Currently, eleven individuals serve on the board of directors of Millennium Bankshares.	Albemarle First Bank’s articles of incorporation and bylaws provide that the board of directors shall consist of no less than seven but no more than 15 directors. Currently, ten individuals serve on the board of directors of Albemarle First Bank.

Cumulative Voting for Directors

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation, thereby precluding the election of any directors by the holders of less than a majority of the outstanding shares of voting stock. Virginia law provides that shareholders do not have the right to cumulate votes for directors unless the articles of incorporation so provide.

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ shareholders do not have a right to cumulative voting in the election of directors because the articles of incorporation do not provide for such a right.	Albemarle First Bank’s shareholders do not have a right to cumulative voting in the election of directors because the articles of incorporation do not provide for such a right.

Classes of Directors

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ articles of incorporation and bylaws provide that Millennium Bankshares’ board of directors is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.	Albemarle First Bank’s articles of incorporation provide that Albemarle First Bank’s board of directors is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.

Qualifications of Directors

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ bylaws set forth no age requirements for directors, nor do the bylaws require that a person own shares of stock of Millennium Bankshares to be qualified as a director.	Albemarle First Bank’s bylaws set forth no age requirements for directors, nor do the bylaws require that a person own shares of stock of Albemarle First Bank to be qualified as a director.

Filling Vacancies on the Board

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ articles of incorporation provide that newly created directorships resulting from an increase by not more than two in the authorized number of directors or vacancies resulting from death, resignation, retirement, disqualification, removal from office, or other cause, may be filled by an affirmative vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining director. Millennium Bankshares’ bylaws provide that if there are no directors in office, then all vacancies will be filled by the shareholders.	Albemarle First Bank’s bylaws provide that a majority vote of the directors in office may fill any vacancy occurring on Albemarle First Bank’s board of directors, unless sooner filled by the shareholders.

Removal of Directors

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ articles of incorporation and bylaws provide that the shareholders may remove a director at any time but only for cause and only by a 2/3 vote of the voting stock of Millennium Bankshares then outstanding at a meeting called for that purpose.	Albemarle First Bank’s bylaws provide that at a shareholders’ meeting called and noticed expressly for the purpose of removing a director, a director may be removed, with or without cause, by a majority of the votes entitled to be cast at an election of directors.

Notice of Shareholder Proposals and Director Nominations

Millennium Bankshares	Albemarle First Bank

Millennium Bankshares’ bylaws provide that nominations for directors may be made by the board of directors or any shareholder of any outstanding capital stock entitled to vote for the election of directors. Nominations other than those made by or on behalf of the existing management must be made in writing and delivered or mailed to the president of Millennium Bankshares and to the Federal Reserve Bank in Richmond, Virginia, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations may be mailed or delivered no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice must contain specific information as further delineated in Millennium Bankshares’ bylaws.

Millennium Bankshares’ articles of incorporation and bylaws are silent with respect to notice of shareholder proposals.

Albemarle First Bank’s bylaws provide that the board of directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual meeting of shareholders. Any shareholder entitled to vote may nominate directors at an annual meeting, but only if written notice of such intent is given not less than 120 days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting; provided that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be given not less than 90 days nor more than 120 days prior to the date set for such annual meeting. Each such notice must contain specific information as further delineated in Albemarle First Bank’s bylaws.

Eligible shareholders must submit their proposals in writing for inclusion in the proxy materials in accordance with the Securities and Exchange Act of 1934. A shareholder may only submit one proposal, and the proposal must be no more than 500 words. The proposal must be sent in writing no less than 120 days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting, provided that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be given not less than 90 days nor more than 120 days prior to the date for such annual meeting. The proposal must contain specific information as further delineated in Albemarle First Bank’s bylaws.

Anti-Takeover Provisions - Business Combinations

Virginia law contains business combination statutes that protect domestic corporations from hostile takeovers, and from actions following such a takeover, by restricting the voting rights of shares acquired by a person who has gained a significant holding in the corporation.

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ articles of incorporation and bylaws are silent on this issue, therefore the laws of Virginia apply.	Albemarle First Bank’s articles of incorporation and bylaws are silent on this issue, therefore the laws of Virginia apply.

Shareholder Action Without a Meeting

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ bylaws provide that all action by its shareholders may be taken by written consent if all shareholders who would have been entitled to vote upon the action if a meeting were held consent in writing to such action being taken.	Albemarle First Bank’s articles of incorporation and bylaws are silent as to shareholder action without a meeting. Accordingly, Virginia law would govern. Virginia law provides that action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice, if the action is taken by all the shareholders entitled to vote on the action, in which case no action by the board of directors would be required.

Calling Special Meetings of Shareholders

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ bylaws provide that special meetings of shareholders may be called by the chairman of the board of directors, the chief executive officer, a majority of the directors, or the president, or by the president upon the written request of shareholders owning at least 20% of the outstanding capital stock entitled to vote at such meeting. The notice must contain specific items as delineated in Millennium Bankshares’ bylaws.	Albemarle First Bank’s bylaws provide that a special meeting of the shareholders may be called by the president, the secretary, or a majority of the board of directors. The notice must contain specific items as delineated in Albemarle First Bank’s bylaws.

Notice of Meetings

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ bylaws require that notice of any annual or special meeting be served on each shareholder, personally or by mail, not less than ten nor more than 60 days before the date of the meeting (except that notice must be given to all shareholders of record not less than 25 days nor more than 60 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of Millennium Bankshares other than in the usual and regular course of business, or the dissolution of Millennium Bankshares, in which case the notice shall state the purpose of the meeting). Such notice must contain specific information as delineated in the bylaws.	Albemarle First Bank’s bylaws are substantially similar to Millennium Bankshares’ bylaws with respect to notice of meetings, but also require that, in the event of an extraordinary transaction of the kind listed in the parenthetical for Millennium Bankshares, Albemarle First Bank must also include a copy of the proposed plan for the extraordinary transaction in its notice.

Vote Required for Amendments to Articles of Incorporation and Certain Transactions

Millennium Bankshares	Albemarle First Bank
Under Virginia law, a corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles or to delete a provision not required in the articles by a vote of two-thirds of the outstanding shares entitled to vote. A lesser vote may allowed by the articles of incorporation, but Millennium Bankshares’ articles are silent on the issue. Millennium Bankshares’ bylaws provide that all other corporate action shall be determined by the vote of a majority of the votes cast at a meeting of shareholders.	Albemarle First Bank’s articles of incorporation provide that a plan of merger, share exchange, or transaction involving the sale of all or substantially all of Albemarle First Bank’s assets other than in the regular course of business must be approved by a majority vote of each eligible voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present; provided, the transaction has been approved and recommended by at least 2/3 of the directors in office at the time of such approval and recommendation. If the transaction has not been approved by at least 2/3 of the directors in office, the transaction must be approved by an affirmative vote of 80% or more of all of the votes entitled to be cast on the transaction.

Amendment of Bylaws

Millennium Bankshares	Albemarle First Bank
Millennium Bankshares’ articles of incorporation vest the power in the Millennium Bankshares board of directors to make, alter, amend or repeal the bylaws.	Albemarle First Bank’s bylaws vest the power to amend the bylaws in the board of directors except to the extent that: (i) the articles of incorporation or law provide otherwise (the articles of incorporation of Albemarle First Bank are silent as to this issue); or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the board of directors may not amend or repeal the same. The shareholders may amend or repeal the bylaws even though the board of directors may do the same.

PROPOSAL II - APPROVAL OF AMENDMENT TO MILLENNIUM BANKSHARES ARTICLES OF

INCORPORATION

FOR MILLENNIUM BANKSHARES SHAREHOLDERS ONLY

The obligation of Millennium Bankshares to complete the merger under the reorganization agreement is conditioned upon the shareholders of Millennium Bankshares approving an amendment to its articles of incorporation to increase the number of its authorized shares of common stock from 10,000,000 shares to 20,000,000 shares. See “— Conditions of the Merger” beginning on page 71. The amendment is required because Millennium Bankshares does not currently have a sufficient number of authorized but unissued shares of its common stock to issue to shareholders of Albemarle First Bank in the merger.

As of July 19, 2005, there were 8,798,449 shares of Millennium Bankshares common stock outstanding and 708,728 shares of common stock reserved for issuance under its existing stock option plan. Based upon the 1,603,182 shares of Albemarle First Bank common stock represented by Albemarle First Bank in the reorganization agreement to be issued and outstanding as of June 9, 2005, and assuming a maximum exchange ratio of 2.2600 and the exercise of all Albemarle First Bank warrants prior to the merger, Millennium Bankshares could issue between 2,082,903 shares (assuming that 50% of the shares of Albemarle First Bank common stock are converted into cash in the merger) and 4,165,806 shares (assuming that none of the shares of Albemarle First Bank common stock are converted into cash in the merger) of its common stock to shareholders of Albemarle First Bank in the merger. The assumed exchange ratio noted above is used for illustrative purposes only. For a description of the manner in which the exchange ratio in the merger is determined, see “— Merger Consideration” beginning on page 40. Also, based upon Albemarle First Bank’s representation in the reorganization agreement that options for 91,500 shares of Albemarle First Bank common stock were outstanding as of June 9, 2005, and assuming a maximum exchange ratio of 2.2600, Millennium Bankshares could also issue after the merger up to 206,790 shares of its common stock upon the exercise of stock options assumed by Millennium Bankshares in the merger as described under “— Interests of Certain Persons in the Merger — Conversion of Stock Options” beginning on page 68.

Except as described in the preceding paragraph, Millennium Bankshares has no other definitive plans to issue any of the other shares of its common stock to be authorized as a result of the proposed amendment to its articles of incorporation. These shares may be issued by Millennium Bankshares for any other corporate purpose, including for example, future stock offerings or other capital raising plans, in connection with the acquisition of other companies or businesses, under employee benefit or stock option plans or for stock dividends. If the proposal to amend the Millennium Bankshares articles of incorporation is approved, generally no further shareholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock, unless required by law or any rule or regulations to which Millennium Bankshares is subject. Any future issuance of common stock could have a dilutive effect on those shareholders of Millennium Bankshares who paid a higher consideration per share for their stock, depending upon the consideration per share received by Millennium Bankshares in connection with any such future issuance, and will reduce the percentage ownership interest of shareholders in Millennium Bankshares who do not participate in any such future issuance. Millennium Bankshares’ shareholders do not have preemptive rights to purchase additional shares of any class of Millennium Bankshares’ capital stock.

The availability for issuance of the additional shares of Millennium Bankshares common stock and any issuance thereof, or both, may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of Millennium Bankshares.

A form of the proposed amendment to the articles of incorporation of Millennium Bankshares is set forth as Annex B to this joint proxy statement/prospectus. If the proposal is approved, Millennium Bankshares will file articles of amendment to its articles of incorporation with the Virginia Secretary of State as soon as practicable after the special meeting. Approval of the proposed amendment requires the favorable vote of the holders of two-thirds of the outstanding shares of Millennium Bankshares common stock entitled to vote.

The Millennium Bankshares board of directors recommends that shareholders of Millennium Bankshares vote FOR this proposal.

PROPOSAL III - ELECTION OF DIRECTORS OF ALBEMARLE FIRST BANK

FOR ALBEMARLE FIRST BANK SHAREHOLDERS ONLY

In accordance with its articles and bylaws, the board of directors of Albemarle First Bank is divided into three classes (1, 2, and 3), each of which serves a three-year term, with one class being elected each year. At the annual meeting, the four directors currently serving as Class 1 directors will be nominated to serve as directors until the 2008 annual meeting of shareholders or until their respective successors are duly elected and qualify.

It is the intention of the named proxies to vote at the annual meeting “FOR” the election of the director nominees named in the table below unless authority is withheld. The Albemarle First Bank board of directors believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute nominee proposed by the board of directors.

Assuming the merger is completed, the board of directors of the surviving bank in the merger will consist of the newly elected directors of Albemarle First Bank, the continuing directors of Albemarle First Bank and five additional persons designated by Millennium Bankshares.

Certain information concerning the nominees for election at the annual meeting as Class 1 directors is set forth below.

Nominees for Director

Class 1 Directors – To Serve Until 2008 Annual Meeting of Shareholders:

Name (Age)	Principal Occupation During Past Five Years	Director Since
Frank D. Cox, Jr. (57)	Engineer, President The Cox Company Charlottesville, Virginia	1998

Charles W. Gross (74)	Medical Doctor, Professor of Otolaryngology University of Virginia Charlottesville, Virginia	1998

John K. Taggart, III (62)	Attorney, Partner Tremblay & Smith Charlottesville, Virginia	1998

R. Craig Wood (53)	Attorney, Managing Partner McGuire Woods, LLP Charlottesville, Virginia	1998

The Albemarle First Bank board of directors unanimously recommends a vote “FOR” the above director nominees.

Directors Continuing in Office

There are six directors whose present terms of office will continue until the 2006 or 2007 annual meetings of shareholders, as indicated below, or until their respective successors are duly elected and qualified. Each has served continuously since the year he joined the board of directors. Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

Class 2 Directors — Serving Until 2007 Annual Meeting of Shareholders:

Name (Age)	Principal Occupation During Past Five Years	Director Since
Thomas M. Boyd, Jr. (65)	President and CEO, Albemarle First Bank, since March 2002; Vice Chairman and CEO, Southside Bank, Tappahannock, Virginia, September 2001 to March 2002; President and CEO, Southside Bank, Tappahannock, Virginia, April 1982 to September 2001; President and CEO, Eastern Virginia Bankshares (holding company for Southside Bank), January 1998 to April 2001	2002

James A. Fernald, III (54)	Director of Marketing and General Sales Manager Virginia Broadcasting Corporation, Charlottesville, Virginia	1998

Class 3 Directors — Serving Until 2006 Annual Meeting of Shareholders:

Name (Age)	Principal Occupation During Past Five Years	Director Since
Thomas L. Beasley (61)	Principal Blue Ridge Services, Charlottesville, Virginia	1998

J. Clark Diehl, III (50)	Principal & Vice President Chips, Inc. Troy, Virginia	1998

Laurence C. Pettit, Jr. (69)	Professor, McIntire School of Commerce University of Virginia Charlottesville, Virginia	1999

William U. Henderson (54)	Officer and Director Henderson & Everett, P.C. Charlottesville, Virginia	2004

The Albemarle First Bank Board of Directors is not aware of any family relationship between any director, executive officer or person nominated by the Albemarle First Bank board of directors to become director; nor is the Albemarle First Bank board of directors aware of any involvement in legal proceedings that are material to an evaluation of the ability or integrity of any director, executive officer, or person nominated to become a director.

Meetings and Committees of the Albemarle First Bank Board Of Directors

The current Albemarle First Bank board of directors is comprised of a majority of “independent directors,” as defined by the listing standards of the Nasdaq Stock Market. The independent directors are Messrs. Beasley, Cox, Diehl, Fernald, Gross, Henderson, Pettit, Taggart and Wood.

During 2004, the Albemarle First Bank board of directors held 28 regular and special meetings. Each director attended seventy-five percent or more of all meetings of the Albemarle First Bank board of directors and board committees on which he served during 2004.

Albemarle First Bank has not adopted a formal policy on board members’ attendance at annual meetings of shareholders, although all board members are encouraged to attend. All board members, except Mr. Diehl, Mr. Pettit and Dr. Gross, attended the Albemarle First Bank 2004 annual meeting of shareholders.

The Albemarle First Bank board of directors has, among others, standing executive, nominating, personnel, audit and strategic planning committees.

Executive Committee

The executive committee exercises all the powers of the board that may be lawfully delegated when the Albemarle First Bank board of directors is not in session. The executive committee presently consists of Messrs. Taggart, Chairman, Boyd, Fernald, Gross, Wood and Pettit as ex-officio member. The executive committee met 11 times during 2004.

Nominating Committee

The members of the nominating committee are Messrs. Henderson, Taggart and Wood, each of whom is considered “independent” in accordance with the listing standards of the Nasdaq Stock Market. The committee is responsible for making recommendations to the Albemarle First Bank board of directors regarding nominations of individuals for election to the board of directors and for evaluating the board’s structure, personnel and committee composition. The committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the Albemarle First Bank website at http://www.albemarlefirstbank.com under “Investor Relations/Officers & Directors.”

The committee was established in July 2005 and did not meet in 2004. The committee met once in 2005 to recommend that the board of directors nominate the Class 1 director nominees listed above. In 2004 and prior years, the Albemarle First Bank board of directors as a whole has acted as the nominating committee for nominees to be voted on for election as directors.

The nominating committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the board of directors, to Albemarle First Bank and to its shareholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Albemarle First Bank board of directors. However, minimum qualifications include recognized achievements in business and the ability to bring business, professional, or comparable experience to the deliberations of the board. The committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and business reference interviews and reviewing other relevant information. Candidates whose evaluations are favorable are then recommended by the committee for selection by the full board of directors. The full board of directors then selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at an annual meeting.

While the nominating committee has no formal procedures for shareholders to submit director candidate recommendations, the committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to corporate secretary, Albemarle First Bank, P.O. Box 7704, 1265 Seminole Trail, Charlottesville, Virginia 22906; and must be received by January 31, 2006 in order to be considered by the nominating committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the nominating committee.

In addition, in accordance with Albemarle First Bank’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at the annual meeting. Such shareholder nominations must be made in writing delivered to the president of Albemarle First Bank and must include (i) the name and address of the shareholder who intends to make the nomination and of the person(s) being nominated, (ii) a representation that the shareholder is an owner of Albemarle First Bank stock, entitled to vote, and intends to appear at the annual meeting (in person or by proxy) to nominate the individual(s) specified in the notice, (iv) a description of all arrangements or understandings between the shareholder and each nominee for director pursuant to which the nomination(s) are made by the shareholder, and (v) such other information regarding such nominee proposed by the shareholder as required in the proxy rules of the Securities and Exchange Commission including the amount and nature of each nominee’s beneficial ownership, age, and principal occupation for the past five years. All such nominations must be in proper written form and received by the president of Albemarle First Bank at least 120 days prior to the first anniversary of the mailing date of this joint prospectus/proxy statement, or if the date of the 2006 annual meeting is changed by more than 30 days from the anticipated meeting date of April 11, 2006, such nomination must be received at least 90 days but not more than 120 days prior to the date of the 2006 annual meeting.

Personnel Committee

The current members of the personnel committee are Messrs. Wood, Diehl, Gross and Taggart, each of whom is considered “independent” in accordance with the listing standards of the Nasdaq Stock Market. The primary responsibilities of this committee are to review and recommend to the Albemarle First Bank board of directors compensation of senior management. This committee also administers the granting of stock options under the Albemarle First Bank stock option plan. The personnel committee met twice during 2004.

Audit Committee

Current members of the audit committee are Messrs. Cox (Chairman), Gross and Henderson, each of whom satisfies the independence and financial literacy requirements of the listing standards of the Nasdaq Stock Market for audit committee members. The audit committee reviews and approves various audit functions including the year-end audit performed by Albemarle First Bank’s independent public accountants. The audit committee met four times during 2004. See the “Audit Committee Report” on page 108.

Strategic Planning Committee

The strategic planning committee was established in December 2003. Current members of the committee are Messrs. Cox, Chairman, Boyd, Taggart and Wood. The committee has been charged with objectively developing an appropriate plan for Albemarle First Bank’s future expansion. The strategic planning committee met twice during 2004.

Other Standing Committees

The Albemarle First Bank board of directors has approved two additional standing committees, the loan committee and the investment/asset liability management committee that meet regularly and have been delegated certain responsibilities of the board of directors.

Shareholder Communications with the Albemarle First Bank Board of Directors

Albemarle First Bank provides an informal process for shareholders to send communications to the Albemarle First Bank board of directors. Shareholders who wish to contact the Albemarle First Bank board of directors or any of its members may do so by addressing their written correspondence to Albemarle First Bank, P.O. Box 7704, Charlottesville, Virginia 22906. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the chairman of the board.

Audit Committee Report

The audit committee assists the Albemarle First Bank board of directors in overseeing and monitoring the integrity of Albemarle First Bank’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The Albemarle First Bank board of directors has adopted a formal written audit committee charter that specifies the scope of the audit committee’s responsibilities and the means by which it carries out those responsibilities; the outside auditor’s accountability to the Albemarle First Bank board of directors and to the audit committee; and the audit committee’s responsibility to oversee the independence of the outside auditor. The committee reviews and reassesses the audit committee charter annually and recommends any changes to the Albemarle First Bank board of directors for approval. A copy of the audit committee charter is attached as Annex J.

In fulfilling its oversight responsibilities for the financial statements for fiscal year 2004, the audit committee has performed the following functions:

1)	The committee has discussed with Larrowe & Company, PLC, Albemarle First Bank’s independent accountants for 2004, those matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including information regarding the scope and results of the audit;

2)	The committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants its independence from Albemarle First Bank; and
3)	The committee has reviewed and discussed, with management and the independent accountants, the audit process and Albemarle First Bank’s audited financial statements for the year ended December 31, 2004.

Based upon the committee’s review of the audited financial statements and discussions with management and the independent accountants, the audit committee recommended to the Albemarle First Bank board of directors that the audited financial statements be included in Albemarle First Bank’s 2004 Annual Report on Form 10-KSB for filing with the Board of Governors of the Federal Reserve System.

In performing these functions, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews prior to Albemarle First Bank’s public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of Albemarle First Bank’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of Albemarle First Bank’s annual financial statements to generally accepted accounting principles.

This audit committee report is respectfully submitted by:

Frank D. Cox, Jr. (Chairman)

Charles W. Gross

William U. Henderson

Executive Officers Of The Registrant Who Are Not Directors

Name (Age)	Current Position with Albemarle First Bank (Officer Since)	Previous Principal Occupation During Past Five Years
C.L. Scott Cooke (64)	Executive Vice President (2001)	Business Relations Manager, Electronic Data Systems, Centreville, VA, February 1998 to November 2001

Kenneth J. Potter (35)	Vice President & Chief Financial Officer (2004)	Vice President & Controller, Guaranty Bank, Charlottesville, Virginia, May 2001 to January 2004; Vice President & Audit Manager, Deutsche Banc Alex Brown, Inc, Baltimore, Maryland, September 1996 to May 2001

Securities Ownership of Certain Beneficial Owners and Management

The following sets forth as of July 15, 2005, the beneficial ownership of Albemarle First Bank common stock of each director, certain executive officers and of all directors and executive officers as a group. Albemarle First Bank knows of no person or group that beneficially owned more than 5% of the outstanding shares of Albemarle First Bank common stock as of July 15, 2005.

	Amount and Nature of Beneficial Ownership(1)
Name	Shares of Common Stock Beneficially Owned	Currently Exercisable Options	Currently Exercisable Warrants	Percent of Class
Thomas L. Beasley	31,800	10,000	16,900	3.41%
Thomas M. Boyd, Jr.	2,850	4,000	—	*
Frank D. Cox, Jr.	17,300	12,500	—	1.74%
J. Clark Diehl, III	40,300	—	—	2.37%
James A. Fernald, III	22,100	9,000	2,000	1.94%
Charles W. Gross	20,200	12,500	2,200	2.04%
William U. Henderson	1,000	—	—	*
Laurence C. Pettit, Jr.	16,750	5,000	6,500	1.65%
John K. Taggart, III	15,650	12,500	—	1.65%
R. Craig Wood	12,200	10,000	—	1.30%

All executive officers and directors as a group (12 persons) (2)	180,150	75,500	27,600	15.73%

*	Represents less than 1% of the 1,697,032 shares outstanding as of July 15, 2005.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership within sixty days. Beneficial ownership also includes any shares held in the name of an individual’s spouse, minor children or other relatives living in the individual’s home.
(2)	Group includes C.L. Scott Cooke, Executive Vice President and Kenneth J. Potter, Vice President and Chief Financial Officer, neither of whom beneficially owns any shares of Albemarle First Bank common stock.

Change in Independent Certified Public Accountants

For the year ended December 31, 2002 Albemarle First Bank’s independent certified public accountants were S. B. Hoover & Company, LLP. On March 27, 2003, based upon the recommendation of its audit committee, Albemarle First Bank determined not to engage S. B. Hoover & Company and retained Larrowe & Company as its independent public accountants with respect to the audit of Albemarle First Bank’s financial statements for its fiscal year ending December 31, 2003.

During Albemarle First Bank’s two fiscal years ended December 31, 2002, and during the subsequent interim period preceding the replacement of S. B. Hoover & Company, there was no disagreement between Albemarle First Bank and S. B. Hoover & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to S. B. Hoover & Company’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on Albemarle First Bank’s financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-B. The audit reports of S. B. Hoover & Company on Albemarle First Bank’s financial statements as of and for the two fiscal years ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

Albemarle First Bank provided S. B. Hoover & Company with a copy of the foregoing disclosures prior to filing a current report on Form 8-K with the Board of Governors of the Federal Reserve System to report the change in accountants. S. B. Hoover & Company’s letter, dated March 31, 2003, was attached as Exhibit 16 to the Form 8-K filed with the Board of Governors of the Federal Reserve System.

During Albemarle First Bank’s two fiscal years ended December 31, 2002, and during the subsequent interim period preceding the replacement of S. B. Hoover & Company, Albemarle First Bank did not consult with Larrowe & Company regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Albemarle First Bank’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Principal Accountant Fees

The following table presents the fees for professional audit services rendered by Larrowe & Company for the audit of Albemarle First Bank’s annual financial statements for the years ended December 31, 2003 and 2004, and fees billed for other services rendered by Larrowe & Company during those periods. All services reflected in the following fee table for 2004 and 2003 were pre-approved in accordance with the policy of the audit committee of the Albemarle First Bank board of directors.

2004
Audit fees	$39,397
Audit-related fees	$7,749
Tax fees (1)	$1,575
All other fees	$—

2003
Audit fees	$32,749
Audit-related fees	$13,211
Tax fees (1)	$1,500
All other fees	$—

(1)	Tax fees for 2004 and 2003 primarily consisted of completing Albemarle First Bank’s Federal income tax return.

The audit committee considers the provision of the non-audit services mentioned above compatible with the maintenance of Albemarle First Bank’s principal accountant’s independence.

Audit Committee Pre-Approval Policy

Pursuant to the terms of Albemarle First Bank’s audit committee charter, the audit committee is responsible for the appointment, compensation and oversight of the work performed by Albemarle First Bank’s independent accountants. The audit committee, or a designated member of the audit committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. Any interim pre-approval of permitted non-audit services is required to be reported to the audit committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Directors’ Compensation

For the year 2005, non-employee directors of Albemarle First Bank will receive semi-annually a retainer fee of $2,500 for their board service, provided the director attends at least seventy-five percent of the regularly scheduled board meetings held during the six-month period. For the year 2004, all non-employee directors received a semi-annual retainer fee of $2,500 for their board service.

Each non-employee director is also eligible to receive awards of stock options under Albemarle First Bank’s 1999 Stock Option Plan, as amended in 2004. On May 12, 2004, the Albemarle First Bank board of directors granted 5,000 options to Laurence C. Pettit, Jr. at an exercise price of $10.00.

Executive Compensation

The following table presents the annual compensation of Albemarle First Bank’s chief executive officer for the years ended December 31, 2004, 2003, and 2002. No other executive officer of Albemarle First Bank earned compensation in excess of $100,000 for the year ended December 31, 2004.

Summary Compensation Table

	Annual Compensation (1)						Long-term Compensation
Name and Principal Position	Year		Salary		Bonus		Securities Underling Options (3)	All Other Compensation (4)
Thomas M. Boyd, Jr. President and Chief Executive Officer	2004 2003 2002	(2)	$ $ $	133,980 132,000 101,539	$ $ $	2,800 6,000 8,219	5,000 — —	$ $ $	5,347 4,745 9,069

(1)	While Mr. Boyd received certain perquisites or other personal benefits in the years shown, the value of the benefits received did not exceed the lesser of either $50,000 or 10% of his total annual salary and bonus for any year reported.
(2)	Mr. Boyd joined Albemarle First Bank as president and chief executive officer, effective March 1, 2002. No one else served as chief executive officer of Albemarle First Bank during 2002.
(3)	In 2004, Albemarle First Bank granted Mr. Boyd 5,000 qualified options from the 1999 Incentive Stock Option Plan.
(4)	Consists of 401(k) employer match of $2,031 and moving expenses of $6,188 in 2002, and of a 401(k) employer match and discretionary contributions totaling $4,745, and $5,347 in 2003 and 2004, respectively.

Stock Option Grants in 2004

	Number of Shares Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price per	Expiration	Potential Realizable Value (1)
Name	Granted	2004	Share	Date	5%	10%
Thomas M. Boyd, Jr.	5,000	100%	$10.00	2/2/2014	$29,327	$76,315

(1)	Potential realizable value of the stock price on the grant date at the assumed annual rates of appreciation indicated, based on actual option term (10 years) and annual compounding, less cost of shares at exercise price.

Stock Option Exercises in 2004 and Year-End Option Values

	Number of Shares Acquired	Value	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In the Money Options at December 31, 2004(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas M. Boyd, Jr.	1,000	$1,450	4,000	—	$5,600	—

(1)	Calculated by subtracting the exercise price from $11.40, the fair market value of the stock at December 31, 2004 (the closing price of Albemarle First Bank’s common stock as reported by Nasdaq).

Employment Agreement

For a discussion of Mr. Boyd’s employment agreement with Albemarle First Bank, see “—Interests of Certain Persons in the Merger—Employment and Other Agreements for Certain Executive Officers of Albemarle First Bank” beginning on page 68.

401(k) Defined Contribution Plan

In 1999, Albemarle First Bank adopted a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code. Full-time employees are eligible to participate in the plan. Eligible employees who elect to participate may, subject to federal contribution maximums, contribute up to 23% of their annual salary to the 401(k) plan. Albemarle First Bank makes a matching contribution of 50% for each $1.00 contributed by an employee, up to a maximum matching contribution of 2% of the employee’s annual salary. Albemarle First Bank may also make discretionary contributions.

Interest of Management and Board in Certain Transactions

Loans to Officers and Directors. Albemarle First Bank currently has, and expects to have in the future, banking transactions in the ordinary course of business with its directors, principal officers and their associates. All transactions with directors, principal officers and their associates were made in the ordinary course of Albemarle First Bank’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features to Albemarle First Bank.

Business Relationships and Transactions with Management and Directors. Albemarle First Bank has engaged the services of Blue Ridge Services, which is owned by director Thomas L. Beasley, to provide ongoing maintenance and to acquire equipment for Albemarle First Bank’s offices. Total amounts paid to Blue Ridge Services were $9,924 in 2004 and $47,470 in 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Albemarle First Bank’s directors and executive officers and persons who beneficially own more than 10% of Albemarle First Bank’s common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Board of Governors of the Federal Reserve System. These persons are required by Federal Reserve regulation to furnish Albemarle First Bank with copies of all Section 16(a) forms they file.

To Albemarle First Bank’s knowledge, based solely upon a review of the copies of such reports furnished to Albemarle First Bank, Albemarle First Bank believes that all applicable Section 16(a) filing requirements were satisfied for events and transactions that occurred during the year ended December 31, 2004.

PROPOSAL IV - ADJOURNMENT OF THE MEETINGS

In the event that there are not sufficient votes to constitute a quorum or approve the matters to be considered at the time of the special meeting of Millennium Bankshares and/or the annual meeting of Albemarle First Bank, the reorganization agreement and related plan of merger could not be approved unless such special or annual meeting, as applicable, was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received at the time of each meeting to be voted for an adjournment, if necessary, Millennium Bankshares and Albemarle First Bank have submitted the question of adjournment to their respective shareholders as a separate matter for their consideration. The boards of directors of Millennium Bankshares and Albemarle First Bank recommend that their respective shareholders vote FOR the adjournment proposal. If it is necessary to adjourn a meeting, no notice of such adjourned meeting is required to be given to that company’s shareholders, other than an announcement at the applicable special or annual meeting of the place, date and time to which the meeting is adjourned, if the meeting is adjourned for 30 days or less.

The boards of directors of each Millennium Bankshares and Albemarle First Bank recommend that you vote “FOR” approval of this proposal.

LEGAL MATTERS

Lewis, Rice & Fingersh, L.C., St. Louis, Missouri, and Troutman Sanders LLP, Richmond, Virginia, will opine as to the qualification of the merger as a reorganization and the tax treatment of the consideration paid in connection with the merger under the Internal Revenue Code and Lewis, Rice & Fingersh, L.C. will opine as to the legality of the common stock of Millennium Bankshares offered by this joint proxy statement/prospectus.

EXPERTS

The consolidated financial statements of Millennium Bankshares and subsidiaries as of December 31, 2004 and for the year ended December 31, 2004, incorporated by reference in this joint proxy statement/prospectus and in the registration statement on Form S-4, have been incorporated by reference herein and in the registration statement in reliance upon the report of Crowe Chizek and Company LLC, independent certified public accountants, and upon the authority of Crowe Chizek and Company LLC as experts in accounting and auditing.

The consolidated financial statements of Millennium Bankshares and subsidiaries as of December 31, 2003 and for each of the years in the two year period ended December 31, 2003, incorporated by reference in this joint proxy statement/prospectus and in the registration statement on Form S-4, have been incorporated by reference herein and in the registration statement in reliance upon the report of Thompson, Greenspon & Co, P.C., independent certified public accountants, and upon the authority of Thompson, Greenspon & Co, P.C. as experts in accounting and auditing.

The consolidated financial statements of Albemarle First Bank and its subsidiary as of December 31, 2004 and 2003 and for each of the years then ended, incorporated by reference in this joint proxy statement/prospectus and in the registration statement on Form S-4, have been incorporated by reference herein and in the registration statement in reliance upon the report of Larrowe & Company, P.L.C., independent certified public accountants, and upon the authority of Larrowe & Company, P.L.C. as experts in accounting and auditing.

INDEPENDENT PUBLIC ACCOUNTANTS

Millennium Bankshares

The Millennium Bankshares board of directors has appointed the firm of Crowe, Chizek and Company LLC as independent public accountants to audit the consolidated financial statements of Millennium Bankshares for the fiscal year ending December 31, 2005. Crowe, Chizek audited the consolidated financial statements of Millennium Bankshares for the fiscal year ended December 31, 2004. A representative from Crowe Chizek has been invited to be present at the special meeting and will have the opportunity to make a statement if desired and be available to respond to appropriate questions from shareholders.

On February 27, 2004, Millennium Bankshares notified Thompson, Greenspon & Co, P.C. that it would be dismissed as Millennium Bankshares’ independent accounting firm after completion of the audit of Millennium Bankshares’ financial statements for the fiscal year ended December 31, 2003. The decision to change the independent accounting firm followed a competitive bidding process, in which Thompson Greenspon participated, to choose a firm to audit the financial statements of Millennium Bankshares for the year ending December 31, 2004. The appointment of Crowe Chizek to perform the audit of Millennium Bankshares’ financial statements for the year ending December 31, 2004 was effective following the completion of the 2003 fiscal year audit.

The report of Thompson Greenspon on Millennium Bankshares’ financial statements for each of the two fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. Furthermore, during Millennium Bankshares’ two fiscal years ended December 31, 2003 and during the subsequent period preceding February 27, 2004, there had been no disagreement with Thompson Greenspon on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Thompson Greenspon, would have caused Thompson Greenspon to make reference to the subject matter of the disagreements in connection with its report.

Albemarle First Bank

Larrowe & Company, P.L.C. served as Albemarle First Bank’s independent public accountants for 2004 and has been selected by Albemarle First Bank’s board of directors to continue in such capacity during 2005. Albemarle First Bank’s board of directors retained Larrowe & Company, P.L.C. based upon the board’s determination that Albemarle First Bank would benefit from Larrowe & Company, P.L.C.’s local expertise in financial institutions and in matters involving publicly-traded entities. Representative from Larrowe & Company, P.L.C. have been invited to be present at the annual meeting and will have the opportunity to make a statement if desired and be available to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS

Millennium Bankshares

Millennium Bankshares’ bylaws are available to any shareholder, without charge, upon written request to the corporate secretary of Millennium Bankshares. Based upon an anticipated date of May 4, 2006 for the 2006 annual meeting of shareholders, Millennium Bankshares must receive any notice of nomination no later than April 20, 2006 and no earlier than March 15, 2006. Any proposal to bring other business before the 2006 annual meeting that is received by Millennium Bankshares after April 20, 2006 will be considered untimely for consideration at that meeting.

Albemarle First Bank

In accordance with Albemarle First Bank’s bylaws and regulations of the Securities and Exchange Commission (as adopted by the Federal Reserve), if any shareholder intends to present a proposal for action at the 2006 annual meeting of shareholders or to present a proposal to be considered for inclusion in Albemarle First Bank’s proxy materials in connection with the 2006 annual meeting, the proposal, including any nominations for directors, must be in proper written form and received by the president of Albemarle First Bank at least 120 days prior to the first anniversary of the mailing date of this joint prospectus/proxy statement, or if the date of the 2006 annual meeting is changed by more than 30 days from the anticipated meeting date of April 11, 2006, such proposal must be received at least 90 days but not more than 120 days prior to the date of the 2006 annual meeting. The proxy solicited by the Albemarle First Bank board of directors for the 2006 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting if Albemarle First Bank has not received proper notice of such proposal by the stated deadline.

OTHER MATTERS

Neither Millennium Bankshares’ nor Albemarle First Bank’s board of directors is aware of any business to come before their respective shareholder meetings, other than those matters described in this joint proxy statement/prospectus. However, if any other matters should properly come before the shareholder meeting, the proxy holders intend to vote on those matters with their reasonable business judgment.

WHERE YOU CAN FIND MORE INFORMATION

Millennium Bankshares filed with the SEC under the Securities Act of 1933 the registration statement which registers the shares of Millennium Bankshares common stock to be issued to Albemarle First Bank shareholders in connection with the merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Millennium Bankshares and its common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this joint proxy statement/prospectus.

Millennium Bankshares (File No. 0-49611) also files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Millennium Bankshares, who file electronically with the SEC. The address of that site is http://www.sec.gov. Millennium Bankshares also posts its SEC filings on its web site. Its website address is http://www.millenniumbankshares.com. Information contained on the Millennium Bankshares website is not incorporated by reference into this joint proxy statement/prospectus and you should not consider information contained in its website as part of this joint proxy statement/prospectus prospectus. You can also inspect reports, proxy statements and other information that Millennium Bankshares has filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows Millennium Bankshares to “incorporate by reference” information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately by Millennium Bankshares with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Millennium Bankshares has previously filed with the SEC:

• Annual Report on Form 10-KSB	Year ended December 31, 2004.

• Quarterly Report on Form 10-Q	Quarter ended March 31, 2005.

• Current Reports on Form 8-K	Filed on April 21, 2005, June 10, 2005 and June 10, 2005.

•	The following information contained in specified pages of the Millennium Bankshares Annual Report on Form 10-KSB for the year ended December 31, 2004:

•	Description of Business (Item 1) on pages 3 to 14.

•	Market for Common Equity and Related Stockholder Matters (Item 5) on pages 16 to 17.

•	Management’s Discussion and Analysis of Financial Condition and Results of Operation (Item 6) on pages 17 to 35.

Albemarle First Bank files reports, proxy statements and other information with the Federal Reserve (rather than the SEC) under the Securities Exchange Act of 1934. Although the Federal Reserve does not maintain a web site containing these documents, Albemarle First Bank posts these filings on its web site. Its website address is http://www.albemarlefirstbank.com. Information contained on the Albemarle First Bank website is not incorporated by reference into this joint proxy statement/prospectus and you should not consider information contained in its website as part of this joint proxy statement/prospectus prospectus.

The SEC allows Millennium Bankshares to “incorporate by reference” information regarding Albemarle First Bank into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Federal Reserve. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Albemarle First Bank has previously filed with the Federal Reserve:

• Annual Report on Form 10-KSB	Year ended December 31, 2004.

• Amended Annual Report on Form 10-KSB/A	Year ended December 31, 2004.

• Quarterly Report on Form 10-QSB	Quarter ended March 31, 2005.

• Current Reports on Form 8-K	Filed on June 13, 2005 and June 16, 2005.

•	The following information contained in specified pages of the Albemarle First Bank Annual Report on Form 10-KSB for the year ended December 31, 2004:

•	Description of Business (Item 1) on pages 3 to 7.

•	Market for Common Equity and Related Stockholder Matters (Item 5) on page 8.

•	Management’s Discussion and Analysis of Financial Condition and Results of Operation (Item 6) on pages 8 to 21.

You can obtain additional copies of the documents incorporated by reference in this joint proxy statement/prospectus free of charge by requesting them in writing or by telephone from the following address:

Millennium Bankshares Corporation	Albemarle First Bank
1601 Washington Plaza	P. O. Box 7704
Reston, Virginia 20190	1265 Seminole Trail
Attention: Barbara J. Chapman	Charlottesville, Virginia 22906
Telephone: (703) 464-1967	Attention: Lori M. Pedersen
(434) 973-1664

If you would like to request any documents, please do so by September 22, 2005 in order to receive them before the shareholder meetings.

Millennium Bankshares has not authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that we have incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this joint proxy statement/prospectus about Millennium Bankshares has been supplied by Millennium Bankshares and information about Albemarle First Bank has been supplied by Albemarle First Bank. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

AGREEMENT AND PLAN OF REORGANIZATION

BETWEEN

MILLENNIUM BANKSHARES CORPORATION

AND

ALBEMARLE FIRST BANK

JUNE 9, 2005

i

LIST OF EXHIBITS

EXHIBIT A	—	Plan of Merger
EXHIBIT B	—	Affiliate Letter
EXHIBIT C	—	Shareholder Agreement
EXHIBIT D-1	—	Form of Employment Agreement
EXHIBIT D-2	—	Form of Employment Agreement

ii

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 9, 2005 (this “Agreement”), by and between ALBEMARLE FIRST BANK, a Virginia banking corporation (“Bank”), and MILLENNIUM BANKSHARES CORPORATION (“Acquiror”).

RECITALS

A. Bank. Bank is a Virginia banking corporation, having its principal place of business in Charlottesville, Virginia.

B. Acquiror. Acquiror is a Virginia corporation, registered as a financial holding company, having its principal place of business in Reston, Virginia.

C. Interim Bank. Acquiror intends to form a bank under the laws of the Commonwealth of Virginia as a wholly-owned subsidiary of Acquiror to facilitate the acquisition of Bank as provided herein.

D. Intentions of the Parties. It is the intention of the Parties to this Agreement that the business combination contemplated hereby be treated as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” for purposes of the Code.

E. Board Action. The respective Boards of Directors of each of Acquiror and Bank have determined that it is in the best interests of their respective organizations and their shareholders to consummate the strategic business combination transaction provided for herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Parties agree as follows:

AGREEMENT

In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties agree as follows.

ARTICLE I

DEFINITIONS, CONSTRUCTION

Section 1.01. Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings.

“Acquiror” has the meaning set forth in the preamble to this Agreement.

“Acquiror Average Price” means the average of the daily closing prices of Acquiror Common Stock on the Nasdaq SmallCap Market (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the twenty consecutive trading days on the Nasdaq SmallCap Market ending at the close of trading on the Determination Date (in the event that on any trading day within such twenty consecutive trading day period there are no trades of Acquiror Common Stock, then the closing price on any such day shall be deemed to be the closing price of Acquiror Common Stock on the immediately preceding trading day on which there was any such trade).

“Acquiror Board” means the Board of Directors of Acquiror.

“Acquiror Common Stock” means the common stock, par value $5.00 per share, of Acquiror.

“Acquiror Employee Plans” has the meaning set forth in Section 6.12.

“Acquiror Meeting” has the meaning set forth in Section 6.02.

“Acquisition Proposal” means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Bank or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Bank or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

“Articles Amendment” has the meaning set forth in Section 6.02.

“Bank” has the meaning set forth in the preamble to this Agreement.

“Bank Affiliate” has the meaning set forth in Section 6.07.

“Bank Board” means the Board of Directors of Bank.

“Bank By-Laws” means the By-laws of Bank.

“Bank Certificates” has the meaning set forth in Section 3.02(b).

“Bank Charter” means the Articles of Incorporation of Bank.

“Bank Common Stock” means the common stock, par value $4.00 per share, of Bank.

“Banking Act” means the Virginia Banking Act.

“Bank Meeting” has the meaning set forth in Section 6.02.

“Bank Stock Option” has the meaning set forth in Section 3.04.

“Bank Stock Option Plan” means the Albemarle First Bank 1999 Stock Option Plan, as amended.

“Benefit Plans” has the meaning set forth in Section 5.03(n).

“Bureau of Financial Institutions” means the Virginia State Corporation Commission’s Bureau of Financial Institutions.

“Business Day” means any day on which banks are not required or authorized to close in the State of Virginia.

“Cash Consideration” has the meaning set forth in Section 3.01(b)(i).

“Cash Election” has the meaning set forth in Section 3.02(a).

“Cash Election Shares” has the meaning set forth in Section 3.01(b)(i).

“Cash Proration Factor” has the meaning set forth in Section 3.03(b)(i).

“Closing Date” has the meaning set forth in Section 2.03.

“Code” has the meaning set forth in the Recitals.

“Commission” means the Virginia State Corporation Commission.

“Continued Employee” has the meaning set forth in Section 6.12.

“Converted Option” has the meaning set forth in Section 3.04.

“Corporation Act” means the Virginia Stock Corporation Act.

“Costs” has the meaning set forth in Section 6.11(a).

“Determination Date” means the date that is five Nasdaq SmallCap Market trading days prior to the Effective Date.

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Effective Date” has the meaning set forth in Section 2.03.

“Effective Time” means the effective time of the Merger, as provided for in Section 2.03.

“Electing Number” has the meaning set forth in Section 3.03(b).

“Election Date” has the meaning set forth in Section 3.02(c).

“Electing Bank Shares” has the meaning set forth in Section 3.01(b)(i).

“Environmental Law” has the meaning set forth in Section 5.03(r).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.02(b).

“Exchange Fund” has the meaning set forth in Section 3.07.

“Exchange Ratio” has the meaning set forth in Section 3.01(b)(ii)

“Fairness Opinion” has the meaning set forth in Section 5.03(aa).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Financial Statements” has the meaning set forth in Section 5.03(g).

“Form of Election” has the meaning set forth in Section 3.02(c).

“Governmental Authority” means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

“Hazardous Substance” has the meaning set forth in Section 5.03(r).

“Indemnified Party” has the meaning set forth in Section 6.11(a).

“Interim Bank Common Stock” has the meaning set forth in Section 3.01(c).

“Insurance Policy” has the meaning set forth in Section 5.03(v).

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

“Loan Property” has the meaning set forth in Section 5.03(r).

“Material Adverse Effect” the meaning set forth in Section 5.02.

“Maximum Amount” has the meaning set forth in Section 6.11(c).

“Maximum Cash Election Number” has the meaning set forth in Section 3.03(a).

“Merger” has the meaning set forth in Section 2.02(a).

“Merger Consideration” has the meaning set forth in Section 3.01(b).

“OCC” has the meaning set forth in Section 5.04(f).

“Party” means Acquiror or Bank, as applicable, and “Parties” means Acquiror and Bank.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

“Plan of Merger” has the meaning set forth in Section 2.03.

“Previously Disclosed” by a Party shall mean information set forth in its Disclosure Schedule.

“Proxy Statement” has the meaning set forth in Section 6.03(a).

“Registration Statement” has the meaning set forth in Section 6.03(a).

“Regulatory Authority” has the meaning set forth in Section 5.03(i).

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for (or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of) shares of capital stock of such Person.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 5.04(f).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Law Documents” has the meaning set forth in Section 5.03(g).

“Stock Consideration” has the meaning set forth in Section 3.01(b)(ii).

“Subsidiary” has the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

“Surviving Bank” has the meaning set forth in Section 2.02(a).

“Takeover Laws” has the meaning set forth in Section 5.03(q).

“Tax” and “Taxes” means any federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, profits, alternative or add-on minimum, sales, use, ad valorem, goods and services, capital, capital stock, production, transfer, registration, franchise, windfall profits, license, withholding, payroll, social security (or similar) employment, disability, employer health, excise, estimated, severance, stamp, occupation, premium, property, environmental (including taxes under Code Section 59A), unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not, an including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person, whether arising before, on or after the Effective Date.

“Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

“Warrants” means the warrants to acquire, as of December 31, 2004, up to 242,095 shares of Bank Common Stock pursuant to a Warrant Agreement dated October 21, 2001, between Bank and Registrar and Transfer Company.

ARTICLE II

MERGER, EFFECTS OF MERGER

Section 2.01. Interim Bank. Acquiror shall organize Interim Bank under the Banking Act as a wholly-owned subsidiary of Acquiror. Acquiror shall cause Interim Bank to enter into the Plan of Merger with Bank reflecting the terms hereof as required under the Banking Act and the Corporation Act.

Section 2.02. Merger.

(a) Merger Transaction. Subject to the terms and conditions of this Agreement, at the Effective Time, Bank shall merge with and into Interim Bank (the “Merger”), the separate corporate existence of Bank shall cease and Interim Bank shall survive and continue to exist as a Virginia banking corporation (Interim Bank, as the surviving bank in the Merger, sometimes being referred to herein as the “Surviving Bank”). Acquiror may, with Bank’s consent (which shall not be unreasonably withheld, conditioned or delayed), at any time prior to the Effective Time change the method of effecting the combination with Bank (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable, provided, however, that no such change shall (i) alter or change the amount or kind of Merger Consideration to be issued to holders of Bank Stock as provided for in this Agreement, (ii) cause the transaction to not qualify as a reorganization under Section 368 of the Code, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement. The Parties shall appropriately amend this Agreement and any related documents to reflect any such revised structure or method.

(b) Effects of Merger. The Merger shall have the effects prescribed in the Banking Act and the Corporation Act.

(c) Organizational Documents. The articles of incorporation and by-laws of Interim Bank immediately after the Merger shall be those of Interim Bank as in effect immediately prior to the Effective Time and until such time as the same are amended in accordance with the terms thereof and applicable law; provided, however, that the name of the Surviving Bank shall be changed to Albemarle First Bank.

(d) Directors of Surviving Bank. Acquiror, as sole shareholder of Interim Bank (and the Surviving Bank after the Merger), shall take all action necessary to reconstitute the Board of Directors of the Surviving Bank such that the directors of the Surviving Bank immediately after the Merger shall be comprised of Persons who are the members of the Bank Board immediately prior to the Effective Time and certain other Persons designated by Acquiror, and such Persons shall serve as directors of the Surviving Bank until such time as their successors shall be duly elected and qualified.

Section 2.03. Closing, Effective Date and Effective Time. At Acquiror’s election, the closing of the Merger shall take place on (i) the last business day of, or (ii) the first business day of the month following, or (iii) the first business day of the month which is the first month of the earliest calendar quarter following, in each case, the month during which all applicable waiting periods in connection with approvals of Governmental Authorities and the receipt of all approvals of Governmental Authorities and all conditions to the consummation of the Merger are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions), or on such other date after such satisfaction or waiver as Acquiror and Bank may agree (the “Closing Date”). On or prior to the Closing Date, Bank shall, and Acquiror shall cause Interim Bank to, execute and file Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto (the “Plan of Merger”) in accordance with all appropriate legal requirements, and the Merger provided for herein shall become effective upon the issuance of a certificate of merger by the Commission under the Corporation Act (or on such other date as may be specified in such articles of merger) (the date of such issuance, or such later effective date, is herein called the “Effective Date”). The “Effective Time” of the Merger shall be the time of such filing or as set forth in such articles or certificate of merger. The Parties shall use their best efforts to cause to the Effective Date to occur on the Closing Date.

Section 2.04. Plan of Merger. Subject to the terms and conditions of this Agreement, Bank shall enter into the Plan of Merger reflecting the terms hereof.

Section 2.05. Director Appointments for Acquiror Board. Acquiror shall cause two current members of the Bank Board, identified by Acquiror in consultation with Bank, to be appointed to the Acquiror Board immediately after the Effective Time.

ARTICLE III

MERGER CONSIDERATION, EXCHANGE PROCEDURES

Section 3.01. Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

(a) Acquiror Shares. All shares of Bank Common Stock that are owned by Acquiror, if any, shall be canceled and retired and shall cease to exist and no cash, Acquiror Common Stock or other consideration shall be delivered in exchange therefor.

(b) Outstanding Bank Common Stock. Subject to Section 3.03, each share of Bank Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Bank Common Stock owned by Acquiror) shall be converted at the Effective Time into the following (the “Merger Consideration”):

(i) for each such share of Bank Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Section 3.02 or Section 3.03 (the “Electing Bank Shares”), the right to receive $15.82 in cash (the “Cash Consideration”), and

(ii) for each such share of Bank Common Stock (other than Electing Bank Shares), the right to receive a number of shares of fully paid and nonassessable Acquiror Common Stock equal to the quotient of “A” divided by “B,” where “A” shall equal $15.82, and where “B” shall equal the Acquiror Average Price (the “Exchange Ratio”); provided, however, that the Exchange Ratio shall not be greater than 2.2600 and shall not be less than 1.8833. The Exchange Ratio is subject to adjustment as set forth in Section 3.06, Section 8.01(g) and Section 8.01(h) (the “Stock Consideration”).

Upon such conversion, all such shares of Bank Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Bank Certificate shall thereafter represent the right to receive the Merger Consideration and cash for fractional shares in accordance with Section 3.11 upon the surrender of the Bank Certificates in accordance with the terms hereof.

(c) Outstanding Interim Bank Common Stock. Each share of common stock, par value $1.00, of Interim Bank (the “Interim Bank Common Stock”) outstanding immediately prior to the Effective Time shall remain outstanding and unchanged following the Effective Time as shares of the Surviving Bank.

Section 3.02. Cash Elections.

(a) Cash Election Procedures. Each Person who, on or prior to the Election Date, is a record holder of shares of Bank Common Stock shall be entitled, with respect to all or any portion of such Person’s shares, to make an unconditional election (a “Cash Election”) on or prior to such Election Date to receive cash for such holder’s shares of Bank Common Stock, on the basis hereinafter set forth, provided, however, that, unless the nominee advises the Exchange Agent otherwise in writing, each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee (including, for these purposes, shares allocated to participants’ accounts under any of Bank’s Benefit Plans), shall be treated as a separate record holder and either directly or through such nominee may submit a separate Form of Election for shares that are beneficially owned by such beneficial owner.

(b) Exchange Agent Appointment. Prior to the Effective Time, Acquiror shall appoint, subject to the approval of Bank (which approval shall not be unreasonably withheld or delayed), an exchange agent (the “Exchange Agent”) for the purpose of exchanging certificates which immediately prior to the Effective Time evidenced shares of Bank Common Stock (the “Bank Certificates”) for the Merger Consideration.

(c) Form of Election. Acquiror shall prepare a form of election (the “Form of Election”) which shall be subject to the approval of Bank (which approval shall not be unreasonably withheld or delayed) to be mailed by Bank to the record holders of shares of Bank Common Stock not more than 60 Business Days nor less than 20 Business Days prior to the Election Date. The Form of Election may be included on the proxy solicited from shareholders of Bank in connection with the approval of Bank’s shareholders of the Merger. The Form of Election shall be used by each record holder of shares of Bank Common Stock who wishes to elect to receive cash for any or all shares of Bank Common Stock held by such holder, subject to the proration provisions of Section 3.03. Bank shall use its reasonable efforts to make the Form of Election available to all Persons who become holders of shares of Bank Common Stock during the period between the record date for the mailing of the Form of Election and the Election Date. Any holder’s election to receive cash shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the Business Day specified by Bank in the Form of Election (or a later Business Day specified by Bank, reasonably acceptable to Acquiror, in a subsequent press release) (the “Election Date”), which Election Date shall be two Business Days prior to the date on which Acquiror reasonably believes the Effective Time shall occur, a Form of Election properly completed and signed and accompanied by Bank Certificates representing the shares of Bank Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Bank (or by an appropriate guarantee of delivery of such Bank Certificates as set forth in such Form of Election from a firm which is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act), provided that such Bank Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). Any Form of Election may be revoked by the shareholder submitting it only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the Bank Certificate or Bank Certificates (or guarantees of delivery, as appropriate) for the shares of Bank Common Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the shareholder of Bank submitting the same.

(d) Exchange Agent Determination. The determination of the Exchange Agent (or the mutual determination of Bank and Acquiror in the event that the Exchange Agent declines to make any such determination) shall be binding as to whether or not Cash Elections have been properly made or revoked pursuant to this Section 3.02 with respect to shares of Bank Common Stock and as to when Cash Elections and revocations were received by it. If the Exchange Agent reasonably determines in good faith that any Cash Election was not properly made with respect to shares of Bank Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Bank Shares at the Effective Time, and such shares shall be converted in the Merger into the right to receive the Stock Consideration pursuant to Section 3.01(b)(ii). The Exchange Agent (or Bank and Acquiror by mutual agreement in the event that the Exchange Agent declines to make any such determination) shall also make all computations as to the allocation and the proration contemplated by Section 3.03, and any such computation shall be conclusive and binding on the shareholders of Bank. The Exchange Agent may, with the mutual written agreement of Bank and Acquiror, make such rules as are consistent with this Section 3.02 for the implementation of the Cash Elections provided for herein and as shall be necessary or desirable to fully effect such Cash Elections.

Section 3.03. Proration.

(a) Proration Requirements. Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Bank Common Stock (the “Maximum Cash Election Number”) to be converted into the right to receive Cash Consideration in the Merger shall be no greater than 50 percent of the number of issued and outstanding shares of Bank Common Stock immediately prior to the Effective Time, provided, however, that Acquiror may, in its sole discretion, decrease the amount of the Maximum Cash Election Number to such number of shares of Bank Common Stock as Acquiror reasonably determines, after consultation with Bank and tax counsel to Acquiror and Bank, shall be necessary to permit the delivery of the tax opinions referred to in Section 7.02(c) and Section 7.03(c).

(b) Procedures for Reducing Number of Electing Bank Shares. If the aggregate number of shares of Bank Common Stock in respect of which Cash Elections have been made (the “Electing Number”) exceeds the Maximum Cash Election Number, each Electing Bank Share shall be converted into the right to receive shares of Acquiror Common Stock or cash in accordance with the terms of Section 3.01(b) in the following manner:

(i) a proration factor (the “Cash Proration Factor”) shall be determined by dividing the Maximum Cash Election Number by the Electing Number,

(ii) the number of Electing Bank Shares covered by each Cash Election that shall be converted into the right to receive Cash Consideration shall be determined by multiplying the Cash Proration Factor by the total number of Electing Bank Shares covered by such Cash Election, and

(iii) all Electing Bank Shares, other than those shares converted into the right to receive Cash Consideration in accordance with Section 3.03(b)(ii), shall be converted into the right to receive shares of Acquiror Common Stock (on a consistent basis among shareholders of Bank who made Cash Elections, pro rata to the respective numbers of shares of Bank Common Stock as to which they made such Cash Elections) as if such shares were not Electing Bank Shares, in accordance with the terms of Section 3.01(b)(ii).

Section 3.04. Bank Stock Options. Bank and Acquiror shall take all action reasonably necessary so that, immediately prior to the Effective Time, each stock option (the “Bank Stock Options”) heretofore granted under the Bank Stock Option Plan and outstanding immediately prior to the Effective Time shall be converted into an option to purchase a number of shares of Acquiror Common Stock (a “Converted Option”) equal to the product of the number of shares of Bank Common Stock subject to such Bank Stock Option multiplied by the Exchange Ratio (provided that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share). The terms and conditions of the Converted Option shall otherwise remain the same as the terms and conditions of the Bank Stock Option, except that the exercise price per share of each Converted Option shall equal the exercise price per share of such Bank Stock Option divided by the Exchange Ratio (provided that such exercise price shall be rounded up to the nearest whole cent). Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Converted Options. Acquiror shall use its reasonable best efforts to cause the registration of the shares of Acquiror Common Stock subject to the Converted Options to become effective as part of the Form S-4 or a registration statement on Form S-8, and, thereafter, Acquiror shall file one or more registration statements on appropriate forms with respect to shares of Acquiror Common Stock subject to the Converted Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as the Converted Options remain outstanding. As soon as practicable after the Effective Time, Acquiror shall deliver or cause to be delivered to each holder of Converted Options an appropriate notice setting forth such holder’s rights pursuant to the Bank Stock Option Plan and agreements evidencing the grants of such Converted Options, after giving effect to the transactions hereunder. The adjustment provided in this Section 3.04 with respect to any Bank Stock Options (whether or not “incentive stock options” (as defined in Section 422 of the Code)) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, the provisions of such Section 424(a) of the Code shall override anything to the contrary contained herein.

Section 3.05. Bank Warrants. At the Effective Time, each unexercised Warrant, if any, shall be converted into a warrant (each, a “Replacement Warrant”) to acquire a number of shares of Acquiror Common Stock equal to the product of the number of shares of Bank Common Stock subject to such Warrant multiplied by the Exchange Ratio (provided that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share). The terms and conditions of the Replacement Warrant shall otherwise remain the same as the terms and conditions of the Warrant, except that the exercise price per share of each Warrant shall equal the exercise price per share of such Warrant divided by the Exchange Ratio (provided that such exercise price shall be rounded up to the nearest whole cent), provided, however, that this Section 3.05 shall not be deemed to modify or otherwise replace the obligations of Bank under Section 6.14.

Section 3.06. Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Acquiror Common Stock or Bank Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Merger Consideration shall be appropriately adjusted to provide to the holders of Bank Common Stock the same economic effect as contemplated by this Agreement prior to such event. In the event that the sum of (i) the number of shares of Bank Common Stock presented for exchange pursuant to Section 3.02 and Section 3.08 or otherwise issued and outstanding at the Effective Time, and (ii) the number of shares of Bank Common Stock issuable upon the exercise of options or warrants (whether pursuant to Bank Stock Options or otherwise) as of the Effective Time, shall be greater than the sum of (x) the number of shares of Bank Common Stock represented in Section 5.03(b) as being outstanding as of the date hereof, and (y) the number of shares of Bank Common Stock issuable upon the exercise of Bank Stock Options and Warrants represented in Section 5.03(b) as being outstanding as of the date hereof, then the per share Merger Consideration shall be appropriately and proportionately decreased to take into account such additional issued and outstanding, and issuable, shares of Bank Common Stock.

Section 3.07. Exchange Fund. Acquiror shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Bank Common Stock, at or prior to the Effective Time, (i) certificates representing the Acquiror Common Stock issuable pursuant to Section 3.01 in exchange for outstanding shares of Bank Common Stock, and (ii) cash sufficient to pay the cash portion of the Merger Consideration. Acquiror shall make available to the Exchange Agent from time to time as needed, additional cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.11 and any dividends and other distributions pursuant to Section 3.09. Any cash and certificates of Acquiror Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

Section 3.08. Exchange Procedures. Within five Business Days after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each holder of a Bank Certificate who has not surrendered the Bank Certificate representing all of the shares of Bank Common Stock owned by such holder pursuant to Section 3.02 (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Bank Certificates shall pass, only upon delivery of the Bank Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Acquiror may reasonably specify, and (ii) instructions for effecting the surrender of such Bank Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Bank Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Bank Certificate shall be entitled to receive in exchange therefor (A) one or more shares of Acquiror Common Stock (which shall, in the sole discretion of Acquiror, be in uncertificated book-entry form unless a physical certificate is requested or otherwise required) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.01 and Section 3.03 (after taking into account all shares of Bank Common Stock then held by such holder), and (B) a check for the cash portion of the Merger Consideration (subject to the proration provisions of Section 3.03) and for the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Acquiror Common Stock pursuant to Section 3.11 and dividends and other distributions pursuant to Section 3.09. No interest shall be paid or shall accrue on any cash payable for the cash portion of the Merger Consideration or pursuant to Section 3.09 or Section 3.11. In the event of a transfer of ownership of Bank Common Stock which shall not have been registered in the transfer records of Bank, one or more shares of Acquiror Common Stock evidencing, in the aggregate, the proper number of shares of Acquiror Common Stock and a check for the cash portion of the Merger Consideration, the cash in lieu of any fractional shares of Acquiror Common Stock pursuant to Section 3.11 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.09, may be issued with respect to such Bank Common Stock to such a transferee if the Bank Certificate representing such shares of Bank Common Stock shall be presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Persons who have made an effective Cash Election as provided in Section 3.02 and Section 3.03 and surrendered Bank Certificates as provided therein shall be treated as if they have properly surrendered Bank Certificates together with the letter of transmittal pursuant to this Section 3.08.

Section 3.09. Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Bank Certificate with respect to the shares of Acquiror Common Stock that such holder would be entitled to receive upon surrender of such Bank Certificate until such holder shall surrender such Bank Certificate in accordance with Section 3.08. Subject to the effect of applicable laws, following surrender of any such Bank Certificate, there shall be paid to such holder of shares of Acquiror Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date prior to such surrender payable with respect to such shares of Acquiror Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Acquiror Common Stock.

Section 3.10. No Further Ownership Rights in Bank Common Stock. All shares of Acquiror Common Stock issued and cash paid upon conversion of shares of Bank Common Stock in accordance with the terms of Article II and this Article III (including any cash paid pursuant to Section 3.09 or Section 3.11) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Bank Common Stock. Until surrendered as contemplated by this Article III, each Bank Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

Section 3.11. No Fractional Shares of Acquiror Common Stock. No certificates or scrip or shares of Acquiror Common Stock representing fractional shares of Acquiror Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Bank Certificates and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a shareholder of Acquiror or a holder of shares of Acquiror Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Bank Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Bank Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Acquiror Common Stock multiplied by (ii) the closing price for a share of Acquiror Common Stock on the Nasdaq SmallCap Market on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately following the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Acquiror, and Acquiror shall deposit, or cause to be deposited, such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

Section 3.12. Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Bank Certificates for six months after the Effective Time shall be delivered to Acquiror or otherwise on the instruction of Acquiror and any holders of the Bank Certificates who have not theretofore complied with this Article III shall thereafter look only to Acquiror for the Merger Consideration with respect to the shares of Bank Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 3.01 and Section 3.08, any cash in lieu of fractional shares of Acquiror Common Stock to which such holders are entitled pursuant to Section 3.11 and any dividends or distributions with respect to shares of Acquiror Common Stock to which such holders are entitled pursuant to Section 3.09. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Bank Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by law, become the property of Acquiror free and clear of any claims or interest of any Person previously entitled thereto.

Section 3.13. Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Acquiror on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Acquiror.

Section 3.14. Lost Certificates. If any Bank Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Bank Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Bank Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Bank Certificate the applicable Merger Consideration with respect to the shares of Bank Common Stock formerly represented thereby, any cash in lieu of fractional shares of Acquiror Common Stock, and unpaid dividends and distributions on shares of Acquiror Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 3.15. Withholding Rights. Each of the Surviving Bank and Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Bank Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Bank or Acquiror, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Bank Common Stock in respect of which such deduction and withholding was made by the Surviving Bank or Acquiror, as the case may be, and such amounts shall be delivered by the Surviving Bank or Acquiror, as the case may be, to the applicable Taxing authority.

Section 3.16. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Bank shall be authorized to execute and deliver, in the name and on behalf of Bank or Interim Bank, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Bank or Interim Bank, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Bank any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger.

Section 3.17. Stock Transfer Books. The stock transfer books of Bank shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Bank Common Stock thereafter on the records of Bank. On or after the Effective Time, any Bank Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the Merger Consideration with respect to the shares of Bank Common Stock formerly represented thereby, any cash in lieu of fractional shares of Bank Common Stock to which the holders thereof are entitled pursuant to Section 3.11 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.09.

ARTICLE IV

ACTIONS PENDING MERGER

Section 4.01. Forbearance of Bank. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Acquiror, Bank shall not, and shall cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of Bank and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay the ability of Bank, Acquiror or any of their Subsidiaries to perform any of their obligations on a timely basis under this Agreement, or take any action that is reasonably likely to have a Material Adverse Effect on the Bank or its Subsidiaries, taken as a whole.

(b) Capital Stock. Other than pursuant to Rights Previously Disclosed, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Bank Common Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Bank Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

(c) Dividends and Distributions. (i) Make, declare, pay or set aside for payment any dividend on any shares of Bank Common Stock, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d) Compensation, Employment Agreements. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Bank or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iv) for grants of awards to newly hired employees consistent with past practice.

(e) Benefit Plans. Enter into, establish, adopt or amend (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Bank or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(f) Dispositions. Other than pledges of assets in connection with Federal Home Loan Bank borrowings in the ordinary course of business, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

(g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that is not material to the Bank and its Subsidiaries, taken as a whole.

(h) Capital Expenditures. Make any capital expenditures in excess of $25,000 individually and $50,000 in the aggregate.

(i) Governing Documents. Amend the Bank Charter, Bank By-Laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Bank’s Subsidiaries.

(j) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

(k) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract, agreement or arrangement or amend or modify in any material respect any of its existing material contracts, agreements or arrangements.

(l) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Bank and its Subsidiaries, taken as a whole.

(m) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) knowingly take any action that is intended or is reasonably likely to result in

(1) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (2) any of the conditions to the Merger set forth in Article VII not being satisfied, or (3) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

(n) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (iii) fail to use commercially reasonable means recommended by Acquiror, to avoid any material increase in its aggregate exposure to interest rate risk.

(o) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

(p) Loans. Make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit not in accordance with Bank’s loan policy and authority in existence as of the date of this Agreement; provided, however, Bank shall not make or commit to make any new loan or letter of credit or any new or additional discretionary advance under (i) any existing line of credit in principal amounts in excess of $500,000, or (ii) that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $500,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of Acquiror, acting through its Chairman and Chief Executive Officer or such other designee as Acquiror may give notice of to Bank (except for, in the case of clause (ii), advances of $25,000 or less that are fully collateralized and in accordance with the applicable loan agreement).

(q) Foreclosures. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials, provided, however, that Bank shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated.

(r) Commitments. Agree or commit to do any of the foregoing.

Section 4.02. Forbearance of Acquiror. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Bank, Acquiror shall not, and shall cause each of its Subsidiaries not to:

(a) Ordinary Course. Take any action that would adversely affect or delay the ability of Bank or Acquiror to perform any of their obligations on a timely basis under this Agreement, or take any action that is reasonably likely to have a Material Adverse Effect on Acquiror or its Subsidiaries, taken as a whole.

(b) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (2) any of the conditions to the Merger set forth in Article VII not being satisfied, or (3) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01. Disclosure Schedules. On or prior to the date hereof, Acquiror has delivered to Bank a schedule and Bank has delivered to Acquiror a schedule (respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or Section 5.04, provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect. Notwithstanding the foregoing, where a specific representation or warranty contained in Section 5.03 requires a list, itemization, summary or description of a certain item or items, such list, itemization, summary or description shall be provided without regard to the standard set forth in Section 5.02.

Section 5.02. Standard. No representation or warranty of Bank contained in Section 5.03 (other than the representations and warranties in Section 5.03(b), Section 5.03(g)(iv) and Section 5.03(aa) which shall be true and correct in all respects) or Acquiror contained in Section 5.04 shall be deemed untrue or incorrect, and Bank and Acquiror, as the case may be, shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03, in the case of Bank, or Section 5.04, in the case of Acquiror, has had or is reasonably likely to have a Material Adverse Effect on the Party making such representation or warranty. “Material Adverse Effect” means, with respect to Acquiror or Bank, as the case may be, any effect that (i) is, or is reasonably expected to be, material and adverse to the financial position, results of operations or business of Acquiror and its Subsidiaries taken as a whole or Bank and its Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of either Acquiror or Bank, as the case may be, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, and (c) any restructuring charges taken in connection with the Merger in accordance with generally accepted accounting principles (except to the extent that any of the changes described in clauses (a) and (b) have a disproportionately adverse effect upon Acquiror or Bank, as the case may be, as compared to comparable U.S. banking or financial services organizations).

Section 5.03. Representations and Warranties of Bank. Subject to Section 5.01 and Section 5.02, and except as Previously Disclosed in a section of its Disclosure Schedule corresponding to the relevant section below, Bank hereby represents and warrants to Acquiror:

(a) Organization, Standing and Authority. Bank is a state bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is a Federal Reserve member bank, as defined in 12 C.F.R. §208.2(g). Bank is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. True, complete and correct copies of the Bank Charter and Bank By-laws, as amended and as in effect on the date of this Agreement, are included in the Bank’s Disclosure Schedule.

(b) Bank Stock. As of the date hereof and as of the Effective Time, the authorized capital stock of Bank consists (and will consist) solely of 3,000,000 shares of Bank Common Stock, of which 1,603,182 shares are issued and outstanding as of the date hereof. The outstanding shares of Bank Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). There are no shares of Bank Common Stock authorized and reserved for issuance, Bank does not have any Rights issued or outstanding with respect to Bank Common Stock, and Bank does not have any commitment to authorize, issue or sell any Bank Common Stock or Rights, except pursuant to this Agreement, the Bank Stock Option Plan and the Warrants. The number of shares of Bank Common Stock which are issuable and reserved for issuance upon exercise of Bank Stock Options and the Warrants as of the date hereof are Previously Disclosed in Bank’s Disclosure Schedule. Bank owns no Bank Common Stock as treasury stock or otherwise. Each certificate representing Bank Common Stock issued by Bank in replacement of any certificate theretofore issued by Bank which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by Bank only upon receipt of an affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying Bank against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

(c) Subsidiaries.

(i) (A) Bank has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) Bank owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities, and (F) all the equity securities of each Subsidiary held by Bank or its Subsidiaries are fully paid and nonassessable and are owned by Bank or its Subsidiaries free and clear of any Liens. There are no options, warrants or rights outstanding to acquire any capital stock or membership interests of any of Bank’s Subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock or membership interests of any of Bank’s Subsidiaries, nor does any such Subsidiary have any obligation of any nature with respect to its unissued shares of stock or membership interests. Neither Bank nor any of Bank’s Subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

(ii) Bank does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

(iii) Each of Bank’s Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

(d) Corporate Power. Bank and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets, and Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of majority of the outstanding shares of Bank Common Stock entitled to vote thereon (which are the only shareholder votes required thereon), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Bank and the Bank Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Holders of Bank Common Stock do not have dissenters’ or appraisal rights under the Banking Act in connection with the transactions contemplated by this Agreement.

(f) Regulatory Approvals, No Defaults.

(i) Except as Previously Disclosed, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Bank or any of its Subsidiaries in connection with the execution, delivery or performance by Bank of this Agreement or to consummate the Merger, except for (A) filings of applications or notices with the Federal Reserve and Bureau of Financial Institutions, and (B) the filing of articles of merger with the Commission pursuant to the Corporation Act and the Banking Act, and the issuance of related certificates of merger. Bank is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.03(e).

(ii) Except as Previously Disclosed, subject to receipt of the regulatory approvals referred to in Section 5.03(f)(i), and the expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Bank or of any of its Subsidiaries or to which Bank or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Bank Certificate or the Bank By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Statements and Securities Law Documents.

(i) Bank’s Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2004, 2003 and 2002, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2002 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the Bank’s “Securities Law Documents”) with the Federal Reserve, as of the date filed, (A) except as Previously Disclosed, complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each of the balance sheets contained in or incorporated by reference into any such Securities Law Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Bank and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Securities Law Documents (including any related notes and schedules thereto) (collectively, the “Financial Statements”) fairly presents, or will fairly present, the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of Bank and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Copies of the Securities Law Documents have been made available to Acquiror.

(ii) Bank’s Consolidated Reports of Condition and Income for the years ending December 31, 2004, 2003 and 2002 and the quarter ending March 31, 2005, as filed with the Federal Reserve, fairly present the financial position, the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of Bank and its Subsidiaries for the periods to which they relate, in each case in accordance with FFIEC instructions applicable to such Reports.

(iii) Since December 31, 2004, Bank and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

(iv) Since December 31, 2004, (A) Bank and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby), and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Bank.

(v) Bank and its Subsidiaries do not have any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Bank or its Subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements, and (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of Bank and its Subsidiaries since the date of the March 31, 2005 balance sheet included in the Financial Statements.

(h) Litigation and Related Matters. No litigation, claim or other proceeding before any court or governmental agency is pending against Bank or any of its Subsidiaries and, to Bank’s knowledge, no such litigation, claim or other proceeding has been threatened. No injunction, order, judgment, decree or regulatory restriction is imposed upon Bank or any of its Subsidiaries or the assets of Bank or any of its Subsidiaries. Since January 1, 2000, Bank and its Subsidiaries have continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of their size and business. There are no facts that would form the basis of a claim or claims under such bonds. Neither Bank nor any of its Subsidiaries has reason to believe that its respective fidelity coverage would not be renewed by the carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Bank’s and its Subsidiaries’ past claim experience.

(i) Regulatory Matters.

(i) Except as Previously Disclosed, neither Bank nor any of its Subsidiaries or any of their properties is a party to or is subject to any cease-and-desist order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Bureau of Financial Institutions, the Federal Reserve and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the “Regulatory Authorities”).

(ii) Except as Previously Disclosed, neither Bank nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(iii) With the exception of routine investigation of consumer complaints, neither Bank nor any of its Subsidiaries has been advised by any Regulatory Authority that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Bank received a Community Reinvestment Act rating of “Outstanding” or “Satisfactory” in its most recent CRA examination.

(j) Compliance with Laws. Bank and each of its Subsidiaries:

(i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

(ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted, all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Bank’s knowledge, no suspension or cancellation of any of them is threatened, and (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that Bank or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Bank’s knowledge, do any grounds for any of the foregoing exist).

(k) Material Contracts. Neither Bank nor any of its Subsidiaries is a party to, or is bound by, any material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) or any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of Bank’s Subsidiaries) that is not listed in Bank’s Disclosure Schedule. Bank’s Disclosure Schedule also lists (i) each agreement restricting the nature or geographic scope of any line of business or activity of Bank or its Subsidiaries, and (ii) each agreement, indenture or other instrument relating to the borrowing of money by Bank or any of its Subsidiaries or the guarantee by Bank or any of its Subsidiaries of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business. Copies of each of the contracts and agreements listed in Bank’s Disclosure Schedule are included in Bank’s Disclosure Schedule.

(l) No Defaults. Bank and its Subsidiaries are neither in default under nor in violation of any provision of their charter or articles of organization, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefore, contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(m) Interim Events. Since December 31, 2004, neither Bank nor its Subsidiaries has paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date hereof would require the prior written consent of Acquiror pursuant to Section 4.01.

(n) Employee Benefit Plans.

(i) Bank’s Disclosure Schedule contains a complete and accurate list of the names, positions and total compensation (including long-term or other incentive compensation and bonuses, reimbursed living expenses and out-of-ordinary-course travel expenses, and specifying the existence and value of all car allowances and auto leases paid by the Bank or any of its Subsidiaries) of all employees, directors, officers, consultants and independent contractors engaged in the business or otherwise by Bank or any of its Subsidiaries, as of the date set forth in Bank’s Disclosure Schedule, and indicates which of such individuals were, as of the date set forth in Bank’s Disclosure Schedule, on disability leave, authorized leave of absence, military service, or any other type of leave of absence, authorized or otherwise.

(ii) Bank’s Disclosure Schedule contains a true and complete list of all Benefit Plans maintained, or contributed to, by Bank, any Subsidiary or any ERISA Affiliate or to which Bank, any Subsidiary or ERISA Affiliate has contributed or is or was at any time obligated to make payments or contributions. The Benefit Plans that are currently in effect are specified as such in Bank’s Disclosure Schedule. “Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA) and all other benefit or compensation plans, contracts and policies, whether written or unwritten, including equity incentive plans, supplemental retirement, severance, medical, disability, cafeteria benefit, dependent care benefit, life insurance, disability insurance, bonus, pension, 401(k), profit-sharing, or deferred compensation plans, programs, or arrangements, and employment or consulting contracts, established or maintained for the benefit of or affecting, or for which Bank, any Subsidiary or any ERISA Affiliate may have any liability for employees or former employees of, consultants or former consultants of, or others performing (or those who have performed) services for Bank, any Subsidiary or any ERISA Affiliate. Except as set forth in Bank’s Disclosure Schedule, true and complete copies of the Benefit Plans and all amendments thereto, all related trust contracts, insurance contracts, summaries, participant communications, summary plan descriptions, contracts concerning the administration or management of the Benefit Plans, and Forms 5500 for each of the three (3) most recent plan years, as applicable, have been delivered to Acquiror.

(iii) None of Bank, any Subsidiary and any ERISA Affiliate has ever sponsored, maintained, contributed to or had any obligation to contribute to (1) a plan subject to Code Section 412 or Title IV of ERISA (and no Lien in favor of any such plan has ever arisen under ERISA Section 302(f) or Code Section 412(n)), (2) a “multiemployer plan” (as defined in ERISA Section 3(37)), (3) except as set forth in Bank’s Disclosure Schedule, a plan funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Code Section 501(c)(9), (4) except as set forth in Bank’s Disclosure Schedule, a plan that is “multiple employer welfare arrangement” as defined in ERISA Section 3(40) or any other arrangement established or maintained to provide, or that at any time provided, welfare benefits to the employees of two or more employers, or (5) a plan that is a “defined benefit plan” as defined in ERISA Section 3(35).

(iv) Each Benefit Plan has been administered in accordance with its terms, and each of Bank, its Subsidiaries and each ERISA Affiliate has met its obligations with respect to such Benefit Plans and has made all required contributions thereto within the time period prescribed by applicable laws. Bank, its Subsidiaries, all ERISA Affiliates and all Benefits Plans are in compliance with applicable laws (excluding the amendments described on the Bank’s Disclosure Schedule that may be adopted under applicable law or agency guidance with a retroactive effective date), including the Code and ERISA. Bank, its Subsidiaries and all ERISA Affiliates have performed all obligations required to be performed by them with respect to each Benefit Plan under applicable laws, including the Code and ERISA. No act or omission has occurred and no condition exists with respect to any Benefit Plan that would subject Bank, any of its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Benefit Plan to any fine, penalty, Tax or liability of any kind imposed under ERISA or the Code or increase the cost of any Benefit Plan.

(v) With respect to each Benefit Plan which is intended to be qualified under Code Section 401(a), (1) such Benefit Plan has received a favorable determination or approval letter from the Internal Revenue Service to the effect that such Benefit Plan is qualified under Code Section 401(a) and any trust related to such Benefit Plan is and has at all times been exempt from federal income Taxes under Code Section 501(a), (2) each determination or approval letter covers all tax-qualification requirements that are required to be stated in the Benefit Plan as of the Effective Time (other than with respect to the tax-qualification requirements of (a) the Economic Growth and Tax Relief Reconciliation Act (“EGTRRA”), in which case, such Benefit Plan has been amended by the adoption of a “good faith EGTRRA amendment” as that phrase is defined in IRS Notice 2001-42 for amendments required to be effective in 2002 and if the Effective Time is later than December 31, 2005, such Benefit Plan will be amended to comply with the automatic rollover provisions of EGTRRA effective as of March 28, 2005, (b) the Job Creation and Worker Assistance Act of 2002, in which case such Benefit Plan has been amended in good faith to comply with applicable tax-qualification requirements thereof, (c) the final regulations under Code Section 401(a)(9) with respect to required minimum distributions, for which such Benefit Plan has been timely amended, and (d) any law, regulation or other official guidance enacted or issued, and effective, after the date of this Agreement where required timing of adoption is not required by the Effective Time), and has not been revoked nor has revocation been threatened, and (3) no act or omission has occurred that would adversely affect such Benefit Plan’s qualified status under Code Section 401(a). True and complete copies of such determination or approval letter(s) have been delivered to Acquiror.

(vi) Other than routine claims for benefits, there are no pending claims, litigation or other proceedings of any kind that have been asserted or instituted against a Benefit Plan (or that may involve a Benefit Plan), the assets of the trust or fund under any Benefit Plan, the sponsor or administrator of any Benefit Plan, or any fiduciary of any Benefit Plan with respect to the operation of such Benefit Plan. None of Bank or any of its Subsidiaries has received any notice of any such claim, litigation or other proceeding, and, to the Bank’s knowledge, there are no facts that could form the basis for any such claim, litigation or proceeding.

(vii) None of Bank or any of its Subsidiaries has received any notice of any pending claims, litigation or other proceedings by the Pension Benefit Guaranty Corporation, the U.S. Department of Labor, the Internal Revenue Service or any other Governmental Authority with respect to any Benefit Plan, nor are there any such ongoing claims, litigation or other proceedings of any kind. There has been no “prohibited transaction” as such term is defined in Section 406 of ERISA or Code Section 4975 nor, with respect to a plan subject to Code Section 412 or Title IV of ERISA, any “reportable event” as defined herein. The term “reportable event” means: (a) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the Pension Benefit Guaranty Corporation (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (b) any such “reportable event” subject to advance notice to the Pension Benefit Guaranty Corporation under Section 4043(b)(3) of ERISA, (c) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (d) a cessation of operations described in Section 4062(e) of ERISA.

(viii) With respect to each Benefit Plan that is subject to Code Section 412 or Title IV of ERISA, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Benefit Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Benefit Plan, and there has been no material change in the financial condition of such Benefit Plan since the last day of the most recent plan year.

(ix) No Benefit Plan provides benefits after termination of employment with Bank or any of its Subsidiaries to any Person, including retiree health and life coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Code Section 4980B.

(x) No Benefit Plan contains any provision which would prohibit the transactions contemplated by this Agreement, and the consummation of the transactions contemplated by this Agreement will not result in the payment, vesting, or acceleration of any benefit under any Benefit Plan, or create or trigger any obligation or liability of Bank, Surviving Bank or Acquiror to any Person that is not expressly set forth in Bank’s Disclosure Schedule, or result in any breach or violation of, or a default under, any of the Benefit Plans. Without limiting the foregoing, except as set forth in the Bank’s Disclosure Schedule, as a result of the consummation of the transactions contemplated by this Agreement, none of Acquiror, Bank, Surviving Bank or any of their Subsidiaries will be obligated to make a payment to an individual that would be a “parachute payment” to a disqualified individual as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(xi) No Benefit Plan prohibits Bank or any of its Subsidiaries from amending or terminating a Benefit Plan without any liability, other than ordinary administrative expenses typically incurred in such action or payment of contributions for benefits incurred with respect to periods prior to the date of amendment or termination.

(o) Sarbanes-Oxley Act. Bank is in compliance with the provisions of the Sarbanes-Oxley Act currently applicable to it, and the certifications provided and to be provided pursuant to Sections 302 and 906 thereof are accurate.

(p) Labor Matters. Neither Bank nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Bank or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Bank or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Bank’s knowledge, threatened, nor is Bank aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

(q) Takeover Laws. No actions need be taken by Bank in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other antitakeover laws and regulations of the state of Virginia (collectively, “Takeover Laws”).

(r) Environmental Matters. (i) Bank and each of its Subsidiaries has complied at all times with applicable Environmental Laws, (ii) no real property (including buildings or other structures) currently or formerly owned or operated by Bank or any of its Subsidiaries, or any property in which Bank or any of its Subsidiaries has held a security interest, lien or a fiduciary or management role (the “Loan Property”), has been contaminated with, or has had any release of, any Hazardous Substance, (iii) neither Bank nor any of its Subsidiaries could be deemed the owner or operator of any Loan Property under any Environmental Law which such Loan Property has been contaminated with, or has had any release of, any Hazardous Substance, (iv) neither Bank nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property, (v) neither Bank nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law, (vi) neither Bank nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law, (vii) there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Bank or any of its Subsidiaries, any currently or formerly owned or operated property, or any Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Bank or any of its Subsidiaries or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, and (viii) Bank’s Disclosure Schedule includes copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Bank, any Subsidiary of Bank, any currently or formerly owned or operated property or any Loan Property. “Environmental Law” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance. “Hazardous Substance” means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon, or (C) any other substance which is or may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

(s) Tax Matters.

(i) Each of Bank and its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were true, correct, complete and accurate in all respects and were prepared in compliance with all applicable laws and regulations. All Taxes owed by Bank or any of its Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been paid. Neither Bank nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Neither Bank nor any of its Subsidiaries has an obligation to file Tax Returns in a jurisdiction where Bank or any of its Subsidiaries has not filed or has ceased filing Tax Returns. No claim has ever been made by an authority in a jurisdiction where Bank or any of its Subsidiaries does not file Tax Returns that Bank or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Bank and any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) Each of Bank and its Subsidiaries has complied with all applicable laws relating to payment and withholding of Taxes and has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third-party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed. Except as set forth in Bank’s Disclosure Schedule, neither Bank nor any of its Subsidiaries has in effect a “nonqualified deferred compensation plan” as that term is defined in Section 409A of the Code that fails to meet the requirements of paragraphs (2), (3) and (4) of Section 409A of the Code or which is not operated in accordance with such requirements. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transaction contemplated by this Agreement.

(iii) No director or officer or employee responsible for Tax matters of Bank or any Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no audit, examination, deficiency or refund proceeding pending with respect to any Taxes for which Bank or any of its Subsidiaries is or might otherwise be liable and no authority has given written notice of the commencement of any audit examination or refund proceeding with respect to any Taxes. There is no dispute or claim concerning any Tax liability of Bank and any of its Subsidiaries either (A) claimed or raised by any authority, or (B) as to which any of the directors or officers or employees responsible for Tax matters of Bank or its Subsidiaries has knowledge, and no basis exists therefor. Bank’s Disclosure Schedule lists all federal, state local and foreign income Tax Returns filed with respect to Bank and any of its Subsidiaries for taxable periods ended on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that are currently the subject of audit. Bank has delivered to Acquiror correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Bank and any of its Subsidiaries for each of the taxable periods ended on or after December 31, 2002.

(iv) Neither Bank nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Assessment or deficiency.

(v) The unpaid Taxes of Bank and its Subsidiaries (A) did not, as of the most recent fiscal month end included in the Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet included in the Financial Statements (rather than any notes thereto), and (B) do not exceed that reserved as adjusted for the passage of time through the Effective Date in accordance with the past practice and custom of Bank and its Subsidiaries in filing their Tax Returns.

(vi) Except as set forth in Bank’s Disclosure Schedule, neither Bank nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that are not deductible under Section 280G of the Code. Each of Bank and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither Bank nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither Bank nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Bank), or (B) has any Liability for the Taxes of any Person (other than

Bank or any of its Subsidiaries) under Treasury regulation § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(vii) Bank’s Disclosure Schedule sets forth the following information with respect to Bank and each of its Subsidiaries as of the most practicable date (as set forth therein): (A) the basis of Bank and each of its Subsidiaries in its assets, (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution and the year or years in which incurred, (C) the amount of any deferred gain or loss allocable arising out of any “intercompany transactions” as that term is defined in Treasury regulation § 1.1502-13 and (D) the amount of any “excess loss account” as that term is defined in Treasury regulation § 1.1502-19.

(viii) None of Bank and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or any portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Effective Date, (B) any “closing agreement,” as that term is described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (C) any installment sale or open transaction made on or prior to the Effective Date, or (D) or as a result of any prepaid amount received on or prior to the Effective Date. There are no private letter rulings or requests for rulings relating to Bank or any of its Subsidiaries that could affect the Bank’s or any of its Subsidiaries’ liability for Taxes for any period.

(ix) In the past five fiscal years, neither Bank nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(x) Neither Bank nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

(xi) Neither Bank nor any of its Subsidiaries has been subject to any disallowance of a deduction under Section 162(m) of the Code nor will such a disallowance occur with respect to any period prior to the Effective Date.

(t) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Bank’s own account, or for the account of one or more of Bank’s Subsidiaries or their customers (all of which are listed on Bank’s Disclosure Schedule), if any, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies, and (ii) with counterparties believed to be financially responsible at the time, and each of them constitutes the valid and legally binding obligation of Bank or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and are in full force and effect. Neither Bank nor its Subsidiaries, nor to Bank’s knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(u) Books and Records. The books and records of Bank and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Bank and its Subsidiaries. The minute books of Bank accurately reflect all corporate actions held or taken by its shareholders and the Bank Board (including committees of the Bank Board) since January 1, 2000.

(v) Insurance. Bank’s Disclosure Schedule lists all of the insurance policies, binders, or bonds maintained by Bank or its Subsidiaries (“Insurance Policies”), the amount and type of insurance, the name of the insurer and the amount of the annual premium. Bank and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Bank reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, Bank and its Subsidiaries are not in material default thereunder, and all claims thereunder have been filed in due and timely fashion.

(w) Employment Agreements. Bank’s Disclosure Schedule lists each agreement, arrangement, commitment or contract (whether written or oral) for the employment, election, retention or engagement, or with respect to the severance, of any present or former officer, employee, agent, consultant or other person or entity to which Bank or any of its Subsidiaries is a party to or bound by and which, by its terms, is not terminable by Bank or such Subsidiary on thirty (30) days written notice or less without the payment of any amount by reason of such termination. Copies of each written (and summaries of each oral) agreement, arrangement, commitment or contract listed in the Disclosure Schedule are included in Bank’s Disclosure Schedule.

(x) Reports. Since January 1, 2000, Bank and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with (i) the Federal Reserve, (ii) the FDIC, and (iii) any other Regulatory Authority with jurisdiction over Bank or any of its Subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(y) Properties. (i) Bank and its Subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except Taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Financial Statements and easements, rights-of-way, and other restrictions and imperfections not material in nature, and further excepting in the case of Other Real Estate Owned (as such real estate is internally classified on the books of Bank or its Subsidiaries) rights of redemption under applicable law) to all of their owned real properties, (ii) all leasehold interests for real property and personal property used by Bank and its Subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms, (iii) all such properties comply with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of Bank, threatened with respect to such properties, (iv) Bank and its Subsidiaries have valid title or other ownership rights under licenses to all intangible personal or intellectual property necessary to conduct the business and operations of Bank and its Subsidiaries as presently conducted, free and clear of any claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not adversely interfere with the use of such property, (v) all insurable properties owned or held by Bank and its Subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size, and there are presently no claims pending under such policies of insurance and no notices have been given by Bank or any of its Subsidiaries under such policies, and (vi) all tangible properties used in the businesses of Bank and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are useable in the ordinary course of business consistent with past practices.

(z) Trust Administration. The Bank does not have trust power and it has not administered any accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

(aa) Financial Advisors. No action has been taken by Bank that would give rise to any valid claim against any Party for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Anderson & Strudwick, Inc. Bank has received a written opinion (the “Fairness Opinion”) from Anderson &

Strudwick, Inc. addressed to Bank, dated the date hereof, to the effect that the terms of the Merger, including the Exchange Ratio, are fair, from a financial point of view, to the shareholders of Bank.

Section 5.04. Representations and Warranties of Acquiror. Subject to Section 5.01 and Section 5.02, and except as Previously Disclosed in a section of its Disclosure Schedule corresponding to the relevant section below, Acquiror hereby represents and warrants to Bank:

(a) Organization, Standing and Authority. Acquiror is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Acquiror is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Acquiror has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Acquiror is duly registered as a bank holding company under the Bank Holding Company Act of 1956. Millennium Bank, N.A., a wholly-owned subsidiary of Acquiror, is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant Regulatory Authority, it has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, is an “insured bank” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by law by the Bank Insurance Fund of the Federal Deposit Insurance Corporation. True, complete and correct copies of the Articles of Incorporation and By-laws of Acquiror, as amended and as in effect on the date of this Agreement, are available in Acquiror’s SEC Documents.

(b) Acquiror Stock. As of the date hereof, the authorized capital stock of Acquiror consists solely of 10,000,000 shares of Acquiror Common Stock, of which 8,780,369 shares were outstanding as of March 31, 2005. All of the issued and outstanding shares of Acquiror Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable and free of preemptive rights. The shares of Acquiror Common Stock that are to be issued to the shareholders of Bank pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

(c) Corporate Power. Acquiror and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets, and Acquiror has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(d) Corporate Authority. Subject to the approvals by the shareholders described in Section 6.02, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Acquiror and its board of directors. This Agreement is a valid and legally binding agreement of Acquiror enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(e) Regulatory Approvals, No Defaults.

(i) No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or with any third party are required to be made or obtained by Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by Acquiror of this Agreement or to consummate the Merger except for (A) filings of applications or notices with the Federal Reserve and the Bureau of Financial Institutions, and (B) the filing of articles of merger with the Commission pursuant to the Corporation Act and the Banking Act and the issuance of related certificates of merger, (C) approval of the listing on the Nasdaq SmallCap Market of the Acquiror Common Stock to be issued in the Merger, (D) the filing and declaration of effectiveness of the Registration Statement, (E) such filings as are required to be made or approvals as are required to be obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of Acquiror Common Stock in the Merger, and (F) receipt of any other consents or approvals that would be obtained by Acquiror prior to the Effective Time.

(ii) Subject to receipt of the regulatory approvals referred to in Section 5.04(e)(i) and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Acquiror or of any of its Subsidiaries or to which Acquiror or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of Acquiror or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(f) Financial Statements and SEC Documents.

(i) Acquiror’s Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2004, 2003 and 2002, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2002 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the “SEC Documents”) with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Acquiror and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of Acquiror and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Copies of the SEC Documents have been made available to the Bank, to the extent not available on the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system.

(ii) Since December 31, 2004, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Acquiror.

(iii) Millennium Bank, N.A.’s Consolidated Reports of Condition and Income for the years ending December 31, 2004, 2003 and 2002 and the quarter ending March 31, 2005, as filed with the Office of the Comptroller of the Currency (the “OCC”), fairly present the financial position, the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of Millennium Bank, N.A. and its Subsidiaries for the periods to which they relate, in each case in accordance with with FFIEC instructions applicable to such Reports.

(g) Reports. Since January 1, 2000, Acquiror and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with (i) the Federal Reserve, (ii) the OCC, (iii) the FDIC, and (iv) any other Regulatory Authority with jurisdiction over Acquiror or any of its Subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) Litigation and Related Matters. No litigation, claim or other proceeding before any court or governmental agency is pending against Acquiror or any of its Subsidiaries that would be required to be disclosed in its SEC Documents that is not so disclosed. To Acquiror’s knowledge, no such litigation, claim or other proceeding has been threatened.

(i) Regulatory Matters.

(i) Neither Acquiror nor any of its Subsidiaries or any of their properties is a party to or is subject to any cease-and-desist order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.

(ii) Neither Acquiror nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(iii) With the exception of routine investigation of consumer complaints, neither Acquiror nor any of its Subsidiaries has been advised by any Regulatory Authority that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Millennium Bank, N.A. received a Community Reinvestment Act rating of “Outstanding” or “Satisfactory” in its most recent CRA examination.

(j) No Defaults. Acquiror and its Subsidiaries are neither in default under nor in violation of any provision of their charter or articles of organization, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefore, contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(k) Sarbanes-Oxley Act. Acquiror is in compliance with the provisions of the Sarbanes-Oxley Act currently applicable to it, and the certifications provided and to be provided pursuant to Sections 302 and 906 thereof are accurate.

(l) Tax Matters.

(i) Each of Acquiror and its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were true, correct, complete and accurate in all respects and were prepared in compliance with all applicable laws and regulations. All Taxes owed by Acquiror or any of its Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been paid. Neither Acquiror nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Neither Acquiror nor any of its Subsidiaries has an obligation to file Tax Returns in a jurisdiction where Acquiror or any of its Subsidiaries has not filed or has ceased filing Tax Returns. No claim has ever been made by an authority in a jurisdiction where Acquiror or any of its Subsidiaries does not file Tax Returns that Acquiror or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Acquiror and any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) Neither Acquiror nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

(m) Financial Advisors. No action has been taken by Acquiror that would give rise to any valid claim against any Party for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to FTN Midwest Securities Corp.

Article VI

COVENANTS

Section 6.01. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of Bank and Acquiror shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party to that end.

Section 6.02. Shareholder Approval. Unless Bank shall have theretofore resolved to accept an Acquisition Proposal from a third party in accordance with Section 6.06, Bank shall take, in accordance with applicable law and the Bank Charter and the Bank By-Laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement, the Plan of Merger and any other matters required to be approved by Bank’s shareholders for consummation of the Merger (including any adjournment or postponement, the “Bank Meeting”), in each case as promptly as practicable after the Registration Statement is declared effective. Subject to the fiduciary duties of the Bank Board, as described in Section 6.06, the Bank Board shall recommend such approval, and Bank shall take all reasonable, lawful action to solicit such approval by its shareholders. Acquiror shall take, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon an amendment to its articles of incorporation to increase the number of its authorized shares from 10,000,000 to 20,000,000 (the “Articles Amendment”) and any other matters required to be approved by Acquiror’s shareholders for consummation of the Merger (including any adjournment or postponement, the “Acquiror Meeting”), in each case as promptly as practicable after the Registration Statement is declared effective. The Acquiror Board shall recommend such approval, and Acquiror shall take all reasonable, lawful action to solicit such approval by its shareholders. Acquiror, as sole shareholder of Interim Bank, shall vote all of its shares of Interim Bank Common Stock in favor of the Merger.

Section 6.03. Registration Statement.

(a) Preparation and Filing. Acquiror agrees to prepare a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by Acquiror with the SEC in connection with the issuance of Acquiror Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of Bank and Acquiror constituting a part thereof (the “Proxy Statement”) and all related documents). Bank agrees to cooperate, and to cause its Subsidiaries to cooperate, with Acquiror, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement. Each of Bank and Acquiror shall use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Acquiror also shall use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Bank shall furnish to Acquiror all information concerning Bank, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

(b) Information. Each of Bank and Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration

Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Bank Meeting or the Acquiror Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Bank and Acquiror further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, promptly to inform the other Party thereof and to take the necessary steps to correct the Proxy Statement. Acquiror understands that Bank intends to request that Anderson & Strudwick, Inc. update the Fairness Opinion to a date on or before the date that the Proxy Statement/Prospectus is mailed to shareholders of Bank.

(c) Notice of Effectiveness. Acquiror shall advise Bank, promptly after Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

Section 6.04. Press Release. Each of Bank and Acquiror shall not, without the prior approval of the other Party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or Nasdaq rules (provided that the issuing Party shall nevertheless provide the other Party with notice of, and the opportunity to review, any such press release or written statement).

Section 6.05. Access, Information.

(a) Access. Upon reasonable notice and subject to applicable laws relating to the exchange of information, Bank shall afford Acquiror and Acquiror’s officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as Acquiror may reasonably request and, during such period, Bank shall furnish promptly to Acquiror (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as Acquiror may reasonably request.

(b) Confidentiality. Acquiror shall not, and shall cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, Acquiror shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to Acquiror, (ii) becomes available to Acquiror from other sources not known by Acquiror to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of Bank, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each

Party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other Party to be returned to the other Party. No investigation by either Party of the business and affairs of the other Party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either Party’s obligation to consummate the transactions contemplated by this Agreement.

Section 6.06. Acquisition Proposals. Bank shall not, and it shall cause its Subsidiaries and its and its Subsidiaries’ officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal; provided, however, that, subject to its obligations under Section 8.03, nothing contained herein shall prohibit the Bank Board from furnishing information to, or entering into discussion or negotiations with, or resolving to accept an Acquisition Proposal from, any person or entity that makes an unsolicited, written bona fide proposal regarding an Acquisition Proposal to the extent that the Bank Board concludes in good faith, after consultation with and consideration of the advice of outside counsel, that the failure to furnish such information or enter into such discussions or negotiations or resolving to accept an Acquisition Proposal, would constitute a breach of its fiduciary duties to shareholders under applicable law. Bank shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Acquiror with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Bank shall promptly (within 24 hours) advise Acquiror following the receipt by Bank of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Acquiror of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

Section 6.07. Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, Bank shall deliver to Acquiror a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Bank Meeting, deemed to be an “affiliate” of Bank (each, a “Bank Affiliate”) as that term is used in Rule 145 under the Securities Act. Bank shall use its reasonable best efforts to cause each Person who may be deemed to be a Bank Affiliate to execute and deliver to Acquiror on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

Section 6.08. Takeover Laws. No Party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

Section 6.09. Nasdaq Listing. Acquiror shall use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq SmallCap Market, subject to official notice of issuance, the shares of Acquiror Common Stock to be issued to the holders of Bank Common Stock in the Merger.

Section 6.10. Regulatory Applications. Acquiror and Bank shall, and each shall cause their Subsidiaries to, cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Acquiror and Bank shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each Party shall act reasonably and as promptly as practicable. Each Party shall consult with the other Party with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party shall keep the other Party appraised of the status of material matters relating to completion of the transactions contemplated hereby. Each Party shall, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any third party or Governmental Authority.

Section 6.11. Indemnification, Directors’ and Officers’ Insurance.

(a) Indemnification. From and after the Effective Time through the fifth anniversary of the Effective Date, Acquiror shall indemnify and hold harmless each present and former director and officer of Bank or any Subsidiary of Bank determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under Virginia law and the Bank Charter or the Bank By-Laws in effect on the date hereof, and Acquiror shall also advance expenses as incurred to the extent permitted under Virginia law and the Bank Charter and the Bank By-Laws.

(b) Claims. Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify Acquiror thereof, but the failure to so notify shall not relieve Acquiror of any liability it may have to such Indemnified Party if such failure does not materially prejudice Acquiror. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Acquiror shall have the right to assume the defense thereof and Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Acquiror elects not to assume such defense or counsel for the Indemnified Parties advises in writing that there are issues which raise conflicts of interest between Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Acquiror shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received, (ii) the Indemnified Parties shall cooperate in the defense of any such matter and (iii) Acquiror shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and provided, further, that Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

(c) Insurance. For a period of five years after the Effective Time, Acquiror shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Bank (provided that Acquiror may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time), provided, however, that in no event shall Acquiror be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.11(c), any amount in the aggregate in excess the amount determined by multiplying “A” times “B,” where “A” equals 3, and where “B” equals 125% of the amount of the annual premium paid as of the date hereof by Bank for such insurance (the “Maximum Amount”). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Acquiror shall use all reasonable efforts to maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an aggregate premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Acquiror may request Bank to, and Bank shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Acquiror, extending for a period of five years Bank’s directors’ and officers’ liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy Acquiror’s obligations under this Section 6.11(c).

(d) Successors. If Acquiror or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Acquiror shall assume the obligations set forth in this Section 6.11.

Section 6.12. Benefit Plans. Acquiror shall, with respect to each employee of Bank or its Subsidiaries at the Effective Time who shall continue in employment with the Surviving Bank or Acquiror or its Subsidiaries after the Merger (each a “Continued Employee”), provide the benefits described in this Section 6.12. Subject to the right of subsequent amendment, modification or termination in Acquiror’s sole discretion, each Continued Employee shall be entitled, as an employee of Acquiror or a Subsidiary of Acquiror, to participate in, and receive benefits under, such employee benefit plans, as defined in Section 3(3) of ERISA, any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, and other employee benefit or fringe benefit programs that may be in effect generally for employees of Acquiror and its Subsidiaries (the “Acquiror Employee Plans”), if as a Continued Employee he or she shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan maintained by the Surviving Bank after the Effective Time. Continued Employees shall be eligible to participate on the same basis as similarly situated employees of Acquiror and its Subsidiaries. Continued Employees shall be entitled to participate in and receive benefits which are no less favorable in the aggregate than those provided to similarly situated employees of Acquiror and its Subsidiaries. All such participation shall be subject to such terms of such Acquiror Employee Plans as may be in effect from time to time and this Section 6.12 is not intended to, and shall not, give Continued Employees any rights or privileges superior in the aggregate to those of other employees of Acquiror’s Subsidiaries. Acquiror may terminate or modify all Benefit Plans except insofar as benefits thereunder shall have vested at the Effective Time and cannot be modified and Acquiror’s obligation under this Section 6.12 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Acquiror shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Acquiror Employee Plans in which Continued Employees may participate (but not for benefit accruals under any defined benefit plan), credit each Continued Employee with his or her term of service with Bank and its Subsidiaries. With respect to any health and welfare Acquiror Employee Plan in which any Continued Employee first becomes eligible to participate, after the Merger, and which are health and welfare plans that such Continued Employee did not participate in prior to the Merger, Acquiror shall, or shall cause the Bank to, waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continued Employees under such health and welfare Acquiror Employee Plans, and all deductibles, coinsurance or maximum out-of-pocket payments made by the Continued Employee for the plan year in effect immediately before the Merger shall reduce the amount of deductibles, coinsurance and maximum out-of-pocket payments under the health and welfare Acquiror Employee Plans; provided that such Continued Employee and covered family members were enrolled in comparable Benefit Plans of Bank as of the Merger and continuously thereafter until the effective time of coverage in the Acquiror Employee Plans. Except where a Bank employee enters into an individual agreement provided for severance benefits, Bank employees who are not offered employment after the Merger, and Continued Employees who are terminated within six months after the Closing Date, shall be offered severance and outplacement as provided in Schedule 6.12 hereto. Bank employees specified on Schedule 6.12 shall be offered retention and/or severance agreements and provided the retention and/or severance benefits noted thereon

Section 6.13. Notification of Certain Matters. Each of Bank and Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

Section 6.14. Exercise of Warrants. Bank shall use its reasonable best efforts to cause all outstanding Warrants to be exercised prior to the Effective Date and, to that end, Bank shall provide the notice to Warrant holders contemplated by Section 5.3(b) of the Warrant Agreement.

Section 6.15. Shareholder Agreements. The directors and certain officers of Bank, in their capacities as shareholders, in exchange for good and valuable consideration, have executed and delivered to Acquiror shareholder agreements substantially in the form of Exhibit C, committing such Persons, among other things, (i) to vote their shares of Bank Common Stock in favor of the Agreement at the Bank Meeting, and (ii) to certain representations concerning the ownership of Bank Common Stock and Acquiror Common Stock to be received in the Merger.

Section 6.16. Consents and Approvals. Bank shall use its best efforts to obtain all necessary consents with respect to all interests of Bank and its Subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another Person for their transfer or assumption pursuant to the Merger, if any.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF MERGER

Section 7.01. Conditions to Each Party’s Obligations to Effect Merger. The respective obligation of each of Acquiror and Bank to consummate the Merger is subject to the fulfillment or written waiver by Acquiror and Bank prior to the Effective Time of each of the following conditions:

(a) Shareholder Approvals. This Agreement and the Merger shall have been duly adopted by the requisite vote of the shareholders of Bank and the Articles Amendment shall have been duly adopted by the requisite vote of the shareholders of Acquiror.

(b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Acquiror Common Stock to be issued in the Merger shall have been received and be in full force and effect.

(f) Listing. The shares of Acquiror Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq SmallCap Market, subject to official notice of issuance.

Section 7.02. Conditions to Obligations of Bank to Effect Merger. The obligation of Bank to consummate the Merger is also subject to the fulfillment or written waiver by Bank prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Acquiror set forth in this Agreement (subject to the standard set forth in Section 5.02) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date), and Bank shall have received a certificate, dated the Effective Date, signed on behalf of Acquiror by the Chief Executive Officer and the President of Acquiror to such effect.

(b) Performance of Obligations of Acquiror. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Bank shall have received a certificate, dated the Effective Date, signed on behalf of Acquiror by the Chief Executive Officer and the President of Acquiror to such effect.

(c) Opinion of Bank’s Tax Counsel. Bank shall have received an opinion of its counsel, Troutman Sanders LLP, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a “reorganization” within the meaning of Section 368 of the Code, and (ii) no gain or loss shall be recognized by shareholders of Bank who receive shares of Acquiror Common Stock in exchange for shares of Bank Common Stock, except with respect to cash received with respect to the Electing Bank Shares and cash received in lieu of fractional share interests. In rendering its opinion, Troutman Sanders LLP may require and rely upon reasonable representations contained in letters from Bank, Acquiror, Interim Bank and shareholders of Bank.

(d) Investment Banking Letter. Anderson & Strudwick, Inc. shall not have notified Bank in writing on or before the date that the Proxy Statement/Prospectus is mailed to shareholders of Bank that, as of such date, it is withdrawing the Fairness Opinion and that it no longer is of the opinion that the terms of the Merger, including the Exchange Ratio, are fair, from a financial point of view, to the shareholders of Bank.

Section 7.03. Conditions to Obligations of Acquiror to Effect Merger. The obligation of Acquiror and Interim Bank to consummate the Merger is also subject to the fulfillment or written waiver by Acquiror prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Bank set forth in this Agreement (subject to the standard set forth in Section 5.02) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date) and Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of Bank by the Chief Executive Officer and the Chief Financial Officer of Bank to such effect.

(b) Performance of Obligations of Bank. Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of Bank by the Chief Executive Officer and the Chief Financial Officer of Bank to such effect.

(c) Opinion of Acquiror’ Counsel. Acquiror shall have received an opinion of Lewis, Rice & Fingersh, L.C., special counsel to Acquiror, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Lewis, Rice & Fingersh, L.C. may require and rely upon reasonable representations contained in letters from Bank, Acquiror, Interim Bank and shareholders of Bank.

(d) Memorandum of Understanding. Acquiror shall be satisfied, in its discretion, that the Memorandum of Understanding, dated February 11, 2002, between Bank and the Federal Reserve and the Bureau of Financial Institutions shall either be terminated as of the consummation of the Merger or, if not terminated, otherwise modified to the satisfaction of Acquiror (so as not to, among other things, jeopardize the continued eligibility of Acquiror as a financial holding company or adversely affect Acquiror’s or its Subsidiaries’ (including the Surviving Bank’s) operations, business or prospects following the Merger).

(e) Regulatory Matters. No regulatory approval obtained or otherwise received in connection with the Merger shall have imposed any condition, requirement or restriction which the Acquiror Board reasonably determines would (i) following the Effective Time, have a Material Adverse Effect on the Surviving Bank and its Subsidiaries taken as a whole, or (ii) reduce the contemplated benefits to Acquiror of the Merger and the other transactions contemplated hereby.

(f) Employment Agreements. Those certain Employment Agreements, of even date herewith an in the form of Exhibit D, between Bank and each of Thomas M. Boyd, Jr. and A. Preston Moore, Jr. shall remain in full force and effect as of the Effective Time enforceable by the parties thereto in accordance with their respective terms.

ARTICLE VIII

TERMINATION

Section 8.01. Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

(a) Mutual Consent. By the mutual consent of Acquiror and Bank, at any time prior to the Effective Time, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) Breach. By Acquiror or Bank, at any time prior to the Effective Time, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other Party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach, or (ii) a breach by the other Party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach, provided that such breach under this clause (ii) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

(c) Delay. By Acquiror or Bank, at any time prior to the Effective Time, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 2006, except to the extent that the failure of the Merger then to be consummated arises out of or results from the intentional action or inaction of the Party seeking to terminate pursuant to this Section 8.01(c).

(d) No Approval. By Acquiror or Bank, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or (ii) the shareholder approvals required by Section 7.01(a) shall not have been obtained.

(e) Failure to Recommend. By Acquiror, at any time prior to the Bank Meeting, if the Bank Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Acquiror.

(f) Acquisition Proposals. By Acquiror, if (i) Bank fails to comply with its obligations under Section 6.02 or Section 6.06 and an Acquisition Proposal has theretofore been made or otherwise publicly announced, or (ii) the Bank Board has recommended or endorsed (however evidenced) or resolved to accept an Acquisition Proposal.

(g) Possible Increase in Exchange Ratio. By Bank, if the Bank Board so determines by a majority vote of the entire Bank Board, if the Acquiror Average Price on the Determination Date of shares of Acquiror Common Stock shall be less than $6.54, subject, however, to the following two sentences. If Bank elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Acquiror within 24 hours of the Determination Date. Prior to the Effective Date, Acquiror shall have the option of adjusting the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest ten-thousandth), the numerator of which is $14.80 and the denominator of which is the Acquiror Average Price. If Acquiror makes an election contemplated by the preceding sentence, it shall give prompt written notice to Bank of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(g).

(h) Possible Decrease in Exchange Ratio. By Acquiror, if the Acquiror Board so determines by a majority vote of the entire Acquiror Board, if the Acquiror Average Price on the Determination Date of shares of Acquiror Common Stock shall be greater than $8.87, subject, however, to the following two sentences. If Acquiror elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Bank within 24 hours of the Determination Date. Prior to the Effective Date, Bank shall have the option of adjusting the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest ten-thousandth), the numerator of which is $16.68 and the denominator of which is the Acquiror Average Price. If Bank makes an election contemplated by the preceding sentence, it shall give prompt written notice to Acquiror of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(h).

Section 8.02. Effect of Termination. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no Party to this Agreement shall have any liability or further obligation to any other Party except (i) as provided in Section 8.03 and Section 9.01, and (ii) that termination shall not relieve a breaching Party from liability for any breach of this Agreement giving rise to such termination, provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to this Article VIII on account of a willful breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching Party shall be entitled to recover appropriate damages from the breaching Party, including, without limitation, reimbursement to the non-breaching Party of its costs, fees and expenses (including attorneys’, accountants’ and advisors’ fees and expenses) incident to the negotiation, preparation and execution of this Agreement and related documentation, provided further, however, that nothing in this proviso shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

Section 8.03. Termination Fee. Bank shall immediately pay to Acquiror a cash termination fee of $1,000,000 if:

(i) Acquiror terminates this Agreement pursuant to Section 8.01(f), or

(ii) (1) either Acquiror terminates this Agreement pursuant to Section 8.01(b) or Section 8.01(e), or Bank terminates this Agreement pursuant to Section 8.01(c), or the required vote of Bank shareholders is not obtained at the Bank Meeting or the Bank Meeting is not held, and (2) prior to the date of such termination, an Acquisition Proposal is made to Bank or its shareholders or is made publicly known, and (3) prior to the date that is 12 months after such termination, either an Acquisition Proposal with respect to Bank is consummated or a definitive agreement or letter of intent is entered into by Bank with respect to an Acquisition Proposal, provided, however, that in no event will the termination fee payable under this Agreement exceed $1,000,000 in the aggregate.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Survival. Except as provided in this Section 9.01, no representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section 6.11 and Section 6.12 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Section 6.05(b), Section 8.02, Section 8.03, Section 9.05 and this Article IX which shall survive such termination).

Section 9.02. Waiver, Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the Party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the Parties executed in the same manner as this Agreement, except that after the Bank Meeting, this Agreement may not be amended if it would violate the Banking Act or reduce the consideration to be received by Bank shareholders in the Merger.

Section 9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 9.04. Governing Law, Waiver of Jury Trial. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable). Each of the Parties hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 9.05. Expenses. Except as set forth in Section 8.02, each Party hereto shall bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Acquiror and Bank shall each pay one-half of the following expenses: (a) the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the preparation (including copying and printing and distributing) of the Registration Statement, the Proxy Statement and the applications to Governmental Authorities for the approval of the Merger and the other transactions contemplated hereby, and (b) all listing, filing and registration fees, including fees paid for filing the Registration Statement with the SEC and any other fees for filings with Governmental Authorities.

Section 9.06. Notices. All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation), or mailed by registered or certified mail (return receipt requested) to such Party at its address set forth below or such other address as such Party may specify by notice to the other Party: If to Bank, to: Albemarle First Bank, 1265 Seminole Trail, Charlottesville, Virginia 22906; attention: Thomas M. Boyd, Jr., President and Chief Executive Officer, with a copy to: Troutman Sanders LLP, Bank of America Building, 23rd floor, 1111 East Main Street, Richmond, Virginia 23219; attention: Jacob A. Lutz, III, Esq.; if to Acquiror, to: Millennium Bankshares Corporation, 1601 Washington Plaza, Reston, Virginia 20190; attention: Carroll C. Markley, Chairman and Chief Executive Officer, with a copy to: Lewis, Rice & Fingersh, L.C., 500 North Broadway, St. Louis, Missouri 63102; attention: Tom W. Zook, Esq.

Section 9.07. Entire Understanding, No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement dated March, 2005 represent the entire understanding of the Parties with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.11, nothing in this Agreement expressed or implied, is intended to, nor shall it, confer upon any person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.08. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No provision of this Agreement shall be construed to require Bank, Acquiror or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

MILLENNIUM BANKSHARES CORPORATION

By:	/s/ Carroll C. Markley
Carroll C. Markley Chairman and Chief Executive Officer

ALBEMARLE FIRST BANK

By:	/s/ Thomas M. Boyd, Jr.
Thomas M. Boyd, Jr. President and Chief Executive Officer

SCHEDULE 6.12

1. Severance and Outplacement Benefits for Employees of Bank and its Subsidiaries Who Are Not Offered Post-Merger Employment and for Continued Employees. Any employee of Bank at the Effective Time who will not be offered employment with Acquiror or the Surviving Bank in a substantially similar capacity as such employee served immediately prior to the execution of this Agreement or whose employment with Acquiror or the Surviving Bank is terminated by Acquiror or the Surviving Bank (other than for cause, death or disability) within 6 months following the Effective Time will be paid severance equal to (i) three weeks salary in the event that such employee has not completed, as of the date of such termination, 12 months of continuous service from his or her date of hire (or in the case of hourly employees, as such hourly rate would translate to an annualized salary), and (ii) four weeks salary in the event that such employee has completed, as of the date of such termination, more than 12 months of continuous service from his or her date of hire (or in the case of hourly employees, as such hourly rate would translate to an annualized salary); provided, however, that such employee must execute a general release releasing Acquiror, the Surviving Bank, Bank, and their affiliates from any liability relating to such employee’s termination of employment. Notwithstanding anything herein to the contrary, no employee of Bank who (i) is covered by an employment agreement or change in control agreement which provides compensation or severance benefits in connection with a change in control or termination of employment, (ii) who participants in the retention program described in paragraph 2, below, or (iii) who enters into an individual agreement providing for severance benefits, will receive a benefit pursuant to this paragraph 1. Any severance payment shall be subject to tax withholding in accordance with applicable law.

2. Retention Pool. Acquiror and Bank will develop a mutually satisfactory retention plan or arrangement between the date hereof and the Closing whereby bonuses would be paid to employees initially identified by Bank (and satisfactory to Acquiror) as critical to the post-Closing transition and integration of Bank with and into the Acquiror organization. Each individual identified for participation in this plan or arrangement will be offered a bonus (which amount may differ as to each such individual) that would be paid to such individual in the event that he or she remains in the employ of Bank for an agreed upon period post-Closing (which period may differ as to each individual), provided that no such bonus would be paid in the event such individual’s employment is terminated during such period for cause or disability.

EXHIBIT A

Form of Plan of Merger Between Albemarle First Bank and [MB] Interim Bank

Pursuant to this Plan of Merger (“Plan of Merger”), Albemarle First Bank (“Bank”), a Virginia state bank, shall merge with and into [MB] Interim Bank (“Interim Bank”), a Virginia interim state bank, in a merger under Section 6.1-43 of the Virginia Banking Act and Section 13.1-716 of the Virginia Stock Corporation Act.

ARTICLE I

Terms of the Merger

1.1 The Merger. Subject to the terms and conditions of the Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of June             , 2005, between Bank and Millennium Bankshares Corporation, a Virginia corporation (“Acquiror”), at the Effective Date, Bank shall merge with and into Interim Bank, which shall be the surviving bank. Each outstanding share of common stock of Bank shall be converted into and exchanged for shares of the common stock of Acquiror and/or cash in accordance with Article II of this Plan of Merger pursuant to a merger under Section 13.1-716 of the Virginia Stock Corporation Act (the “Merger”). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act. Defined terms used herein but not otherwise defined will have the meanings given to them in the Reorganization Agreement.

1.2 Organizational Documents. The articles of incorporation and by-laws of Interim Bank immediately after the Merger shall be those of Interim Bank as in effect immediately prior to the Effective Time and until such time as the same are amended in accordance with the terms thereof and applicable law; provided, however, that the name of the Surviving Bank shall be changed to Albemarle First Bank.

1.3 Directors of the Surviving Bank. Acquiror, as sole shareholder of Interim Bank (and the Surviving Bank after the Merger), shall take all action necessary to reconstitute the Board of Directors of the Surviving Bank such that the directors of the Surviving Bank immediately after the Merger shall be comprised of Persons who are the members of the Bank Board immediately prior to the Effective Time and certain other Persons designated by Acquiror, and such Persons shall serve as directors of the Surviving Bank until such time as their successors shall be duly elected and qualified.

ARTICLE II

Manner of Converting Shares

2.1 Conversion of Bank Stock. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

2.1.1 Acquiror Shares. All shares of common stock, par value $4.00, of Bank (the “Bank Common Stock”) that are owned by Acquiror, if any, shall be canceled and retired and shall cease to exist and no cash, Acquiror Common Stock or other consideration shall be delivered in exchange therefor.

2.1.2 Outstanding Bank Common Stock. Subject to Section 2.3, each share of Bank Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Bank Common Stock owned by Acquiror) shall be converted at the Effective Time into the following (the “Merger Consideration”):

2.1.2.1 for each such share of Bank Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Section 2.2 or Section 2.3 (the “Electing Bank Shares”), the right to receive $15.82 in cash (the “Cash Consideration”), and

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2.1.2.2 for each such share of Bank Common Stock (other than Electing Bank Shares), the right to receive a number of shares of fully paid and nonassessable Acquiror Common Stock equal to the quotient of “A” divided by “B,” where “A” shall equal $15.82, and where “B” shall equal the Acquiror Average Price (the “Exchange Ratio”); provided, however, that the Exchange Ratio shall not be greater than 2.2600 and shall not be less than 1.8833. The Exchange Ratio is subject to adjustment as set forth in Section 2.6 and Section 4.2 (the “Stock Consideration”).

Upon such conversion, all such shares of Bank Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Bank Certificate shall thereafter represent the right to receive the Merger Consideration and cash for fractional shares in accordance with Section 3.5 upon the surrender of the Bank Certificates in accordance with the terms hereof.

2.1.3 Outstanding Interim Bank Common Stock. Each share of common stock, par value $1.00, of Interim Bank (the “Interim Bank Common Stock”) outstanding immediately prior to the Effective Time shall remain outstanding and unchanged following the Effective Time as shares of the Surviving Bank.

2.2 Cash Elections.

2.2.1 Procedures. Each Person who, on or prior to the Election Date, is a record holder of shares of Bank Common Stock shall be entitled, with respect to all or any portion of such Person’s shares, to make an unconditional election (a “Cash Election”) on or prior to such Election Date to receive cash for such holder’s shares of Bank Common Stock, on the basis hereinafter set forth, provided, however, that, unless the nominee advises the Exchange Agent otherwise in writing, each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee (including, for these purposes, shares allocated to participants’ accounts under any of Bank’s Benefit Plans), shall be treated as a separate record holder and either directly or through such nominee may submit a separate Form of Election for shares that are beneficially owned by such beneficial owner.

2.2.2 Exchange Agent Appointment. Prior to the Effective Time, Acquiror shall appoint, subject to the approval of Bank (which approval shall not be unreasonably withheld or delayed), an exchange agent (the “Exchange Agent”) for the purpose of exchanging certificates which immediately prior to the Effective Time evidenced shares of Bank Common Stock (the “Bank Certificates”) for the Merger Consideration.

2.2.3 Form of Election. Acquiror shall prepare a form of election (the “Form of Election”) which shall be subject to the approval of Bank (which approval shall not be unreasonably withheld or delayed) to be mailed by Bank to the record holders of shares of Bank Common Stock not more than 60 Business Days nor less than 20 Business Days prior to the Election Date. The Form of Election may be included on the proxy solicited from shareholders of Bank in connection with the approval of Bank’s shareholders of the Merger. The Form of Election shall be used by each record holder of shares of Bank Common Stock who wishes to elect to receive cash for any or all shares of Bank Common Stock held by such holder, subject to the proration provisions of Section 2.3. Bank shall use its reasonable efforts to make the Form of Election available to all Persons who become holders of shares of Bank Common Stock during the period between the record date for the mailing of the Form of Election and the Election Date. Any holder’s election to receive cash shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the Business Day specified by Bank in the Form of Election (or a later Business Day specified by Bank, reasonably acceptable to Acquiror, in a subsequent press release) (the “Election Date”), which Election Date shall be two Business Days prior to the date on which Acquiror reasonably believes the Effective Time shall occur, a Form of Election properly completed and signed and accompanied by Bank Certificates representing the shares of Bank Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Bank (or by an appropriate guarantee of delivery of such Bank Certificates as set forth in such Form of Election from a firm which is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act), provided that such Bank Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). Any Form of Election may be revoked by the shareholder

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submitting it only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the Bank Certificate or Bank Certificates (or guarantees of delivery, as appropriate) for the shares of Bank Common Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the shareholder of Bank submitting the same.

2.2.4 Exchange Agent Determination. The determination of the Exchange Agent (or the mutual determination of Bank and Acquiror in the event that the Exchange Agent declines to make any such determination) shall be binding as to whether or not Cash Elections have been properly made or revoked pursuant to this Section 2.2 with respect to shares of Bank Common Stock and as to when Cash Elections and revocations were received by it. If the Exchange Agent reasonably determines in good faith that any Cash Election was not properly made with respect to shares of Bank Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Bank Shares at the Effective Time, and such shares shall be converted in the Merger into the right to receive the Stock Consideration pursuant to Section 2.1.2.2. The Exchange Agent (or Bank and Acquiror by mutual agreement in the event that the Exchange Agent declines to make any such determination) shall also make all computations as to the allocation and the proration contemplated by Section 2.3, and any such computation shall be conclusive and binding on the shareholders of Bank. The Exchange Agent may, with the mutual written agreement of Bank and Acquiror, make such rules as are consistent with this Section 2.2 for the implementation of the Cash Elections provided for herein and as shall be necessary or desirable to fully effect such Cash Elections.

2.3 Proration.

2.3.1 Proration Requirements. Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Bank Common Stock (the “Maximum Cash Election Number”) to be converted into the right to receive Cash Consideration in the Merger shall be no greater than 50 percent of the number of issued and outstanding shares of Bank Common Stock immediately prior to the Effective Time, provided, however, that Acquiror may, in its sole discretion, decrease the amount of the Maximum Cash Election Number to such number of shares of Bank Common Stock as Acquiror reasonably determines, after consultation with Bank and tax counsel to Acquiror and Bank, shall be necessary to permit the delivery of the tax opinions referred to in Section 7.02(c) and Section 7.03(c) of the Reorganization Agreement.

2.3.2 Procedures for Reducing Number of Electing Bank Shares. If the aggregate number of shares of Bank Common Stock in respect of which Cash Elections have been made (the “Electing Number”) exceeds the Maximum Cash Election Number, each Electing Bank Share shall be converted into the right to receive shares of Acquiror Common Stock or cash in accordance with the terms of Section 2.1.2 in the following manner:

2.3.2.1 a proration factor (the “Cash Proration Factor”) shall be determined by dividing the Maximum Cash Election Number by the Electing Number,

2.3.2.2 the number of Electing Bank Shares covered by each Cash Election that shall be converted into the right to receive Cash Consideration shall be determined by multiplying the Cash Proration Factor by the total number of Electing Bank Shares covered by such Cash Election, and

2.3.2.3 all Electing Bank Shares, other than those shares converted into the right to receive Cash Consideration in accordance with Section 2.3.2.2, shall be converted into the right to receive shares of Acquiror Common Stock (on a consistent basis among shareholders of Bank who made Cash Elections, pro rata to the respective numbers of shares of Bank Common Stock as to which they made such Cash Elections) as if such shares were not Electing Bank Shares, in accordance with the terms of Section 2.1.2.2.

2.4 Conversion of Stock Options. Bank and Acquiror shall take all action reasonably necessary so that, immediately prior to the Effective Time, each stock option (the “Bank Stock Options”) heretofore granted under

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the Bank Stock Option Plan and outstanding immediately prior to the Effective Time shall be converted into an option to purchase a number of shares of Acquiror Common Stock (a “Converted Option”) equal to the product of the number of shares of Bank Common Stock subject to such Bank Stock Option multiplied by the Exchange Ratio (provided that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share). The terms and conditions of the Converted Option shall otherwise remain the same as the terms and conditions of the Bank Stock Option, except that the exercise price per share of each Converted Option shall equal the exercise price per share of such Bank Stock Option divided by the Exchange Ratio (provided that such exercise price shall be rounded up to the nearest whole cent). Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Converted Options. Acquiror shall use its reasonable best efforts to cause the registration of the shares of Acquiror Common Stock subject to the Converted Options to become effective as part of the Form S-4 or a registration statement on Form S-8, and, thereafter, Acquiror shall file one or more registration statements on appropriate forms with respect to shares of Acquiror Common Stock subject to the Converted Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as the Converted Options remain outstanding. As soon as practicable after the Effective Time, Acquiror shall deliver or cause to be delivered to each holder of Converted Options an appropriate notice setting forth such holder’s rights pursuant to the Bank Stock Option Plan and agreements evidencing the grants of such Converted Options, after giving effect to the transactions hereunder. The adjustment provided in this Section 2.4 with respect to any Bank Stock Options (whether or not “incentive stock options” (as defined in Section 422 of the Code)) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, the provisions of such Section 424(a) of the Code shall override anything to the contrary contained herein.

2.5 Conversion of Warrants.

At the Effective Time, each unexercised Warrant, if any, shall be converted into a warrant (each, a “Replacement Warrant”) to acquire a number of shares of Acquiror Common Stock equal to the product of the number of shares of Bank Common Stock subject to such Warrant multiplied by the Exchange Ratio (provided that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share). The terms and conditions of the Replacement Warrant shall otherwise remain the same as the terms and conditions of the Warrant, except that the exercise price per share of each Warrant shall equal the exercise price per share of such Warrant divided by the Exchange Ratio (provided that such exercise price shall be rounded up to the nearest whole cent), provided, however, that this Section 2.5 shall not be deemed to modify or otherwise replace the obligations of Bank under Section 6.14 of the Reorganization Agreement.

2.6 Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Acquiror Common Stock or Bank Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Merger Consideration shall be appropriately adjusted to provide to the holders of Bank Common Stock the same economic effect as contemplated by this Agreement prior to such event. In the event that the sum of (i) the number of shares of Bank Common Stock presented for exchange pursuant to Section 2.2 and Section 2.3 or otherwise issued and outstanding at the Effective Time, and (ii) the number of shares of Bank Common Stock issuable upon the exercise of options or warrants (whether pursuant to Bank Stock Options or otherwise) as of the Effective Time, shall be greater than the sum of (x) the number of shares of Bank Common Stock represented in Section 5.03(b) of the Reorganization Agreement as being outstanding as of the date hereof, and (y) the number of shares of Bank Common Stock issuable upon the exercise of Bank Stock Options and Warrants represented in Section 5.03(b) of the Reorganization Agreement as being outstanding as of the date hereof, then the per share Merger Consideration shall be appropriately and proportionately decreased to take into account such additional issued and outstanding, and issuable, shares of Bank Common Stock.

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ARTICLE III

Manner of Exchange

3.1 Exchange Fund. Acquiror shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Bank Common Stock, at or prior to the Effective Time, (i) certificates representing the Acquiror Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Bank Common Stock, and (ii) cash sufficient to pay the cash portion of the Merger Consideration. Acquiror shall make available to the Exchange Agent from time to time as needed, additional cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.5 and any dividends and other distributions pursuant to Section 3.3. Any cash and certificates of Acquiror Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

3.2 Exchange Procedures. Within five Business Days after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each holder of a Bank Certificate who has not surrendered the Bank Certificate representing all of the shares of Bank Common Stock owned by such holder pursuant to Section 2.2 (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Bank Certificates shall pass, only upon delivery of the Bank Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Acquiror may reasonably specify, and (ii) instructions for effecting the surrender of such Bank Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Bank Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Bank Certificate shall be entitled to receive in exchange therefor (A) one or more shares of Acquiror Common Stock (which shall, in the sole discretion of Acquiror, be in uncertificated book-entry form unless a physical certificate is requested or otherwise required) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 and Section 2.3 (after taking into account all shares of Bank Common Stock then held by such holder), and (B) a check for the cash portion of the Merger Consideration (subject to the proration provisions of Section 2.3) and for the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Acquiror Common Stock pursuant to Section 3.5 and dividends and other distributions pursuant to Section 3.3. No interest shall be paid or shall accrue on any cash payable for the cash portion of the Merger Consideration or pursuant to Section 3.3 or Section 3.5. In the event of a transfer of ownership of Bank Common Stock which shall not have been registered in the transfer records of Bank, one or more shares of Acquiror Common Stock evidencing, in the aggregate, the proper number of shares of Acquiror Common Stock and a check for the cash portion of the Merger Consideration, the cash in lieu of any fractional shares of Acquiror Common Stock pursuant to Section 3.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3, may be issued with respect to such Bank Common Stock to such a transferee if the Bank Certificate representing such shares of Bank Common Stock shall be presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Persons who have made an effective Cash Election as provided in Section 2.2 and Section 2.3 and surrendered Bank Certificates as provided therein shall be treated as if they have properly surrendered Bank Certificates together with the letter of transmittal pursuant to this Section 3.2.

3.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Bank Certificate with respect to the shares of Acquiror Common Stock that such holder would be entitled to receive upon surrender of such Bank Certificate until such holder shall surrender such Bank Certificate in accordance with Section 3.2. Subject to the effect of applicable laws, following surrender of any such Bank Certificate, there shall be paid to such holder of shares of Acquiror Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date prior to such surrender payable with respect to such shares of Acquiror Common Stock, and (b) at

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the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Acquiror Common Stock.

3.4 No Further Ownership Rights in Bank Common Stock. All shares of Acquiror Common Stock issued and cash paid upon conversion of shares of Bank Common Stock in accordance with the terms of Article II and this Article III (including any cash paid pursuant to Section 3.3 or Section 3.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Bank Common Stock. Until surrendered as contemplated by this Article III, each Bank Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

3.5 No Fractional Shares of Acquiror Common Stock. No certificates or scrip or shares of Acquiror Common Stock representing fractional shares of Acquiror Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Bank Certificates and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a shareholder of Acquiror or a holder of shares of Acquiror Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Bank Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Bank Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Acquiror Common Stock multiplied by (ii) the closing price for a share of Acquiror Common Stock on the Nasdaq SmallCap Market on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately following the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Acquiror, and Acquiror shall deposit, or cause to be deposited, such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

3.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Bank Certificates for six months after the Effective Time shall be delivered to Acquiror or otherwise on the instruction of Acquiror and any holders of the Bank Certificates who have not theretofore complied with this Article III shall thereafter look only to Acquiror for the Merger Consideration with respect to the shares of Bank Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 3.2, any cash in lieu of fractional shares of Acquiror Common Stock to which such holders are entitled pursuant to Section 3.5 and any dividends or distributions with respect to shares of Acquiror Common Stock to which such holders are entitled pursuant to Section 3.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Bank Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by law, become the property of Acquiror free and clear of any claims or interest of any Person previously entitled thereto.

3.7 Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Acquiror on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Acquiror.

3.8 Lost Certificates. If any Bank Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Bank Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Bank Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Bank Certificate the applicable Merger Consideration with respect to the shares of Bank Common Stock formerly represented thereby, any cash in lieu of fractional shares of Acquiror Common Stock, and unpaid dividends and distributions on shares of Acquiror Common Stock deliverable in respect thereof, pursuant to this Agreement.

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3.9 Withholding Rights. Each of the Surviving Bank and Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Bank Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Bank or Acquiror, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Bank Common Stock in respect of which such deduction and withholding was made by the Surviving Bank or Acquiror, as the case may be, and such amounts shall be delivered by the Surviving Bank or Acquiror, as the case may be, to the applicable Taxing authority.

3.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Bank shall be authorized to execute and deliver, in the name and on behalf of Bank or Interim Bank, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Bank or Interim Bank, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Bank any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger.

3.11 Stock Transfer Books. The stock transfer books of Bank shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Bank Common Stock thereafter on the records of Bank. On or after the Effective Time, any Bank Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the Merger Consideration with respect to the shares of Bank Common Stock formerly represented thereby, any cash in lieu of fractional shares of Bank Common Stock to which the holders thereof are entitled pursuant to Section 3.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3.

ARTICLE IV

Termination

4.1 Termination. This Plan of Merger may be amended or terminated prior to the Effective Date as provided in the Reorganization Agreement and in Section 4.2, subject to the provisions of the Virginia Stock Corporation Act.

4.2 Possible Change in Exchange Ratio. This Plan of Merger may be terminated as provided below.

(a) Possible Increase in Exchange Ratio. By Bank, if the Bank Board so determines by a majority vote of the entire Bank Board, if the Acquiror Average Price on the Determination Date of shares of Acquiror Common Stock shall be less than $6.54, subject, however, to the following two sentences. If Bank elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Acquiror within 24 hours of the Determination Date. Prior to the Effective Date, Acquiror shall have the option of adjusting the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest ten-thousandth), the numerator of which is $14.80 and the denominator of which is the Acquiror Average Price. If Acquiror makes an election contemplated by the preceding sentence, it shall give prompt written notice to Bank of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 4.2(a) and this Plan of Merger and the Reorganization Agreement shall remain in effect in accordance with their respective terms (except as the Exchange Ratio shall have been so modified), and any references in this Plan of Merger or the Reorganization greement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 4.2(a).

(b) Possible Decrease in Exchange Ratio. By Acquiror, if the Acquiror Board so determines by a majority vote of the entire Acquiror Board, if the Acquiror Average Price on the Determination Date of shares of Acquiror Common Stock shall be greater than $8.87, subject, however, to the following two sentences. If Acquiror elects to exercise its termination right pursuant to the immediately preceding

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sentence, it shall give written notice to Bank within 24 hours of the Determination Date. Prior to the Effective Date, Bank shall have the option of adjusting the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest ten-thousandth), the numerator of which is $16.68 and the denominator of which is the Acquiror Average Price. If Bank makes an election contemplated by the preceding sentence, it shall give prompt written notice to Acquiror of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 4.2(b) and this Plan of Merger and the Reorganization Agreement shall remain in effect in accordance with their respective terms (except as the Exchange Ratio shall have been so modified), and any references in this Plan of Merger of the Reorganization Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 4.2(b).

*    *    *

IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

[MB] INTERIM BANK

By:
Name:
Title:

ALBEMARLE FIRST BANK

By:
Name:
Title:

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EXHIBIT B

Form of Affiliate Letter

                    , 2005

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, Virginia 20190

Attention:	Carroll C. Markley

Chairman and Chief Executive Officer

Re:	Agreement and Plan of Reorganization, dated as of June 9, 2005 (the “Reorganization Agreement”), by and between Millennium Bankshares Corporation (“Bankshares”) and Albemarle First Bank (“Bank”)

Ladies and Gentlemen:

I have been advised that I may be deemed to be an affiliate of Bank, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 (“Rule 145”) of the Rules and Regulations of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms and conditions of the Reorganization Agreement, each share of common stock of Bank owned by me as of the effective time of the merger of Bank with and into an interim bank formed by Bankshares as contemplated by the Reorganization Agreement (the “Merger”) may be converted into the right to receive shares of common stock of Bankshares (“Shares”). This letter is delivered to Bankshares pursuant to Section 6.07 of the Reorganization Agreement.

I have been advised that the issuance of Shares to me in connection with the Merger will be registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-4 and that such registration will not cover any resale or other disposition of the Shares.

1.	I represent and warrant to Bankshares and agree that:

a.	I shall not make any sale, transfer or other disposition of the Shares I receive pursuant to the Merger in violation of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

b.	I understand that because I may be deemed an “affiliate” of Bank, such Shares must be held by me unless (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Shares is made in accordance with the provisions of Rule 145, or (iii) in the opinion of counsel acceptable to Bankshares some other exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Shares.

2.	I understand and agree that:

a.	Stop transfer instructions shall be issued with respect to the Shares and there shall be placed on the certificates representing such Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

“The shares represented by this Certificate have been issued to an affiliate of a party to a transaction with Millennium Bankshares Corporation pursuant to the provisions of Rule 145 under the Securities Act of 1933. A stop transfer order with respect to this Certificate has been issued to the Transfer Agent. The shares represented hereby will be transferred on the books of Millennium Bankshares Corporation

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only upon delivery to the Transfer Agent of evidence, reasonably satisfactory to Millennium Bankshares Corporation, that such transfer complies in all material respects with the provisions of the Securities Act of 1933 and the rules and regulations thereunder.”

b.	Unless the transfer by me of Shares is a sale made in compliance with the provisions of Rule 145(d) or made pursuant to an effective registration statement under the Securities Act, Bankshares reserves the right to place the following legend on the Certificates issued to my transferee:

“The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available.”

I understand and agree that the legends set forth above shall be removed by delivery of substitute Certificates without any legend if I deliver to Bankshares a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Bankshares, to the effect that no such legend is required for the purpose of the Securities Act.

I have carefully read this letter and the Reorganization Agreement and understand the requirements of each and the limitations imposed upon the distribution, sale, transfer or other disposition of Shares by me.

Very truly yours,

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EXHIBIT C

Form of Shareholder Agreement

THIS SHAREHOLDER AGREEMENT (this “Agreement”), dated as of June 9, 2005, is made and entered into by and among the undersigned shareholder (hereinafter the “Shareholder”) and Millennium Bankshares Corporation, a Virginia corporation (“Bankshares”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Bankshares and Albemarle First Bank, a Virginia state bank (“Bank”), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Reorganization Agreement”), which provides, among other things, for the merger of the Bank with and into an interim state bank to be organized by Bankshares (the “Merger”), upon the terms and subject to the conditions of the Reorganization Agreement.

WHEREAS, as of the date hereof, the Shareholder is the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of              shares of common stock, $4.00 par value per share, of Bank (“Bank Common”); and

WHEREAS, to induce Bankshares to enter into the Reorganization Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Voting of Shares.

(a) Voting Agreement. Unless Bank shall have theretofore resolved to accept an Acquisition Proposal from a third party in accordance with Section 6.06 of the Reorganization Agreement, the Shareholder hereby agrees: (a) to appear, or, to the extent he or she has the legal authority to do so, to cause the holder of record on the applicable record date (the “Record Holder”) to appear (in person or by proxy), at any annual or special meeting of shareholders of Bank for the purpose of obtaining a quorum; (b) to vote, or, to the extent he or she has the legal authority to do so, to cause the Record Holder to vote, in person or by proxy, all of the shares of Bank Common owned or hereafter acquired with respect to which the Shareholder has sole voting power (the “Shares”) in favor of the Merger, the Reorganization Agreement and the Plan of Merger attached thereto as Exhibit A (as in effect on the date hereof and as subsequently amended to the extent any such subsequent amendment would not have any material adverse effect on the Shareholder) and the transactions contemplated by the Reorganization Agreement; (c) to vote, or, to the extent he or she has the legal authority to do so, to cause the Record Holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Bank under the Reorganization Agreement, or which could reasonably be expected to result in any of the conditions to Bank’s obligations under the Reorganization Agreement not being fulfilled; and (d) to vote, or, to the extent he or she has the legal authority to do so, to cause the Record Holder to vote, such Shares against: (i) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Bank or any of its subsidiaries; or (ii) a sale or transfer of a material amount of the assets of Bank or any of its subsidiaries (each of the events described in clauses (i) and (ii) above as an “Alternative Transaction”). The Shareholder acknowledges receipt and review of a copy of the Reorganization Agreement. Notwithstanding any other provision of this Section 1, the provisions of such Section 1 shall not prohibit or restrain the Shareholder from complying with the Shareholder’s fiduciary obligations as a director or officer of Bank. The voting agreement set forth in this Section 1 shall not apply to any Shares for which the Shareholder exercises voting power solely in a fiduciary capacity (other than as a fiduciary of a personal trust for the benefit of the Shareholder or any relative of the Shareholder).

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(b) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Bankshares any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares shall remain and belong to the Shareholder, and Bankshares shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Bank or exercise any power or authority to direct the Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein, or the performance of its duties or responsibilities as a shareholder of Bank.

(c) No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Reorganization Agreement, the Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

Section 2. Restrictions on Transfer. To the extent the Shareholder has sole investment power over any or all Shares, the Shareholder hereby covenants and agrees that he or she shall not, before the earlier to occur of the termination of this Agreement and the day immediately following the record date for Bank’s meeting of stockholders to approve the Merger and the Reorganization Agreement, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any such Shares other than pursuant to the Merger, without the prior written consent of Bankshares. The Shareholder hereby agrees and consents to the entry of stop transfer instructions with Bank against the transfer of any Shares inconsistent with the terms of this Section 2.

Section 3. Representations and Warranties. The Shareholder hereby represents and warrants to Bankshares as follows:

(a) Authority Relative to This Agreement. The Shareholder is competent to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Bankshares, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(b) No Conflict. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or the Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance of the Shareholder of the Shareholder’s obligations under this Agreement.

Section 4. Miscellaneous.

(a) Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Reorganization Agreement pursuant to the terms therein, or (b) the Effective Time (as defined in the Reorganization Agreement).

(b) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

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(c) Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successor, heirs, legal representatives and assigns. If the Shareholder shall acquire sole voting power with respect to any additional Shares, such Shares shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, the Shareholder specifically agrees that the obligations of the Shareholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Shareholder, or otherwise.

(d) Entire Agreement. This Agreement constitutes the entire agreement among Bankshares and the Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Bankshares and the Shareholder with respect to the subject matter hereof.

(e) Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

(f) Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

(g) Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(h) Severability. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram, telex or facsimile or (b) on the date received if mailed by registered or certified mail (return receipt requested), to Bankshares at the address for Bankshares as provided in the Reorganization Agreement and to the Shareholder at the address set forth next to the Shareholder’s signature hereto (or at such other address for a party as shall be specified by like notice).

(j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on the date hereof.

Name:
Shareholder
Address:

MILLENNIUM BANKSHARES CORPORATION

By:
Name:
Title:

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EXHIBIT D-1

EXECUTIVE EMPLOYMENT AGREEMENT OF THOMAS M. BOYD, JR.

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as the date of the last signature affixed hereto between ALBEMARLE FIRST BANK, a banking corporation organized under the laws of the Commonwealth of Virginia (the “Bank”), and THOMAS M. BOYD, JR. (“Executive”).

RECITALS

A. The Executive is the President and Chief Executive of the Bank.

B. The Executive and the Bank are parties to an Employment Agreement (the “Existing Employment Agreement”), dated January 1, 2004.

C. Millennium Bankshares Corporation (“MBVA”) is seeking to acquire all of the capital stock of the Bank (the “Acquisition”) by means of the merger of the Bank with and into an interim banking corporation wholly-owned by MBVA and formed for the purpose of facilitating the Acquisition (the “Interim Bank”). The terms and conditions of the Acquisition are set forth in a certain Agreement and Plan of Reorganization (the “Acquisition Agreement”), of even date herewith, by and between the Bank and MBVA. The Interim Bank will be the surviving bank (the “Surviving Bank”) in the merger with the Bank and, immediately upon consummation of the merger, the Interim Bank will change its name to “Albemarle First Bank.” The Acquisition is subject to, among other things, the continuing effectiveness of this Agreement as of the Effective Time (as such term is defined in the Acquisition Agreement) of the Acquisition.

D. The Surviving Bank desires to assure itself of the continuing services of the Executive to the Surviving Bank after the consummation of the Acquisition. The Executive also desires to continue his employment and engagement in the employ of the Surviving Bank (as the successor by merger of the Bank with the Interim Bank) after the consummation of the Acquisition pursuant to the terms and conditions hereinafter more fully set forth.

E. As used herein, the term “Bank” refers to the Bank as of the date of this Agreement and shall automatically and without any action of the parties hereto refer to the Surviving Bank (as the successor by merger of the Bank with the Interim Bank) after the consummation of the Acquisition.

F. The Bank and the Executive desire to set forth their mutual understandings and agreements with respect to the foregoing.

AGREEMENT

1. EMPLOYMENT DUTIES AND RESPONSIBILITIES

1.1 Position and Title. The Bank hereby agrees to employ the Executive in the position described on Addendum A attached hereto and the Executive hereby accepts such position and agrees to serve the Bank in such capacity during the employment period set forth in Section 2 below, subject to earlier termination as provided hereunder (the “Employment Period”). The Executive shall perform such job duties and responsibilities as determined in discussion with the Chairman of the Board of Directors of the Bank and the Chairman of the Board of Directors of MBVA and in accordance with the Bank’s Bylaws. The Bank shall retain the right to modify the Executive’s job title and responsibilities pursuant to the legitimate business needs of the Bank, provided that any such modification in title or responsibilities is consistent with the Executive’s expertise and training.

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1.2 Reporting Relationship. The Executive shall report to the person serving in the position described on Addendum A attached hereto (the “Executive’s Manager”), although the Bank shall retain the right to modify such reporting relationship pursuant to the legitimate business needs of the Bank. The Executive shall be subject to, and shall act in accordance with, all reasonable legal instructions and directions of the Executive’s Manager which are commensurate with duties and responsibilities of similar level executives of institutions comparable to the Bank, as well as any other duties as may from time to time be reasonably assigned by the Bank that are commensurate with Executive’s position.

1.3 Bank Policies and Procedures. The Executive agrees to abide by all applicable policies and procedures of the Bank.

1.4 Full Attention. During the Employment Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the Executive’s full business time, energy and attention to the performance of the Executive’s duties and responsibilities hereunder. During the Employment Period, the Executive shall at all times operate in accordance with the Bank’s Ethics Policy and may not, without the prior written consent of the Board, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any other entity or business that is not related to the Bank, provided that it shall not be a violation of the foregoing for the Executive: (i) to act or serve as a director on the boards of directors of any type of non-profit civil, cultural, philanthropic or professional organization; (ii) to manage the Executive’s own personal passive investments; or (c) to serve, with the written consent of the Executive’s Manager, on the board of directors of for-profit entities, so long as such activities do not violate the Bank’s policy on external directorship or materially interfere with the performance of the Executive’s duties and responsibilities to the Bank as provided hereunder.

2. TERM OF EMPLOYMENT.

2.1 Effective Date. The Effective Date of this Agreement shall be as set forth on Appendix A; provided, however, that in the event that the Acquisition Agreement is terminated without the transactions contemplated thereby being consummated as provided therein, this Agreement shall also be terminated and shall be of no further force and effect; and provided further, however, that the termination of this Agreement as provided in the preceding proviso shall not affect the rights and obligations of the Bank and the Executive under the Existing Employment Agreement which shall, in such event, again become in full force and effect.

2.2. Initial Term. The Bank agrees to employ the Executive and the Executive hereby agrees to serve the Bank in accordance with the terms and conditions set forth herein, for an initial term commencing on the Effective Date of this Agreement and continuing until the date that is the third anniversary of the closing of the Acquisition (“Initial Term”), subject to the provisos in Section 2.1 and unless such Agreement is earlier terminated as expressly provided herein.

2.3. Renewal Term. The Term shall be extended for an additional one (1) year term at the conclusion of the Initial Term, and then again after each successive term thereafter (such one year terms hereinafter “Renewal Term”), unless either party terminates this Agreement at the end of the Initial Term or any Renewal Term, by giving the other party written notice of intent not to renew, delivered at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. In the event such notice of intent not to renew is properly delivered, this Agreement shall expire at the end of the initial term or successive term then in progress, except with respect to any obligations which explicitly by their terms survive the termination of this Agreement.

3. COMPENSATION

3.1 Base Salary. The Bank shall pay to the Executive, and the Executive shall accept from the Bank, a monthly base salary in the amount set forth on Addendum A attached hereto, payable on the Bank’s standard pay schedule, provided that the Executive has provided service to the Bank during the specified pay period. The

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Executive’s base salary may not be decreased at any time during this Agreement without the express written consent of the Executive. The base salary may be increased at the sole discretion of the Bank, but nothing herein shall be deemed to require any such increase.

3.2 Incentive Compensation/Bonus. The Executive may be eligible to receive a bonus based upon satisfactory achievement of personal performance objectives and business performance objectives as set forth in a salary range to be developed by the Bank that will be proportional to the salary range used by MBVA for such purposes (and Appendix A hereto).

3.3 Stock Options. The Executive will be eligible for stock options and/or restricted stock as may be awarded by the Board, with the advice and consent of the Chairman of the Board of Directors of the Bank and the Chairman of the Board of Directors of MBVA, in its sole discretion

3.4. Expenses. The Executive shall be entitled to reimbursement of pre-approved business expenses that are incurred in the furtherance of the Bank business and are consistent with the Bank’s policies for such expense reimbursement.

3.5 Benefits. The Executive shall receive such health, dental, personal disability, Flexible Spending Account, life insurance and paid time-off benefits as are provided to similarly situated executives of the Bank.

4. TERMINATION OF EMPLOYMENT

The Executive’s employment with the Bank may be terminated, prior to the expiration of any term of this Employment Agreement, in accordance with any of the following provisions:

4.1 Termination By The Executive Upon Mutual Agreement. The Executive may not terminate the Executive’s employment during the course of this Agreement unless such termination is mutually agreed upon by the Executive and the Bank. Should the Executive cease providing services to the Bank prior to the end of the Term without the consent of the Bank, the Bank shall have no obligation to pay the Executive any additional compensation beyond the Executive’s last day of active service, but for the remainder of the Term, the Executive shall not be employed or engaged or provide services to any other bank or financial institution that is located within 25 miles of the Bank’s offices in Charlottesville, Virginia, or within 25 miles of any of the Bank’s branches then in existence.

4.2 Termination By The Bank Without Cause. The Bank may terminate the Executive’s employment without cause at any time during the term of this Agreement by giving the Executive three (3) months’ notice of such termination, during which period the Executive will continue to receive normal compensation and benefits to which the Executive would normally be entitled under the terms of this Agreement. During the notice period, the Executive must fulfill all of the Executive’s duties and responsibilities and use the Executive’s best efforts to train and support the Executive’s replacement, if any. Notwithstanding the foregoing, the Bank, at its option, may instruct the Executive during such period not to undertake any active duties on behalf of the Bank.

If the Executive is terminated under this section, within thirty (30) days following the conclusion of the notice period and receipt of the signed separation agreement described below, the Bank shall provide the Executive: (a) a lump sum payment consisting of an amount equal to the Executive’s Base Salary for the number of days left in the Term of the Agreement or for nine (9) months, whichever is greater; (b) a lump sum payment consisting of the Executive’s bonus target for the year in which the termination without cause occurs; and (c) payment by the Bank of the Executive’s COBRA coverage for the remainder of the Term of the Agreement or 18 months, whichever is less, provided the Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA.

The Executive expressly agrees and acknowledges that all payments and benefits referenced herein which may be paid to the Executive as a result of a Termination Without Cause are conditioned upon and subject to the

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Executive executing a valid separation agreement and general release, which includes a release of all claims the Executive may have against the Bank, and all of its respective subsidiaries, affiliates, directors, officers, employees, shareholders and agents (other than rights of indemnification, rights to directors and officers insurance, and any rights to accrued benefits under the employee benefit plans), a cooperation clause, a non-disparagement clause, and an affirmation of post-employment restrictions previously agreed to by the Executive.

4.3 Termination By The Bank For Cause. The Bank may, at any time and without notice (except as required below), terminate the Executive for “cause”. Termination by the Bank of the Executive for “cause” shall include but not be limited to termination based on any of the following grounds: (a) fraud, misappropriation, embezzlement or acts of similar dishonesty; (b) conviction of a crime (other than a minor traffic offense); (c) illegal use of drugs or excessive use of alcohol in the workplace; (d) intentional and willful misconduct that may subject the Bank to criminal or civil liability; or (e) breach of the Executive’s duty of loyalty to the Bank or diversion or usurpation of corporate opportunities properly belonging to the Bank; (f) willful disregard of material Bank policies and procedures; and (g) insubordination or continued failure to satisfactorily perform the duties of the Executive’s position. The Executive shall not be terminated for cause under subsection (f) or (g) unless the Bank first has provided the Executive with written notice that the Bank considers the Executive to be in violation of his obligations under those subsections and the Executive fails, within 30 days of such notice, to cure the conduct that has given rise to the notice.

In the event of a termination by the Bank with cause, the Executive shall be entitled to receive only that base salary earned on or before the Executive’s last day of active service and other post-employment benefits required by law or under Bank policy. The Executive shall not be entitled to receive any portion of the Executive’s target bonus for the period in which the termination occurs but shall receive any accrued bonus for any performance period completed prior to the date of termination.

4.4 Termination By Death Or Disability. The Executive’s employment and rights to compensation under this Agreement shall terminate if the Executive is unable to perform the duties of the Executive’s position due to death or disability, and the Executive, or the Executive’s heirs, beneficiaries, successors, or assigns, shall be entitled only to receive any compensation fully earned prior to the date of the Executive’s death or incapacitation due to disability and shall not be entitled to any other compensation or benefits, except: (a) to the extent specifically provided in this Agreement; (b) to the extent required by law; or (c) to the extent that such benefit plans or policies under which the Executive is covered provide a benefit to the Executive or to the Executive’s heirs, beneficiaries, successors, or assigns.

5. CONFIDENTIALITY AND NONDISCLOSURE

5.1 Non-Disclosure of Confidential Information. The Executive recognizes that the Executive’s position with the Bank is one of the highest trust and confidence and that the Executive will have access to and contact with the trade secrets and confidential and proprietary business information of the Bank. The Executive agrees that the Executive shall not, while employed by the Bank or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another any trade secret or Confidential Information (as defined below) of the Bank, except such use or disclosure is in the discharge of executive’s duties and obligations on behalf of the Bank.

5.2 Definition of “Confidential Information”. For purposes of this Agreement, “Confidential Information” shall include proprietary or sensitive information, materials, knowledge, data or other information of the Bank not generally known or available to the public relating to (a) the services, products, customer lists, business plans, marketing plans, pricing strategies, or similar confidential information of the Bank or (b) the business of any Bank customer, including without limitation, knowledge of the customer’s current financial status, loans, or financial needs.

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5.3 Return of Materials and Equipment. The Executive further agrees that all memoranda, notes, records, drawings, or other documents made or compiled by the Executive or made available to the Executive while employed by the Bank concerning any Bank activity shall be the property of the Bank and shall be delivered to the Bank upon termination of the Executive’s employment or at any other time upon request. The Executive also agrees to return any and all equipment belonging to the Bank on or before Executive’s last day of employment with Bank.

5.4 No Prior Restrictions. The Executive hereby represents and warrants to the Bank that the execution, delivery, and performance of this Agreement does not violate any provision of any agreement or restrictive covenant which the Executive has with any former employer (a “Former Employer”). The Executive further acknowledges that to the extent the Executive has an obligation to the Former Employer not to disclose certain confidential information, the Executive intends to honor such obligation and the Bank hereby agrees not to knowingly request the Executive to disclose such confidential information.

6. POST-EMPLOYMENT RESTRICTIONS

6.1 Non-Interference With Customers. The Executive further agrees that, during the Employment Period and for a period of twelve months thereafter, the Executive shall not undertake to interfere with the Bank’s relationship with any Bank customer. This means, among other things, that the Executive shall refrain: (i) from making disparaging comments about the Bank or its management or employees to any customer; (ii) from attempting to persuade any customer to cease doing business with the Bank; or (iii) from soliciting any customer for the purpose of providing services competitive with the services provided by the Bank; or (iv) from assisting any person or entity in doing any of the foregoing.

6.2 Non-Solicitation and Non-Hiring of Employees. The Executive agrees that, for the term of the Executive’s employment and for a period of twelve months following the termination of the Executive’s employment for any reason, the Executive shall not, directly or indirectly, on the Executive’s own behalf or the behalf of another person or entity: (i) induce or attempt to induce any person employed by the Bank to leave their employment with the Bank; (ii) hire or employ, or attempt to hire or employ, any person employed by the Bank; or (iii) assist any other person or entity in the hiring of any person employed by the Bank. These restrictions shall apply only where the services or products provided by the hiring entity are competitive with the services or products provided by the Bank.

6.3 Reasonableness. The Executive understands and acknowledges that the restrictions contained herein are reasonable in that they do not prohibit the Executive from seeking employment with another financial institution or entity (except as set forth in Section 4.1 above), but merely restrict the Executive’s ability, during the Employment Period and for a period of twelve months thereafter, to interfere with or hinder the Bank’s relationships with its employees and customers.

6.4 Remedies. In the event that the Executive breaches any of the covenants contained herein, the Bank shall be entitled to its remedies at law and in equity, including but not limited to compensatory and punitive damages, and payment by the Executive of attorney’s fees and expenses of litigation incurred by the Bank in bringing an action to enforce the terms of this Agreement. The parties also recognize that any breach of the covenants contained herein may result in irreparable damage and injury to the Bank which will not be adequately compensable in monetary damages, and that in addition to any remedy that the Bank may have at law, the Bank may obtain such preliminary or permanent injunction or decree as may be necessary to protect the Bank against, or on account of, any breach of the provisions contained herein.

7. CHANGE IN CONTROL

In the event Executive’s employment is terminated within six (6) months prior or twelve (12) months following a Change in Control, the provisions of this section shall apply.

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7.1 Change in Control Defined: A “Change in Control” is deemed to have taken place if any of the following events occurs: (a) The shareholders of MBVA approve a transaction for the merger, consolidation, or other combination of MBVA with another corporation or business entity where MBVA is not the Surviving Entity, as defined below; (b) The shareholders of MBVA approve the sale of all or substantially all the assets of MBVA where MBVA is not the Surviving Entity, as defined below; or (c) A Person which does not presently hold at least 10% of the shares of MBVA becomes, directly or indirectly, the beneficial owner of securities representing 50% or more of the voting power or MBVA’s then outstanding securities. “Person” is defined as any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934). The merger of Bank and Interim Bank in connection with the Acquisition will not be deemed to be a “Change in Control” for purposes of this Agreement or the Existing Employment Agreement.

7.2 “Surviving Entity” Defined. MBVA shall not be considered the “Surviving Entity” of a transaction described in subparagraphs (a) and (b) if the individuals who constitute the Board of Directors on the date one day prior to the closing date of the transaction cease to constitute a majority of the board of directors of the Surviving Entity at any time within the three months following the transaction. The surviving entity, if not MBVA, shall hereinafter be known as the “Successor Employer”.

7.3 Payout Events. The Executive shall be entitled to the full and complete rights afforded by this section if, during the period that begins six (6) months prior to the Closing Date of a Change in Control event and that ends twelve (12) months following the Closing Date of a Change in Control event, the Executive: (a) is involuntarily terminated by the Bank or the Successor Employer, unless such termination is for Cause, as such term is defined in this Agreement; or (b) resigns from employment with the Bank or the Successor Employer following a reduction in the Executive’s base salary or bonus opportunity; or (c) is required by the Bank or the Successor Employer to relocate the Executive’s place of employment to a location more than 25 miles from the Executive’s current place of employment. “Closing Date” shall mean the date on which such transaction or stock purchase is signed and finalized.

7.4 Benefits Under This Section. If any of the Payout Events described above occurs, the Executive shall be entitled to receive, in addition to any other post-employment benefits to which the Executive may be entitled under Bank policy, the following compensation and benefits, provided the Executive has executed the separation agreement and general release described in Section 4.2 above: (a) a lump sum severance payment in the amount of base salary and target bonus for the greater of (i) the remainder of the applicable Term under this Agreement or (ii) twenty-four (24) months; and (b) payment by the Bank of Executive’s COBRA coverage for the remainder of the Term of the Agreement or 18 months, whichever is less, provided the Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA. The compensation to be paid under this section shall offset any compensation owed the Executive for the same period under this Agreement and is not intended to provide double compensation to the Executive for any period of time. To the extent permitted under the terms of MBVA’s stock option plan and/or stock option agreements with the Executive, Executive also shall fully vest in any options or restricted stock in the event of a change in control.

7.5 Excess Payments. If either the Bank or the Executive receives notice from an independent tax counsel or certified public accounting firm acting on behalf of the Bank or MBVA (the “Tax Advisor”), that the payment by the Bank to the Executive under this Agreement or otherwise would be considered to be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the “Code”), the aggregate payments by the Bank pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Bank under this Agreement without having any portion of any amount payable to the Executive by the Bank or a related entity under this Agreement or otherwise treated as such an “excess parachute payment”, and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Bank to the Executive under this Agreement which are later confirmed by the Tax Advisor to be “excess parachute payments” shall be considered by all parties to have been a loan by the Bank to the Executive, which loan shall be repaid by the Executive upon demand together with interest calculated at the lowest interest rate authorized for such loans under the Code without a requirement that further interest be imputed.

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8. GENERAL PROVISIONS.

8.1 Notices. All notices and other communications required or permitted by this Agreement to be delivered by the Bank or the Executive to the other party shall be delivered in writing, either personally or by registered, certified or express mail, return receipt requested, postage prepaid, respectively, to the headquarters of the Bank, or to the address of record of the Executive on file at the Bank.

8.2 Amendments: Entire Agreement. This Agreement may not be amended or modified except by a writing executed by all of the parties hereto. This Agreement, including any addendums hereto, constitutes the entire agreement between the Executive and the Bank relating in any way to the employment of the Executive by the Bank, and supersedes all prior discussions, understandings and agreements between them with respect thereto; provided, however, that, notwithstanding the foregoing, in the event that the Acquisition Agreement is terminated without the transactions contemplated thereby being consummated as provided therein, the Existing Employment Agreement shall again become in full force and effect.

8.3 Successors and Assigns. This Agreement is personal to the Executive and shall not be assignable by the Executive. The Bank (a) will assign its rights hereunder to any corporation resulting from any merger, consolidation or other reorganization to which the Bank is a party, or any corporation, partnership, association or other person to which the Bank may transfer all or substantially all of the assets and business of the Bank existing at such time, and (b) the Bank may assign its rights hereunder to the parent of the Bank. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The Executive understands and agrees that (i) in accordance with the Acquisition Agreement, the Bank shall merge with and into the Interim Bank and the Interim Bank shall be the Surviving Bank in such merger, and (ii) upon consummation of the Acquisition, the Surviving Bank shall become, by operation of the merger, the employer hereunder and all references herein to the Bank shall, upon consummation of the Acquisition, automatically and without any action of the parties hereto refer to the Surviving Bank (as the successor by merger of the Bank with the Interim Bank).

8.4 Severability: Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby. Upon a determination that any provision of this Agreement is invalid, illegal or unenforceable, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

8.5 Waiver of Rights. No waiver by the Bank or the Executive of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

8.6 Definitions, Headings, and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

8.7 Governing Law. This Agreement and the parties’ performance hereunder shall be governed by and interpreted under the laws of the Commonwealth Of Virginia. The Executive agrees to submit to the jurisdiction of the courts of the Commonwealth Of Virginia, and that venue for any action arising out of this Agreement or the parties’ performance hereunder shall be in the Circuit Court for the County of Fairfax, Virginia.

8.8. Attorneys’ Fees. In the event of a dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

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8.9 Construction and Interpretation. This Agreement has been discussed and negotiated by, all parties hereto and their counsel and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Agreement as of the date written below.

EXECUTIVE	ALBEMARLE FIRST BANK A State Banking Corporation

By:
Thomas M. Boyd, Jr. Date: June , 2005		John K. Taggart, III Date: June , 2005 Chairman

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ADDENDUM A TO

EMPLOYMENT AGREEMENT OF THOMAS M. BOYD, JR.

This Addendum A to the Employment Agreement of Thomas M. Boyd, Jr. (“Agreement”) is made of the date of the last signature hereto and supersedes any prior Addendum A.

A. Executive’s title for purposes of Section 1.1 of the Agreement shall be President and Chief Executive Officer.

B. Executive’s Manager for purposes of Section 1.2 of the Agreement shall be the Chairman of the Board of Directors of the Bank and the Chairman of the Board of Directors of MBVA.

C. The Effective Date of the Agreement is the date of the Acquisition Agreement; provided, however, that in the event that the Acquisition Agreement is terminated without the transactions contemplated thereby being consummated as provided therein, this Agreement shall also be terminated and shall be of no further force and effect; and provided further, however, that the termination of this Agreement as provided in the preceding proviso shall not affect the rights and obligations of the Bank and the Executive under the Existing Employment Agreement which shall, in such event, again become in full force and effect.

D. The Effective Date of this Addendum is the date of the Acquisition Agreement, subject to the provisos set forth in paragraph C above.

E. Effective on the effective date of this Addendum, the Executive’s Base Salary for purposes of Section 3.1 of the Agreement shall be $12,083.33 monthly, which is $145,000 annualized.

F. Pursuant to Section 3.2 of the Agreement, the Executive shall be eligible to participate in the Bank’s Incentive Compensation Plan (the “Incentive Comp Plan”). The Executive’s target bonus eligibility under the Incentive Comp Plan shall be within a salary range to be developed by the Bank that will be proportional to the salary range used by MBVA for such purposes, and subject to the terms of the Incentive Comp Plan, which shall be provided to the Executive at a later date.

G. The Bank will pay the Executive’s country club dues, Rotary Club expenses, and business entertainment and travel expenses that are incurred in the furtherance of the Bank’s business.

EXECUTIVE	ALBEMARLE FIRST BANK A State Banking Corporation

By:
Thomas M. Boyd, Jr. Date: June , 2005		John K. Taggart, III Date: June , 2005 Chairman

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EXHIBIT D-2

EXECUTIVE EMPLOYMENT AGREEMENT OF A. PRESTON MOORE, JR.

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as the date of the last signature affixed hereto between ALBEMARLE FIRST BANK, a banking corporation organized under the laws of the Commonwealth of Virginia (the “Bank”), and A. PRESTON MOORE, JR. (“Executive”).

RECITALS

A. The Executive is the Senior Vice President of the Bank.

B. The Executive and the Bank are parties to an Employment Agreement (the “Existing Employment Agreement”), dated February 28, 2005.

C. Millennium Bankshares Corporation (“MBVA”) is seeking to acquire all of the capital stock of the Bank (the “Acquisition”) by means of the merger of the Bank with and into an interim banking corporation wholly-owned by MBVA and formed for the purpose of facilitating the Acquisition (the “Interim Bank”). The terms and conditions of the Acquisition are set forth in a certain Agreement and Plan of Reorganization (the “Acquisition Agreement”), of even date herewith, by and between the Bank and MBVA. The Interim Bank will be the surviving bank (the “Surviving Bank”) in the merger with the Bank and, immediately upon consummation of the merger, the Interim Bank will change its name to “Albemarle First Bank.” The Acquisition is subject to, among other things, the continuing effectiveness of this Agreement as of the Effective Time (as such term is defined in the Acquisition Agreement) of the Acquisition.

D. The Surviving Bank desires to assure itself of the continuing services of the Executive to the Surviving Bank after the consummation of the Acquisition. The Executive also desires to continue his employment and engagement in the employ of the Surviving Bank (as the successor by merger of the Bank with the Interim Bank) after the consummation of the Acquisition pursuant to the terms and conditions hereinafter more fully set forth.

E. As used herein, the term “Bank” refers to the Bank as of the date of this Agreement and shall automatically and without any action of the parties hereto refer to the Surviving Bank (as the successor by merger of the Bank with the Interim Bank) after the consummation of the Acquisition.

F. The Bank and the Executive desire to set forth their mutual understandings and agreements with respect to the foregoing.

AGREEMENT

1. EMPLOYMENT DUTIES AND RESPONSIBILITIES

1.1 Position and Title. The Bank hereby agrees to employ the Executive in the position described on Addendum A attached hereto and the Executive hereby accepts such position and agrees to serve the Bank in such capacity during the employment period set forth in Section 2 below, subject to earlier termination as provided hereunder (the “Employment Period”). The Executive shall perform such job duties and responsibilities as determined in discussion with the President of the Bank and in accordance with the Bank’s Bylaws. The Bank shall retain the right to modify the Executive’s job title and responsibilities pursuant to the legitimate business needs of the Bank, provided that any such modification in title or responsibilities is consistent with the Executive’s expertise and training.

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1.2 Reporting Relationship. The Executive shall report to the person serving in the position described on Addendum A attached hereto (the “Executive’s Manager”), although the Bank shall retain the right to modify such reporting relationship pursuant to the legitimate business needs of the Bank. The Executive shall be subject to, and shall act in accordance with, all reasonable legal instructions and directions of the Executive’s Manager which are commensurate with duties and responsibilities of similar level executives of institutions comparable to the Bank, as well as any other duties as may from time to time be reasonably assigned by the Bank that are commensurate with Executive’s position.

1.3 Bank Policies and Procedures. The Executive agrees to abide by all applicable policies and procedures of the Bank.

1.4 Full Attention. During the Employment Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the Executive’s full business time, energy and attention to the performance of the Executive’s duties and responsibilities hereunder. During the Employment Period, the Executive shall at all times operate in accordance with the Bank’s Ethics Policy and may not, without the prior written consent of the Board, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any other entity or business that is not related to the Bank, provided that it shall not be a violation of the foregoing for the Executive: (i) to act or serve as a director on the boards of directors of any type of non-profit civil, cultural, philanthropic or professional organization; (ii) to manage the Executive’s own personal passive investments; or (c) to serve, with the written consent of the Executive’s Manager, on the board of directors of for-profit entities, so long as such activities do not violate the Bank’s policy on external directorship or materially interfere with the performance of the Executive’s duties and responsibilities to the Bank as provided hereunder.

2. TERM OF EMPLOYMENT.

2.1 Effective Date. The Effective Date of this Agreement shall be as set forth on Appendix A; provided, however, that in the event that the Acquisition Agreement is terminated without the transactions contemplated thereby being consummated as provided therein, this Agreement shall also be terminated and shall be of no further force and effect; and provided further, however, that the termination of this Agreement as provided in the preceding proviso shall not affect the rights and obligations of the Bank and the Executive under the Existing Employment Agreement which shall, in such event, again become in full force and effect.

2.2. Initial Term. The Bank agrees to employ the Executive and the Executive hereby agrees to serve the Bank in accordance with the terms and conditions set forth herein, for an initial term commencing on the Effective Date of this Agreement and continuing until the date that is the third anniversary of the closing of the Acquisition (“Initial Term”), subject to the provisos in Section 2.1 and unless such Agreement is earlier terminated as expressly provided herein.

2.3. Renewal Term. The Term shall be extended for an additional one (1) year term at the conclusion of the Initial Term, and then again after each successive term thereafter (such one year terms hereinafter “Renewal Term”), unless either party terminates this Agreement at the end of the Initial Term or any Renewal Term, by giving the other party written notice of intent not to renew, delivered at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. In the event such notice of intent not to renew is properly delivered, this Agreement shall expire at the end of the initial term or successive term then in progress, except with respect to any obligations which explicitly by their terms survive the termination of this Agreement.

3. COMPENSATION

3.1 Base Salary. The Bank shall pay to the Executive, and the Executive shall accept from the Bank, a monthly base salary in the amount set forth on Addendum A attached hereto, payable on the Bank’s standard pay schedule, provided that the Executive has provided service to the Bank during the specified pay period. The

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Executive’s base salary may not be decreased at any time during this Agreement without the express written consent of the Executive. The base salary may be increased at the sole discretion of the Bank, but nothing herein shall be deemed to require any such increase.

3.2 Incentive Compensation/Bonus. The Executive may be eligible to receive a bonus based upon satisfactory achievement of personal performance objectives and business performance objectives as set forth in a salary range to be developed by the Bank that will be proportional to the salary range used by MBVA for such purposes (and Appendix A hereto).

3.3 Stock Options. The Executive will be eligible for stock options and/or restricted stock as may be awarded by the Board, with the advice and consent of the President of the Bank, in its sole discretion

3.4. Expenses. The Executive shall be entitled to reimbursement of pre-approved business expenses that are incurred in the furtherance of the Bank business and are consistent with the Bank’s policies for such expense reimbursement.

3.5 Benefits. The Executive shall receive such health, dental, personal disability, Flexible Spending Account, life insurance and paid time-off benefits as are provided to similarly situated executives of the Bank.

4. TERMINATION OF EMPLOYMENT

The Executive’s employment with the Bank may be terminated, prior to the expiration of any term of this Employment Agreement, in accordance with any of the following provisions:

4.1 Termination By The Executive Upon Mutual Agreement. The Executive may not terminate the Executive’s employment during the course of this Agreement unless such termination is mutually agreed upon by the Executive and the Bank. Should the Executive cease providing services to the Bank prior to the end of the Term without the consent of the Bank, the Bank shall have no obligation to pay the Executive any additional compensation beyond the Executive’s last day of active service, but for the remainder of the Term, the Executive shall not be employed or engaged or provide services to any other bank or financial institution that is located within 25 miles of the Bank’s offices in Charlottesville, Virginia, or within 25 miles of any of the Bank’s branches then in existence.

4.2 Termination By The Bank Without Cause. The Bank may terminate the Executive’s employment without cause at any time during the term of this Agreement by giving the Executive three (3) months’ notice of such termination, during which period the Executive will continue to receive normal compensation and benefits to which the Executive would normally be entitled under the terms of this Agreement. During the notice period, the Executive must fulfill all of the Executive’s duties and responsibilities and use the Executive’s best efforts to train and support the Executive’s replacement, if any. Notwithstanding the foregoing, the Bank, at its option, may instruct the Executive during such period not to undertake any active duties on behalf of the Bank.

If the Executive is terminated under this section, within thirty (30) days following the conclusion of the notice period and receipt of the signed separation agreement described below, the Bank shall provide the Executive: (a) a lump sum payment consisting of an amount equal to the Executive’s Base Salary for the number of days left in the Term of the Agreement or for nine (9) months, whichever is greater; (b) a lump sum payment consisting of the Executive’s bonus target for the year in which the termination without cause occurs; and (c) payment by the Bank of the Executive’s COBRA coverage for the remainder of the Term of the Agreement or 18 months, whichever is less, provided the Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA.

The Executive expressly agrees and acknowledges that all payments and benefits referenced herein which may be paid to the Executive as a result of a Termination Without Cause are conditioned upon and subject to the

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Executive executing a valid separation agreement and general release, which includes a release of all claims the Executive may have against the Bank, and all of its respective subsidiaries, affiliates, directors, officers, employees, shareholders and agents (other than rights of indemnification, rights to directors and officers insurance, and any rights to accrued benefits under the employee benefit plans), a cooperation clause, a non-disparagement clause, and an affirmation of post-employment restrictions previously agreed to by the Executive.

4.3 Termination By The Bank For Cause. The Bank may, at any time and without notice (except as required below), terminate the Executive for “cause”. Termination by the Bank of the Executive for “cause” shall include but not be limited to termination based on any of the following grounds: (a) fraud, misappropriation, embezzlement or acts of similar dishonesty; (b) conviction of a crime (other than a minor traffic offense); (c) illegal use of drugs or excessive use of alcohol in the workplace; (d) intentional and willful misconduct that may subject the Bank to criminal or civil liability; or (e) breach of the Executive’s duty of loyalty to the Bank or diversion or usurpation of corporate opportunities properly belonging to the Bank; (f) willful disregard of material Bank policies and procedures; and (g) insubordination or continued failure to satisfactorily perform the duties of the Executive’s position. The Executive shall not be terminated for cause under subsection (f) or (g) unless the Bank first has provided the Executive with written notice that the Bank considers the Executive to be in violation of his obligations under those subsections and the Executive fails, within 30 days of such notice, to cure the conduct that has given rise to the notice.

In the event of a termination by the Bank with cause, the Executive shall be entitled to receive only that base salary earned on or before the Executive’s last day of active service and other post-employment benefits required by law or under Bank policy. The Executive shall not be entitled to receive any portion of the Executive’s target bonus for the period in which the termination occurs but shall receive any accrued bonus for any performance period completed prior to the date of termination.

4.4 Termination By Death Or Disability. The Executive’s employment and rights to compensation under this Agreement shall terminate if the Executive is unable to perform the duties of the Executive’s position due to death or disability, and the Executive, or the Executive’s heirs, beneficiaries, successors, or assigns, shall be entitled only to receive any compensation fully earned prior to the date of the Executive’s death or incapacitation due to disability and shall not be entitled to any other compensation or benefits, except: (a) to the extent specifically provided in this Agreement; (b) to the extent required by law; or (c) to the extent that such benefit plans or policies under which the Executive is covered provide a benefit to the Executive or to the Executive’s heirs, beneficiaries, successors, or assigns.

5. CONFIDENTIALITY AND NONDISCLOSURE

5.1 Non-Disclosure of Confidential Information. The Executive recognizes that the Executive’s position with the Bank is one of the highest trust and confidence and that the Executive will have access to and contact with the trade secrets and confidential and proprietary business information of the Bank. The Executive agrees that the Executive shall not, while employed by the Bank or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another any trade secret or Confidential Information (as defined below) of the Bank, except such use or disclosure is in the discharge of executive’s duties and obligations on behalf of the Bank.

5.2 Definition of “Confidential Information”. For purposes of this Agreement, “Confidential Information” shall include proprietary or sensitive information, materials, knowledge, data or other information of the Bank not generally known or available to the public relating to (a) the services, products, customer lists, business plans, marketing plans, pricing strategies, or similar confidential information of the Bank or (b) the business of any Bank customer, including without limitation, knowledge of the customer’s current financial status, loans, or financial needs.

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5.3 Return of Materials and Equipment. The Executive further agrees that all memoranda, notes, records, drawings, or other documents made or compiled by the Executive or made available to the Executive while employed by the Bank concerning any Bank activity shall be the property of the Bank and shall be delivered to the Bank upon termination of the Executive’s employment or at any other time upon request. The Executive also agrees to return any and all equipment belonging to the Bank on or before Executive’s last day of employment with Bank.

5.4 No Prior Restrictions. The Executive hereby represents and warrants to the Bank that the execution, delivery, and performance of this Agreement does not violate any provision of any agreement or restrictive covenant which the Executive has with any former employer (a “Former Employer”). The Executive further acknowledges that to the extent the Executive has an obligation to the Former Employer not to disclose certain confidential information, the Executive intends to honor such obligation and the Bank hereby agrees not to knowingly request the Executive to disclose such confidential information.

6. POST-EMPLOYMENT RESTRICTIONS

6.1 Non-Interference With Customers. The Executive further agrees that, during the Employment Period and for a period of twelve months thereafter, the Executive shall not undertake to interfere with the Bank’s relationship with any Bank customer. This means, among other things, that the Executive shall refrain: (i) from making disparaging comments about the Bank or its management or employees to any customer; (ii) from attempting to persuade any customer to cease doing business with the Bank; or (iii) from soliciting any customer for the purpose of providing services competitive with the services provided by the Bank; or (iv) from assisting any person or entity in doing any of the foregoing.

6.2 Non-Solicitation and Non-Hiring of Employees. The Executive agrees that, for the term of the Executive’s employment and for a period of twelve months following the termination of the Executive’s employment for any reason, the Executive shall not, directly or indirectly, on the Executive’s own behalf or the behalf of another person or entity: (i) induce or attempt to induce any person employed by the Bank to leave their employment with the Bank; (ii) hire or employ, or attempt to hire or employ, any person employed by the Bank; or (iii) assist any other person or entity in the hiring of any person employed by the Bank. These restrictions shall apply only where the services or products provided by the hiring entity are competitive with the services or products provided by the Bank.

6.3 Reasonableness. The Executive understands and acknowledges that the restrictions contained herein are reasonable in that they do not prohibit the Executive from seeking employment with another financial institution or entity (except as set forth in Section 4.1 above), but merely restrict the Executive’s ability, during the Employment Period and for a period of twelve months thereafter, to interfere with or hinder the Bank’s relationships with its employees and customers.

6.4 Remedies. In the event that the Executive breaches any of the covenants contained herein, the Bank shall be entitled to its remedies at law and in equity, including but not limited to compensatory and punitive damages, and payment by the Executive of attorney’s fees and expenses of litigation incurred by the Bank in bringing an action to enforce the terms of this Agreement. The parties also recognize that any breach of the covenants contained herein may result in irreparable damage and injury to the Bank which will not be adequately compensable in monetary damages, and that in addition to any remedy that the Bank may have at law, the Bank may obtain such preliminary or permanent injunction or decree as may be necessary to protect the Bank against, or on account of, any breach of the provisions contained herein.

7. CHANGE IN CONTROL

In the event Executive’s employment is terminated within six (6) months prior or twelve (12) months following a Change in Control, the provisions of this section shall apply.

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7.1 Change in Control Defined: A “Change in Control” is deemed to have taken place if any of the following events occurs: (a) The shareholders of MBVA approve a transaction for the merger, consolidation, or other combination of MBVA with another corporation or business entity where MBVA is not the Surviving Entity, as defined below; (b) The shareholders of MBVA approve the sale of all or substantially all the assets of MBVA where MBVA is not the Surviving Entity, as defined below; or (c) A Person which does not presently hold at least 10% of the shares of MBVA becomes, directly or indirectly, the beneficial owner of securities representing 50% or more of the voting power or MBVA’s then outstanding securities. “Person” is defined as any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934). The merger of Bank and Interim Bank in connection with the Acquisition will not be deemed to be a “Change in Control” for purposes of this Agreement or the Existing Employment Agreement.

7.2 “Surviving Entity” Defined. MBVA shall not be considered the “Surviving Entity” of a transaction described in subparagraphs (a) and (b) if the individuals who constitute the Board of Directors on the date one day prior to the closing date of the transaction cease to constitute a majority of the board of directors of the Surviving Entity at any time within the three months following the transaction. The surviving entity, if not MBVA, shall hereinafter be known as the “Successor Employer”.

7.3 Payout Events. The Executive shall be entitled to the full and complete rights afforded by this section if, during the period that begins six (6) months prior to the Closing Date of a Change in Control event and that ends twelve (12) months following the Closing Date of a Change in Control event, the Executive: (a) is involuntarily terminated by the Bank or the Successor Employer, unless such termination is for Cause, as such term is defined in this Agreement; or (b) resigns from employment with the Bank or the Successor Employer following a reduction in the Executive’s base salary or bonus opportunity; or (c) is required by the Bank or the Successor Employer to relocate the Executive’s place of employment to a location more than 25 miles from the Executive’s current place of employment. “Closing Date” shall mean the date on which such transaction or stock purchase is signed and finalized.

7.4 Benefits Under This Section. If any of the Payout Events described above occurs, the Executive shall be entitled to receive, in addition to any other post-employment benefits to which the Executive may be entitled under Bank policy, the following compensation and benefits, provided the Executive has executed the separation agreement and general release described in Section 4.2 above: (a) a lump sum severance payment in the amount of base salary and target bonus for the greater of (i) the remainder of the applicable Term under this Agreement or (ii) twenty-four (24) months; and (b) payment by the Bank of Executive’s COBRA coverage for the remainder of the Term of the Agreement or 18 months, whichever is less, provided the Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA. The compensation to be paid under this section shall offset any compensation owed the Executive for the same period under this Agreement and is not intended to provide double compensation to the Executive for any period of time. To the extent permitted under the terms of MBVA’s stock option plan and/or stock option agreements with the Executive, Executive also shall fully vest in any options or restricted stock in the event of a change in control.

7.5 Excess Payments. If either the Bank or the Executive receives notice from an independent tax counsel or certified public accounting firm acting on behalf of the Bank or MBVA (the “Tax Advisor”), that the payment by the Bank to the Executive under this Agreement or otherwise would be considered to be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the “Code”), the aggregate payments by the Bank pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Bank under this Agreement without having any portion of any amount payable to the Executive by the Bank or a related entity under this Agreement or otherwise treated as such an “excess parachute payment”, and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Bank to the Executive under this Agreement which are later confirmed by the Tax Advisor to be “excess parachute payments” shall be considered by all parties to have been a loan by the Bank to the Executive, which loan shall be repaid by the Executive upon demand together with interest calculated at the lowest interest rate authorized for such loans under the Code without a requirement that further interest be imputed.

A-D-2-6

8. GENERAL PROVISIONS.

8.1 Notices. All notices and other communications required or permitted by this Agreement to be delivered by the Bank or the Executive to the other party shall be delivered in writing, either personally or by registered, certified or express mail, return receipt requested, postage prepaid, respectively, to the headquarters of the Bank, or to the address of record of the Executive on file at the Bank.

8.2 Amendments: Entire Agreement. This Agreement may not be amended or modified except by a writing executed by all of the parties hereto. This Agreement, including any addendums hereto, constitutes the entire agreement between the Executive and the Bank relating in any way to the employment of the Executive by the Bank, and supersedes all prior discussions, understandings and agreements between them with respect thereto; provided, however, that, notwithstanding the foregoing, in the event that the Acquisition Agreement is terminated without the transactions contemplated thereby being consummated as provided therein, the Existing Employment Agreement shall again become in full force and effect.

8.3 Successors and Assigns. This Agreement is personal to the Executive and shall not be assignable by the Executive. The Bank (a) will assign its rights hereunder to any corporation resulting from any merger, consolidation or other reorganization to which the Bank is a party, or any corporation, partnership, association or other person to which the Bank may transfer all or substantially all of the assets and business of the Bank existing at such time, and (b) the Bank may assign its rights hereunder to the parent of the Bank. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The Executive understands and agrees that (i) in accordance with the Acquisition Agreement, the Bank shall merge with and into the Interim Bank and the Interim Bank shall be the Surviving Bank in such merger, and (ii) upon consummation of the Acquisition, the Surviving Bank shall become, by operation of the merger, the employer hereunder and all references herein to the Bank shall, upon consummation of the Acquisition, automatically and without any action of the parties hereto refer to the Surviving Bank (as the successor by merger of the Bank with the Interim Bank).

8.4 Severability: Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby. Upon a determination that any provision of this Agreement is invalid, illegal or unenforceable, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

8.5 Waiver of Rights. No waiver by the Bank or the Executive of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

8.6 Definitions, Headings, and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

8.7 Governing Law. This Agreement and the parties’ performance hereunder shall be governed by and interpreted under the laws of the Commonwealth Of Virginia. The Executive agrees to submit to the jurisdiction of the courts of the Commonwealth Of Virginia, and that venue for any action arising out of this Agreement or the parties’ performance hereunder shall be in the Circuit Court for the County of Fairfax, Virginia.

8.8. Attorneys’ Fees. In the event of a dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

A-D-2-7

8.9 Construction and Interpretation. This Agreement has been discussed and negotiated by, all parties hereto and their counsel and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Agreement as of the date written below.

EXECUTIVE	ALBEMARLE FIRST BANK A State Banking Corporation

By:
A. Preston Moore, Jr. Date: June 9, 2005	John K. Taggart, III Date: June 9, 2005 Chairman

A-D-2-8

ADDENDUM A TO

EMPLOYMENT AGREEMENT OF A. PRESTON MOORE, JR.

This Addendum A to the Employment Agreement of A. Preston Moore, Jr.(“Agreement”) is made of the date of the last signature hereto and supersedes any prior Addendum A.

A.	Executive’s title for purposes of Section 1.1 of the Agreement shall be Senior Vice President.

B.	Executive’s Manager for purposes of Section 1.2 of the Agreement shall be the President of the Bank.

C.	The Effective Date of the Agreement is the date of the Acquisition Agreement; provided, however, that in the event that the Acquisition Agreement is terminated without the transactions contemplated thereby being consummated as provided therein, this Agreement shall also be terminated and shall be of no further force and effect; and provided further, however, that the termination of this Agreement as provided in the preceding proviso shall not affect the rights and obligations of the Bank and the Executive under the Existing Employment Agreement which shall, in such event, again become in full force and effect.

D.	The Effective Date of this Addendum is the date of the Acquisition Agreement, subject to the provisos set forth in paragraph C above.

E.	Effective on the effective date of this Addendum, the Executive’s Base Salary for purposes of Section 3.1 of the Agreement shall be $9,166.67 monthly, which is $110,000 annualized.

F.	Pursuant to Section 3.2 of the Agreement, the Executive shall be eligible to participate in the Bank’s Incentive Compensation Plan (the “Incentive Comp Plan”). The Executive’s target bonus eligibility under the Incentive Comp Plan shall be within a salary range to be developed by the Bank that will be proportional to the salary range used by MBVA for such purposes, and subject to the terms of the Incentive Comp Plan, which shall be provided to the Executive at a later date.

G.	The Bank will pay the Executive’s business entertainment and travel expenses that are incurred in the furtherance of the Bank’s business.

EXECUTIVE	ALBEMARLE FIRST BANK A State Banking Corporation

By:
A. Preston Moore, Jr. Date:June 9, 2005	John K. Taggart, III Date: June 9, 2005 Chairman

A-D-2-9

ANNEX B

FORM OF

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

MILLENNIUM BANKSHARES CORPORATION

1. The name of the Corporation is Millennium Bankshares Corporation.

2.	The Articles of Incorporation of the Corporation are amended by deleting the first paragraph of Article IV in its entirety and replacing it with the following:

The aggregate number of shares which the Corporation shall have the authority to issue shall be 20,000,000, which shall consist of one class only known as Common Shares with a par value of $5.00 per share.

3. The amendment set forth above shall become effective as of 12:01 a.m. Eastern Time on                     , 2005.

4. The foregoing amendment was adopted by the Board of Directors of the Corporation on June 9, 2005. The foregoing amendment was adopted by the shareholders of the Corporation on                     , 2005.

The undersigned officer of the Corporation declares that the facts herein stated are true as of                     , 2005.

MILLENNIUM BANKSHARES CORPORATION

By:
Carroll C. Markley President and Chief Executive Officer

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ANNEX C

[FTN LETTERHEAD]

June 9, 2005

Board of Directors

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, VA 20190

Members of the Board of Directors:

Albemarle First Bank (the “Company”) and Millennium Bankshares Corporation (“Millennium”) have entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which the Company will be merged with and into a wholly owned subsidiary of Millennium (the “Acquisition Sub”) in a transaction (the “Merger”) in which the Acquisition Sub will be the surviving corporation (and subsequently be renamed) and each outstanding share of the Company’s common stock, par value $4.00 per share (the “Company Shares”), will be converted, at the election of the holders thereof, into the right to receive consideration (the “Merger Consideration”) equal to either $15.82 cash or a number of shares (the “Exchange Ratio”) of common stock of Millennium, par value $5.00 (the “Millennium Shares”) to be determined by reference to the Millennium Average Price (as defined below), except that no more than 50% of the outstanding Company Shares may be converted into cash in the Merger. The Exchange Ratio is determined (subject to the qualification in the following two sentences) by dividing $15.82 by the average trading price per share of the Millennium Shares during the 20 trading days ending on (and including) the fifth trading day preceding the closing of the Merger (the “Millennium Average Price”). Notwithstanding the foregoing, the Exchange Ratio will be set at 2.26 if the Millennium Average Price is in the range from (and including) $6.54 to $7.00 and the Exchange Ratio will be set at 1.8833 if the Millennium Average Price is in the range from (and including) $8.40 to $8.87. Furthermore, the Company and Millennium, respectively, have the ability to terminate the Agreement if the Millennium Average Price is greater than $8.87 (Millennium has the right to terminate) or less than $6.54 (the Company has the right to terminate), unless the non-terminating party agrees to adjust the Exchange Ratio as provided in the Agreement. Shareholders of the Company will receive cash in lieu of fractional Millennium Shares in the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked us whether, in our opinion, the Merger Consideration and the Exchange Ratio are fair to Millennium from a financial point of view.

FTN Midwest Securities Corp. (“FTN”) and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for corporate and other purposes. We have acted as financial advisor to Millennium in connection with, and have participated in certain of the negotiations leading to, the Merger. We expect to receive fees for our services in connection with the Merger, substantially all of which are contingent upon consummation of the Merger, and Millennium has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. With the exception of our services in connection with the Merger, we have not provided investment banking or other services to either Millennium or the Company. One of our affiliates, FTN Financial, however, provides investment, insurance and balance sheet management services to Millennium. We may provide investment banking services to Millennium and the Company in the future. In connection with the above-described services our affiliates have received, and we and our affiliates may receive in the future, compensation.

FTN is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities. In the ordinary course of these activities, FTN and its affiliates may provide such services to Millennium, the Company and their affiliates, may actively trade the debt and equity securities (or related derivative securities) of Millennium and the Company for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-KSB of Millennium and the Company for the three fiscal years ended December 31, 2004; certain interim reports to stockholders and Quarterly Reports on Form 10-QSB of Millennium and the Company; certain other communications from Millennium and the Company to their respective stockholders; certain internal financial analyses and forecasts for Millennium prepared by its management; and certain internal financial analyses and forecasts for the Company prepared by its management; and certain financial analyses and forecasts for the Company prepared by management of Millennium (the “Forecasts”), including the pro forma financial impact of the Merger on Millennium, which included the projected transaction costs, costs associated with integrating the businesses of Millennium and the Company, purchase accounting adjustments and expected cost savings and operating synergies projected by the managements of Millennium and the Company to result from the Merger (the “Synergies”) determined by senior management of Millennium and reviewed with senior management of the Company.

We also have held discussions with members of the senior managements of Millennium and the Company and their respective representatives, including, without limitation, their outside accountants, legal advisors and others regarding the assessment of the strategic rationale for, and the potential benefits of, the Merger, including Millennium’s view with respect to the strategic importance of continuing to build its banking platform, and the past and current business operations, financial condition, earnings, cash flows, assets and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Millennium Shares and the Company Shares, compared certain financial and stock market information for Millennium and the Company with similar information for certain other companies the securities of which are publicly traded, reviewed, to the extent publicly available, the financial terms of certain recent business combinations in the banking industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Millennium and the Company that they are not aware of any facts that would make such information inaccurate or misleading and, with your consent, have not assumed any responsibility for independent verification of and have not independently verified any of such information. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. We have assumed with your consent that there are no legal issues with regard to Millennium or the Company that would affect our opinion, and we relied on this assumption without undertaking any independent investigation or inquiry.

We further assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of Millennium and the Company and that such performances would be achieved. We express no opinion, however, with respect to the Forecasts or Synergies or the assumptions upon which they are based. We have assumed in all respects material to our analysis that Millennium and the Company will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements are not waived.

We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Millennium or the Company or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. In particular, we have not reviewed individual credit files (including any contingent, derivative or off-balance-sheet assets and liabilities) of Millennium or the Company. Additionally, because we are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto, with your consent, we have assumed that such allowances for losses established, respectively, by Millennium and the Company are in the aggregate adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement. We also have assumed that in the course of obtaining the necessary governmental, regulatory or other consents and approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to Millennium or the ability to consummate the Merger.

Our opinion does not address the underlying business decision of Millennium to engage in the Merger, nor are we expressing any opinion as to the prices at which Millennium Shares will trade at any time. Our advisory services and the opinion expressed herein are provided for the information and assistance of Millennium’s Board of Directors in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of either Millennium Shares or Company Shares should vote with respect to the Merger.

This opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time (in whole or part), to any third party or in any manner of for any purpose whatsoever without our prior written consent, although this opinion may be (i) furnished to the Company for inspection purposes only, provided however, that such consent to provide the Company with a copy of this opinion is based on the condition that each of Millennium and the Company have acknowledged and agreed that the Company is not authorized to and shall not rely on this opinion, and (ii) included in its entirety in the joint proxy statement/prospectus of Millennium and the Company used to solicit stockholder approval of the Merger so long as any description of or reference to us or this opinion and the related analysis in such filing is in a form reasonably acceptable to us and our counsel. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It also should be understood that subsequent developments could materially affect this opinion and we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on events occurring after the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio and the aggregate Merger Consideration to be paid by Millennium pursuant to the Agreement are fair to Millennium from a financial point of view.

Very truly yours,

/s/ FTN Midwest Securities Corp

FTN MIDWEST SECURITIES CORP

ANNEX D

[Anderson & Strudwick letterhead]

June 9, 2005

The Board of Directors

Albemarle First Bank

1265 Seminole Trail

P. O. Box 7704

Charlottesville, VA 22906

Dear Members of the Board:

We understand that Albemarle First Bank, Charlottesville, Virginia. (“Albemarle”) and Millennium Bankshares Corporation (“Millennium”) propose to enter into an Agreement and Plan of Reorganization dated June 9, 2005 (the “Merger Agreement”) which provides for the merger (the “Merger”) of Albemarle into Millennium. Pursuant to the Merger, among other things, each outstanding share of common stock, par value $4.00 per share, of Albemarle (the “Albemarle Common Stock”) will be converted into the right to receive, at the election of Albemarle shareholders’, (a) 2.0545 shares of Millennium common stock, par value $5.00 per share (the “Stock Election”), (b) cash in the amount of $15.82 (the “Cash Election”) or (c) any combination of the Stock Election and the Cash Election; subject to the formulas and certain adjustments as set forth in the Agreement.

You have asked for our opinion as to the fairness of the merger consideration, including the Exchange Ratio, pursuant to the Merger Agreement, from a financial point of view to the holders of shares of Albemarle Common Stock.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other information of Albemarle and Millennium, respectively;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning Albemarle and Millennium, including financial forecasts and profit plans for each company, prepared by the management of Albemarle and Millennium, respectively;

(iii)	discussed the past and current operations and financial condition and the prospects of Albemarle and Millennium, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Albemarle and Millennium, respectively;

(iv)	reviewed the pro forma impact of the Merger on Millennium’s earnings per share and consolidated capitalization;

(v)	reviewed the reported prices and trading activity for Albemarle Common Stock and Millennium Common Stock;

(vi)	compared the financial performance of Albemarle and Millennium and the prices and trading activity of the Albemarle Common Stock and Millennium Common Stock with that of certain other comparable publicly-traded companies and their securities;

(vii)	reviewed the financial terms, to the extent publicly available, of certain precedent transactions;

(viii)	participated in discussions and negotiations among representatives of Albemarle and Millennium and their financial and legal advisors;

D-1

(ix)	reviewed the draft Merger Agreement and certain related documents; and

(x)	considered such other factors and performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to financial forecasts and profit plans, including certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of Albemarle and Millennium. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of Albemarle and Millennium, nor have we been furnished with any such appraisals and we have not made any independent examination of the loan loss reserves or examined any individual loan credit files of Millennium or Albemarle. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Anderson & Strudwick, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Albemarle and Millennium, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Albemarle and Millennium for our own account and for the accounts of our customers. We have acted as financial advisor to the Board of Directors of Albemarle in connection with this transaction and will receive a fee for our services. In the past, Anderson & Strudwick, Inc. has provided financial advisory and financing services for Albemarle and has received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of Albemarle and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Albemarle in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Millennium Common Stock will trade following consummation of the Merger, and Anderson & Strudwick, Inc. expresses no opinion or recommendation as to how the shareholders of Albemarle should vote at the shareholders’ meeting held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the merger consideration, including the Exchange Ratio, pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Albemarle Common Stock.

Very truly yours,

/s/ Anderson & Strudwick, Inc.

ANDERSON & STRUDWICK, INC.

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ANNEX E

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-KSB

ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2004

Commission file number 0-49611

MILLENNIUM BANKSHARES CORPORATION

(Name of small business issuer in its charter)

Virginia	54-1920520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Washington Plaza Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 464-0100

Issuer’s telephone number

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which registered
None	n/a

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $5.00 per share

(Title of class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B, is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☒

The issuer’s revenue for its most recent fiscal year was $26,435,000.

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the closing sales price of such stock on March 31, 2005 as reported on the Nasdaq SmallCap Market, was approximately $70,181,000.

The number of outstanding shares of Common Stock as of March 11, 2005 was 8,785,959.

DOCUMENTS INCORPORATED BY REFERENCE

Proxy Statement for the 2005 Annual Meeting of Shareholders – Part III

PART I

ITEM 1.	DESCRIPTION OF BUSINESS

General

Millennium Bankshares Corporation (“Millennium”) is a financial holding company headquartered in Reston, Virginia. We were incorporated in 1998 and began operations in April 1999. We provide commercial and consumer banking services through Millennium Bank. At December 31, 2004 we had total consolidated assets of $371.9 million, deposits of $280.8 million and stockholders’ equity of $47.1 million.

Millennium Bank is a nationally chartered community bank with seven banking offices – two in Reston, Virginia and one each in Great Falls, Herndon, Warrenton, Colonial Heights, and Richmond, Virginia. Four of our banking offices are situated in Fairfax County, Virginia, just west of Washington, D.C., one in Fauquier County, and two are located in the Richmond, Virginia metropolitan area. Our branches are located in growing counties. The population of Fairfax County grew from 818,584 in 1990 to 969,749 in 2000, and the combined population of Henrico County and Chesterfield County where our Richmond area branches are located, grew from 217,881 in 1990 to 262,300 in 2000.

We own a community bank, which provides a broad range of commercial and retail banking services designed to meet the needs of businesses and consumers in the communities we serve. We emphasize local decision-making within our organization and provide attentive personal service to our customers. By combining the technological support and products and services that our customers demand with direct access to senior management and responsive customer service, we seek to foster a business and consumer banking environment that allows us to effectively compete in our particular market with other financial institutions of all sizes.

Even though we are a small bank, we seek to provide our customers with the technological support that banking in today’s market requires. We offer 24 hour a day, seven day a week internet banking services. These services allow consumers and businesses to view accounts, make transfers, submit wire transfer requests, pay bills and place stop payments on checks over the internet.

Subsidiaries

We conduct primarily all of our business through Millennium Bank and its wholly and majority owned subsidiaries. The subsidiaries other than Millennium Capital, Inc. are not material to the business of Millennium or Millennium Bank.

The subsidiaries listed in the following table originate, process, and underwrite first and second trust residential mortgage loans.

Subsidiary	Location	Nature of Business	Date Established
Millennium Capital, Inc.	Reston, VA	Wholesale and Retail Lending	May 1999
Millennium Sunbelt Mortgage	Las Vegas, NV	Retail Lending	Dec. 2001

Millennium Bankshares Corporation was the sole shareholder of Millennium Brokerage Services, Inc., which offered securities brokerage services, financial analysis, professional money management, stocks, bonds and mutual funds through UVEST. The relationship with UVEST was terminated in March 2004. We signed an agreement with MetLife Securities, Inc. to provide retail securities brokerage services to our customers. We formed Millennium Financial, Inc. on February 23, 2004, to provide insurance services to our bank customers through Metropolitan Life Insurance Company.

In addition, we are a majority owner of Millennium e-Banking Solutions, L.L.C. This entity is currently marketing a proprietary financial software solution through Millennium Bank.

Strategy

We have been in operation for just under six years, and an important part of our business is our current and future strategies. Our strategies include the following goals:

•	Attract customers by providing the financial sophistication and breadth of products of a regional bank while maintaining the quick response and service of a community bank. In our first five years of operations, we have established a diverse product line, including commercial, Small Business Administration, consumer, and mortgage loans. We also have introduced securities brokerage services and insurance.

•	Increase net income and return to shareholders through continued quality loan growth, while controlling the cost of our deposits and noninterest expense.

•	Diversify our loan portfolio through use of our diverse array of commercial and Small Business Administration loan products. Mortgage loan production will continue to be important, but we intend to be less dependent on mortgage lending in the future. We are expanding our branch network to increase our core deposits, reduce our dependence on brokered deposits and attract additional small business customers.

•	Commercial lending will be the driving product, together with Small Business Administration loans. The mortgage banking area will shift from internet lending to less risky and traditional mortgage banking.

Market Area

We consider our target market to be the greater Washington metropolitan area, which we define as the District of Columbia, the northern Virginia counties of Fairfax, Fauquier, Loudoun and Prince William, and the Maryland counties of Frederick, Montgomery and Prince George’s. Our target market also includes Richmond, Virginia and the surrounding counties of Chesterfield and Henrico.

According to the 2000 U.S. Census data, the population of the greater Washington metropolitan area was approximately 4.5 million people. The average of the median household income figures reported in the 2000 U.S. Census for each of the 15 jurisdictions comprising the greater Washington metropolitan area was approximately $64,200, compared to a national median household income of approximately $42,000. Based on estimates released by the Bureau of Labor Statistics of the U.S. Department of Labor for September 2003, the unemployment rate for the greater Washington metropolitan area was approximately 3.3%, compared to a national unemployment rate of 5.8%. According to 2000 U.S. Census figures, approximately 44% of adults at least 25 years of age in this area have a bachelor’s degree or higher, compared to approximately 24% nationally. As of June 30, 2003, total deposits in this area were approximately $104 billion.

Our headquarters is located approximately 20 miles west of Washington, D.C., in Reston, Virginia, which is in Fairfax County. The 2000 U.S. Census data indicates that Fairfax County is the most populous county in Virginia with a population of approximately one million people and a median household income of over $81,000. Based on estimates released by the Bureau of Labor Statistics of the U.S. Department of Labor for September 2003, the unemployment rate in Fairfax County was 2.4%. The U.S. Census data shows that over 54% of Fairfax County adults at least 25 years old have a bachelor’s degree or higher.

Competition

Our headquarters is in the Reston-Herndon market area where there is a limited community bank presence. It is a community serviced by the branches of large regional banks that are headquartered, for the most part, in cities outside the Washington D.C. Metropolitan area. Our market area is a highly competitive, highly branched banking market. We compete as a financial intermediary with other commercial banks, savings and loan associations, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds and other financial institutions operating in the Fairfax County market area and elsewhere.

Competition in the market area for loans to small businesses and professionals is intense, and pricing is important. Most of our competitors have substantially greater resources than Millennium. Many competitors offer services, such as extensive branch networks and trust services, we currently do not provide. Moreover, larger institutions operating in the Northern Virginia market have access to borrowed funds at lower costs than are available to the Bank. Deposit competition among institutions in the market area also is strong. As a result, it is possible that we will pay above-market rates to attract deposits. According to a market share report prepared by the FDIC, we held 0.61% of deposits in the Fairfax County market as of June 30, 2004, the most recent date for which market share information is available.

Credit Policies

The principal risk associated with each of the categories of loans in Millennium’s portfolio is the creditworthiness of its borrowers. Within each category, credit risk is increased or decreased, depending on prevailing economic conditions. In an effort to manage the risk of loans made, our policy gives loan approval limits to individual officers based on their position and experience. Loans that are held for sale are underwritten to investor guidelines. All fixed rate residential first mortgage loans are pre-sold prior to settlement on the loan.

Millennium Bank has written policies and procedures to help manage credit risk. We have implemented a loan review process that includes portfolio management strategy, underwriting standards and risk assessment guidelines, procedures for ongoing identification and management of credit deterioration, and regular portfolio reviews to establish loss exposure and to ascertain compliance with the Bank’s policies.

Millennium Bank uses an Officers Loan Committee and Directors Loan Committee to approve loans. The Officers Loan Committee, which consists of the Chairman and additional officers, meets as necessary to review most applications for loans that are intended to be held in the portfolio. A Directors Loan Committee, which currently consists of six directors, approves loans in excess of $1,000,000 that have been previously approved by the Officers Loan Committee. The Directors Loan Committee also reviews lending policies proposed by Management.

We obtain small business and commercial loans through direct solicitation of owners and continued business from customers. The Bank’s loan officers review completed commercial loan applications. As part of the application process, information is obtained concerning the income, financial condition, employment and credit history of the applicant. If commercial real estate is involved, information is also obtained concerning cash flow after debt service. Loan quality is analyzed based on the Bank’s experience and its credit underwriting guidelines, as well as guidelines issued by the Office of the Comptroller of the Currency.

In the normal course of business, the bank makes various commitments and incurs certain contingent liabilities, which are disclosed in the footnotes of its annual financial statements, including commitments to extend credit. At December 31, 2004, commitments to extend credit totaled $45.5 million.

Commercial Lending

General. Commercial business loans and commercial real estate loans generally have a higher degree of risk than residential mortgage loans, but have commensurately higher yields. To manage these risks, we generally secure appropriate collateral, obtain personal guarantees from principals, and monitor the financial condition of our business borrowers. The availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral for commercial business loans may depreciate over time and cannot be appraised with as much precision as residential real estate. At December 31, 2004, commercial loans totaled $134.7 million, or 48.2% of the total loan portfolio.

We have implemented a credit review and monitoring system to review the cash flow of commercial borrowers. Residential mortgage loans generally are made on the basis of the borrower’s ability to make repayment from his employment and other income and are secured by real estate whose value tends to be easily ascertainable. In contrast, commercial business loans typically are made on the basis of the borrower’s ability to make repayment from cash flow from its business and are secured by assets, such as commercial real estate, accounts receivable, equipment and inventory.

Real Estate Loans. Commercial real estate loans may be secured by various types of commercial real estate in Millennium’s market area, including multi-family residential buildings, commercial buildings and offices, small shopping centers, and churches. In its underwriting of commercial real estate, the Bank may lend up to 80% of the secured property’s appraised value. The Bank’s commercial real estate loan underwriting criteria require an examination of debt service coverage ratios, the borrower’s creditworthiness and prior credit history and reputation, and generally requires personal guarantees or endorsements of borrowers. At December 31, 2004, commercial real estate loans totaled $120.0 million, or 43.0% of the total loan portfolio.

Construction Loans. Our loan policy allows for local construction loans, primarily to individual small builders on a limited basis. At December 31, 2004, there was $35.6 million in construction and land development loans outstanding in the commercial loan portfolio. The Bank will obtain a first lien on the property as security for its construction loans and personal guarantees from the borrower’s principal owners.

Small Business Lending. Today, the principal activity of the Bank’s commercial loan division is the origination of commercial mortgage and non-mortgage loans to small and medium sized businesses. We regularly use various loan guarantee loan programs offered through the Small Business Administration, including the 504 loan program, which is intended to help small and medium sized businesses avoid large down payments and floating interest rates that are typically associated with purchases of fixed assets used to expand operations. Whenever possible, the 504-loan program provides long-term and fixed rate financing for investment in fixed assets, primarily real estate and large/heavy equipment. At December 31, 2004, Small Business Administration loans totaled approximately $15 million, or 5.3% of the commercial loan portfolio.

One-to-Four-Family Residential Real Estate Lending

Millennium Capital, Incorporated (“Millennium Capital”) makes residential loans and sells them to investors in the secondary mortgage market. We originate both conforming and non-conforming residential loans. We make mortgage loans in our banking offices as well as through the mortgage banking subsidiaries of Millennium.

In 2003 as the mortgage refinancing boom peaked, many mortgage companies were posting record profits. Millennium Capital, however, did not return a profit to us in 2003. There are several reasons for this disappointment. The restructuring of the Millennium Capital organization, continued emphasis on internet mortgage banking, as well its loan product offerings and marketing focus, all contributed to this poor performance.

We began the reorganization of the Millennium Capital structure in the fourth quarter of 2002. As part of the reorganization, we changed the loan products we offer. Our focus shifted from a high emphasis on riskier second mortgage loans, where the loan amount exceeded the value of the collateral, to a focus on more traditional first mortgage loans and second mortgage loans with a loan to value ratio of 100% or less. We discontinued the production of the riskier second mortgage loans in January 2003. With this change, our lenders converted from originating the second mortgage loans to loan products where they lacked expertise. Hiring experienced first mortgage lenders was difficult during the mortgage-refinancing boom in the first nine months of 2003. However, during the fourth quarter 2003, several very experienced, seasoned first mortgage lenders joined our team. The results of their efforts increased our mortgage loan production volumes during the first quarter of 2004.

Additionally, Millennium Capital has shifted its first mortgage lending emphasis from internet referral lending to traditional referral sources, including personal contacts, realtor and construction industry relationships, advertising and cross-selling throughout our organization. Until November 2003, the majority of our first mortgage loan volume came from Internet referral sources. We not only paid a modest fee for each lead, but a substantial fee of $500 or more for each loan that closed. At the same time, borrowers who use internet referral services shop strictly on the basis of price, so the gains from selling these loans usually are less than on loans where a borrower is referred by a builder or real estate agent for whom dependability and timely performance are important. This shift should provide business relationships that lead to repeat and ongoing business. It also relies on lender skill and expertise, rather than pricing alone, to attract customers.

Changes related to cost controls, reduction of overhead and salary expense were implemented in December 2003. Resource needs in staffing and outside services were thoroughly analyzed, based on cost benefit and loan production levels.

We may retain in our portfolio loans secured by one-to-four-family residences, some of which are located in our market area. We also may retain non-conforming adjustable rate mortgages for consumers that do not reside in our market area.

We evaluate both the borrower’s ability to make principal and interest payments and the value of the property that will secure the loan. We make first mortgage loans in amounts of up to 100% LTV of the appraised value of the underlying real estate, but retain in our portfolio some loans with an 80% LTV or less appraised value. We retain some second mortgage loans secured by property in various market areas. Second mortgage loans with a loan to value ratio over 95% are underwritten to institutional investor guidelines. For conventional loans in excess of 80% loan to value, private mortgage insurance is secured insuring the mortgage loans to 75% loan to value.

Our current one-to-four-family residential adjustable rate mortgage loans have interest rates that adjust every 1, 3, 5, or 7 years, based on a spread over the rates on one-year U.S. Treasury bills. Millennium’s adjustable rate mortgage loans generally limit interest rate increases to 2% each rate adjustment period and have an established ceiling rate at the time the loans are made of up to 6% over the original interest rate. Borrowers are qualified at the first year interest rate plus 2%. There are risks resulting from increased costs to a borrower as a result of the periodic repricing mechanisms of these loans. Despite the benefits of adjustable rate mortgage loans to an institution’s asset/liability management, they pose additional risks, primarily because as interest rates rise, the underlying payments by the borrowers rise, increasing the potential for default. At the same time, the marketability of the underlying property may be adversely affected by higher interest rates. We minimize these risks by underwriting these loans to be sold in the secondary mortgage market.

Millennium requires title opinions and fire and casualty insurance coverage, as well as title insurance and flood insurance where appropriate, to protect Millennium’s interest. The borrower pays the cost of this insurance coverage. We typically require escrows for taxes and insurance.

Consumer Lending

Millennium offers various secured and unsecured consumer loans, including unsecured personal loans and lines of credit, automobile loans, deposit account loans, installment and demand loans, letters of credit, and home equity loans. Such loans are generally made to customers with a pre-existing relationship with Millennium.

Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of unsecured consumer loans, such as lines of credit, or loans secured by rapidly depreciable assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The underwriting standards employed by the Bank for consumer loans include a determination of the applicant’s payment history on other debts and an assessment of ability to meet existing obligations and payments on the proposed loan. The stability of the applicant’s monthly income may be determined by verification of gross monthly income for primary employment, and additionally from any verifiable secondary income. Although creditworthiness of the applicant is of primary consideration, the underwriting process also includes an analysis of the value of the security in relation to the proposed loan amount.

Employees

At December 31, 2004, Millennium had the equivalent of 235 employees, 2 of which are part-time employees. A collective bargaining unit represents none of Millennium’s employees.

Supervision and Regulation

General. As a financial holding company, we are subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. Other federal and state laws govern the activities of our bank subsidiary, including the activities in which it may engage, the investments that it makes, the aggregate amount of loans that it may grant to one borrower, and the dividends it may declare. Our bank subsidiary is also subject to various consumer and compliance laws. As a national bank, Millennium Bank is subject to primary regulation, supervision and examination by the Office of the Comptroller of the Currency. Our bank subsidiary also is subject to regulation, supervision and examination by the Federal Deposit Insurance Corporation.

The following description summarizes the significant federal and state laws applicable to us. To the extent that statutory or regulatory provisions are described, the description is qualified in its entirety by reference to that particular statutory or regulatory provision.

The Bank Holding Company Act. Under the Bank Holding Company Act, we are subject to periodic examination by the Federal Reserve and required to file periodic reports regarding our operations and any additional information that the Federal Reserve may require. Our activities at the bank holding company level are limited to:

•	banking, managing or controlling banks;

•	furnishing services to or performing services for our subsidiaries; and

•	engaging in other activities that the Federal Reserve has determined by regulation or order to be so closely related to banking as to be a proper incident to these activities.

Some of the activities that the Federal Reserve Board has determined by regulation to be closely related to the business of a financial holding company include making or servicing loans and specific types of leases, performing specific data processing services and acting in some circumstances as a fiduciary or investment or financial adviser.

With some limited exceptions, the Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

•	acquiring substantially all the assets of any bank;

•	acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares); or

•	merging or consolidating with another bank holding company.

In addition, and subject to some exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with their regulations, require Federal Reserve approval prior to any person or company acquiring “control” of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and if the institution has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenging this rebuttable control presumption.

Gramm-Leach Bliley Act. The Gramm-Leach-Bliley Act of 1999 was signed into law on November 12, 1999. The GLBA covers a broad range of issues, including a repeal of most of the restrictions on affiliations among depository institutions, securities firms and insurance companies. The following description summarizes some of its significant provisions.

The GLBA repeals sections 20 and 32 of the Glass-Steagall Act, thus permitting unrestricted affiliations between banks and securities firms. It also permits bank holding companies to elect to become financial holding companies. A financial holding company may engage in or acquire companies that engage in a broad range of financial services, including securities activities such as underwriting, dealing, investment, merchant banking, insurance underwriting, sales and brokerage activities. In order to become a financial holding company, the bank holding company and all of its affiliated depository institutions must be well-capitalized, well-managed and have at least a satisfactory Community Reinvestment Act rating. We became a financial holding company after the MOU was lifted in April 2004.

The GLBA provides that the states continue to have the authority to regulate insurance activities, but prohibits the states in most instances from preventing or significantly interfering with the ability of a bank, directly or through an affiliate, to engage in insurance sales, solicitations or cross-marketing activities. Although the states generally must regulate bank insurance activities in a nondiscriminatory manner, the states may continue to adopt and enforce rules that specifically regulate bank insurance activities in specific areas identified under the law. Under the new law, the federal bank regulatory agencies adopted insurance consumer protection regulations that apply to sales practices, solicitations, advertising and disclosures.

The GLBA adopts a system of functional regulation under which the Federal Reserve Board is designated as the umbrella regulator for financial holding companies, but financial holding company affiliates are principally regulated by functional regulators such as the OCC for national bank affiliates, the Securities and Exchange Commission for securities affiliates, and state insurance regulators for insurance affiliates. It repeals the broad exemption of banks from the definitions of “broker” and “dealer” for purposes of the Securities Exchange Act of 1934, as amended. It also identifies a set of specific activities, including traditional bank trust and fiduciary activities, in which a bank may engage without being deemed a “broker,” and a set of activities in which a bank may engage without being deemed a “dealer.” Additionally, the law makes conforming changes in the definitions of “broker” and “dealer” for purposes of the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended.

The GLBA contains extensive customer privacy protection provisions. Under these provisions, a financial institution must provide to its customers, both at the inception of the customer relationship and on an annual basis, the institution’s policies and procedures regarding the handling of customers’ nonpublic personal financial information. The law provides that, except for specific limited exceptions, an institution may not provide such personal information to unaffiliated third parties unless the institution discloses to the customer that such information may be so provided and the customer is given the opportunity to opt out of such disclosure. An institution may not disclose to a non-affiliated third party, other than to a consumer reporting agency, customer account numbers or other similar account identifiers for marketing purposes. The GLBA also provides that the states may adopt customer privacy protections that are more strict than those contained in the act.

Payment of Dividends. We are a legal entity separate and distinct from our banking and other subsidiaries. Virtually all of our revenues will result from dividends paid to us by our bank subsidiary. Our bank subsidiary is subject to laws and regulations that limit the amount of dividends that it can pay. Under the National Bank Act, a national bank may not declare a dividend in excess of its undivided profits, which means that Millennium Bank must recover any accumulated losses before it may pay a dividend to us. Additionally, Millennium Bank may not declare a dividend to us if the total amount of all dividends, including the proposed dividend, declared by it in any calendar year exceeds the total of it retained net income of that year to date, combined with its retained net income of the two preceding years, unless the dividend is approved by the OCC. Millennium Bank may not declare or pay any dividend if, after making the dividend, the national bank would be “undercapitalized,” as defined in the federal regulations.

Both the OCC and the FDIC have the general authority to limit the dividends paid by national banks and insured banks if the payment is deemed an unsafe and unsound practice. Both the OCC and the FDIC have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsound and unsafe banking practice.

In addition, we are subject to certain regulatory requirements to maintain capital at or above regulatory minimums. These regulatory requirements regarding capital affect our dividend policies. The Federal Reserve has indicated that a bank holding company, generally, should pay dividends only if its net income available to common shareholders over the past year has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition. Virginia law also imposes some restrictions on our ability to pay dividends. See Item 5. Market for Common Equity and Related Stockholder Matters” below for more information on these restrictions.

Insurance of Accounts, Assessments and Regulation by the FDIC. The deposits of our bank subsidiary are insured by the FDIC up to the limits set forth under applicable law. The deposits of our bank subsidiary are subject to the deposit insurance assessments of the Bank Insurance Fund, or “BIF”, of the FDIC.

The FDIC has implemented a risk-based deposit insurance assessment system under which the assessment rate for an insured institution may vary according to regulatory capital levels of the institution and other factors, including supervisory evaluations. For example, depository institutions insured by the BIF that are “well capitalized” and that present few or no supervisory concerns are required to pay only the statutory minimum assessment of $2,000 annually for deposit insurance, while all other banks are required to pay premiums ranging from 0.03% to 0.27% of domestic deposits. These rate schedules are subject to future adjustments by the FDIC. In addition to being influenced by the risk profile of the particular depository institution, FDIC premiums are also influenced by the size of the FDIC insurance fund in relation to total deposits in FDIC insured banks. The FDIC has authority to impose special assessments from time to time.

The FDIC is authorized to prohibit any BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the respective insurance fund. Also, the FDIC may initiate enforcement actions against banks, after first giving the institution’s primary regulatory authority an opportunity to take such action. The FDIC may terminate the deposit insurance of any depository institution if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. We are not aware of any existing circumstances that could result in termination of any of our bank subsidiary’s deposit insurance.

Capital Requirements. Each of the OCC and the Federal Reserve Board has issued risk-based and leverage capital guidelines applicable to banking organizations that it supervise. Under the risk-based capital requirements, we and our bank subsidiary are each generally required to maintain a minimum ratio of total capital to risk-weighted assets (including specific off-balance sheet activities, such as standby letters of credit) of 8%. At least half of the total capital must be composed of “Tier 1 Capital”, which is defined as common equity, retained earnings, qualifying perpetual preferred stock and minority interest in common equity accounts of consolidated subsidiaries, less certain intangibles. The remainder may consist of “Tier 2 Capital”, which is defined as specific subordinated debt, some hybrid capital instruments and other qualifying preferred stock and a limited amount of the loan loss allowance and pretax net unrealized holding gains on certain equity securities. In addition, each of the federal banking regulatory agencies has established minimum leverage capital requirements for banking organizations. Under these requirements, banking organizations must maintain a minimum ratio of Tier 1 capital to adjusted average quarterly assets equal to 3% to 5%, subject to federal bank regulatory evaluation of an organization’s overall safety and soundness. In sum, the capital measures used by the federal banking regulators are:

•	the Total Risk-Based Capital ratio, which is the total of Tier 1 Risk-Based Capital and Tier 2 Capital;

•	the Tier 1 Risk-Based Capital ratio; and

•	the leverage ratio.

Under these regulations, a national bank will be:

•	“well capitalized” if it has a Total Risk-Based Capital ratio of 10% or greater, a Tier 1 Risk-Based Capital ratio of 6% or greater, a leverage ratio of 5% or greater, and is not subject to any written agreement, order, capital directive, or prompt corrective action directive by a federal bank regulatory agency to meet and maintain a specific capital level for any capital measure;

•	“adequately capitalized” if it has a Total Risk-Based Capital ratio of 8% or greater, a Tier 1 Risk-Based Capital ratio of 4% or greater, and a leverage ratio of 4% or greater—or 3% in certain circumstances—and is not well capitalized;

•	“undercapitalized” if it has a Total Risk-Based Capital ratio of less than 8%, a Tier 1 Risk-Based Capital ratio of less than 4% (or 3% in certain circumstances), or a leverage ratio of less than 4% (or 3% in certain circumstances).

•	“significantly undercapitalized” if it has a Total Risk-Based Capital ratio of less than 6%, a Tier 1 Risk-Based Capital ratio of less than 3%, or a leverage ratio of less than 3%; or

•	“critically undercapitalized” if its tangible equity is equal to or less than 2% of tangible assets.

The risk-based capital standards of each of the OCC and the Federal Reserve Board explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution’s ability to manage these risks, as important factors to be taken into account by the agency in assessing an institution’s overall capital adequacy. The capital guidelines also provide that an institution’s exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a banking organization’s capital adequacy.

The OCC and the FDIC may take various corrective actions against any undercapitalized bank and any bank that fails to submit an acceptable capital restoration plan or fails to implement a plan accepted by the OCC or the FDIC. These powers include, but are not limited to, requiring the institution add capital, prohibiting asset growth, restricting interest rates paid, requiring prior approval of capital distributions by any bank holding company that controls the institution, requiring divestiture by the institution of its subsidiaries or by the holding company of the institution itself, requiring new election of directors, and requiring the dismissal of directors and officers. Our bank subsidiary presently maintains sufficient capital to remain in compliance with these capital requirements.

Other Safety and Soundness Regulations. There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event that the depository institution is insolvent or is in danger of becoming insolvent. These obligations and restrictions are not for the benefit of investors. Regulators may pursue an administrative action against any bank holding company or national bank, which violates the law, engages in an unsafe or unsound banking practice or which is about to engage in an unsafe and unsound banking practice. The administrative action could take the form of a cease and desist proceeding, a removal action against the responsible individuals or, in the case of a violation of law or unsafe and unsound banking practice, a civil money penalty action. A cease and desist order, in addition to prohibiting certain action, could also require that certain action be undertaken. Under the policies of the Federal Reserve Board, we are required to serve as a source of financial strength to our subsidiary depository institution and to commit resources to support the bank in circumstances where we might not do so otherwise.

Interstate Banking and Branching. Current federal law authorizes interstate acquisitions of banks and bank holding companies without geographic limitation. Effective June 1, 1997, a bank headquartered in one state is authorized to merge with a bank headquartered in another state, as long as neither of the states had opted out of such interstate merger authority prior to such date. For example, as a bank headquartered in Virginia, we may acquire a bank or branch in Maryland, but we cannot simply establish a branch in Maryland. After a bank has acquired a branch in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where a bank headquartered in that state could have established or acquired branches under applicable federal or state law.

Monetary Policy. The commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in United States government securities, changes in the discount rate on member bank borrowing and changes in reserve requirements against deposits held by all federally insured banks. The Federal Reserve Board’s monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national and international economy and in the money markets, as well as the effect of actions by monetary fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of our bank subsidiary.

Federal Reserve System. In 1980, Congress enacted legislation that imposed reserve requirements on all depository institutions that maintain transaction accounts or no personal time deposits. NOW accounts, money market deposit accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to these reserve requirements, as are any no personal time deposits at an institution. For net transaction accounts in 2005, the first $7.0 million will be exempt from reserve requirements. A 3% reserve ratio will be assessed on net transaction accounts over $7.0 million to and including $47.6 million. A 10% reserve ratio will be applied to amounts in net transaction accounts in excess of $47.6 million. These percentages are subject to adjustment by the Federal Reserve Board. Because required reserves must be maintained in the form of vault cash or in a non-interest-bearing account at, or on behalf of, a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution’s interest-earning assets.

Transactions with Affiliates. Transactions between banks and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any bank or entity that controls, is controlled by or is under common control with such bank. Generally, Section 23A (i) limits the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such institution’s capital stock and surplus, and maintain an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital stock and surplus, and (ii) requires that all such transactions be on terms substantially the same, or at least as favorable, to the bank as those provided to a nonaffiliate. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. Section 23B applies to “covered transaction” as well as sales of assets and payments of money to an affiliate. These transactions must also be conducted on terms substantially the same, or at least as favorable, to the bank as those provided to nonaffiliates.

Loans to Insiders. The Federal Reserve Act and related regulations impose specific restrictions on loans to directors, executive officers and principal shareholders of banks. Under Section 22(h) of the Federal Reserve Act, any loan to a director, an executive officer and to a principal shareholder of a bank, and to entities controlled by any of the foregoing, may not exceed, together with all other outstanding loans to such person and the entities controlled by such person, the bank’s loan-to-one borrower limit. Loans in the aggregate to insiders and their related interests as a class may not exceed two times the bank’s unimpaired capital and unimpaired surplus until the bank’s total assets equal or exceed $100,000,000, at which time the aggregate is limited to the bank’s unimpaired capital and unimpaired surplus. Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and principal shareholders of a bank or bank holding company, and to entities controlled by such persons, unless such loans are approved in advance by a majority of the board of directors of the bank with any “interested” director not participating in the voting. The OCC has prescribed the loan amount, which includes all other outstanding loans to such person, as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Section 22(h) requires that loans to directors, executive officers and principal shareholders be made on terms and underwriting standards substantially the same as offered in comparable transactions to other persons.

Community Reinvestment Act. Under the Community Reinvestment Act and related regulations, depository institutions have an affirmative obligation to assist in meeting the credit needs of their market areas, including low and moderate-income areas, consistent with safe and sound banking practice. The Community Reinvestment Act requires the adoption by each institution of a Community Reinvestment Act statement for each of its market areas describing the depository institution’s efforts to assist in its community’s credit needs. Depository institutions are periodically examined for compliance with the Community Reinvestment Act and are periodically assigned ratings in this regard. Banking regulators consider a depository institution’s Community Reinvestment Act rating when reviewing applications to establish new branches, undertake new lines of business, and/or acquire part or all of another depository institution. An unsatisfactory rating can significantly delay or even prohibit regulatory approval of a proposed transaction by a bank holding company or its depository institution subsidiaries.

The Gramm-Leach-Bliley Act and federal bank regulators have made various changes to the Community Reinvestment Act. Among other changes, Community Reinvestment Act agreements with private parties must be disclosed and annual reports must be made to a bank’s primary federal regulator. A bank holding company will not be permitted to become a financial holding company and no activities authorized under the GLBA may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a “satisfactory” rating in its latest Community Reinvestment Act examination.

Fair Lending; Consumer Laws. In addition to the Community Reinvestment Act, other federal and state laws regulate various lending and consumer aspects of the banking business. Governmental agencies, including the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice, have become concerned that prospective borrowers experience discrimination in their efforts to obtain loans from depository and other lending institutions. These agencies have brought litigation against depository institutions alleging discrimination against borrowers. Many of these suits have been settled, in some cases for material sums, short of a full trial.

Recently, these governmental agencies have clarified what they consider to be lending discrimination and have specified various factors that they will use to determine the existence of lending discrimination under the Equal Credit Opportunity Act and the Fair Housing Act, including evidence that a lender discriminated on a prohibited basis, evidence that a lender treated applicants differently based on prohibited factors in the absence of evidence that the treatment was the result of prejudice or a conscious intention to discriminate, and evidence that a lender applied an otherwise neutral non-discriminatory policy uniformly to all applicants, but the practice had a discriminatory effect, unless the practice could be justified as a business necessity.

Banks and other depository institutions also are subject to numerous consumer-oriented laws and regulations. These laws, which include the Truth in Lending Act, the Truth in Savings Act, the Real Estate Settlement Procedures Act, the Electronic Funds Transfer Act, the Equal Credit Opportunity Act, and the Fair Housing Act, require compliance by depository institutions with various disclosure requirements and requirements regulating the availability of funds after deposit or the making of some loans to customers.

USA Patriot Act of 2001. In October 2001, the USA Patriot Act of 2001 was enacted in response to the terrorist attacks in New York, Pennsylvania and Washington, D.C., which occurred on September 11, 2001. The Patriot Act is intended to strengthen the ability of U.S. law enforcement agencies and the intelligence communities to work cohesively to combat terrorism on a variety of fronts. The potential impact of the Patriot Act on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws and imposes various regulations, including standards for verifying client identification at account opening, and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

Future Regulatory Uncertainty

Because federal regulation of financial institutions changes regularly and is the subject of constant legislative debate, we cannot forecast how federal regulation of financial institutions may change in the future and impact our operations. Although Congress in recent years has sought to reduce the regulatory burden on financial institutions with respect to the approval of specific transactions, we fully expect that the financial institution industry will remain heavily regulated in the near future and that additional laws or regulations may be adopted further regulating specific banking practices.

ITEM 2.	DESCRIPTION OF PROPERTY

Millennium conducts its business from its main office in Reston, Virginia, six other branch banking offices and one loan production office. Majority owned subsidiaries occupy space that is not an obligation of Millennium and contractually provided by the minority owner. The following table provides certain information with respect to our properties:

Location	Date Facility Opened	Ownership and Leasing Arrangements
Main Office:

1601 Washington Plaza Reston, Virginia	1999

Leased from 1601 Washington Plaza, LLC, a Virginia limited liability company comprised of unit owners that are also Millennium shareholders. Lease expires in 2010, subject to Millennium’s right to renew for an additional 10-year term.

Branch Offices:

1025-K Seneca Road Great Falls, Virginia	2001	Lease from Tectum, LLC expires in 2005, subject to Millennium’s right to renew for three additional five-year terms.

1051 Elden Street Herndon, Virginia	2001

Leased from 1051 Elden Street, LLC, a Virginia limited liability company comprised of unit owners that are also Millennium shareholders. Lease expires in 2013 and three consecutive five-year renewal options.

11260 Roger Bacon Drive Reston, Virginia	2002	Leased from Roger Bacon Associates Limited Partnership. Lease expires in 2007 and has four consecutive five-year renewal options.

8821 West Broad Street Richmond, Virginia	2002	Leased from Arthur J. Shaheen. Lease expires in 2009 and has two consecutive five-year renewal options.

3400 Boulevard Colonial Heights, Virginia	2002	Leased from Poovillam S. Subramaniam. Lease expires in 2007 and has two consecutive five-year renewal options.

11A Main Street Warrenton VA, 20186	2004	Leased from Corinth Investments, LLC Lease expires in 2009 and have five (5) three (3) year periods

Loan Offices

Warrenton, Virginia	2004	Leased from Corinth Investments, LLC. Lease expires in 2009 and has five-year renewal options.

2217 Princess Anne St., Ste 212-1 Fredericksburg, VA 22401	2004	Leased from Tommy Mitchell. Lease expires in 2005 and can be leased in 12 month periods from the end of the first term.

We believe that all of our properties are maintained in good operating condition and are suitable and adequate for our operational needs.

ITEM 3.	LEGAL PROCEEDINGS

In the course of our operations, we may become a party to legal proceedings. We are not aware of any material pending or threatened legal proceedings.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted during the fourth quarter of the fiscal year covered by this report to a vote of our security holders.

PART II

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been listed for quotation on the Nasdaq SmallCap Market under the symbol “MBVA” since February 6, 2002, following our initial public offering at $6.00 per share. Prior to that time there were no trades of shares of our common stock. As of March 4, 2005, our common stock was held by 180 stockholders of record and approximately 1,008 beneficial holders who own shares in street name.

The high and low sale prices per share for our common stock for each quarter of 2003 and 2004, as well as the amount of cash dividends per share we declared in each quarter, were as follows:

	High	Low	Dividend
2003
1st Quarter	7.06	6.20	—
2nd Quarter	8.00	6.60	—
3rd Quarter	8.00	7.26	—
4th Quarter	7.98	7.20	—

2004
1st Quarter	7.64	7.19	—
2nd Quarter	7.30	7.25	—
3rd Quarter	8.20	8.14	—
4th Quarter	8.87	8.31	—

Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future consolidated earnings, financial condition, liquidity and capital requirements of both us and Millennium Bank, applicable governmental regulations and policies and other factors deemed relevant by our board of directors. Our Board of Directors intends to follow a policy of retaining any earnings to provide funds to operate and expand our business for the foreseeable future, which means that we have no plans to pay dividends.

Our ability to distribute cash dividends will depend primarily on the ability of our subsidiary bank to pay dividends to us. As a national bank, Millennium Bank is subject to certain restrictions on our reserves and capital imposed by federal banking statues and regulations. Furthermore, under Virginia law, we may not declare or pay a cash dividend on our capital stock if we are insolvent or if the payment of the dividend would render us insolvent or unable to pay our obligations as they become due in the ordinary course of business. For additional information on these limitations, see “Item 1. Business – Government Supervision and Regulation – Payment of Dividends” above.

We did not repurchase any shares of our common stock during any quarter of the year ended December 31, 2004.

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

General

Millennium Bankshares Corporation is a bank holding company headquartered in Reston, Virginia. We were incorporated in 1998 and began operations in April 1999. We provide services through our principal operating subsidiary, Millennium Bank. We presently operate seven banking offices, all in Virginia. Two offices are in Reston, one each is in Great Falls, Herndon, and Warrenton, and two are in the Richmond, Virginia area. We also have a loan production office located in Fredericksburg, Virginia. We are a community bank providing a broad range of commercial and retail banking services designed to meet the needs of businesses and consumers in the communities we serve. We emphasize local decision-making within our organization and provide personal service to our customers. By combining the technological support, products and services that our customers demand with direct access to senior management and responsive customer service, we work to foster a business and consumer banking environment that allows us to effectively compete in our particular market with other financial institutions of all sizes.

Our operating revenues are derived primarily from interest earned on loans and investment securities portfolio net of interest paid on deposit products and borrowings. Millennium also receives revenue from sales of mortgage and Small Business Administration loans and fee income from loans, deposits and other banking products.

Millennium continues to seek and evaluate additional expansion alternatives either through loan production offices or new branch locations. The new branch locations can be a prior branch location purchased from an existing institution or a de novo site determined to best suit our strategic plans. In addition, we intend to consider various strategic acquisitions of banks, banking assets or financial service entities related to banking in our geographical areas that management believes would complement and increase our existing business lines, or expansion into new market areas or product lines that management determines would be in the best interest of Millennium and its shareholders.

The following presents management’s discussion and analysis of our consolidated financial condition at December 31, 2004 and 2003 and the results of our operations for the years ended December 31, 2004 and 2003. The discussion should be read in conjunction with the accompanying consolidated financial statements presented elsewhere in this prospectus.

Critical Accounting Policies

General

The financial condition and results of operations presented in the Consolidated Financial Statements, accompanying Notes to the Consolidated Financial Statements and management’s discussion and analysis are, to a large degree, dependent upon our accounting policies. The selection and application of these accounting policies involve judgments, estimates, and uncertainties that are susceptible to change.

Presented below is discussion of those accounting policies that management believes are the most important to the portrayal and understanding of our financial condition and results of operations. These critical accounting policies require management’s most difficult, subjective and complex judgments about matters that are inherently uncertain. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood. See also Note 1 of the accompanying consolidated financial statements presented elsewhere in this prospectus.

Allowance for Loan Losses

Millennium monitors and maintains an allowance for loan losses to absorb an estimate of probable losses inherent in the loan portfolio. Millennium maintains policies and procedures that address the systems of control over the following areas of maintenance of the allowance: the systematic methodology used to determine the appropriate level of the allowance to provide assurance that the allowance for loan losses is maintained in accordance with accounting principles generally accepted in the United States of America; the accounting policies for loan charge-offs and recoveries; the assessment and measurement of impairment in the loan portfolio; and the loan grading system.

Millennium evaluates various loans individually for impairment as required by Statement of Financial Accounting Standard (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan – Income Recognition and Disclosures. Loans evaluated individually for impairment include non-performing loans, such as loans on non-accrual, loans past due 90 days or more, restructured loans and other loans selected by management. The evaluations are based upon discounted expected cash flows or collateral valuations. If the evaluation shows that a loan is individually impaired, then a specific reserve is established for the amount of impairment. If a loan evaluated individually is not impaired, then the loan is assessed for impairment under SFAS No. 5, Accounting for Contingencies (SFAS 5), with a group of loans that have similar characteristics.

For loans without individual measures of impairment, Millennium makes estimates of losses for groups of loans as required by SFAS 5. Loans are grouped by similar characteristics, including the type of loan, the assigned loan grade and the general collateral type. A loss rate reflecting the expected loss inherent in a group of loans is derived based upon estimates of default rates for a given loan grade, the predominant collateral type for the group and the terms of the loan. The resulting estimate of losses for groups of loans are adjusted for relevant environmental factors and other conditions of the portfolio of loans, including: borrower and industry concentrations; levels and trends in delinquencies, charge-offs and recoveries; changes in underwriting standards and risk selection; level of experience, ability and depth of lending management; and national and local economic conditions.

The amount of estimated impairment for individually evaluated loans and groups of loans is added together for a total estimate of loan losses. This estimate of losses is compared to the allowance for loan losses of Millennium as of the evaluation date and, if the estimate of losses exceeds the allowance, an additional provision to the allowance would be made. If the estimate of losses is less than the allowance, the degree to which the allowance exceeds the estimate is evaluated to determine whether the allowance falls outside a range of estimates. If the estimate of losses were below the range of reasonable estimates, the allowance would be reduced by way of a credit to the provision for loan losses. Millennium recognizes the inherent imprecision in estimates of losses due to various uncertainties and variability related to the factors used, and therefore a reasonable range around the estimate of losses is derived and used to ascertain whether the allowance is too high. If different assumptions or conditions were to prevail and it is determined that the allowance is not adequate to absorb the new estimate of probable losses, an additional provision for loan losses would be made, which amount may be material to the Consolidated Financial Statements.

Financial Summary

For the year ended December 31, 2004, Millennium reported net income of $2,009,000, or $0.22 per share and $0.21 per diluted share, compared to net income of $965,000, or $0.27 per share and $0.23 per diluted share for the same period in 2003. The annualized return on average assets and return on equity for the period ended December 31, 2004, are 0.59% and 5.44% respectively, compared to 0.31% and 6.20% for the comparable period in 2003. The reduction in return on equity is due to our May 2004 secondary stock offering and the approximately $30 million in additional equity it obtained.

Total assets increased to $371.9 million at December 31, 2004, compared to $313.4 million at December 31, 2003, representing an increase of $58.5 million or 18.7%. Loans, net of allowance for loan losses at December 31, 2004 were $276.3 million, an increase of $61.3 million from the December 31, 2003 balance of $215.0 million Loans held for sale represented $20.3 million of the total increase while mortgage loans held in the bank’s portfolio decreased by $1.8 million. Commercial and commercial real estate loans increased by $25.4 million due to our increased loan officers’ efforts and construction lending increased by $18.3 million. Our investment portfolio decreased by $3.1 million at December 31, 2004 as compared to the prior year ended December 31, 2003. Total deposits reached $280.8 million at December 31, 2004, an $8.7 million increase over the prior year-end. This increase was comprised of $3.8 in demand deposits and $13.5 million in certificates of deposits. NOW, savings and money market accounts reduced by a net $8.5 million primarily in money market accounts.

Shareholders’ equity was $47.1 million at December 31, 2004. This amount represents an increase of $31.2 million from the December 31, 2003 balance of $15.9 million. Shareholders’ equity was increased by our 2004 secondary stock offering and warrants redemption, earnings, exercise of stock options and by the change in other comprehensive income. Other comprehensive income is the change in the market value of the investment portfolio due to changes in interest rates net of taxes. The number of common shares outstanding at December 31, 2004 was increased by 5,125,231 in the secondary offering and warrants redemption transaction. An additional 12,320 common shares were issued through the exercise of stock options in 2004. Book value per share was $5.37 at December 31, 2004 and $4.37 at December 31, 2003.

Net Interest Income

Net interest income is the largest component of our earnings and is equal to the amount by which interest income exceeds interest expense. Interest earning assets consist primarily of loans and securities, while deposits and borrowings represent the major portion of interest bearing liabilities. Changes in the volume and mix of assets and liabilities, as well as changes in the yields and rates paid, determine changes in net interest income. The net interest margin is calculated by dividing net interest income by average interest earning assets.

Our net interest margin is sensitive to the volume of mortgage loan originations. Loans originated by our mortgage subsidiary are sold, servicing released, in the secondary mortgage market. When the volume of mortgage loan originations increases, typically in a declining interest rate environment, funds advanced in settlement of mortgage loans increase, pending delivery of the loans to the loan purchaser. Until a mortgage loan is transferred to the purchaser, we receive interest on the loan at the note rate. While such funds advanced contribute to net interest income, the interest rate spread on mortgage loans held for sale is not as great as the spread on our loan portfolio, which normally carries a higher interest yield. Thus, as funds advanced in settlement of mortgage loans increase, the interest spread and the net interest margin decrease.

Net interest income was $11.2 million for the year ended December 31, 2004 compared to $9.6 million for the year ended December 31, 2003, an increase 16.7%. This improvement in the net interest income was partially due to the volume increases in the loan portfolio. Average loans for the year ended December 31, 2004 increased 15.0% over average loans in 2003 or by $33.1 million. Noninterest bearing deposits also increased in 2004 allowing us to fund more of the earning assets with these deposits. The increase in average noninterest bearing deposits was $3.4 million or 20.9% at December 31, 2004 as compared to December 31, 2003.

The following tables set forth average balances of total interest earning assets and total interest bearing liabilities for the periods indicated, showing the average distribution of assets, liabilities, stockholders’ equity and the related income, expense and corresponding weighted average yields and costs.

	Year Ended
	December 31, 2004			December 31, 2003			December 31, 2002
(Dollars in thousands)	Average Balances (1)	Earnings/ Expense	Yield/ Rate	Average Balances (1)	Earnings/ Expense	Yield/ Rate	Average Balances (1)	Earnings/ Expense	Yield/ Rate
Assets:
Interest Earning Assets
Loans, net of unearned discounts (2)	$253,573	$15,300	6.03%	$220,513	$13,603	6.17%	$218,922	$14,664	6.70%
Securities	76,416	3,032	3.97%	83,654	3,237	3.87%	37,472	1,746	4.66%
Federal funds sold	3,184	40	1.26%	650	25	3.85%	3,585	60	1.67%

Total interest earning assets	333,173	$18,372	5.51%	304,817	$16,865	5.53%	259,979	$16,470	6.34%
Other assets	7,683			8,486			9,889
Total assets	$340,856			$313,303			$269,868

Liabilities
Interest-bearing deposits	$245,363	$6,094	2.48%	$253,042	$6,452	2.55%	$222,373	$7,728	3.48%
Borrowed funds	37,401	1,061	2.84%	27,069	782	2.89%	15,569	478	3.07%

Total interest-bearing liabilities	282,764	7,155	2.53%	280,111	7,234	2.58%	237,942	8,206	3.45%
Liabilities:
Demand deposits	19,883			16,444			13,312
Other liabilities	1297			1,195			1,442

Total liabilities	303,944			297,750			252,696
Shareholders’ equity	36,912			15,553			17,172

Total liabilities and shareholders’ equity	$340,856			$313,303			$269,868

Net interest income		$11,217			$9,631			$8,264

Interest spread			2.98%			2.95%			2.89%
Net interest yield on earning assets			3.37%			3.16%			3.18%

The following table describes the impact on Millennium’s interest income resulting from changes in average balances and average rates for the periods indicated. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

	December 31, 2004 vs. 2003			December 31, 2003 vs. 2002
(Dollars in thousands)	Due to Volume	Change in Rate	Total	Due to Volume	Change in Rate	Total
Interest Earned On:
Loans	$1,995	$(298)	$1,697	$98	$(1,159)	$(1,061)
Securities	(287)	82	(205)	1,787	(296)	1,491
Federal Funds Sold	32	(17)	15	(113)	78	(35)

Total interest earned on interest-bearing assets	1,740	(233)	1,507	1,772	(1,377)	395

Interest Paid On:
Interest-bearing deposits	(191)	(167)	(358)	782	(2,058)	(1,276)
Borrowed funds	293	(14)	279	332	(28)	304

Total interest paid on Interest-bearing liabilities	102	(181)	(79)	1,114	(2,086)	(972)

Net interest income	$1,638	$(52)	$1,586	$658	$709	$1,367

Interest Sensitivity

The nature of the banking business, which involves paying interest on deposits at varying rates and terms and charging interest on loans at other rates and terms, creates interest rate risk. As a result, earnings and the market value of assets and liabilities are subject to fluctuations, which arise due to changes in the level and direction of interest rates. Management’s objective is to minimize the fluctuation in the net interest margin caused by changes in interest rates using cost-effective strategies and tools.

An important element of both earnings performance and liquidity is the management of the interest sensitivity gap. The interest sensitivity gap is the difference between interest-sensitive assets and interest-sensitive liabilities maturing or repricing within a specific time interval. The gap can be managed by repricing assets or liabilities, by selling investments, by replacing an asset or liability prior to maturity, or by adjusting the interest rate during the life of an asset or liability. Matching the amounts of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net income due to changes in market interest rates. We evaluate interest rate risk and then formulate guidelines regarding asset generation and pricing, funding sources and pricing, and off-balance sheet commitments in order to decrease sensitivity risk. These guidelines are based upon our outlook regarding future interest rate movements, the state of the regional and national economy, and other financial and business risk factors.

At December 31, 2004, we had $4.4 million more assets than liabilities that reprice within one year or less and therefore we were in an asset sensitive position. An asset sensitive position can adversely affect earnings in periods of decreasing interest rates. This position is the result of the held for sale mortgage loan portfolio.

We have an Asset/Liability Committee, which reviews deposit pricing, changes in borrowed money, investment activity, loan sale activities, liquidity levels and the overall interest sensitivity. The actions of this committee are reported to the Board of Directors monthly. The chief financial officer manages the daily monitoring of interest rate risk and investment activity with input from other committee members.

The following table presents the amounts of Millennium’s interest sensitive assets and liabilities that mature or reprice in the periods indicated.

	December 31, 2004 Maturing or Repricing In:
(Dollars in thousands)	3 Months or less	4-12 Months	1-5 Years	Over 5 Years
Interest-sensitive assets:
Loans (1)	$128,851	$18,787	$97,758	$33,932
Investments (2)(4)	—	—	25,946	57,525
Federal funds sold	55	—	—	—

Total interest-sensitive assets	128,906	18,787	123,704	91,457

Cumulative interest-sensitive assets	128,906	147,693	271,397	362,854

Interest-sensitive liabilities:
NOW accounts(3)	818	3,856	4,674	—
Savings/Money Market deposit accounts(3)	29,401	67,623	20,582	—
Certificates of deposit	8,164	29,810	92,981	—
Borrowed money	—	5,500	21,000	—

Total interest-sensitive liabilities	38,383	106,789	139,237	—

Cumulative interest-sensitive liabilities	38,383	145,172	284,409	284,409

Period gap	90,523	(88,002)	(15,533)	91,457
Cumulative gap	$90,523	$2,521	$(13,012)	$78,445
Ratio of cumulative interest-sensitive assets to cumulative interest-sensitive liabilities	335.84%	101.74%	95.43%	127.58%
Ratio of cumulative gap to total assets	24. 34%	0.68%	-3.50%	21.41%

Total Assets				371,858

(1)	Loans maturing or repricing in three months or less includes $29.3 million of mortgage loans held for sale.
(2)	Excludes Federal Reserve Stock, Federal Home Loan Bank, and Community Bankers Bank stock.
(3)	Assumed to not be sensitive to changes in interest rates.
(4)	Anticipates prepayments on FNMA and FHLMC pools.

Contractual principal repayments of loans do not necessarily reflect the actual term of Millennium’s loan portfolio. The average life of mortgage loans is substantially less than their contractual terms because of loan prepayments and enforcement of due-on-sale clauses, which gives Millennium the right to declare a loan immediately due and payable in the event, among other things, the borrower sells the real property subject to the mortgage and the loan is not repaid. In addition, certain borrowers increase their equity in the security property by making payments in excess of those required under the terms of the mortgage.

Investments

At December 31, 2004, Millennium had $86.2 million in total available for sale securities, a decrease of 3.5% from $89.4 million at December 31, 2003. The difference reflects the net effect of asset management with excess funds being used for loans first and securities when excess is available prior to planned loan settlements.

The following tables show the amortized cost and fair market value of investment securities at the dates indicated.

	December 31, 2004		December 31, 2003		December 31, 2002
(Dollars in thousands)	Cost	Market	Cost	Market	Cost	Market
Available for sale
US Government & Agency Securities	$84,502	$83,471	$87,741	$86,651	$49,664	$50,221
Other	—	—	—	—	2,078	2,104

Total available for sale	84,502	83,471	87,741	86,651	51,742	52,325

Other
Federal Home Loan Bank stock	1,817	1,817	1,991	1,991	1,505	1,505
Federal Reserve Bank stock	871	871	658	658	688	688
Other stocks	60	60	59	59	59	59

Total	$87,250	$86,219	$90,449	$89,359	$53,994	$54,577

The following table sets forth the maturity distribution and weighted average yields of the investment portfolio at book value as of December 31, 2004. The weighted average yields are calculated on the basis of the amortization of premium and accretion of discount. The chart anticipates prepayments on FNMA and FHLMC pools.

(Dollars in thousands)	1 Year or Less	1 Year To 5 Years	5 Years To 10 Years	After 10 Years
Maturity Distribution
U. S. Agency issues	$—	$26,071	$42,851	$14,549
Federal Home Loan
Bank/Other	—	—	—	2,090
Federal Reserve Bank stock	—	—	—	658

Total Maturity Distribution	$—	$26,071	$42,851	$17,297

Weighted Average Yield
U. S. Agency issues	—	3.75%	4.16%	4.09%
Federal Home Loan
Bank/Other	—	—	—	3.75%
Federal Reserve Bank stock	—	—	—	6.00%

Total Portfolio Weighted Average Yield	—	3.75%	4.16%	4.13%

Loans

Net loans consist of total loans, deferred loan fees and the allowance for loan losses and include loans held for sale. Net loans were $276.3 million at December 31, 2004, an increase of 28.5% from December 31, 2003.

The following table sets forth the composition of Millennium’s loan portfolio at the dates indicated.

	December 31,
(Dollars in thousands)	2004	2003	2002	2001	2000
Mortgage loans	$104,884	$86,399	$167,030	$139,511	$52,791
Commercial real estate	120,021	93,819	53,391	10,918	15,133
Construction and land loans	35,570	17,318	3,926	—	—

Total real estate loans	260,475	197,536	224,347	150,429	67,924

Commercial business loans	14,688	15,466	15,446	24,614	9,987
Consumer loans	4,152	5,055	2,617	1,120	714
Overdrafts	13	21	13	292	92

Total loans receivable	279,328	218,078	242,423	176,455	78,717

Less:
Deferred costs (fees)	(147)	(39)	168	16	69
Allowance for loan losses	(2,925)	(3,057)	(3,499)	(1,391)	(466)

Total loans receivable, net	$276,256	$214,982	$239,092	$175,080	$78,320

The changes in our loan portfolio reflect our strategy of increasing commercial business, commercial real estate and construction loans. At December 31, 2004, these three categories totaled $170.3 million or 61.0% of total loans receivable, compared to $126.6 million, or 58.1% of total loans receivable at December 31, 2003. At December 31, 2004, residential mortgage loans were $104.9 million, which represented 37.5% of total loans receivable, compared to $86.4 million at December 31, 2003, or 39.6% of total loans receivable. The balance of Millennium’s residential mortgage loans.

The following table shows the contractual maturity of selected categories of loans at December 31, 2004. The table reflects the entire unpaid principal balance in the maturity period that includes the final loan payment date, and accordingly, does not give effect to periodic principal repayments or possible prepayments.

	December 31, 2004
(Dollars in thousands)	Commercial, Financial and Agricultural	Real Estate/ Construction
Within 1 year	$4,852	$30,847
Variable Rate:
1 to 5 years	4,034	38,124
After 5 years	2,777	155,216

Total	$11,663	$224,187

Fixed Rate:
1 to 5 years	3,025	11,550
After 5 years	—	24,738

Total	$3,025	$36,288

Total Maturities	$14,688	$260,475

Asset Quality

General

Asset quality is an important factor in the successful operation of a financial institution. Banking regulations require institutions to classify their own assets and to establish prudent general allowances for losses for assets classified as substandard or doubtful. For the portion of assets classified as loss, an institution is required to either establish specific allowances of 100% of the amount classified or charge such amounts off its books.

Assets, which do not currently expose Millennium to sufficient risk to warrant classification in one of the aforementioned categories, but possess potential weaknesses are required to be designated special mention by management. These loans are monitored closely so that we can mitigate our exposure to further deterioration in the loan. Millennium writes off any loans that are classified as loss.

Unless well secured and in the process of collection, Millennium places loans on a non-accrual status after being delinquent greater than 90 days, or earlier in situations in which the loans have developed inherent problems that indicate payment of principal and interest may not be made in full. Whenever the accrual of interest is stopped, previously accrued but uncollected interest income is reversed. Thereafter, interest is recognized only as cash is received. The loan is reinstated to an accrual basis after it has been brought current as to principal and interest under the contractual terms of the loan.

Non-Performing Assets

We had $822,000 in non-accrual loans at December 31, 2004, compared to $146,000 at December 31, 2003. The following table details information concerning non-accrual, past due and restructured loans at the dates indicated:

	December 31,
(Dollars in thousands)	2004	2003	2002	2001	2000
Non-accrual loans	$822	$146	$548	$—	$—
Foreclosed properties	—	—	—	—	—
Restructured loans	—	—	—	—	—
Total non-performing assets	$822	$146	$548	$—	$—

Loans past due 90 days or more and still accruing interest	$339	$162	$72	$—	$—

Information regarding impaired and non-performing loans is as follows:

	December 31,
	2004	2003	2002
Loans with no allocated allowance for loan losses	$—	$—	$—
Loans with allocated allowance for loan losses	175	—	—

Total	$175	$—	$—

Amount of the allowance for loan losses allocated	$44	$—	$—
Average investment in impaired loans	$49	$—	$—
Interest income recognized during impairment	$—	$—	$—
Interest income recognized on a cash basis on impaired loans	$—	$—	$—

No additional funds are committed to be advanced in connection with the above impaired loans.

Delinquent and problem loans

When a borrower fails to make a required payment on a loan, Millennium attempts to cure the delinquency by contacting the borrower. A notice is mailed to the borrower after a payment is 15 days past due and again when the loan is 30 days past due. For most loans, if the delinquency is not cured within 60 days, Millennium issues a notice of intent to foreclose on the property and if the delinquency is not cured within 90 days, Millennium may institute foreclosure action. In most cases, deficiencies are cured promptly.

Allowance for losses on loans and real estate

Millennium provides valuation allowances for probable losses incurred on loans and real estate when we determine that a significant decline in the value of the collateral has occurred, and if the value of the collateral is less than the amount of the unpaid principal of the related loan plus estimated costs of acquisition and sale. In addition, Millennium also provides reserves based on the dollar amount and type of collateral securing its loans, in order to protect against unanticipated losses. A loss experience percentage is established for each loan type and is reviewed at least annually, and more frequently if we identify factors that require us to consider a change to the percentage. Each month, the loss percentage is applied to the portfolio, by product type, to determine the minimum amount of reserves required. Although management believes that it uses the best information available to make such determinations, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances differ substantially from assumptions used in making the initial determinations.

An analysis of the allowance for loan losses, including charge-off activity, is presented below for the periods indicated. The increases in our allowance for loan losses are the result of adjustments that management has made in response to the growth of our loan portfolio.

	Year Ended December 31
(In thousands)	2004	2003	2002	2001	2000
Balance, beginning of period	$3,057	$3,499	$1,391	$466	$161
Less Charge-off’s:
Commercial	—	160	971	—	—
Real estate-mortgage	520	981	217	96	—
Consumer installment loans	1	—	—	—	—
Plus Recoveries:
Commercial	—	—	—	—	—
Real estate-mortgage	117	12	43	1	—
Consumer installment loans	1	—	—	—	—

Net Charge-offs	403	1,129	1,145	95	—

Provision for loan losses	271	687	3,253	1,020	305

Balance, end of period	$2,925	$3,057	$3,499	$1,391	$466

Ratio of net charge-offs to average loans outstanding during the period	0.16%	0.51%	0.52%	0.09%	0.00%

The allowance for loan losses at December 31, 2004, was $2.9 million, compared to $3.1 million at December 31, 2003. The provision for loan losses for 2004 was $271,000 as compared to $687,000 for the period ended December 31, 2003.

The allowance for loan losses was 1.05% of total loans outstanding at December 31, 2004. Net charge-offs as a percentage of loans were 0.16% and 0.51% for December 31, 2004 and 2003, respectively. There was $162,000 in past due 90 days or more at December 31, 2004. Management believes the allowance for loan losses is adequate to cover credit losses probable and incurred in the loan portfolio at December 31, 2004.

A breakdown of the allowance for loan losses in dollars and loans in each category to total loans in percentages is provided in the following tables. Because all of these factors are subject to change, the breakdown does not necessarily predict future loan losses in the indicated categories.

	December 31,
	2004		2003
(Dollars in thousands)	Percent	Amount	Percent	Amount
Loans secured by real estate:
Construction/land development	0.0%	$—	4.7%	$143
1 – 4 family residential	16.7%	488	52.1%	1,595
Multi-family residential	9.2%	268	0.3%	9
Non-farm, non-residential	2.9%	84	25.9%	792
Loans to farmers	0.0%	—	0.0%	—
Commercial and industrial	64.9%	1,900	15.6%	477
Loans to individuals	6.3%	185	1.4%	41

Total	100.0%	$2,925	100.0%	$3,057

	December 31
	2002		2001		2000
(Dollars in thousands)	Percent	Amount	Percent	Amount	Percent	Amount
Loans secured by real estate:
Construction/land development	0.0%	$—	0.0%	$—	0.0%	$—
1 – 4 family residential	53.5%	1,873	85.4%	1,188	75.8%	353
Multi-family residential	0.0%	—	0.0%	—	0.0%	—
Non-farm, non-residential	19.2%	673	11.3%	157	13.3%	62
Loans to farmers	0.0%	—	0.0%	—	0.0%	—
Commercial and industrial	27.1%	948	2.7%	38	9.2%	43
Loans to individuals	0.2%	5	0.6%	8	1.7%	8

Total	100.0%	$3,499	100.0%	$1,391	100.0%	$466

Non-Interest Income

Millennium’s non-interest income consists primarily of loan fees, net gains on sale of loans and fees and service charges on deposit accounts. The following table presents information on the sources and amounts of non-interest income.

	December 31
Non Interest Income	2004	2003	2002
(Dollars in thousands)
Service charges	$244	$172	$155
Gain on sale of loans and loan fees, net	7,407	3,593	3,088
Gain on sale of securities, net	4	452	41
Other income	408	291	176

Total	$8,063	$4,508	$3,460

The tables that follow summarize residential mortgage loan originations, purchases and sales by type of loan for the periods indicated.

	December 31,
	2004		2003
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
Mortgage Loans Originated and Purchased
Fixed Rate
First Mortgage	$105,828	33.2%	$161,595	71.8%
Second Mortgage	5,741	1.8%	11,695	5.2%

Adjustable Rate
First Mortgage	206,357	64.7%	51,392	22.9%
Second Mortgage	859.3%		132	0.1%

Total Residential Mortgage Loans Originated and Purchased	$318,785	100.00%	$224,814	100.00%

Mortgage Loans Sold
Fixed Rate
First Mortgage	$104,245	33.1%	$160,809	72.0%
Second Mortgage	5,506	1.8%	11,501	5.1%

Adjustable Rate
First Mortgage	203,834	64.8%	51,052	22.8%
Second Mortgage	859.3%		132	0.1%

Total Mortgage Loans Sold	$314,444	100.00%	$223,494	100.00%

We make mortgage loans through Millennium Capital and our majority owned operating subsidiary. In the twelve months ended December 31, 2004, most of our residential mortgage loan production came from our non-banking operating subsidiary and Millennium Capital. Each operating subsidiary’s loan production consists primarily of loans to consumers acquired through the Internet, direct relationships and brokers. The minority shareholder may terminate its relationship with us on six months notice. Our remaining residential mortgage loan production comes from Millennium Capital.

We sell residential first and second mortgage loans in the secondary mortgage market to institutional purchasers. All second mortgage loans and all fixed rate first mortgage loans originated or purchased are held for sale. Millennium began originating federally insured or guaranteed mortgage loans in March 2004. We do not swap mortgage loans for mortgage backed securities. All loan sales are for cash. When we sell loans we give customary representations and warranties. If we breach those representations and warranties, a buyer of loans can require us to repurchase the loans.

Mortgage banking activities generally involve risks of loss if secondary mortgage market interest rates increase substantially while a loan is in the “pipeline” (the period beginning with the application to make or the commitment to purchase a loan and ending with the sale of the loan). In order to reduce this interest rate risk, we sell each fixed rate first mortgage loan when the borrower locks in the interest rate on the loan. Millennium does not use options, futures or other derivatives to hedge its interest rate risk.

In an environment of stable interest rates, our gains on the sale of mortgage loans would generally be limited to those gains resulting from the yield differential between retail mortgage loan interest rates and rates required by secondary market purchasers. A loss from the sale of a loan may occur if interest rates increase between the time we establish the interest rate on a loan and the time the loan is sold.

Periods of rising interest rates will adversely affect our income from our mortgage banking operations. In periods of rising interest rates, consumer demand for new mortgages and refinancing decreases, which in turn adversely affects our mortgage lending. Because of the uncertainty of future loan origination volume and the future level of interest rates, there can be no assurance that we will realize gains on the sale of loans in future periods.

Non-Interest Expense

	December 31,
Non Interest Expense	2004	2003	2002
(Dollars in thousands)
Salary and benefits	$9,972	$6,172	$7,539
Occupancy	1,088	994	887
Furniture, equipment & computers	1,380	1,238	1,009
Litigation expenses (1)	—	574	426
Marketing fees	146	92	250
Professional fees (2)	1,042	137	620
Administrative expense	2,342	2,783	2,959

Total	$15,970	$11,990	$13,690

(1)	Includes litigation-related legal fees and related expenses.
(2)	Excludes litigation-related legal fees and expenses.

Income Taxes

Millennium recorded income tax expense in the amount of $1,030 for the year ended December 31, 2004. The income tax expense for 2003 was $497.

As of December 31, 2004 we have used all of our net operating losses available. In addition to federal income taxes the bank pays a Virginia State franchise tax. The franchise tax was $182,769, $229,178, and $102,655 for the years ending December 31, 2004, 2003, and 2002, respectively.

Sources of Funds

Deposits

Deposits have been the principal source of Millennium’s funds for use in lending and for other general business purposes. At present, Millennium has employed alternative methods of gathering deposits to fund our mortgage loan operations and commercial lending. Alternative methods used are FHLB of Atlanta for daily and longer-term borrowings and brokered deposits. Brokered deposits are deposits that we obtain through brokers for a fee. Brokered deposits are available in bulk, and they do not require any investments in branch offices, branch personnel or additional spending for marketing or education of employees. The brokered deposits that we obtain consist primarily of jumbo 30 day to 3 years certificates of deposits, which may increase Millennium’s overall cost of funds and decrease our net interest margin.

In addition to deposits, Millennium derives funds from loan repayments, cash flows generated from operations, which includes interest credited to deposit accounts, repurchase agreements entered into with commercial banks and Federal Home Loan Bank of Atlanta advances. Borrowings may be used to compensate for reductions in deposits or deposit-inflows at less than projected levels and have been used on a longer-term basis to support expanded lending activities.

Millennium attracts both short-term and long-term deposits from the general public by offering a wide assortment of accounts and rates. Millennium offers statement savings accounts, various checking accounts, various money market accounts, fixed-rate certificates with varying maturities, individual retirement accounts and is expanding to provide products and services for businesses. Millennium’s principal use of deposits is to originate loans and fund investment securities.

At December 31, 2004, deposits were $280.8 million, an increase of 3.2% from $272.1 million at December 31, 2003. The deposit growth is a reflection of branch office growth, aggressive pricing, marketing and other bank consolidation in Millennium’s principal market. In order to reduce the overall cost of funds and reduce our reliance on high cost time deposits and short term borrowings as a funding source, we continue to direct extensive marketing efforts towards attracting lower cost transaction accounts. However, there is no assurance that these efforts will be successful, or if successful, will reduce our reliance on time deposits and short term borrowings.

The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by Millennium at the dates indicated.

	December 31,
	2004	2003	2002
(Dollars in thousands)
Savings accounts	$19,679	$1,504	$1,139
Demand deposit accounts	22,924	19,150	13,912
NOW accounts	9,348	9,663	7,889
Money market accounts	97,927	124,300	142,514
CD’s less than $100K	55,078	49,572	46,142
CD’s greater than $100K	75,877	67,924	46,913

Total	$280,833	$272,113	$258,509

The following table contains information pertaining to the average amount and the average rate paid on each of the following deposit categories for the periods indicated.

	Years Ended December 31,
	2004		2003		2002
	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid
(Dollars in thousands)
Non-interest bearing Demand deposits	$19,883	0.00%	$16,444	0.00%	$13,312	0.00%
Interest bearing NOW accounts	9,723	0.79%	8,855	0.88%	6,490	1.53%
Savings/Money Market accounts	113,005	1.47%	137,106	1.69%	110,409	3.01%
Time deposits	122,635	4.05%	107,081	3.80%	105,474	4.13%

Total deposits	$265,246	2.30%	$269,486	2.39%	$235,685	3.28%

The variety of deposit accounts offered by Millennium has allowed us to be competitive in obtaining funds and has allowed it to respond with flexibility to, although not to eliminate, the threat of disintermediation (the flow of funds away from depository institutions such as banking institutions into direct investment vehicles such as government and corporate securities). The ability of Millennium to attract and maintain deposits, and its cost of funds, has been, and will continue to be, significantly affected by money market conditions.

The following table indicates the amount of Millennium’s certificates of deposits by time remaining until maturity as of December 31, 2004:

	Maturity
(Dollars in thousands)	3 Months or less	Over 3 to 6 months	Over 6 to 12 months	Over 12 months	Total
Certificates of deposit less than $100,000	$4,742	$4,675	$6,936	$38,724	$55,077
Certificates of deposit of $100,000 or more	3,422	8,610	9,589	54,257	75,878

Total certificates of deposits	$8,164	$13,285	$16,525	$92,981	$130,955

Borrowings

As a member of the Federal Home Loan Bank of Atlanta, Millennium is required to own capital stock in the Federal Home Loan Bank and is authorized to apply for advances from the Federal Home Loan Bank. Each Federal Home Loan Bank credit program has its own interest rate, which may be fixed or variable, and range of maturities. The Federal Home Loan Bank may prescribe the acceptable uses to which these advances may be put, as well as on the size of the advances and repayment provisions. The advances are collateralized by Millennium’s investment in Federal Home Loan Bank stock and investment securities. At December 31, 2004, and December 31, 2003, $26.5 million and $10.4 million, respectively, was outstanding to the Federal Home Loan Bank.

Millennium’s borrowings also include securities sold under agreements to repurchase and federal funds purchased. Securities sold under agreements to repurchase are collateralized with Government Agency securities. The proceeds are used by Millennium for general corporate purposes. At December 31, 2004, and December 31, 2003, Millennium had $0 and $112, respectively, of securities sold under agreements to repurchase.

Millennium uses borrowings to supplement deposits when borrowings are available at a lower overall cost to Millennium or they can be invested at a positive rate of return.

The following tables set forth the maximum month-end balances, average balances and weighted average rates, of Federal Home Loan Bank advances, securities sold under agreements to repurchase and other borrowings for the periods indicated.

	Year Ended December 31,
(Dollars in thousands)	2004	2003	2002
Maximum Balance:
FHLB advances	$26,500	$23,400	$24,800
Federal funds purchased	7,066	7,290	11,613
Trust preferred securities	8,000	8,000	8,000
Securities sold under agreements to repurchase	$—	$1,151	$1,676

	Average Balance	Weighted Average Rate	Average Balance	Weighted Average Rate	Average Balance	Weighted Average Rate
FHLB advances	$23,419	2.18%	$14,875	1.78%	$8,164	2.09%
Federal funds purchased	5,174	1.78%	3,381	1.69%	2,631	2.17%
Trust preferred securities	8,000	5.71%	8,000	5.73%	3,901	6.31%
Securities sold under agreement to repurchase	$560	0.25%	$813	0.25%	$874	0.46%

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations either through the sale of existing assets or the acquisition of additional funds through asset and liability management. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided. As a result of Millennium’s management of liquid assets and the ability to generate liquidity through increasing deposits, management believes that Millennium maintains overall liquidity that is sufficient to satisfy its depositors’ requirements and meet its customers’ credit needs.

Millennium’s primary sources of funds are deposits, borrowings, and amortization, prepayments and maturities of outstanding loans and investments, and loan sales. While scheduled payments from the amortization of loans and securities are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Excess funds are invested in overnight deposits to fund cash requirements experienced in the normal course of business. Millennium has been able to generate sufficient cash through its deposits as well as borrowings.

For the year ended December 31, 2004 operating activities used approximately $14.6 million in cash as compared to providing $39.8 million in cash in 2003. This change resulted primarily from the net increase in loans held for sale of $20.3 million in 2004 as compared to the net decrease in loans held for sale of $36.3 million in 2003. Investing activities absorbed approximately $40.1 million and $49.9 million respectively for the years ended December 31, 2004 and 2003. In 2004, investing activities were primarily a result of a net increase in loans of $41.3 million and net increase in investment securities of $3.1 million. For the year ended December 31, 2003, investing activities were primarily a result of a net increase in loans of $12.9 million and an increase in net investment activities of $36.7 million. In addition, for the years ended December 31, 2004 and 2003, financing activities provided $55.4 and $7.4 million, respectively. For the year ended 2004, financing activities were a result of the proceeds from issuance of common stock netting $24.6 million. In addition net increases in deposits of $8.7 million and net increases in FHLB borrowings of $16.1 million occurred. For the year ended 2003, financing activities were a result of net payoffs of Federal Home Loan Bank advances of $3.0 million, net proceeds from issuance of common stock of $555,000 and a net increase in deposits of approximately $13.6 million.

Millennium uses its sources of funds primarily to meet operating needs, to pay deposit withdrawals and fund loan commitments. At December 31, 2004 and December 31, 2003 total approved loan commitments were $58.0 million and $37.9 million respectively. Certificates of deposit scheduled to mature in one year or less at December 31, 2004, totaled $38.0 million.

At December 31, 2004, we had a borrowing limit of $76.6 million with the Federal Home Loan Bank. Our outstanding borrowings from the Federal Home Loan Bank totaled $ 26.5 million at December 31, 2004, which leaves an additional borrowing capacity of $50.1 million. Our borrowing limit is based on 10% of Bank assets at each quarter end date. We also have two lines of credit with the Community Bankers Bank in Virginia in the amounts of $12.0 million secured and $8.7 million unsecured. Our outstanding borrowings from the Community Bankers Bank totaled $7.1 million at December 31, 2004, with remaining available lines of credit of $13.8 million.

Management intends to fund anticipated loan closings and operating needs through cash on hand, brokered deposits, proceeds from the sale of loans, cash generated from operations and anticipated increases in deposits. Current and anticipated marketing programs will be primarily targeted at the attraction of lower cost transaction accounts.

Capital represents funds, earned or obtained, over which financial institutions can exercise greater control in comparison with deposits and borrowed funds. The adequacy of Millennium’s capital is reviewed by management on an ongoing basis with reference to size, composition and quality of Millennium’s resources and consistent with regulatory requirements and industry standards. Management seeks to maintain a capital structure that will support anticipated asset growth and absorb any potential losses.

Millennium Bankshares and Millennium Bank are subject to regulatory capital requirements of the Federal Reserve. At December 31, 2004, Millennium exceeded all such regulatory capital requirements as shown in the following table.

	December 31, 2004
(Dollars in thousands)	Millennium Bankshares Corporation	Millennium Bank
Tier 1 Capital:
Common stock	$43,902	$14,800
Capital surplus	4,056	14,800
Trust preferred securities (1)	8,000	—
Retained earnings	(167)	666

Disallowed intangible assets	—	—

Total Tier 1 Capital	55,791	30,266

Tier 2 Capital:
Allowance for loan losses (2)	2,925	2,787
Trust preferred securities	—	—

Total Tier 2 Capital	2,925	2,787

Total Risk Based Capital	$58,716	$33,053

Risk Weighted Assets

Capital Ratios:
Tier 1 Risk-based	21.95%	11.94%
Total Risk-based	23.10%	13.04%
Tier 1 Capital to average adjusted total assets	15.57%	8.91%

(1)	Limited to 25% of Tier 1 Capital. Remainder is Tier 2 capital.
(2)	Limited to 1.25% of risk weighted assets.

Off Balance Sheet Arrangements

The following table summarizes our off-balance sheet arrangements.

	Maturity by Period
December 31, 2004 (in thousands)	Less than 1 year	Greater than 1 year to 3 years	Greater than 3 years to 5 years	Greater than 5 years	Total
Standby letters of credit	$1,095	$—	$—	$—	$1,095
Commitments to extend credit	11,533	7,604	2,298	22,174	43,609
Mortgage Banking Commitments:
Rate lock commitments	$14,348	$—	$—	$—	$14,348

Standby letters of credit represent commitments by us to repay a third party beneficiary when a customer fails to repay a loan or debt instrument. The terms and risk of loss involved in issuing standby letters of credit are similar to those involved in issuing loan commitments and extending credit. In addition to credit risk, we also have liquidity risk associated with stand by letters of credit because funding for these obligations could be required immediately.

Commitments to extend credit are loan commitments, which assure a borrower of financing for a specified period of time at a specified rate on a loan Millennium intends to hold in its portfolio. The risk to Millennium under such commitments is limited to the terms of the contracts. For example, Millennium may not be obligated to advance funds if the customer’s financial condition deteriorates or if the customer fails to meet specific covenants. An approved loan commitment represents a potential credit risk once the funds are advanced to the customer. This is also a liquidity risk since the customer may demand immediate cash that would require funding and interest rate risk as market interest rates may rise above the rate committed.

Our mortgage banking activities generally include two types of commitments by the Company. The first type is a rate lock commitment with the client. In a rate lock commitment, a client while in process of obtaining approval for a fixed rate secondary market loan can, at their own determination, fix or “lock in” the rate on the loan. The commitments are generally for periods of 60 to 90 days and are at market rates. To mitigate risk from market interest rate fluctuations and to provide for a mechanism to deliver these loans into the secondary market, we generally enter into mandatory forward sales contracts on rate lock commitments. Second, we also have mandatory sales contracts covering loans held for sale, which represents a price commitment.

Aggregate Contractual Obligations

The following table summarizes our contractual obligations.

	Maturity by Period as of December 31, 2004
(Dollars in thousands)	Less than 1 year	Greater than 1 year to 3 years	Greater than 3 years to 5 years	Greater than 5 years	Total
Deposits	$187,852	$61,300	$31,259	$422	$280,833

FHLB Borrowings	5,500	11,000	10,000	—	26,500
Lease commitments	604	985	864	469	2,922

Total	$193,956	$73,285	$42,123	$891	$310,255

Deposits represent non-interest bearing, money market, savings, NOW, certificates of deposits, brokered and all other deposits held by the Company. Amounts that have an indeterminate maturity period are included in the less than one-year category above.

FHLB borrowings represent the amounts that are due to the FHLB of Atlanta. These amounts have fixed maturity dates. Some of these borrowings, although fixed, are subject to conversion provisions at the option of the FHLB or the Company can prepay these advances without a penalty. Management does not believe these advances will be converted in the near term.

Lease commitments represent the total minimum lease payments under non-cancelable operating leases.

Impact of Inflation and Changing Prices and Seasonality

The financial statements that are included in this document have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

Unlike industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution’s performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation.

Caution About Forward Looking Statements

We make forward-looking statements in this annual report that are subject to risks and uncertainties. These forward looking statements include statements regarding our profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other similar words or terms are intended to identify forward looking statements.

These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

•	The ability to successfully manage our growth or implement our growth strategies if we are unable to identify attractive markets, locations or opportunities to expand in the future;

•	Reliance on our management team, including our ability to attract and retain key personnel;

•	The successful management of interest rate risk; including managing changing rates and policies,

•	Risks inherent in making loans such as repayment risks and fluctuating collateral values;

•	Problems with technology utilized by us;

•	Competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;

•	Demand, development and acceptance of new products and services;

•	Changing trends in customer profiles and behavior;

•	Maintaining capital levels adequate to support our growth;

•	Maintaining cost controls and asset qualities as we open or acquire new branches;

•	Changes in general economic and business conditions in our market area; and

•	Changes in banking and other laws and regulations applicable to us.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results.

ITEM 7.	FINANCIAL STATEMENTS

The following financial statements are filed as a part of this report following Item 14 below:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2004 and 2003

Consolidated Statements of Income for the Years Ended December 31, 2004, 2003 and 2002

Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2004, 2003 and 2002

Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002

Notes to Consolidated Financial Statements

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 8A. CONTROLS	AND PROCEDURES

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods required by the Securities and Exchange Commission, including, without limitation, those controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosures.

As of the end of the period covered by this report, we carried out an evaluation under the supervision and with the participation of our management, including our chief executive officer and chief financial officer. These officers concluded that the Company’s disclosure controls and procedures were effective. Based upon that evaluation, our management concluded that our disclosure controls and procedures are effective in timely alerting them to material information relating to us (including our consolidated subsidiaries) required to be included in our periodic filings with the Commission.

We also maintain a system of internal accounting controls that is designed to provide assurance that assets are safeguarded and that transactions are executed in accordance with management’s authorization and properly recorded. This system is continually reviewed and is augmented by written policies and procedures, the careful selection and training of qualified personnel and an internal audit program to monitor its effectiveness. There were no changes in our internal control over financial reporting identified in connection with the evaluation of it that occurred during our last fiscal quarter that materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

ITEM 8B. OTHER	INFORMATION

None.

PART III

ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Pursuant to General Instruction E(3) of Form 10-KSB, the information required to be disclosed in this Item 9 is contained in our Proxy Statement for the 2005 Annual Meeting of Shareholders and is incorporated herein by reference.

ITEM 10. EXECUTIVE	COMPENSATION

Pursuant to General Instruction E(3) of Form 10-KSB, the information required to be disclosed in this Item 10 is contained in our Proxy Statement for the 2005 Annual Meeting of Shareholders and is incorporated herein by reference.

ITEM 11. SECURITY	OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pursuant to General Instruction E(3) of Form 10-KSB, the information required to be disclosed in this Item 11 is contained in our Proxy Statement for the 2005 Annual Meeting of Shareholders and is incorporated herein by reference.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Incentive Stock Option Plan	772,949	$5.87	797,421
Equity Compensation Plans Not Approved by Shareholders (2)	—	—	—

Total	772,949	$5.87	797,421

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	The Company does not have any equity compensation plans that have not been approved by shareholders.

ITEM 12. CERTAIN	RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to General Instruction E(3) of Form 10-KSB, the information required to be disclosed in this Item 12 is contained in our Proxy Statement for the 2005 Annual Meeting of Shareholders and is incorporated herein by reference.

ITEM 13. EXHIBITS

3.1	Articles of Incorporation (restated in electronic format), attached as Exhibit 3.1 to the Registration Statement on Form SB-2, as amended, Registration No. 333-72500, filed with the Commission on October 30, 2002 (the “Form SB-2”), incorporated herein by reference.

3.2	Bylaws, attached as Exhibit 3.2 to the Form SB-2, incorporated herein by reference.

4.1	Form of Common Stock Certificate, attached as Exhibit 4.1 to the Form SB-2, incorporated herein by reference.

10.1	Executive Employment Agreement of Carroll C. Markley effective as of January 1, 2005.

10.2	Form of Employee Stock Option of Millennium Bankshares Corporation, attached as Exhibit 10.2 to the Form SB-2, incorporated herein by reference.

10.3	Millennium Bankshares Corporation Incentive Stock Option Plan, attached as Exhibit 4.3 to the Registration Statement on Form S-8, Registration No. 333-101076, filed with the Commission on November 7, 2002, incorporated herein by reference.

10.4	Executive Employment Agreement of Janet A. Valentine effective as of January 1, 2004.

10.5	Executive Employment Agreement of Anita L. Shull effective as of May 27, 2004.

10.6	Commercial Lease Agreement between 1051 Elden Street, L.L.C., the lessor, and Millennium Bank, N.A., the lessee, dated April 1, 2003, attached as Exhibit 10.1 to the Quarterly Report on Form 10-QSB for the period ended June 30, 2003, incorporated herein by reference.
10.7	Commercial Lease Agreement between Corinth Investments, LLC, the lessor, and Millennium Bank, N.A., the lessee, dated January 22, 2004, attached as Exhibit 10.2 to the Quarterly Report on Form 10-QSB for the period ended March 31, 2004, incorporated herein by reference.

21	List of Subsidiaries, attached as Exhibit 21 to the Annual Report on Form 10-KSB for the year ended December 31, 2002, incorporated herein by reference.

23	Consent of Crowe Chizek and Company LLC.

31.1	Rule 13a-14(a) Certification of Chief Executive Officer

31.2	Rule 13a-14(a) Certification of Chief Financial Officer.

32.1	Statement of Chief Executive Officer Pursuant to 18 U.S.C. § 1350.

32.2	Statement of Chief Financial Officer Pursuant to 18 U.S.C. § 1350.

ITEM 14. PRINCIPAL	ACCOUNTANT FEES AND SERVICES

Pursuant to General Instruction E(3) of Form 10-KSB, the information required to be disclosed in this Item 14 is contained in our Proxy Statement for the 2005 Annual Meeting of Shareholders and is incorporated herein by reference.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Millennium Bankshares Corporation

Reston, Virginia

We have audited the accompanying consolidated balance sheet of Millennium Bankshares Corporation as of December 31, 2004, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the 2004 financial statements based on our audit. The financial statements of Millennium Bankshares Corporation for the year ended December 31, 2003, and the years ended December 31, 2003 and 2002 were audited by other auditors whose report dated January 31, 2004, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2004 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

Crowe Chizek and Company LLC

Lexington, Kentucky

April 5, 2005

MILLENNIUM BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except share data)

	2004	2003
ASSETS
Cash and due from banks	$2,974	$2,305
Federal funds sold	55	61
Investment securities available for sale	86,219	89,359
Loans held for sale	29,337	9,069
Loans receivable, (net of allowance for loan losses of $2,925 in 2004 and $3,057 in 2003)	246,919	205,913
Bank premises and equipment, net	2,467	2,255
Accrued interest receivable	1,583	1,475
Other assets	2,304	2,959

Total Assets	$371,858	$313,396

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$22,924	$19,150
NOW accounts	9,348	9,663
Savings and money market	117,606	125,804
Time	130,955	117,496

Total Deposits	280,833	272,113

Federal funds purchased and repurchase agreements	7,066	5,629
Advances from Federal Home Loan Bank	26,500	10,400
Subordinated debentures	8,000	8,000
Accrued interest payable	581	540
Other accrued expenses	1,767	796

Total Liabilities	324,747	297,478

Stockholders’ Equity
Common stock, $5 par value; authorized 10,000,000 shares; issued and outstanding 8,780,369 in 2004, 3,642,818 in 2003	43,902	18,214
Additional paid-in capital	4,056	599
Accumulated other comprehensive income (loss)	(680)	(719)
Retained earnings (deficit)	(167)	(2,176)

Total Stockholders’ Equity	47,111	15,918

Total Liabilities and Stockholders’ Equity	$371,858	$313,396

The Notes to Consolidated Financial Statements are an integral part of these statements.

MILLENNIUM BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

(dollars in thousands, except share data)

	2004	2003	2002
Interest Income
Loans, including fees	$15,300	$13,603	$14,664
Investment securities	3,032	3,237	1,746
Federal funds sold	40	25	60

Total Interest Income	18,372	16,865	16,470

Interest Expense
Deposits	6,094	6,452	7,728
Federal funds purchased and repurchase agreements	94	59	61
Advances from Federal Home Loan Bank	510	265	171
Subordinated Debentures	457	458	246

Total Interest Expense	7,155	7,234	8,206

Net Interest Income	11,217	9,631	8,264

Provision for Loan Losses	(271)	(687)	(3,253)

Net Interest Income after Provision for Loan Losses	10,946	8,944	5,011

Noninterest Income
Gain on sale of loans and loan fees, net	7,407	3,593	3,088
Service charges	244	172	155
Gain on sale of securities	4	452	41
Other income	408	291	176

Total Noninterest Income	8,063	4,508	3,460

Noninterest Expenses
Officers’ and employees’ compensation and benefits	9,972	6,172	7,539
Occupancy and equipment expense	2,468	2,232	1,896
Marketing, promotion and advertising expenses	146	92	250
Other operating expenses	3,384	3,494	4,005

Total Noninterest Expenses	15,970	11,990	13,690

Income (Loss) before Income Taxes	3,039	1,462	(5,219)

Provision for Income Taxes Expense (Benefit)	1,030	497	(1,773)

Net Income (Loss)	$2,009	$965	$(3,446)

Earnings (loss) per common share
Basic	$0.29	$0.27	$(1.00)
Diluted	$0.27	$0.23	$(1.00)

Weighted average shares outstanding
Basic	7,037,771	3,551,251	3,456,674
Diluted	7,356,247	4,198,661	3,456,674

The Notes to Consolidated Financial Statements are an integral part of these statements.

MILLENNIUM BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

(dollars in thousands except share data)

	Number of Shares	Par Value	Paid in Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Totals	Comprehensive Income
Balance, January 1, 2002	2,247,978	$11,240	$—	$305	$(20)	$11,525

Sale of common stock, net	1,437,500	7,188	772	—	—	7,960
Changes in net unrealized gain (loss) on securities available for sale, net of tax effect	—	—	—	—	405	405	$405
Repurchase of common stock	(153,700)	(769)	(173)	—	—	(942)
Net income	—	—	—	(3,446)	—	(3,446)	(3,446)

Balance, December 31, 2002	3,531,778	17,659	599	(3,141)	385	15,502	$(3,041)

Options exercised	111,040	555	—	—	—	555
Changes in net unrealized gain (loss) on securities available for sale, net of tax effect		—	—	—	(1,104)	(1,104)	$(1,104)
Net income	—	—	—	965		965	965

Balance, December 31, 2003	3,642,818	18,214	599	(2,176)	(719)	15,918	$(139)

Sale of common stock, net of expenses	4,074,961	20,375	4,199			24,574
Exercise of stock options	12,320	62	10			72
Conversion of warrants to common Stock	1,050,270	5,251				5,251
Redemption of 603,010 warrants for cash			(752)			(752)
Changes in net unrealized gain (loss) on securities available for sale, net of tax effect	—	—	—	—	39	39	$39
Net income	—	—	—	2,009	—	2,009	2,009

Balance, December 31, 2004	8,780,369	$43,902	$4,056	$(167)	$(680)	$47,111	$2,048

The Notes to Consolidated Financial Statements are an integral part of these statements.

MILLENNIUM BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

(dollars in thousands, except share data)

	2004	2003	2002
Net income (loss)	$2,009	$965	$(3,446)
Noncash items included in net income (loss)
Depreciation and amortization	919	1,077	864
Provision for loan losses	271	687	3,253
Deferred tax expense (benefit)	491	522	(1,773)
Amortization of investment security premiums and accretion of discounts, net	251	677	132
Realized gain on sale of investment securities available for sale	(4)	(452)	(41)
Loss on disposal of assets	133	29	24
(Increase) Decrease in Loans held for sale, net	(20,268)	36,294	12,685
Accrued interest receivable	(108)	(255)	(196)
Other assets	655	487	2,399
Increase (Decrease) in Accrued interest payable	41	(83)	(109)
Other accrued expenses	971	(168)	(697)

Net Cash Provided (Used) by Operating Activities	(14,639)	39,780	13,095

Cash Flows from Investing Activities
Decrease (Increase) in Federal funds sold	6	(6)	9,659
Increase in loans receivable, net	(41,277)	(12,871)	(79,950)
Purchase of investment securities available for sale	(50,931)	(101,565)	(62,115)
Sales of investment securities available for sale	48,236	50,141	11,753
Paydown of investment securities available for sale	5,102	14,744	8,681
Payments for the purchase of bank premises and equipment	(1,247)	(335)	(1,645)
Proceeds from disposal of property	16	13	62

Net Cash Used by Investing Activities	(40,095)	(49,879)	(113,555)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	24,646	555	7,960
Net proceeds from warrants redemption	4,499	—	—
Proceeds used to reacquire common stock	—	—	(942)
Net increase in deposits	8,721	13,604	69,942
Increases in FHLB borrowings	16,100	—	13,000
Decreases in FHLB borrowings	—	(3,000)	—
Proceeds from subordinated debentures	—	—	8,000
Net Increase (Decrease) in Federal funds purchased and repurchase agreements	1,437	(3,714)	6,703

Net Cash Provided by Financing Activities	55,403	7,445	104,663

Net Increase (Decrease) in Cash and Due from Banks	669	(2,654)	4,203

Cash and Due from Banks, beginning of year	2,305	4,959	756

Cash and Due from Banks, end of year	$2,974	$2,305	$4,959

Noncash Investing Activities
Loans transferred from held for sale to held to maturity	$122	$19,378	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Millennium Bankshares Corporation (the Corporation) and its subsidiaries: Millennium Bank, N.A., Millennium Brokerage Services, Inc. (terminated in 2004), Millennium e-Banking Solutions, L.L.C., Millennium Insurance Services, Inc. (terminated in 2003) and Millennium Financial, Inc. All significant intercompany accounts and transactions have been eliminated. The Corporation was incorporated in 1998 and began operations on April 1, 1999.

Millennium Bank, N.A., (the Bank) is a federally chartered national bank and is subject to regulation by the Office of the Comptroller of the Currency (OCC). The accounts of Millennium Bank, N.A. include its subsidiary, Millennium Capital, Inc. and include other investments whose equity is not material to Millennium Bank, N.A. The principal activities of the Bank are to attract deposits and originate loans. Millennium Capital, Inc., a wholly owned subsidiary of the Bank, conducts mortgage banking, as permitted by applicable regulations, for nationally chartered banks. The Bank is engaged in the general business of banking, aimed at serving individuals, small and medium sized businesses and the professional communities principally located throughout the Northern Virginia and Richmond, Virginia areas. The Bank conducts full-service banking operations from several branches in these areas and its headquarters is located in Reston, Virginia.

The accounting and reporting policies of the Corporation are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The more significant of these policies are discussed below.

Reclassifications

Certain reclassifications have been made to prior period balances to conform to the current year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates that were used. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the fair value of financial instruments

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

Significant Concentrations

Most of the Corporation’s activities are with customers located within the Northern Virginia and Richmond, Virginia areas. Most of the Corporation’s loans are secured by real estate in these areas. Later footnotes discuss the types of securities that the Corporation invests in and the types of lending the Corporation engages in. The Corporation does not have any significant concentrations in any one customer.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

The Corporation’s primary source of income is interest income and gains from sale of loans. Maintaining a high level of loan sale gains depends on the ability to continue to make a large amount of loans that could be negatively affected by higher interest rates, economic slowdowns or recessions in their market areas.

Investment Securities

Debt securities are classified as held-to-maturity when the Bank has the positive intent and ability to hold the securities to maturity. Securities held-to-maturity are carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Debt securities not classified as held-to-maturity and equity securities are classified as available-for-sale. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included in other income (expense). Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers independent price quotations, projected target prices of investment analysts within the short term and the financial condition of the issuer.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Unrealized losses, if any, are recognized through a valuation allowance by charges to income. Loans later transferred to a long-term investment classification are transferred at the lower of cost or market value on the transfer date. Any difference between the carrying amount of the loan and its outstanding principal balance at the time of transfer is recognized as an adjustment to yield by the interest method.

Loans and Loan Fees

The Corporation grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial and mortgage loans secured by real estate throughout the Northern Virginia and Richmond, Virginia areas. The ability of the Corporation’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest on loans is generally computed using the simple interest method.

Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Credit card loans and other personal

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

loans are typically charged off no later than 180 days past due. In all cases, loans are placed on non-accrual status or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level, which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions, and other risks inherent in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.

Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Past due status is determined based on contractual terms.

Federal Home Loan Bank Stock

The Bank, as a member of the Federal Home Loan Bank (FHLB) of Atlanta, is required to hold shares of capital stock in the FHLB in an amount equal to at least 1 percent of the aggregate principal amount of its residential mortgage loans or 5 percent of its borrowings from the FHLB, whichever is larger. This investment is recorded at cost. The amount of FHLB stock was $1,818, and $505 at December 31, 2004, and 2003, respectively.

Bank Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the life of the lease using the straight-line method. Furniture and equipment are

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

depreciated over estimated useful lives of three and seven years using the straight-line method. Computer hardware and software are depreciated over estimated useful lives of three and five years using the straight-line method. Automobiles are depreciated over the estimated useful live of three years using the straight line method. The Bank depreciates furniture and equipment using accelerated methods for income tax reporting.

Expenditures for maintenance, repairs, and improvements that do not materially extend the useful lives of property and equipment are charged to earnings. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts, and the resulting gain or loss is reflected in current earnings.

Stockholders’ Equity and Dividend Payment Restrictions

The Corporation held its first public offering in February 2002. Costs related to the public offering totaled $665, resulting in net capital proceeds of $7,960. In May of 2004 the Corporation completed a secondary offering resulting in 4,074,961 additional common shares being issued and the retirement of all warrants issued to the original investors resulting in 1,050,270 shares being issued. This transaction yielded, net of fees, approximately $29,073 in additional capital.

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Corporation. The total amount of dividends that may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances from the Bank to the Corporation are limited to 10 percent of the Bank’s capital stock and surplus on a secured basis.

At December 31, 2004, the Bank has no retained earnings available for the payment of dividends. No funds are available for loans or advances by the Bank to the Corporation.

In May 2004, the Corporation retired all warrants in conjunction with a secondary offering. Warrants holders were offered the right to exercise for cash or stock and as a result, 1,050,270 shares were issued and $752 in cash was paid.

Income Taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

The Bank pays state franchise tax in lieu of state income taxes.

Earnings per Common Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Corporation relate to outstanding stock options and warrants, and are determined using the treasury stock method.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

Stock Compensation Plans

Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price at the stock grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Corporation’s stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Corporation has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures, as if the fair value based method of accounting had been applied.

The Corporation has one stock-based compensation plan, which is described in footnote 16. The Corporation accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan have an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net income (loss) and earnings (loss) per share if the Corporation had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	2004	2003	2002
Net (loss) income as reported	$2,009	$965	$(3,446)
Deduct: Total stock based employees compensation expense determined under fair value based method for all awards, net of related tax effects	(125)	(292)	(173)

Pro forma	$1,884	$673	$(3,619)

Earnings per share:
Basic - as reported	$0.29	$0.27	$(1.00)

Basic - pro forma	$0.27	$0.19	$(1.05)

Diluted - as reported	$0.27	$0.23	$(1.00)

Diluted - pro forma	$0.26	$0.16	$(1.05)

The weighted average assumptions for options granted during the year and the resulting estimated weighted average fair values per share used in our option pricing model are as follows:

	2004	2003	2002
Assumptions: Risk free interest rate	4.26%	4.28%	3.88%
Expected dividend yield	—	—	—
Expected life of options (in years)	10	10	10
Expected volatility	17.3	20.8	20.8
Estimated fair value per share	$2.51	$1.93	$0.57

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

Statements of Cash Flows

The Corporation considers all cash and amounts due from depository institutions, excluding Federal funds sold and resell agreements, to be cash equivalents for purposes of the statements of cash flows.

Cash paid for interest was $7,182, $7,317, and $8,315 and cash paid for income taxes was $42, $-0-, and $50 for the years ended December 31, 2004, 2003 and 2002, respectively.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Rate Lock Commitments

The Corporation enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates. To minimize interest rate risk, it is the policy of the Corporation to sell all fixed rate mortgage loans to the secondary market within 60 days of origination. At December 31, 2004, the effect on the Corporation’s financial position was not material.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Recent Accounting Pronouncements

In 2004, the FASB issued SFAS No. 123(Revised), “Share-Based Payment” (“SFAS No. 123R”). The provisions of SFAS No. 123R require all public companies to record compensation cost for stock options provided to employees in return for employee service. The cost is measured at the fair value of the options when granted, and this cost is expensed over the employee service period, which is normally the vesting period of the options. This will apply to awards granted or modified after the first quarter or year beginning after December 15, 2005. Compensation cost will also be recorded for prior option grants that vest after the date of adoption. The effect on results of operations will depend on the level of future option grants, the fair value of the options granted at a future date, as well as the vesting period provided, and so cannot currently be predicted.

2. RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Bank is required to maintain a certain amount of cash on hand or with the Federal Reserve Bank. At December 31, 2004 and 2003 the required reserve balances amounted to $656 and $635, respectively.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

3. INVESTMENT SECURITIES AVAILABLE FOR SALE

The amortized cost and fair market value of securities available for sale as shown in the balance sheets of the Bank are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Market Value
December 31, 2004
U.S. Government and Agency Securities	$62,636	$—	$(946)	$61,690
Mortgage Backed Securities	21,866	16	(101)	21,781
Equity securities	2,748	—	—	2,748

	$87,250	$16	$(1,047)	$86,219

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Market Value
December 31, 2003:
U.S. Government and Agency Securities	$87,741	$142	$(1,232)	$86,651
Equity securities	2,708	—	—	2,708

	$90,449	$142	$(1,232)	$89,359

The scheduled maturities of securities available for sale at December 31, 2004 were as follows:

	Amortized Cost	Fair Market Value
After one year through five years	$26,297	$26,071
After five years through ten years	43,616	42,851
After ten years	17,337	17,297

	$87,250	$86,219

Investment securities with a carrying amount of $58,133 and $42,129 at December 31, 2004 and 2003 respectively, were pledged as collateral on Federal Home Loan Bank and Community Bankers Bank advances and Federal Reserve Bank and for other purposes as required or permitted by law.

At December 31, 2004, and 2003 the carrying amount of securities pledged to secure repurchase agreements was $7,000 and $3,296, respectively. During 2004, 2003 and 2002, proceeds from the sale of investment securities totaled $48,236, $50,141 and $11,753 with gross realized gains of $160, $507, and $131, and gross realized losses of $156, $55 and $90.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

Securities with unrealized losses at year-end 2004 and 2003, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

December 31, 2004

	Less than 12 months		12 months or more		Total Fair Value	Unrealized Loss
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government Agencies	$31,708	$(232)	$22,982	$(714)	$54,690	$(946)
Mortgage Backed	5,429	(40)	3,042	(61)	8,471	(101)

	$37,137	$(272)	$26,024	$(775)	$63,161	$(1,047)

December 31, 2003

	Less than 12 months		12 months or more		Total Fair Value	Unrealized Loss
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government Agencies	$37,698	$(998)	$—	$—	$37,698	$(998)
Mortgage Backed	11,157	(176)	6,673	(58)	17,830	(234)

	$48,855	$(1,174)	$6,673	$(58)	$55,528	$(1,232)

Unrealized losses on bonds have not been recognized into income because the bonds are of high credit quality (rated AA or higher), management has the intent and ability to hold for the foreseeable future, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the bonds approach their maturity date or reset date.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

4. LOANS RECEIVABLE

Loans receivable include the following at December 31:

	2004	2003
Loans held for sale	$29,337	$9,069
Loans receivable, net	246,919	205,913

	$276,256	$214,982

Real estate loans
Mortgage	$75,547	$77,330
Commercial	120,021	93,819
Construction	35,570	17,318

Total real estate loans	231,138	188,467
Commercial	14,688	15,466
Consumer	4,152	5,055
Overdrafts	13	21

Subtotal	249,991	209,009

Loans held for sale	29,337	9,069
Allowance for loan losses	(2,925)	(3,057)
Deferred loan costs (fees)	(147)	(39)

Total Loans	$276,256	$214,982

An analysis of the allowance for loan losses is as follows at December 31:

	2004	2003	2002
Balance beginning of period	$3,057	$3,499	$1,391
Provision for loan losses	271	687	3,253
Loans charged to reserve	(521)	(1,141)	(1,188)
Recoveries credited to reserve	118	12	43

Totals	$2,925	$3,057	$3,499

The Bank had non-accrual loans of $822 and $146 at December 31, 2004 and 2003, respectively. The Bank had $339 and $162 of loans past due 90 days or more still accruing at December 31, 2004 and 2003, respectively.

There were no mortgage loans pledged as collateral for Federal Home Loan Bank advances at December 31, 2004.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

Information regarding impaired loans is as follows:

	December 31,
	2004	2003	2002
Loans with no allocated allowance for loan losses	$—	$—	$—
Loans with allocated allowance for loan losses	175	—	—

Total	$175	$—	$—

Amount of the allowance for loan losses allocated	$44	$—	$—
Average investment in impaired loans	$49	$—	$—
Interest income recognized during impairment	$—	$—	$—
Interest income recognized on a cash basis on impaired loans	$—	$—	$—

No additional funds are committed to be advanced in connection with the impaired loans above.

5. PREMISES AND EQUIPMENT

Premises and equipment include the following at December 31:

	2004	2003
Furniture and equipment	$4,956	$4,358
Leasehold improvements	1,126	761

Total cost	6,082	5,119

Less accumulated depreciation and amortization	(3,615)	(2,864)

Premises and equipment, net	$2,467	$2,255

Depreciation of premises and equipment charged to expense amounted to $919, $1,077, and $864 in 2004, 2003, and 2002, respectively.

6. DEPOSITS

Time deposits in denominations of $100,000 or more totaled $75,878 in 2004 and $67,924 in 2003. Time deposits mature as follows at December 31:

2004
2005	37,839
2006	36,460
2007	24,975
2008	10,655
2009 and thereafter	21,026

Total	$130,955

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

7. BORROWINGS

The Corporation had borrowings outstanding as follows:

December 31, 2004:	Interest Rate	Maturity	Amount
Federal funds purchased	2.40%	Demand	$7,066

Federal Home Loan Bank
Advances	2.44%	May 2, 2005	$500
Advances	2.50%	July 25, 2005	5,000
Advances	2.28%	February 13, 2006	5,000
Advances	2.33%	June 11, 2007	5,000
Advances	3.44%	October 9, 2007	1,000
Advances	2.01%	February 13, 2008	5,000
Advances	3.14%	June 11, 2009	5,000

			$26,500

December 31, 2003:	Interest Rate	Maturity	Amount
Federal funds purchased and repurchase agreements
Federal funds purchased	1.33%	Demand	$5,517
Repurchase agreements	0.25%	Demand	112

			$5,629

Federal Home Loan Bank
Advances	6.48%	May 28, 2004	$400
Advances	1.46%	February 13, 2006	5,000
Advances	2.01%	February 13, 2008	5,000

			$10,400

At December 31, 2004 the Corporation has the following lines of credit:

	Total Line Of Credit	Amount Available
Federal Home Loan Bank, secured	$76,613	$50,113
Community Bankers Bank
Secured	8,700	4,934
Unsecured	12,000	8,700

	$97,313	$63,747

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Corporation may be required to provide additional collateral based on the fair value of the underlying securities.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

Quarter Average balances, rates and maximum balances for FHLB borrowings in 2004 and 2003 are indicated below.

2004	Quarter Average Balance	Average Rate	Quarter Maximum Balance
December 31,	$31,500	2.41%	$37,500
September 30,	38,576	2.10%	45,000
June 30,	12,943	2.01%	25,000
March 31,	10,400	1.92%	10,400

2003	Quarter Average Balance	Average Rate	Quarter Maximum Balance
December 31,	$10,400	1.96%	$10,400
September 30,	18,172	1.63%	36,500
June 30,	15,719	1.78%	33,400
March 31,	15,228	1.83%	23,400

8. SUBORDINATED DEBENTURES

On June 27, 2002, Millennium Capital Trust I, Inc., a subsidiary of the Corporation, was formed for the purpose of issuing redeemable trust preferred securities and purchasing the Corporation’s junior subordinated debentures, which are its sole assets. The Corporation owns all of the Trust’s outstanding common securities. On July 11, 2002, $8,000 of the trust preferred securities were issued in a pooled underwriting totaling approximately $450,000. The securities have a LIBOR-indexed floating rate of interest, which is set and payable on a quarterly basis. During 2004, the interest rates ranged from 4.79 percent to 5.72 percent. During 2003, the interest rates ranged from 4.76 percent to 5.03 percent. The securities have a maturity date of July 2032. The Corporation has the option of redeeming the securities beginning July 2007.

Up to 25 percent of Tier 1 capital may include the above securities for regulatory capital adequacy determination purposes. The portion of the securities not considered as Tier 1 capital will be included in Tier 2 capital. The Corporation and the Trust believe that, taken together, the Corporation’s obligations under the junior subordinated debentures, the Indenture, the Trust declaration and the Guarantee entered into in connection with the issuance of the trust preferred securities constitute a full and unconditional guarantee by the Corporation of the Trust’s obligations with respect to the trust preferred securities. Subject to certain exceptions and limitations, the Corporation may elect from time to time to defer interest payments on the junior subordinated debt securities, which would result in a deferral of distribution payments on the related trust preferred securities.

In accordance with FASB Interpretation No. 46, the Trust is not consolidated with the Company. Accordingly, the Company does not report the securities issued by the Trust as liabilities, and instead reports as liabilities the subordinated debentures issued by the Company and held by the Trust, as they are no longer eliminated in consolidation.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

9. INCOME TAXES

The provision for federal income taxes consists of the following:

	2004	2003	2002
Current (benefit) provision	$307	$(25)	$(470)
Deferred (benefit) provision	723	522	(1,303)

Total provision for income taxes	$1,030	$497	$(1,773)

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes, principally because certain items, such as, allowance for loan losses and loan fees, are recognized in different periods for financial reporting and tax return purposes. A valuation allowance has not been established for deferred tax assets. Realization of the deferred tax assets is dependent on generating sufficient taxable income. Although realization is not assured management believes it is more likely than not that all of the deferred tax asset will be realized. Deferred tax assets are recorded in other assets.

Net deferred tax assets are comprised of the following at December 31:

Deferred Source	2004	2003
Net operating loss carry forward	$—	$522
Start-up costs	—	8
Loan loss reserve	734	764
Unearned loan fees	(50)	(13)
Depreciation	(119)	(197)
Other	(204)	—

Subtotal	361	1,084
Unrealized gain or loss included in other comprehensive income	350	371

Gross deferred tax assets	$711	$1,455

Our tax rate is the statutory tax rate of 34%.

10. REGULATORY MATTERS

The Corporation (on a consolidated basis) and the Bank’s primary supervisory agents are the Federal Reserve and Office of the Comptroller of the Currency (OCC). The supervisory agents have mandated certain minimum capital standards for the industry. In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) outlines various levels of capital adequacy for the industry.

Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Corporation and the Bank’s financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation and the Bank’s capital amounts and classification under the prompt

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations) and of Tier I capital to adjusted total assets (as defined). Management believes as of December 31, 2004 and 2003, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2004, the most recent notification from the regulators categorized the Corporation and the Bank as well capitalized under the regulatory framework for prompt correction action. To be categorized as well capitalized the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.

The Corporation’s actual capital amounts and ratios are as follows:

	Actual Amount	Ratio	Minimum Capital Requirement		Minimum To be Well Capitalized
			Amount	Ratio	Amount	Ratio
As of December 31, 2004
Total Risk-based Capital (to risk-weighted assets)
Consolidated	$58,716	23.10%	$17,097	8.00%	$21,371	10.00%
Bank	33,053	13.04	17,065	8.00	21,331	10.00
Tier I Capital (to risk-weighted assets)
Consolidated	55,791	21.95	8,549	4.00	12,823	6.00
Bank	30,266	11.94	12,489	4.00	18,733	6.00
Tier I Capital (to average assets)
Consolidated	55,791	15.57	12,510	4.00	15,638	5.00
Bank	30,266	8.91	12,489	4.00	15,611	5.00

As of December 31, 2003
Total Risk-based Capital (to risk-weighted assets)
Consolidated	$27,313	12.78%	$17,097	8.00%	$21,371	10.00%
Bank	25,763	12.10	17,065	8.00	21,331	10.00
Tier I Capital (to risk-weighted assets)
Consolidated	20,796	9.73	8,549	4.00	12,823	6.00
Bank	23,097	10.85	12,489	4.00	18,733	6.00
Tier I Capital (to average assets)
Consolidated	20,796	6.65	12,510	4.00	15,638	5.00
Bank	23,097	7.40	12,489	4.00	15,611	5.00

In November 2002, the OCC issued to the Bank and its Directors, a “Memorandum of Understanding (MOU)”. As a result of the OCC’s March 2004 examination findings (most recent examination), the Bank was notified that it has complied with the MOU and therefore the MOU was lifted.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

11. OPERATING LEASES

The Bank leases its corporate headquarters and most of its branch facilities under non-cancelable lease agreements. Most of these leases provide for the payment of property taxes and other costs by the Bank and include one or more renewal options ranging up to ten years.

The following are the future minimum lease payments at December 31, 2004:

Years ending December 31,
2005	$604
2006	521
2007	464
2008	466
2009	398
2010 and thereafter	469

Total	$2,922

Rent expense amounted to $697, $597, and $597 for the years ended December 31, 2004, 2003 and 2002, respectively.

12. PROFIT SHARING PLAN

The Corporation maintains a 401(k) profit sharing plan, which has also been adopted by Millennium Bank, N.A., Millennium Capital, Inc., and Millennium Brokerage Services, Inc. The Plan covers substantially all full time employees. The Plan allows the Corporation, and its affiliates, to make contributions to the plan at the discretion of management. The Corporation and affiliates made no contributions to the 401(k) plan for the years ended December 31, 2004, 2003, and 2002.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

13. OTHER INCOME AND OTHER OPERATING EXPENSE

	2004	2003	2002
Other income consists of the following:
Commissions and fees	$208	$132	$60
Other income	200	159	116

Total other income	$408	$291	$176

	2004	2003	2002
Other operating expenses consist of the following:
Dues and fees	$163	$417	$463
Franchise taxes and miscellaneous taxes	183	229	85
Insurance expense	84	240	163
Meetings and seminar expense	82	170	170
Miscellaneous operating expenses	590	122	164
Office expenses	554	487	544
Lawsuit settlements and operating losses	81	328	177
Outside services	191	439	817
Professional fees	1,043	862	1,170
Other loan expense	413	200	104
Organizational expense	—	—	148

Total Other Operating Expenses	$3,384	$3,494	$4,005

14. RELATED PARTY TRANSACTIONS

Through the normal course of business, the Corporation receives general legal services from law firms under the control of certain Directors. Legal fees paid to these law firms were $74, $38, and $44 for the years ended December 31, 2004, 2003, and 2002, respectively.

In 2003 and 2004, the Corporation leased space in Herndon, Virginia from a related party in the amount of $107 and $121, respectively and space in Reston, Virginia in the amount of $208 and $222, respectively.

The Bank has entered into loan transactions with certain directors, executive officers, and their affiliates. The aggregate amount of loans to such related parties at December 31, 2004 and 2003 was $6,911 and $7,507, respectively. During 2004, new loans made to such related parties amounted to $529 and payments amounted to $3,195. During 2003, new loans made to such related parties amounted to $1,705 and payments amounted to $3,580.

The Bank has also entered into deposit transactions with certain directors, executive officers, and their affiliates. Total deposits at December 31, 2004 and 2003 were $3,587 and $3,728, respectively.

In 2003, one of the executive officers elected to accept stock options for 31,688 shares valued at approximately $78 in lieu of cash compensation due for 2003.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

15. COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT

Credit Related Financial Instruments

The Corporation is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve to varying degrees elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Corporation’s exposure to credit loss is represented by the contractual amount of these commitments. The Corporation follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, the following financial instruments, the majority of which are at variable rates, were outstanding whose contract amounts represent credit risk:

	2004	2003
Commitments to grant loans, commercial pipeline and unfunded commitments under lines of credit	$74,481	$37,910
Commercial and standby letters of credit	1,095	1,814

	$75,576	$39,724

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. These loans are considered in the pipeline until closing of the loan.

Unfunded commitments are closed loans where the customer has not drawn the entire amount of the loan and include commercial lines-of-credit, revolving credit lines and overdraft protection agreements. These commitments may expire without being drawn upon or may be partially drawn on. Therefore, the total commitment amounts do not necessarily represent future cash requirements.

Commercial and standby letters-of-credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. These letters-of-credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Corporation generally holds collateral supporting those commitments if deemed necessary.

Legal

Various legal claims also arise from time to time in the normal course of business, which, in the opinion of management, will have no material effect on the Corporation’s consolidated financial statements.

Recourse on Loans

The Corporation has sold loans during the year with limited recourse that is applicable only for the first 120 days. Management estimates no material expenses due to these provisions.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

16. STOCK OPTION PLAN

On August 12, 1999, the Corporation adopted an Incentive Stock Option Plan. The total number of shares granted under the plan cannot exceed 2,000,000 shares. The plan is administered by the Board of Directors of the Corporation and the plan will terminate as of August 11, 2009. The Board has given the Chairman of the Corporation the authority to grant 300,000 shares to key employees at his discretion. Under the plan, the option price of the shares must be granted at not less than fair market value, the options term may not exceed ten years and the options are not transferable.

	2004		2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	626,398	$5.71	797,082	$5.33	767,632	$5.00
Granted	131,841	6.63	144,688	6.63	150,950	6.83
Exercised	(12,320)	5.00	(111,040)	5.00	—	—
Cancelled/Expired/Restored	27,030	5.24	(204,332)	5.24	(121,500)	5.13

Outstanding, end of year	772,949	5.87	626,398	5.71	797,082	5.33

Options exercisable at end of year	484,030	$5.81	270,613	$5.75	321,846	$5.00
Weighted average fair value of options granted during the year		$2.51		$1.93		$.57

Information pertaining to options outstanding at December 31, 2004 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$5.00	459,832	7.3 years	$5.00	323,639	$5.00
$6.20 - $8.42	313,117	9.4 years	$6.99	160,391	$7.25

The vesting period of the remaining options is as follows:

Vested and exercisable	484,030
February 1, 2005	107,813
February 1, 2006	86,080
February 1, 2007	24,740
February 1, 2008	36,953
February 1, 2009	33,333

772,949

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

17. EARNINGS PER SHARE

The following table shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of potential dilutive common stock.

	For the Years Ended December 31,
	2004		2003		2002
	Shares	Per Share Amount	Shares	Per Share Amount	Shares	Per Share Amount
Weighted average shares Outstanding, and basic Earnings (loss) per share	7,037,771	$0.29	3,551,251	$0.27	3,456,674	$(1.00)

Effect of dilutive securities
Stock options	318,476		143,248		—
Warrants	—		504,162			—

Weighted average shares Adjusted for dilution and Diluted earnings (loss) per share	7,356,247	$0.27	4,198,661	$0.23	3,456,674	$(1.00)

18. OTHER COMPREHENSIVE INCOME

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:

	Years Ended December 31,
	2004	2003	2002
Change in unrealized holding gains (losses) on Available-for-sale securities	$63	$(1,221)	$654
Reclassification adjustment for losses (gains) realized in income	(4)	(452)	(41)

Net unrealized gains (losses)	59	(1,673)	613
Tax effect	(20)	569	(208)

Other comprehensive income	$39	$(1,104)	$405

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

19. PARENT COMPANY ACTIVITY

The balance sheets and statements of income for the Corporation only, are as follows at December 31:

BALANCE SHEETS

	2004	2003
Assets:
Interest bearing deposits in banks	$5,008	$848
Investment in subsidiaries	29,679	22,798
Investment	1,999	—
Loans (net)	18,118	—
Other assets	423	370

Total Assets	$55,227	$24,016

Liabilities:
Subordinated debentures	8,000	8,000
Other liabilities	116	98

Total Liabilities	8,116	8,098

Stockholders’ equity:
Common stock	43,902	18,214
Paid-in capital	4,056	599
Accumulated other comprehensive income (loss)	(680)	(719)
Retained earnings (deficit)	(167)	(2,176)

Total Stockholders’ Equity	47,111	15,918

Total Liabilities and Stockholders’ Equity	$55,227	$24,016

STATEMENTS OF INCOME

	2004	2003	2002
Equity in earnings of Bank	$2,168	$1,365	$(3,268)
Equity in earnings of Brokerage Services	8	(5)	24
Equity in earnings of E-Banking	(149)	(9)	—
Equity in earnings of Financial Inc.	3	(3)	3
Other income (expenses)	(287)	49	16
Interest income, (expense) net	266	(432)	(221)

Net income (loss)	$2,009	$965	$(3,446)

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

20. PARENT COMPANY ACTIVITY

STATEMENTS OF CASH FLOWS

	2004	2003	2002
Cash Flows from Operating Activities
Net (loss) income	$2,009	$965	$(3,446)
Equity in undistributed net income (loss) of subsidiaries	(2,030)	(1,348)	3,241
Subtotal	(21)	(383)	(205)

Increase in other assets	(53)	(150)	(92)
Increase (decrease) in other liabilities	18	93	(101)

Net Cash Provided (Used) by Operating Activities	(56)	(440)	(398)

Cash Flows from Investing Activities
Increase in Investments	(6,000)	—	—
Sales of Investments	4,001	—	—
Increase in loans	(18,118)	—	—
Increase in investment in subsidiaries	(4,812)	—	(13,000)

Net Cash Provided (Used) by Investing Activities	(24,929)	—	(13,000)
Cash Flows from Financing Activities
Proceeds from short term borrowings	—	—	(950)
Proceeds from subordinated debentures	—	—	8,000
Net proceeds from issuance of common stock	24,646	555	7,960
Net proceeds from redemption of warrants	4,499	—	—
Proceeds used to reacquire common stock	—	—	(942)

Net Cash Provided by Financing Activities	29,145	555	14,068

Net Increase (Decrease) in Cash and Due from Banks	4,160	115	670
Cash and Due from Banks, beginning of year	848	733	63

Cash and Due from Banks, end of year	$5,008	$848	$733

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

21. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The assumptions used and the estimates disclosed represent management’s best judgment of appropriate valuation methods. These estimates are based on pertinent information available to management as of the respective reporting dates. In certain cases, fair values are not subject to precise quantification or verification and may change as economic and market factors, and management’s evaluation of those factors change.

Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, these fair value estimates are not necessarily indicative of the amounts that the Corporation would realize in a market transaction. Because of the wide range of valuation techniques and the numerous estimates, which must be made, it may be difficult to make reasonable comparisons of the Corporation’s fair value information to that of other financial institutions. SFAS 107 excludes certain financial instruments from its disclosure requirement. Because of this and the many uncertainties discussed above, the aggregate fair value amount should in no way be construed as representative of the underlying value of the Corporation. The estimated fair values of the Corporation’s financial instruments at December 31, 2004 and 2003 are as follows:

	December 31, 2004		December 31, 2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$2,974	$2,974	$2,305	$2,305
Federal funds sold	55	55	61	61
Investment securities available for sale	86,219	86,219	89,359	89,359
Loans held for sale	29,337	30,025	9,069	9,132
Loans receivable, net	246,919	254,579	205,913	206,570
Accrued interest receivable	1,583	1,583	1,475	1,475

Financial liabilities:
Deposits	280,833	283,642	272,113	273,460
Federal funds purchased	7,066	7,066	5,629	5,629
Short term borrowings	5,500	5,500	400	400
Long term borrowings	21,000	21,000	18,000	18,000
Subordinated debentures Accrued interest payable	581	581	540	540

The following methods and assumptions were used to estimate the fair value amounts at December 31, 2004 and 2003:

Cash and Cash Equivalents

Carrying amount approximates fair value.

Loans Held for Sale

Fair value is based on selling prices arranged by arms-length contracts with third parties.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

Loans Receivable, Net of Allowance

Fair value of loans is estimated using discounted cash flow analyses based on contractual repayment schedules. The discount rates used in these analyses are based on either the interest rates paid on U.S. Treasury securities of comparable maturities adjusted for credit risk and non-interest operating costs or the interest rates currently offered by the Bank for loans with similar terms to borrowers of similar credit quality.

Investment Securities Available-for Sale

Fair value is based on quoted market prices, excluding Federal Home Loan Bank stock. Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Deposit Liabilities

The carrying amount of deposit liabilities payable on demand, consisting of NOW accounts, money market deposits, statement savings and other deposit accounts approximates fair value. Fair value of fixed-rate certificates of deposit is estimated based on discounted cash flow analyses using the remaining maturity of the underlying accounts and interest rates currently offered on certificates of deposit with similar original maturities

Borrowings

The carrying amount of short-term FHLB advances approximates fair value. Fair value of all other borrowings is estimated based on discounted cash flow analyses using the remaining maturity of the borrowings and interest rates currently in effect on borrowings with similar original maturities.

Accrued Interest

The carrying amounts of accrued interest approximate fair value.

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

22. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

	Quarter Ended December 31, 2004	Quarter Ended September 30, 2004	Quarter Ended June 30, 2004	Quarter Ended March 31, 2004
Interest income	$4,965	$4,867	$4,398	$4,142
Net interest income	3,026	2,995	2,727	2,469
Provision for loan losses	—	(163)	(108)	(0)
Income before income taxes	1,167	984	569	319
Income taxes	(383)	(349)	(190)	(108)

Net income	$784	$635	$379	$211

Earnings per share:
Basic	.09	.07	.05	.06
Diluted	.08	.07	.05	.06

	Quarter Ended December 31, 2003	Quarter Ended September 30, 2003	Quarter Ended June 30, 2003	Quarter Ended March 31, 2003
Interest income	$4,059	$4,169	$4,343	$4,294
Net interest income	2,354	2,459	2,450	2,368
Provision for loan losses	(87)	(300)	(150)	(150)
Loss before income taxes	265	278	306	613
Income taxes	(90)	(95)	(104)	(208)

Net income	$175	$183	$202	$405

Earning per share:
Basic	.05	.05	.06	.11
Diluted	.04	.04	.05	.10

MILLENNIUM BANKSHARES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004 AND 2003

(dollars in thousands, except per share data)

23. SEGMENT INFORMATION

The reportable segments are determined by the products and services offered, primarily distinguished between banking and mortgage banking operations. Loans, investments and deposits provide the revenues in the banking operation, and loan sales provide the revenue in mortgage banking. All operations are domestic

The accounting policies used are the same as those described in the summary of significant accounting policies except that loan fees are not deferred at the segment level. Segment performance is evaluated using net income. There is no goodwill. Income taxes are allocated separately and indirect expenses are allocated against revenue. Transactions among segments are made at fair value. Information reported internally for performance assessment follows.

2004

	Banking	Mortgage Banking	Consolidated Total
Net Interest Income	$10,837	$380	$11,217

Other revenue	656	(95)	561

Noncash items:
Depreciation	756	163	919
Provision for loan loss	271	—	271
Net gain on sale of loans	992	6,415	7,407
Income tax expense	1,548	(518)	1,030
Segment profit (loss)	3,016	(1,007)	2,009
Segment Assets	$342,106	$29,752	$371,858
2003
	Banking	Mortgage Banking	Consolidated Total
Net Interest Income	$8,898	$733	$9,631

Other revenue	879	36	915

Noncash items:
Depreciation	1,077	—	1,077
Provision for loan loss	687	—	687
Net gain on sale of loans	575	3,018	3,593
Income tax expense	750	(253)	497

Segment profit	1,457	(492)	965
Segment Assets	$304,177	$9,219	$313,396

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

Date:	By:	/s/ Carroll C. Markley
Carroll C. Markley
Chairman, President and Chief Executive Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carroll C. Markley Carroll C. Markley	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2005

/s/ Janet A. Valentine Janet A. Valentine	Chief Financial Officer (Principal Financial and Accounting Officer)	April 14, 2005

/s/ Michael Colen Michael Colen	Director	April 14, 2005

/s/ L. James D’Agostino L. James D’Agostino	Director	April 14, 2005

/s/ Susan B. Gregg Susan B. Gregg	Director	April 14, 2005

/s/ William P. Haggerty William P. Haggerty	Director	April 14, 2005

/s/ Stewart R. Little Stewart R. Little	Director	April 14, 2005

/s/ David B. Morey David B. Morey	Director	April 14, 2005

/s/ Robert T. Smoot Robert T. Smoot	Director	April 14, 2005

/s/ Douglas K. Turner Douglas K. Turner	Director	April 14, 2005

Exhibit Index

3.1	Articles of Incorporation (restated in electronic format), attached as Exhibit 3.1 to the Registration Statement on Form SB-2, as amended, Registration No. 333-72500, filed with the Commission on October 30, 2002 (the “Form SB-2”), incorporated herein by reference.

3.2	Bylaws, attached as Exhibit 3.2 to the Form SB-2, incorporated herein by reference.

4.1	Form of Common Stock Certificate, attached as Exhibit 4.1 to the Form SB-2, incorporated herein by reference.

10.1	Executive Employment Agreement of Carroll C. Markley effective as of January 1, 2005.

10.2	Form of Employee Stock Option of Millennium Bankshares Corporation, attached as Exhibit 10.2 to the Form SB-2, incorporated herein by reference.

10.3	Millennium Bankshares Corporation Incentive Stock Option Plan, attached as Exhibit 4.3 to the Registration Statement on Form S-8, Registration No. 333-101076, filed with the Commission on November 7, 2002, incorporated herein by reference.

10.4	Executive Employment Agreement of Janet A. Valentine effective as of January 1, 2004.

10.5	Executive Employment Agreement of Anita L. Shull effective as of May 27, 2004.

10.6	Commercial Lease Agreement between 1051 Elden Street, L.L.C., the lessor, and Millennium Bank, N.A., the lessee, dated April 1, 2003, attached as Exhibit 10.1 to the Quarterly Report on Form 10-QSB for the period ended June 30, 2003, incorporated herein by reference.

10.7	Commercial Lease Agreement between Corinth Investments, LLC, the lessor, and Millennium Bank, N.A., the lessee, dated January 22, 2004, attached as Exhibit 10.2 to the Quarterly Report on Form 10-QSB for the period ended March 31, 2004, incorporated herein by reference.

21	List of Subsidiaries, attached as Exhibit 21 to the Annual Report on Form 10-KSB for the year ended December 31, 2002, incorporated herein by reference.

23	Consent of Crowe Chizek and Company LLC.

31.1	Rule 13a-14(a) Certification of Chief Executive Officer

31.2	Rule 13a-14(a) Certification of Chief Financial Officer.

32.1	Statement of Chief Executive Officer Pursuant to 18 U.S.C. § 1350.

32.2	Statement of Chief Financial Officer Pursuant to 18 U.S.C. § 1350.

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Millennium Bankshares Corporation to be held on Thursday, May 5, 2005 at 3:00 p.m. at the Reston Community Center at Lake Anne, 1609A Washington Plaza, North, Reston, Virginia 20190.

At the Annual Meeting, you will be asked to elect three (3) directors for terms of three years. Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

Carroll C. Markley
Chairman, President & Chief Executive Officer

Reston, Virginia

April 12, 2005

1601 WASHINGTON PLAZA

RESTON, VIRGINIA 20190

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Millennium Bankshares Corporation will be held on Thursday, May 5, 2005 at 3:00 p.m. at the Reston Community Center at Lake Anne, 1609A Washington Plaza, North, Reston, Virginia, for the following purposes:

1.	To elect three (3) directors to serve for terms of three years expiring at the 2008 annual meeting of shareholders; and

2.	To act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of common stock of record at the close of business on March 4, 2005, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Anita L. Shull
Secretary

April 12, 2005

MILLENNIUM BANKSHARES CORPORATION

1601 Washington Plaza

Reston, Virginia 20190

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, par value $5.00 per share, of Millennium Bankshares Corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 5, 2005 at 3:00 p.m. at the Reston Community Center at Lake Anne, 1609A Washington Plaza, Reston, Virginia, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 8, 2005 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

On March 4, 2005, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 8,785,959 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of common stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

Three directors will be elected at the Annual Meeting. The Board of Directors nominates, for election at the Annual Meeting, the individuals listed below. Eight other directors are serving terms that end in either 2006 or 2007, as indicated below. Grayson P. Hanes is standing for election for the first time.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the three nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, the persons named in the proxy will follow such instructions.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year that each individual was first elected to the Board of Directors:

Nominees for Election of “Class C” Directors with Terms Expiring in 2008

Grayson P. Hanes, 67, has been a director since 2005.

Mr. Hanes is a partner in the law firm of Reed Smith LLP in Falls Church, Virginia, that specializes in civil litigation, administrative land use matters, land use litigation and eminent domain litigation. Previously, he was an owner of Hazel & Thomas P.C, from 1987 to 1999.

Stewart R. Little, 50, has been a director since 1998.

Mr. Little is the owner of and has served as president of SRL, Inc. in Scottsdale, Arizona, a company that serves Native American organizations in the areas of Information Technology and Business/Management consulting, since 1995.

David B. Morey, 56, has been a director since 1998.

Mr. Morey serves as President of a mortgage group focused on lending within Millennium Capital, Inc., the mortgage-lending subsidiary of Millennium Bank, N.A. Mr. Morey has been employed with Millennium Capital, Inc. in various capacities since 2001. During 2000 and 2001, he served as president and director of Next Generation Media, Inc., and was president of United Marketing Solutions, Inc., a wholly owned subsidiary of Next Generation Media, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent “Class B” Directors with Terms Expiring in 2007

L. James D’Agostino, 53, has been a director since 1998.

Mr. D’Agostino is an attorney with the law firm of Greenberg Traurig LLP in Tysons Corner, Virginia. Previously, he was an attorney with the law firm of Reed Smith LLP in Vienna, Virginia from 1998 until March 2005.

Arthur J. Novick, D.D.S., 59, has been a director since 1998.

Dr. Novick is the president of the professional dental corporation of Novick, Hartz and Hall in Reston, Virginia where he has been providing dental services since 1972.

Robert T. Smoot, 53, has been a director since 1998.

Mr. Smoot has been employed by the Department of Veterans Affairs in Washington D.C. since 1981. He has also been active in real estate development and management as an owner of C Squared Management & Development in Great Falls, Virginia since 1996.

Douglas K. Turner, 62, has been a director since 1998.

Mr. Turner founded and serves as chairman of CMS Information Services, Inc., in Vienna, Virginia, a company that provides PC based custom software and systems design, development, and support for business applications.

Incumbent “Class A” Directors with Terms Expiring in 2006

Carroll C. Markley, 66, has been a director since 1998.

Mr. Markley is the founding chairman, president, and chief executive officer of the Company and Chairman and chief executive officer of the Bank. He was the founding president and chief executive officer of First Patriot Bankshares Corporation and Patriot National Bank in Reston, Virginia from 1990 until its sale in 1997. He also served as chairman and chief executive officer of United Bank in Reston, Virginia in 1997 and 1998.

Michael Colen, 55, has been a director since 2004.

Mr. Colen is the owner and proprietor of James, LTD., a retail men’s clothier in Tysons Corner, Virginia. Previously, he also owned and operated M.C. Jeans dba Versace Jeans Couture in Tysons Corner, Virginia from 1995 until 2002.

Susan B. Gregg, CPA, CFP, 56, has been a director since 2004.

Ms. Gregg is a partner with the certified public accounting firm of Goodman and Company, L.L.P. working in the firm’s Tysons Corner, Virginia office were she has been employed since 1984. Ms. Gregg has broad experience in the areas of personal, corporation, and partnership taxation, dealing with complex business and personal issues, including tax planning, entity structuring, and succession planning.

William P. Haggerty, CPA, CVA, 59, has been a director since 2004.

Mr. Haggerty has been a principal and owner of the certified public accounting and consulting firm of Haggerty & Associates in Bethesda, Maryland, since 1990. Additionally, he has been a principal and investor in the financial consulting firm of Haggerty, Knox & Associates in Bethesda, Maryland, since 1993, where he consults in mergers and acquisitions, business valuations, financial analysis, forecasting and budgeting, business planning, and corporate finance and planning.

Executive Officers Who Are Not Directors

Jerry D. Medlock, 49, has been executive vice president and chief credit officer of the Bank since 2003. Mr. Medlock previously served as senior vice president in charge of business development of Marshall National Bank & Trust Company from 1996 to 2003.

Anita L. Shull, CPA, 43, has been executive vice president and chief operating officer of each of the Company and the Bank since 2002 and was elected President of the Bank in May 2004. Ms. Shull served as executive vice president and chief financial officer for Marshall National Bank & Trust Company in Marshall, Virginia, where she was employed from 1990 to 2002. Prior to joining Marshall National Bank & Trust Company, Ms. Shull was employed by Yount, Hyde & Barbour, P.C., a certified public accounting firm.

Janet A. Valentine, CPA, 53, has been executive vice president and chief financial officer each of the Company and the Bank since 2002. Ms. Valentine previously served as chief financial officer of Cardinal Financial Corporation in Fairfax, Virginia from 2000 until 2002. Ms. Valentine was chief financial officer of Heritage Bank in McLean, Virginia from 1999 until its purchase by Cardinal Financial Corporation in 2000. Ms. Valentine was one of the founding team members and the chief financial officer of Alliance Bank in Fairfax, Virginia, from 1997 to 1999.

Security Ownership of Management

The following table sets forth, as of December 31, 2004, certain information with respect to beneficial ownership of shares of common stock by each of the members of the Board of Directors (which includes the nominees), by each of the executive officers named in the “Summary Compensation Table” below (the “named executive officers”) and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Address	Common Stock Beneficially Owned (1)		Percentage of Class
Michael Colen	9837 Avenel Farm Drive Potomac, MD 20854	12,000		0.137%

L. James D’Agostino	1122 Litton Lane McLean, Virginia 22101	24,940		0.284%

Grayson P. Hanes	2651 Park Tower Drive Unit 308 Vienna, Virginia 22180	0	(2)	0.000%

Susan B. Gregg	418 East Street, N.E. Vienna, Virginia 22180	190		0.002%

William P. Haggerty	5309 Wakefield Road Bethesda, Maryland 20816	330		0.004%

Name	Address	Common Stock Beneficially Owned (1)	Percentage of Class
Stewart R. Little	14812 N. 94th Place Scottsdale, Arizona 85260	61,960	0.706%

Carroll C. Markley	11776 Stratford House Way Reston, Virginia 20190	389,367	4.324%

Jerry Medlock	1385 Freeman Drive Amissiville, Virginia 20106	10,000	0.114%

David B. Morey	1416 Rosewood Hill Drive Vienna, Virginia 22182	73,900	0.841%

Arthur J. Novick	11300 Stoneledge Court Reston, Virginia 20191	92,540	1.054%

Anita L. Shull	241 Fairfield Drive Winchester, Virginia 22602	50,397	0.572%

Robert T. Smoot	358 Gallop Wood Place Great Falls, Virginia 22066	93,556	1.065%

Douglas K. Turner	506 Prince Street Alexandria, Virginia 22314	96,990	1.104%

Janet A. Valentine	2101 Glencourse Lane Reston, Virginia 20191	9,180	0.104%

All present executive officers and directors as a group (14) persons)		915,350	10.092%

(1)	Amounts disclosed include shares of common stock that certain directors and officers have the right to acquire upon the exercise of stock options exercisable within 60 days, as follows: Mr. D’Agostino, 1,310; Ms. Gregg, 60; Mr. Haggerty, 130; Mr. Little, 1,560; Mr. Markley, 223,470; Mr. Medlock, 10,000. Mr. Morey, 2,310; Dr. Novick, 1,750; Ms. Shull, 35,821; Mr. Smoot, 1,940; Mr. Turner, 3,590; and Ms. Valentine, 8,000.

(2)	Mr. Hanes was appointed a director in January 2005 and purchased 5,000 shares in January 2005.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 1, 2005, certain information with respect to the beneficial ownership of shares of common stock by each person who owns, to the Company’s knowledge, more than five percent of the outstanding shares of common stock.

Name	Common Stock Beneficially Owned	Percentage of Class
Goldman Sachs Asset Management, L.P. (1) 32 Old Slip NY, NY 10005	776,678	8.85%

Jeffrey A. Miller (2) Eric D. Jacobs Miller & Jacobs Capital, L.L.C. P.O. Box 26039 Gallows Bay Station Christiansted, St. Croix, USVI 00824	546,490	6.22%

Wellington Management Company, LLP (3) 75 State Street Boston, MA 02109	510,000	5.81%

(1)	In a Schedule 13G filed with the SEC on February 11, 2005, Goldman Sachs Asset Management, L.P. reported sole voting power with respect to 613,065 shares of common stock and shared dispositive power with respect to 776,678 shares of common stock in its capacity as investment adviser on behalf of third parties.

(2)	In an Amendment No. 1 to Schedule 13G filed with the SEC on February 18, 2005, Jeffrey A. Miller, Eric D. Jacobs and Miller & Jacobs Capital, L.L.C. each reported shared voting and dispositive power with respect to 546,490 shares of common stock. According to the Schedule 13G, Miller & Jacobs Capital, L.L.C. is deemed to have beneficial ownership of such shares in its capacity as general partner for a third-party partnership, sub-advisor with discretionary investment authority for two other entities and investment manager for an additional entity. Messrs. Jacobs and Miller are the sole managers and members of Miller & Jacobs Capital, L.L.C.

(3)	In a Schedule 13G filed with the SEC on February 14, 2005, Wellington Management Company, LLP reported shared voting and dispositive power with respect to 510,000 shares of common stock in its capacity as investment adviser to its clients.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of common stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of common stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2004, all filing requirements applicable to its directors and executive officers were satisfied.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Independence of the Directors

The Board of Directors has determined that the following eight individuals of its 11 members are independent as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”): Michael Colen, J. Anthony D’Agostino, Susan B. Gregg, William P. Haggerty, Stewart R. Little, Arthur J. Novick, Robert T. Smoot and Douglas K. Turner.

Code of Ethics

The Board of Directors has approved a Code of Ethics for senior financial officers, which among others is applicable to the Company’s chief executive officer, chief financial officer and other principal executive and financial officers. The Code addresses such topics as compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, honest and ethical conduct, and avoidance of conflicts of interest. The code is available on the Company’s web page at www.millenniumbankshares.com.

Board and Committee Meeting Attendance

There were thirteen meetings of the Board of Directors in 2004. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2004.

Committees of the Board

The Company has an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating and Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee is chaired by Mr. Smoot and members include Messrs. Haggerty, Little, Novick, and Turner. The Audit Committee met 11 times during 2004. Additional information with respect to the Audit Committee is discussed below under “Audit Information.”

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined by Nasdaq’s listing standards. The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Haggerty and Ms Gregg qualify as audit committee financial experts as defined by SEC regulations.

Compensation Committee

The Compensation Committee reviews senior management’s performance and compensation and reviews and sets guidelines for compensation of all employees. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors.

The Compensation Committee is co-chaired by Ms. Gregg and Mr. Haggerty and members include Messrs. Colen, Smoot, and Turner. The Board of Directors has determined that all of the members of the Compensation Committee are independent as defined by Nasdaq’s listing standards. The Compensation Committee met nine times during 2004.

Executive Committee

The Executive Committee is chaired by Mr. Markley and members include Messrs. Colen, D’Agostino, Morey, and Turner. The Company’s bylaws empower the Executive Committee to exercise the full authority of the Board of Directors when it is not in session, except as otherwise provided in the Virginia Stock Corporation Act. The Executive Committee held seven meetings during 2004.

Nominating and Governance Committee

The Nominating and Governance Committee was formed in March 2004. The Board of Directors has adopted a charter for the Nominating and Governance Committee, which requires it to review and submit director nominees to be considered for election by the Company and its subsidiaries. The Nominating and Governance Committee is also charged with the development and review of the Company’s governance policies on an ongoing basis.

The Committee is comprised of Messrs. Colen, Haggerty, and Ms. Gregg. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent as defined by Nasdaq’s listing standards. The Nominating and Governance Committee met once during 2004. In identifying potential nominees, the Nominating and Governance Committee takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise.

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and by management, and the Nominating and Governance Committee will also consider candidates suggested informally by a shareholder of the Company. Grayson P. Hanes, who is standing for election for the first time, was suggested by Carroll C. Markley.

The Nominating and Governance Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors; and

•	The prospective nominee’s involvement within the communities the Company serves.

Director Nomination Process

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the Company will not consider the nominee. To be timely for the 2006 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2006 Annual Meeting of Shareholders” described below. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article Two of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is 1601 Washington Plaza, Reston, Virginia 20190.

Executive Sessions

In accordance with the Nasdaq Marketplace Rules, the Company holds executive sessions of independent directors as needed, where directors meet on an informal basis, following regularly scheduled Board meetings. Mr. Turner serves as chairman for executive sessions.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Eight of the directors attended the 2004 annual meeting.

Communications with Directors

Any shareholder desiring to contact the Board of Directors, or any individual director serving on the Board, may do so by written communication mailed to: Board of Directors, Attention: [insert name of director(s), as applicable], care of the Assistant Corporate Secretary, Millennium Bankshares Corporation, 1601 Washington Plaza, Reston, Virginia 20190. Any proper communication so received will be processed, without screening, by the Assistant Corporate Secretary and be promptly delivered to each member of the Board of Directors, or, as appropriate, to the director(s) named in the communication.

Director Compensation

As compensation for their services to the Company, each member of the Board of Directors may receive stock option grants for each Board and committee meeting attended. Under this program, stock options are fully exercisable at the grant date and expire ten years from the date of grant. Board members who are also senior executive officers of the Company do not receive any additional compensation above their regular salary for attending Board or committee meetings.

In 2003, the Company’s directors did not receive options or any other compensation for their services as directors; however, the directors did receive options in February 2005 based on their attendance at meetings in 2003, which afforded each member options to acquire 30 shares of common stock for each Board meeting attended and options to acquire 20 shares of common stock for each committee meeting attended. No options were granted to directors in 2004.

EXECUTIVE COMPENSATION AND

RELATED PARTY TRANSACTIONS

Executive Compensation

The following table shows, for the fiscal years ended December 31, 2004, 2003, and 2002 the cash compensation that the Company paid, as well as certain other compensation paid or accrued for those years, to the named executive officers in all capacities in which they served:

Summary Compensation Table

	Year	Annual Compensation				Long Term Compensation
Name and Principal Position		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)		All Other Compensation ($) (1)
Carroll C. Markley chairman, president and chief executive officer	2004 2003 2002	180,000 96,730 175,000	36,315 — 48,300	* * *		46,292 31,688 —	(2) (3)	— 252 233

Jerry Medlock executive vice president and chief lending officer (5)	2004 2003	165,000 128,064	45,044 61,278	* *		11,762 10,000		— —

Anita L. Shull executive vice president and chief operating officer(5)	2004 2003 2002	150,000 124,596 38,007	30,263 — —	* 12,792 *	(4)	17,821 5,000 20,000		— 16 —

Janet A. Valentine executive vice president and chief financial officer(5)	2004 2003 2002	120,000 110,423 35,534	14,526 — —	* * *		8,554 5,000 10,000		— 59 —

*	All other benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(1)	Amounts disclosed in this column represent payments by the Company to the executive officer’s account in the Company’s 401(k) plan.

(2)	In 2003, Mr. Markley forfeited all options that were scheduled to vest in 2003 due to the less than satisfactory financial performance. In March 2004, the board of directors approved allowing those options that would have vested in 2003 to be vested for Mr. Markley’s option grant for 2004.

(3)	During November 2003, the Company and Mr. Markley amended the terms of Mr. Markley’s employment agreement to convert his cash compensation for the last six months of 2003 into stock options under the employee’s incentive stock option program. Under the terms of the amendment, the options were granted on November 13, 2003 and fully vested on December 31, 2003 following Mr. Markley’s continued employment through December 31, 2003.

(4)	Amount includes the payment of $3,654 in country club dues and expenses and $9,138 attributable to the use of a company car.

(5)	Mr. Medlock’s employment with the Company commenced March 3, 2003, Ms. Shull’s commenced August 14, 2002 and Ms. Valentine’s commenced August 24, 2002.

Stock Options

The following table sets forth for the year ended December 31, 2004 the grants of stock options to the named executive officers:

Option Grants In Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%) (1)	Exercise or Base Price ($/Share)	Expiration Date
Carroll C. Markley	46,292	35.1	5.00	Various	(2)

Jerry D. Medlock	11,762	8.9	6.95	May 14, 2014

Anita L. Shull	17,821	13.5	6.95	May 14, 2014

Janet A. Valentine	8,554	6.5	6.95	May 14, 2014

(1)	Options to purchase 131,841 shares of common stock were granted to employees during the year ended December 31, 2004. Mr. Markley’s and Ms. Shull’s options vested immediately. Mr. Medlock and Ms. Valentine’s options vest 50% in the 4th year and the remaining in the 5th year.

(2)	In 2003, Mr. Markley forfeited all options that were scheduled to vest in 2003 due to the less than satisfactory financial performance. In March of 2004, the board of directors approved allowing those options that would have vested in 2003 to be vested for Mr. Markley’s option grant for 2004. All the reinstated options were at the strike price of $5.00 and expire as follows: 6,613 on February 9, 2010, 6,613 on January 25, 2011 and 33,066 on February 8, 2011.

The named executive officers did not exercise any stock options during 2004. The following table sets forth the amount and value of stock options that the named executive officers held as of December 31, 2004:

Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Carroll C. Markley	177,177	85,973	548,317	300,046

Jerry Medlock	10,000	11,762	22,000	18,113

Anita L. Shull	32,821	10,000	50,594	18,100

Janet A. Valentine	5,000	18,554	8,250	31,273

(1)	The value of in-the-money options at fiscal year end was calculated by determining the difference between the fair market value of a share of common stock on December 31, 2004 and the exercise price of the options.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004, with respect to compensation plans under which shares of common stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [1]
Equity Compensation Plans Approved by Shareholders
Incentive Stock Option Plan	772,949	$5.87	776,989

Equity Compensation Plans Not Approved by Shareholders [2]	—	—	—

Total	772,949	$5.87	776,989

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options. There are no outstanding warrants and rights.

(2)	All equity compensation plans of the Company have been approved by shareholders.

Employment Agreements

Carroll C. Markley entered into an employment contract with the Company and the Bank effective January 1, 2005 with a base salary of $190,000. Mr. Markley’s contract provides for his service as Chairman, Chief Executive Officer, and President of the Company and Chairman and Chief Executive Officer of the Bank. Such service will be at the discretion of the Boards of Directors for a rolling two-year term. The contract allows for Mr. Markley to be eligible to participate in the Millennium Bank Executive Incentive Compensation Plan (the Incentive Comp Plan). His target bonus eligibility under the Incentive Comp Plan shall be 25% of his base salary subject to the terms of the Incentive Comp Plan. The contract also allows for use of a vehicle owned by the Bank and payment of country club dues. He is also eligible for standard benefits, including life insurance, long-term disability coverage, major medical coverage and participation in the 401(k) plan.

Mr. Markley may terminate his employment on 60 days written notice, and the Company may terminate employment for or without cause, as provided in the contract. If the Company terminates Mr. Markley’s employment without cause, Mr. Markley will receive a payment in the amount of base salary for 24 months, the amount of the target bonus for the year in which termination occurs, and COBRA coverage for 18 months. In the event that termination of employment occurs in connection with a change in control of the Company, as defined in the contract, Mr. Markley will receive a payment in the amount of base salary and target bonus for the greater of the remaining term of the contract or 48 months and COBRA coverage for the greater of the remaining term of the contract or 18 months.

The contract also includes covenants relating to non-interference with customers, non-solicitation and non-hiring of employees and non-competition for a period of one year following Mr. Markley’s termination.

Anita L. Shull entered into an employment agreement with the Bank effective May 27, 2004. Ms. Shull’s agreement provides for her service as Chief Operating Officer and Executive Vice President of the Company and President and Chief Operating Officer of the Bank, and is for an initial three-year term, with automatic one-year renewals. The agreement also provides for a base annual salary of $150,000 with subsequent increases at the discretion of the Bank. Ms. Shull shall be eligible to participate in the Incentive Comp Plan. Executive’s target bonus eligibility under the Incentive Comp Plan shall be 25% of Executive’s Base Salary subject to the terms of the Plan.

The agreement also provides for the payment of country club dues and standard health and related benefits. If the Bank terminates Ms. Shull’s agreement for any reason other than cause, Ms. Shull will receive a lump sum severance payment in the amount of base salary and target bonus for the greater of: the remainder of the applicable Term under the Employment Agreement or 48 months. The agreement contains non-disclosure and non-interference provisions and a non-competition provision for a period of one year following the termination of employment.

Janet A. Valentine entered into an employment agreement with the Bank effective January 1, 2004. Ms. Valentine’s agreement provides for her service as Executive Vice President and Chief Financial Officer for both the Company and the Bank and is for an initial three-year term, with automatic one-year renewals. The agreement also provides for an annual base salary of $120,000, with annual increases at the discretion of the Bank. Ms. Valentine shall be eligible to participate in the Incentive Comp Plan. Executive’s target bonus eligibility under the Incentive Comp Plan shall be 15% of Executive’s Base Salary subject to the terms of the Plan.

The agreement also provides for the payment of country club dues and standard health and related benefits. If the Bank terminates Ms. Valentine’s agreement for any reason other than cause, Ms. Valentine will receive a lump sum severance payment in the amount of base salary and target bonus for the greater of the remainder of the applicable Term under the Employment Agreement or (24) months. The agreement contains non-disclosure and non-interference provisions and a non-competition provision for a period of one year following the termination of employment.

Transactions with Management

The Company leases its main office from 1601 Washington Plaza, LLC. There are 63 unit owners of 1601 Washington Plaza, LLC, all of who are shareholders of the Company. Among the unit owners are shareholders who are also directors or members of management. These include Carroll C. Markley chairman and CEO of the Company, Ian C. Markley, a director of the Bank and son of Carroll C. Markley, David B. Morey, Arthur J. Novick, Robert T. Smoot and Douglas K. Turner, all of whom are also directors of the Company. The lease is for a ten-year term, expiring in 2009 with an option to renew the lease for an additional ten-year period. The Company’s payments to 1601 Washington Plaza, LLC under the lease total approximately $215,115 per year. The terms of this lease are substantially similar to the terms of similar leases that are the result of “arms length” negotiations between unrelated parties, and the leasing rate is comparable to current market rates.

The Company leases its branch office location in Herndon, Virginia from 1051 Elden Street, LLC. There are 33 unit owners of 1051 Elden Street, LLC, all of who are shareholders of the Company. Among the unit owners are shareholders who are also directors or members of management. These include Carroll C. Markley chairman and CEO of the Company, Ian C. Markley, a director of the Bank and son of Carroll C. Markley, I & C Associates, LLC, a company owned by Carroll C. Markley and

Ian C. Markley, David B. Morey, Arthur J. Novick, and Robert T. Smoot, all Directors of the Company. The Company entered into this lease on April 1, 2003 for a ten-year term with the option to renew for three additional periods of five years each. The Company’s payments to 1051 Elden Street, LLC under this lease total approximately $117,203 per year. The terms of this lease are substantially similar to the terms of similar leases that are the result of “arms length” negotiations between unrelated parties, and the leasing rate is comparable to current market rates.

Some of the Company’s directors and officers are at present, as in the past, customers of the Bank, and the Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers and their affiliates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collect ability or present other unfavorable features.

There are no legal proceedings to which any of the Company’s directors or executive officers, or any of their affiliates, are a party that is adverse to the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the firm of Crowe, Chizek and Company LLC (“Crowe Chizek”) as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005. Crowe, Chizek audited the consolidated financial statements of the Company for the fiscal year ended December 31, 2004. A representative from Crowe Chizek has been invited to be present at the Meeting and will have the opportunity to make a statement if desired and be available to respond to appropriate questions from shareholders.

On February 27, 2004, the Company notified Thompson, Greenspon & Co, P.C. (“Thompson Greenspon”) that it would be dismissed as the Company’s independent accounting firm after completion of the audit of the Company’s financial statements for the fiscal year ended December 31, 2003. The decision to change the independent accounting firm followed a competitive bidding process, in which Thompson Greenspon participated, to choose a firm to audit the financial statements of the Company for the year ending December 31, 2004. The appointment of Crowe Chizek to perform the audit of the Company’s financial statements for the year ending December 31, 2004 was effective following the completion of the 2003 fiscal year audit.

The report of Thompson Greenspon on the Company’s financial statements for each of the two fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two fiscal years ended December 31, 2003 and during the subsequent period preceding February 27, 2004, there has been no disagreement with Thompson Greenspon on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Thompson Greenspon, would have caused Thompson Greenspon to make reference to the subject matter of the disagreements in connection with its report.

AUDIT INFORMATION

The Board of Directors has adopted a written Charter and the members of the Audit Committee are independent as that term is defined in Nasdaq’s listing standards.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2004, and for the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-QSB, and services that are normally provided in connection with statutory and regulatory filings and engagements, were $73,500.

The aggregate fees billed by Thompson Greenspon for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2003, and for the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-QSB, and services that are normally provided in connection with statutory and regulatory filings and engagements, were $86,000.

Audit Related Fees

The aggregate fees billed by Crowe Chizek for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and not reported under the heading “Audit Fees” above for the fiscal year ended December 31, 2004 were $4,150. During 2004, these services included the review of various accounting standards and discussions with the Board of Directors and the Audit Committee.

The aggregate fees billed by Thompson Greenspon for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and not reported under the heading “Audit Fees” above for the fiscal year ended December 31, 2003 were $19,850. During 2003, these services included the review of various accounting standards and discussions with the Board of Directors and the Audit Committee.

Tax Fees

The aggregate fees billed by Crowe Chizek for professional services for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2004 were $6,985. During 2004, these services generally included tax return preparation.

The aggregate fees billed by Thompson Greenspon for professional services for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2003 were $4,792. During 2003 these services generally included tax return preparation.

All Other Fees

The aggregate fees billed by Crowe Chizek for all other services rendered to the Corporation for the fiscal year ended December 31, 2004 were $7,500. During 2004 other services generally included assistance with termination of subsidiaries and required audit of the Company’s 401(k) Plan and Trust financial statements.

The aggregate fees billed by Thompson Greenspon for all other services rendered to the Corporation for the fiscal year ended December 31, 2003 were $8,611. During 2003 other services generally included assistance with termination of subsidiaries.

Pre-Approval Policies and Procedures

The Audit Committee engages the independent public accountants and defines the scope of their services on an annual basis. Any proposed changes to the services established by the Audit Committee through the engagement process will be reviewed with the Audit Committee in advance of the services being rendered to ensure that the accounting firm’s independence is maintained. All audit related services, tax services and other services for 2004 were pre-approved by the Audit Committee through the engagement process, and the Audit Committee has concluded that the services provided by Crowe Chizek during 2004 were compatible with the maintenance of that firm’s independence in the conduct of their auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the SEC. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee
Robert T. Smoot, Chairman
William P. Haggerty, CPA, CVA
Stewart R. Little
Arthur J. Novick, D.D.S.
Reston, Virginia	Douglas K. Turner
April 12, 2005

PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2006 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 1601 Washington Plaza, Reston, Virginia 20190, no later than December 13, 2005, in order for the proposal to be considered for inclusion in the Proxy Statement for that meeting. The Company presently anticipates holding the 2006 annual meeting of shareholders on May 4, 2006.

The Bylaws also prescribe the procedure that a shareholder must follow to nominate directors outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2006 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 14 days and not more than 50 days prior to the date of the 2006 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 4, 2006 for the 2006 annual meeting of shareholders, the Company must receive any notice of nomination no later than April 20, 2006 and no earlier than March 15, 2006. Any proposal to bring other business before the 2006 annual meeting that is received by the Company after April 20, 2006 will be considered untimely for consideration at that meeting.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS (THE “ANNUAL REPORT”), IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY’S CORPORATE SECRETARY, WHOSE ADDRESS IS 1601 WASHINGTON PLAZA, RESTON, VIRGINIA 20190. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

NOTICE

The following is a correction to the “Election of Directors” section on page 2 of the Proxy Statement (the “Proxy Statement”) for the 2005 Annual Meeting of Shareholders of Millennium Bankshares Corporation (the “Company”), to be held on May 5, 2005:

Grayson P. Hanes, who is listed as a nominee for election as a “Class C” Director, was appointed to the board of directors of Millennium Bank, a wholly owned subsidiary of the Company, in January 2005. Mr. Hanes does not currently serve as a director of the Company.

The following is an addition to the “Transactions with Management” subsection on page 14 of the Proxy Statement:

Grayson S. Hanes, who is the son of Grayson P. Hanes, a nominee for election to the Company’s Board of Directors, has been employed as a mortgage lender by Millennium Capital, Inc., a wholly owned subsidiary of the Company, since January 30, 2004. In 2004, Grayson S. Hanes received $207,000 in compensation from Millennium Capital, Inc.

Proxy
1601 WASHINGTON PLAZA, RESTON, VIRGINIA 20190

This proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Anita Shull and Kathryn Mole, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Millennium Bankshares Corporation, a Virginia corporation (the “Corporation”), to be held on Thursday, May 5, 2005, or at any adjournments thereof, as follows:

1.	ELECTION OF DIRECTORS

	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
	(except as marked to contrary below)	To vote for all nominees listed below

Class C Directors to stand until 2008 Grayson P. Hanes, Stewart R. Little, David B. Morey

INSTRUCTION: To withhold authority to vote FOR any individual nominee, write the nominee’s name in the space provided below:

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officers. If a partnership, please sign in partnership name by authorized person.
Name

Address

City	State	Zip
Dated:
# of Shares:

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Signature

Signature if held jointly

ANNEX F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2005

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

Commission File Number: 0-49611

MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1920520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Washington Plaza Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 464-0100

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Indicate the number of shares outstanding of each of the issuer’ classes of common equity, as of the latest practicable date:

8,785,959 shares of common stock, par value $5.00 per share,

outstanding as of April 15, 2005

MILLENNIUM BANKSHARES CORPORATION

PART I. FINANCIAL INFORMATION

Item 1. FINANCIAL STATEMENTS

MILLENNIUM BANKSHARES CORPORATION

Consolidated Balance Sheets

(In Thousands, Except Share Amounts)

	(Unaudited) March 31, 2005	December 31, 2004
Assets:
Cash and due from banks	$6,041	$2,974
Federal funds sold	4,951	55
Investment securities available for sale	118,280	86,219
Loans held for sale	41,916	29,337
Loans, receivable, (net of allowance for loan losses of $3,004 at March 31, 2005 and $2,925 at December 31, 2004)	246,624	246,919
Bank premises and equipment, net	2,360	2,467
Accrued interest receivable	1,888	1,583
Other assets	3,436	2,304

Total assets	$425,496	$371,858

Liabilities and Shareholders’ Equity:
Liabilities:
Deposits:
Demand	$29,430	$22,924
NOW accounts	30,359	9,348
Savings and money market	128,948	117,606
Time	130,071	130,955

Total deposits	318,808	280,833

Federal funds purchased/repurchase agreements	11,781	7,066
Advances from FHLB	36,500	26,500
Subordinated debentures	8,000	8,000
Accrued interest payable	660	581
Other liabilities	2,919	1,767

Total liabilities	378,668	324,747

Shareholders’ Equity:
Common stock, par value $5.00 per share, authorized 10,000,000 shares; Issued and outstanding at December 31, 2004—8,780,369 Issued and outstanding at March 31, 2005—8,785,959	43,928	43,902
Capital surplus	4,058	4,056
Retained earnings (deficit)	518	(167)
Accumulated other comprehensive income	(1,676)	(680)

Total shareholders’ equity	46,828	47,111

Total liabilities and shareholders’ equity	$425,496	$371,858

See Accompanying Notes to Consolidated Financial Statements.

MILLENNIUM BANKSHARES CORPORATION

Consolidated Statements of Income

(In Thousands, Except Per Share Data)

	Unaudited
	For the Three Months Ended March 31,
	2005	2004
Interest Income
Interest and fees on loans	$4,010	$3,335
Interest on securities available for sale:
Taxable	1,447	770
Non-taxable	3	—
Dividends	31	27
Interest on federal funds sold and other	16	10

Total interest income	5,507	4,142

Interest Expense
Interest on deposits	1,984	1,503
Interest on other borrowings	406	170

Total interest expense	2,390	1,673

Net interest income	3,117	2,469

Provision for loan losses	97	—

Net interest income after provision for loan losses	3,020	2,469

Other Income
Service charges on deposit accounts	68	55
Gains/Fees on loans held for sale	2,448	528
Gain on sale of securities	—	10
Other operating income	119	84

Total other income	2,635	677

Other Expense
Salaries and employee benefits	2,767	1,585
Occupancy and equipment expense	708	569
Marketing, promotion & advertising expense	46	26
Other operating expenses	1,094	647

Total other expense	4,615	2,827

Income before income taxes	1,040	319
Income tax expense	355	108

Net income	$685	$211

Comprehensive Income (loss)	(311)	782

Earnings per weighted average share
Net income per share, basic	$0.08	$0.06
Net income per share, diluted	$0.08	$0.05

Weighted average shares outstanding
Basic	8,783,697	3,642,978
Diluted	8,880,677	4,390,078

See Accompanying Notes to Consolidated Financial Statements.

MILLENNIUM BANKSHARES CORPORATION

Consolidated Statement of Changes in Shareholders’ Equity

For the Three Months ended March 31, 2005

(In Thousands Except Per Share Data)

(Unaudited)

	Common Stock	Capital Surplus	Retained Earnings/ Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances December 31, 2004	$43,902	$4,056	$(167)	$(680)	$47,111
Options exercised	26	2			28
Net income			685		685
Changes in net unrealized gain (loss) on securities available for sale, net of tax effect				(996)	(996)

Total comprehensive income					(311)

Balances—March 31, 2005	$43,928	$4,058	$518	$(1,676)	$46,828

See Accompanying Notes to Consolidated Financial Statements.

MILLENNIUM BANKSHARES CORPORATION

Consolidated Statements of Cash Flows

(In Thousands)

	Unaudited
	For the Three Months Ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$685	$211
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	97	—
Depreciation and amortization	232	254
Discount accretion and premium amortization on securities, net	203	82
Realized gain on sale of securities available for sale	—	(10)
Loss on disposal of assets	—	61
Decrease (increase) in loans held for sale, net	(12,579)	(16,547)
(Increase) decrease in other assets	(3,150)	(54)
Increase (decrease) in other liabilities	1,232	211

Net cash used in operating activities	(13,280)	(15,792)

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease (increase) in federal funds sold	(4,896)	(4,373)
Decrease (increase) in loans receivable, net	198	(3,776)
Purchase of securities available for sale	(33,140)	(4,048)
Sales of securities available for sale	—	26,721
Paydown of securities available for sale	1,591	1,641
Purchase of bank premises and equipment	(124)	(20)
Proceeds from disposal of property	0	—

Net cash provided by (used in) investing activities	(36,371)	16,145

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	28	13
Net increase in deposits	37,975	7,833
Proceeds from FHLB borrowings	10,000	—
Increase (decrease) in funds purchased and securities sold under agreements to repurchase	4,715	(5,586)

Net cash provided by financing activities	52,718	2,260

Increase (decrease) in cash and cash equivalents	3,067	2,613
CASH AND CASH EQUIVALENTS
Beginning	2,974	2,305

Ending	$6,041	$4,918

SUPPLEMENTAL DISCLOSURES:
NON-CASH INVESTING AND FINANCING ACTIVITIES-
Loans transferred from held for sale to held to maturity	$—	$881

CASH PAID FOR INTEREST	$2,085	$1,532

See Accompanying Notes to Consolidated Financial Statements.

MILLENNIUM BANKSHARES CORPORATION

Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2005 and 2004 (Unaudited)

Note 1. General

Millennium Bankshares Corporation (the “Company”, “we” or “our”) is a financial holding company headquartered in Reston, Virginia. We were incorporated in 1998 and began operations in April 1999. We provide services through our principal operating subsidiary, Millennium Bank, N. A. (the “Bank”). We presently operate seven banking offices in Reston, Great Falls, Herndon, Warrenton, Colonial Heights, and Richmond, Virginia. We are a community bank providing, through our branches and over the Internet, a broad range of commercial and retail banking services designed to meet the needs of businesses and consumers in the communities we serve. We emphasize local decision-making within our organization and provide personal service to our customers. By combining the technological support, products and services that our customers demand with direct access to senior management and responsive customer service, we work to foster a business and consumer banking environment that allows us to effectively compete in our particular market with other financial institutions of all sizes.

The accompanying consolidated financial statements have been prepared in accordance with the requirements of the rules and regulations of the Securities and Exchange Commission. As a result, they may not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, however, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position at March 31, 2005 and the results of operations for the three-month periods ended March 31, 2005 and 2004.

These statements should be read in conjunction with the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004. The results of operations for the three-month month periods ended March 31, 2005 and 2004 are not necessarily indicative of the results to be expected for the full year.

Note 2. Stock Option Plan

The Company accounts for its stock option plan for directors and employees under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Three Months Ended March 31,
	2005	2004
	(Dollars in thousands, except per share data)
Net income as reported	$685	$211
Deduct: Total stock based employees’ compensation expense determined under fair value based method for all awards, net of related tax effects	(12)	(11)

Pro forma	$673	$200

Earnings per share:
Basic—as reported	$0.08	$0.06

Basic—pro forma	$0.08	$0.05

Diluted—as reported	$0.08	$0.05

Diluted—pro forma	$0.08	$0.05

MILLENNIUM BANKSHARES CORPORATION

Notes to Consolidated Financial Statements—(Continued)

For the Three Months Ended March 31, 2005 and 2004 (Unaudited)

Note 3. Securities

Securities available for sale at March 31, 2005 are summarized below:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Market Value
	(Dollars in thousands)
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$73,271	—	$(1,957)	$71,314
Mortgage backed securities	41,434	—	(584)	40,850
Municipal Securities	2,846	—	—	2,846
Other	3,270	—	—	3,270

	$120,821	—	$(2,541)	$118,280

Note 4. Loans

The consolidated loan portfolio is composed of the following:

	March 31, 2005	December 31, 2004
	(In Thousands)
Loans held for sale	$41,916	$29,337
Loan receivable, net	246,624	246,919

	$288,540	$276,256

Residential real estate loans	$86,213	$104,884
Commercial real estate loans	148,519	120,021
Construction loans	36,376	35,570

Total real estate loans	271,108	260,475
Commercial loans	17,480	14,688
Consumer loans	3,030	4,152
Overdrafts	68	13

Subtotal	291,686	279,328
Allowance for loan losses	(3,004)	(2,925)
Deferred loan costs	(142)	(147)

Loans, net	$288,540	$276,256

Note 5. Allowance for Loan Losses

The following is a summary of transactions in the allowance for loan losses:

	March 31, 2005	December 31, 2004
	(In Thousands)
Balance at January 1	$2,925	$3,057
Provision charged to operating expense	97	271
Recoveries added to the allowance	22	118
Loan losses charged to the allowance	(40)	(521)

Balance at the end of the period	$3,004	$2,925

MILLENNIUM BANKSHARES CORPORATION

Notes to Consolidated Financial Statements—(Continued)

For the Three Months Ended March 31, 2005 and 2004 (Unaudited)

Note 6. Earnings Per Share

The following table shows the weighted average number of shares used in computing earnings per share (“EPS”) and the effect on the weighted average number of shares of potential dilutive common stock for the three months ended March 31, 2005 and 2004:

	Three Months Ended March 31, 2005		Three Months Ended March 31, 2004
	Weighted Average Shares	Per Share Amount	Weighted Average Shares	Per Share Amount
	(Dollars in Thousands, Except Per Share Data)
Basic EPS	8,784	$0.08	3,643	$0.06

Effect of dilutive securities:
warrants	—		584
stock options	97		163

Diluted EPS	8,881	$0.08	4,390	$0.05

Note 7. Segment information

The reportable segments are determined by the products and services offered, primarily distinguished between banking and mortgage banking operations. Loans, investments and deposits provide the revenues in the banking operation, and loan sales provide the revenue in mortgage banking. All operations are domestic.

The accounting policies used is the same as those described in the summary of significant accounting policies except that loan fees are not deferred at the segment level. Segment performance is evaluated using net income. There is no goodwill. Income taxes are allocated separately and indirect expenses are allocated against revenue. Transactions among segments are made at fair value. Information reported internally for performance assessment follows:

For the three months ended March 31, 2005	Banking	Mortgage Banking	Consolidated Total
Net interest income	$2,861	$256	$3,117
Other revenue	114	73	187
Provision for loan losses	11	86	97
Net gain on sale of loans	1,096	1,352	2,448
Income tax expense (benefit)	372	(17)	355
Segment profit (loss)	$734	$(49)	$685
Segment assets	$395,352	$30,144	$425,496

For the year ended December 31, 2004	Banking	Mortgage Banking	Consolidated Total
Net interest income	$10,837	$380	$11,217
Other revenue	751	(95)	656
Provision for loan losses	271	—	271
Net gain on sale of loans	992	6,415	7,407
Income tax expense (benefit)	1,548	(518)	1,030
Segment profit (loss)	$3,016	$(1,007)	$2,009
Segment assets	$342,106	$29,752	$371,858

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of the Company for the three months ended March 31, 2005 should be read in conjunction with the Company’s Consolidated Financial Statements and accompanying Notes to Consolidated Financial Statements included in this report.

Critical Accounting Policies

General

The financial condition and results of operations presented in the Consolidated Financial Statements, accompanying Notes to the Consolidated Financial Statements and management’s discussion and analysis are, to a large degree, dependent upon the accounting policies of the Company. The selection and application of these accounting policies involve judgments, estimates, and uncertainties that are susceptible to change.

Presented below is discussion of those accounting policies that management believes are the most important to the portrayal and understanding of the Company’s financial condition and results of operations. These critical accounting policies require management’s most difficult, subjective and complex judgments about matters that are inherently uncertain. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood. See also Note 1 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Allowance for Loan Losses

The Company monitors and maintains an allowance for loan losses to absorb an estimate of probable and incurred losses in the loan portfolio. The Company maintains policies and procedures that address the systems of control over the following areas of maintenance of the allowance: the systematic methodology used to determine the appropriate level of the allowance to provide assurance that the allowance for loan losses is maintained in accordance with accounting principles generally accepted in the United States of America; the accounting policies for loan charge-offs and recoveries; the assessment and measurement of impairment in the loan portfolio; and the loan grading system.

The Company evaluates various loans individually for impairment as required by Statement of Financial Accounting Standard (“SFAS”) No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan—Income Recognition and Disclosures. Loans evaluated individually for impairment include non-performing loans, such as loans on non-accrual, loans past due 90 days or more, restructured loans and other loans selected by management. The evaluations are based upon discounted expected cash flows or collateral valuations. If the evaluation shows that a loan is individually impaired, then a specific allocation is established for the amount of impairment. If a loan evaluated individually is not impaired, then the loan is assessed for impairment under SFAS No. 5, Accounting for Contingencies (“SFAS 5”), with a group of loans that have similar characteristics.

For loans without individual measures of impairment, the Company makes estimates of losses for groups of loans as required by SFAS 5. Loans are grouped by similar characteristics, including the type of loan, the assigned loan grade and the general collateral type. A loss rate reflecting the expected loss probable in a group of loans is derived based upon estimates of default rates for a given loan grade, the predominant collateral type for the group and the terms of the loan. The resulting estimate of losses for groups of loans are adjusted for relevant environmental factors and other conditions of the portfolio of loans, including: borrower and industry concentrations; levels and trends in delinquencies, charge-offs and recoveries; changes in underwriting standards and risk selection; level of experience, ability and depth of lending management; and national and local economic conditions.

The amounts of estimated impairment for individually evaluated loans and for groups of loans are added together for a total estimate of loan losses. This estimate of losses is compared to the allowance for loan losses of the Company as of the evaluation date and, if the estimate of losses exceeds the allowance, an additional provision to the allowance would be made. If the estimate of losses is less than the allowance, the degree to which the allowance exceeds the estimate is evaluated to determine whether the allowance falls outside a range of estimates. If the estimate of losses is below the range of reasonable estimates, the allowance would be reduced by way of a credit to the provision for loan losses. The Company recognizes the inherent imprecision in estimates of losses due to various uncertainties and variability related to the factors used, and therefore a reasonable range around the estimate of losses is derived and used to ascertain whether the allowance is too high. If different assumptions or conditions were to prevail and it is determined that the allowance is not adequate to absorb the new estimate of probable losses, an additional provision for loan losses would be made and may be material to the Consolidated Financial Statements.

Financial Summary

General

For the three months ended March 31, 2005, the Company reported net income of $685,000 or $0.08 per share and $0.08 per diluted share, compared to net income of $211,000, which was $0.06 per share and $0.05 per diluted share, for the same period in 2004. The increase in net income is primarily attributable to an increase in net interest income of $648,000 due to an increase in average interest earning assets. Fees and gains on sale of mortgage loans increased $1.9 million offset by increased salaries and benefits paid to mortgage loan officers. Non-interest income was $2.6 million for the first three months of 2005 as compared to $677,000 for the same period of 2004 due primarily to an increase in gains and fees on loans sold on the secondary market. An increase in non-interest expense from $2.8 million for the first quarter of 2004 to $4.6 million for the same three month period in 2005 resulted primarily from increased commissions on the sale of loans held for sale and improved staffing in all areas of the Company. The annualized return on average assets and return on equity for the three month period ended March 31, 2005, were 0.70% and 5.62%, respectively, compared to 0.27% and 5.04%, respectively, for the comparable period in 2004.

Total assets increased to $425.5 million at March 31, 2005, compared to $371.9 million at December 31, 2004, representing an increase of $53.6 million or 14.4%. Loans, net of allowance for loan losses at March 31, 2005, including loans held for sale, were $288.5 million, an increase of $12.3 million from the December 31, 2004 amount of $276.2 million. This 4.4% increase was due to our efforts to increase lending by our mortgage subsidiary. Loans held for sale increased to $41.9 million at March 31, 2005, from $29.3 million at December 31, 2004. This increase is due to the restructuring of the Bank’s mortgage subsidiary in late 2003 and hiring more experienced loan officers. The investment portfolio increased $32.1 million to $118.3 million at March 31, 2005, compared to $86.2 million at December 31, 2004. Total deposits increased $38.0 million to $318.8 million at March 31, 2005 from $280.8 million at December 31, 2004. This deposit increase was primarily due to the introduction of two new products.

Shareholders’ equity was $46.8 million at March 31, 2005. This amount represents a decrease of $0.3 million from the December 31, 2004 amount of $47.1 million. Shareholders’ equity increased by earnings in the first three months of 2005 and by the exercise of options to acquire 5,590 shares of common stock, but was reduced by a decrease in other comprehensive income. Other comprehensive income is the change in the market value of the investment portfolio due to changes in interest rates, net of taxes. Book value per share was $5.33 at March 31, 2005 and $5.37 at December 31, 2004.

Net Interest Income

Net interest income is the largest component of our earnings and is equal to the amount by which interest income exceeds interest expense. Interest earning assets consist primarily of loans and securities, while deposits and borrowings represent the major portion of interest bearing liabilities. Changes in the volume and mix of assets and liabilities, as well as changes in the yields and rates paid, determine changes in net interest income. The net interest margin is calculated by dividing net interest income by average interest earning assets.

Our net interest margin is sensitive to the volume of mortgage loan originations. Loans originated by our mortgage subsidiary are sold, servicing released, in the secondary mortgage market. When the volume of mortgage loan originations increases, funds advanced in settlement of mortgage loans increase, pending delivery of the loans to the loan purchaser. Until a mortgage loan is transferred to the purchaser, we receive interest on the loan at the note rate. While such funds advanced contribute to net interest income, the interest rate spread on mortgage loans held for sale is not as great as the spread on our loan portfolio, which normally carries a higher interest yield. Thus, as funds advanced in settlement of mortgage loans increase, the interest spread and the net interest margin decrease.

Net interest income amounted to $3.1 million for the first three months of 2005 compared to $2.5 million for the same period in 2004. The increase is largely due to increased rates earned on loans and an increase in average loans outstanding. Interest expense increased $717,000 on increasing rates paid as well as an increase in average balance of deposits. Net interest margin increased by 11 basis points to 3.33% for the three-month period ended March 31, 2005 as compared to 3.22% in the same period in 2004. The following tables set forth average balances of total interest earning assets and total interest bearing liabilities for the periods indicated, showing the average distribution of assets, liabilities, shareholders’ equity and the related income, expense and corresponding weighted average yields and costs.

	Three Months Ended March 31, 2005
	Average Balances	Earnings/Expense	Yield/Rate
	(Dollars in thousands)
Assets:
Interest Earning Assets:
Loans, net of unearned discounts	$276,508	$4,010	5.88%
Securities	100,409	1,481	5.98%
Federal funds sold	3,117	16	2.08%

Total interest earning assets	380,034	$5,507	5.88%
Other assets	9,201

Total assets	$389,235

Interest-Bearing Liabilities:
Interest-bearing deposits	$272,480	$1,984	2.95%
Borrowed funds	43,678	406	3.77%

Total interest-bearing liabilities	316,158	$2,390	3.07%
Other Liabilities:
Demand deposits	22,481
Other liabilities	1,846

Total liabilities	340,485
Shareholders’ equity	48,750

Total liabilities and shareholders’ equity	$389,235

Net interest income		$3,117

Interest spread (1)			2.81%
Net interest yield on earning assets (net interest margin) (2)			3.33%

(1)	Interest spread is the average yield earned on earning assets less the average rate incurred on interest bearing liabilities.
(2)	Net interest margin is net interest income expressed as a percentage of average earning assets.

Non-Interest Income

The Company’s non-interest income consists primarily of loan fees, net gains/fees on sale of loans and service charges on deposit accounts. For the first three months of 2005, non-interest income increased to $2.6 million compared to $677,000 for the comparable period in 2004. Service charges on deposit accounts for the first three months of 2005 totaled $68,000, compared to $55,000 in the comparable period in 2004, an increase of $13,000. This increase is attributable to service charges on accounts opened in 2005. Gains/fees on loans sold increased to $2.4 million for the first three months of 2005 from $528,000 for the same period in 2004 due to increased activity in the mortgage subsidiary.

Non-Interest Expense

Total non-interest expense includes employee-related costs, occupancy and equipment expense and other overhead. For the three months ended March 31, 2005, non-interest expenses were $4.6 million, compared to $2.8 million for the same period in 2004. Salaries and benefits expense for the three months ended March 31, 2005 increased by $1.2 million compared to the same period in 2004 primarily as a result of additional mortgage lenders and support staff for that function as well as increased commissions on the higher volume of mortgage loans. Net occupancy expenses were $708,000 as compared to $569,000 for the three-month periods ended March 31, 2005 and 2004, respectively. This increase was primarily due to increased occupancy expenses related to additional staffing of the mortgage subsidiary and the new Warrenton branch that opened on August 9, 2004. Other operating expenses (consisting of profession al fees and administrative expenses) increased by $447,000 for the three months of 2005 as compared to the same period of 2004. Due to management’s decision to operate Millennium Capital as a separate segment of the bank, consultants were hired to implement new software and processes.

Allowance for Losses on Loans

The allowance for loan losses at March 31, 2005 was $3.0 million, compared to $2.9 million at December 31, 2004. There was $97,000 in provision for loan losses for the three months of 2005 as compared to none for the same period in 2004. The allowance for loan losses was 1.0% of total loans outstanding and loans held for sale at March 31, 2005. Net charge-offs as a percentage of gross loans at March 31, 2005 were .01% for the first three months of 2005 as compared to .01% for the same period of 2004. There was $849,000 in loans on non-accrual status and no loans past due 90 days or more at March 31, 2005. Management believes the allowance for loan losses was adequate to cover probable incurred credit losses in the loan portfolio at March 31, 2005.

Liquidity and Capital Resources

General

Liquidity is the ability to meet present and future financial obligations either through the sale of existing assets or the acquisition of additional funds through asset and liability management. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided. As a result of the Company’s management of liquid assets and the ability to generate liquidity through increasing deposits, management believes that we maintain overall liquidity that is sufficient to satisfy its depositors’ requirements and meet its customers’ credit needs.

Our primary sources of funds are deposits, borrowings, payments on outstanding loans and investments, and loan sales. While scheduled payments from the amortization of loans and securities are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Excess funds are invested in overnight deposits to fund cash requirements experienced in the normal course of business. Borrowings may be used to compensate for reductions in deposits or deposit-inflows at less than projected levels and have been used on a longer-term basis to support expanded lending activities. We have been able to generate sufficient cash through deposits as well as borrowings.

Capital represents funds, earned or obtained, over which financial institutions can exercise greater control in comparison to deposits and borrowed funds. The adequacy of both the Company’s and the Bank’s capital is reviewed by management on an ongoing basis with reference to size, composition and quality of both the Company’s and the Bank’s resources and consistent with regulatory requirements and industry standards. Management seeks to maintain a capital structure that will support anticipated asset growth and absorb any potential losses.

In May 2004 the Company raised approximately $29.1 million net in capital through common stock offerings and down-streamed $5.0 million of that capital to the Bank. The Company and the Bank are subject to capital requirements of regulatory agencies. At March 31, 2005, both the Company and the Bank exceeded all such regulatory capital requirements as shown in the following table.

	March 31, 2005
	Millennium Bankshares Corporation	Millennium Bank
	(Dollars in thousands)
Tier 1 Capital:
Common stock	$43,928	$14,800
Capital surplus	4,058	14,800
Subordinated debentures (1)	8,000	0
Retained earnings	518	1,418

Disallowed intangible assets	0	0

Total Tier 1 Capital	$56,504	$31,018

Tier 2 Capital:
Allowance for loan losses (2)	3,004	2,854
Subordinated debentures	0	0

Total Tier 2 Capital	3,004	2,854

Total Risk Based Capital	$59,508	$33,872
Risk Weighted Assets	$269,501	$261,026
Capital Ratios:
Tier 1 Risk-Based	20.97%	11.88%
Total Risk-Based	22.08%	12.98%
Tier 1 Capital to average adjusted total assets	14.52%	8.42%

(1)	Limited to 25% Tier 1 capital. Remainder is Tier 2 capital.
(2)	Limited to 1.25% of risk weighted assets.

Deposits

Deposits have been the principal source of funds for use to originate loans and fund investment securities. The Company has employed alternative methods of increasing deposits to fund our mortgage loan operations, including brokered deposits. Brokered deposits are deposits that we obtain through brokers for a fee. Brokered deposits are available in bulk, and they do not require any investments in branch offices, branch personnel or additional spending for marketing or education of employees. The brokered deposits that we obtain consist primarily of 180-day through 24-month certificates of deposits, which may increase our overall cost of funds and decrease our net interest margin. The brokered deposits outstanding were $60.4 million at March 31, 2005 and $65.7 million at December 31, 2004.

The Company attracts both short-term and long-term deposits from the general public by offering a wide assortment of accounts and rates. We offer statement savings accounts, various checking accounts, various money market accounts, fixed-rate certificates with varying maturities and individual retirement accounts. We are expanding our products and services for businesses.

At March 31, 2005, deposits were $318.8 million, an increase of 13.5% from $280.8 million at December 31, 2004. The deposit increase was primarily in certificates of deposit. In order to reduce the overall cost of funds and reduce our reliance on high-cost time deposits and borrowings as a funding source, we continue to direct extensive marketing efforts towards attracting lower cost transaction accounts. However, there is no assurance that these efforts will be successful or, if successful, will reduce our reliance on time deposits and borrowings.

The following table indicates the amount of the Company’s time deposits by time remaining until maturity at March 31, 2005:

	Maturity
	3 Months or less	Over 3 to 6 months	Over 6 to 12 months	Over 12 months	Total
	(Dollars in thousands)
Certificates of deposit less than $100,000	$7,739	$2,957	$6,917	$39,958	$57,571
Certificates of deposit of $100,000 or more	6,329	6,404	5,561	54,206	72,500

Total certificates of deposit	$14,068	$9,361	$12,478	$94,164	$130,071

Borrowings

As a member of the Federal Home Loan Bank of Atlanta, the Bank is required to own capital stock in the Federal Home Loan Bank and is authorized to apply for advances from the Federal Home Loan Bank. Each Federal Home Loan Bank credit program has its own interest rate, which may be fixed or variable, and range of maturities. The Federal Home Loan Bank may prescribe the acceptable uses for these advances, as well as the size of the advances and repayment provisions. The advances are collateralized by the Bank’s investment in Federal Home Loan Bank bonds and other investment securities.

The Bank’s borrowings also include securities sold under agreements to repurchase and federal funds purchased. Securities sold under agreements to repurchase are collateralized with government agency securities and are essentially deposit equivalents used by our commercial customers. The Bank used the proceeds for general corporate purposes. At March 31, 2005, the Bank had $11.8 million of securities sold under agreements to repurchase.

The Bank uses borrowings to supplement deposits when borrowings are available at a lower overall cost to the Bank or they can be invested at a positive rate of return.

At March 31, 2005, the Bank had a borrowing limit of $109 million with the Federal Home Loan Bank. The Bank’s outstanding borrowings from the Federal Home Loan Bank totaled $36.5 million at March 31, 2005, which leaves an additional borrowing capacity of $72.5 million. The Bank’s borrowing limit is based on 25% of Bank assets as reported in the Call Report each quarter end date. We also have two lines of credit with the Community Bankers Bank in Virginia in available amounts of $20.7 million secured and $8.7 million unsecured.

Management intends to fund anticipated loan closings and operating needs through cash on hand, brokered deposits, proceeds from the sale of loans, cash generated from operations and anticipated increases in deposits. Current and anticipated marketing programs will be primarily targeted at the attraction of lower cost transaction accounts.

Interest Sensitivity

The nature of the banking business, which involves paying interest on deposits at varying rates and terms and charging interest on loans at other rates and terms, creates interest rate risk. As a result, earnings and the market value of assets and liabilities are subject to fluctuations, which arise due to changes in the level and direction of interest rates. Management’s objective is to minimize the fluctuation in the net interest margin caused by changes in interest rates using cost-effective strategies and tools.

An important element of both earnings performance and liquidity is the management of the interest sensitivity gap. The interest sensitivity gap is the difference between interest-sensitive assets and interest-sensitive liabilities maturing or repricing within a specific time interval. The gap can be managed by repricing assets or liabilities, by selling investments, by replacing an asset or liability prior to maturity, or by adjusting the interest rate during the life of an asset or liability. Matching the amount of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net income due to changes in market interest rates. We evaluate interest rate risk and then formulate guidelines regarding asset generation and pricing, funding sources and pricing, and off-balance sheet commitments in order to decrease sensitivity risk. These guidelines are based upon our o utlook regarding future interest rate movements, the state of the regional and national economy, and other financial and business risk factors.

At March 31, 2005, we had $50.0 million more in liabilities than assets that reprice within one year or less and therefore we were in a liability sensitive position. Generally, a liability sensitive position is favorable to the bank in a decreasing rate environment and unfavorable to the bank in an increasing rate environment.

We have an Asset/Liability Committee, which reviews deposit pricing, changes in borrowed money, investment activity, loan sale activities, liquidity levels and the overall interest sensitivity. The actions of this committee are reported to the Board of Directors monthly. The chief financial officer manages the daily monitoring of interest rate risk and investment activity with input from other committee members.

The following table presents the amounts of the Company’s interest sensitive assets and liabilities that mature or reprice in the periods indicated exclusive of non-accrual loans.

	March 31, 2005 Maturing or Repricing in:
	3 Months or less	4-12 Months	1-5 Years	Over 5 Years
	(Dollars in thousands)
Interest-sensitive assets:
Loans (1)	$166,053	$9,469	$101,553	$14,470
Investments (2)(3)	0	0	16,320	98,691
Federal funds sold	4,951	0	0	0

Total interest-sensitive assets	171,004	9,469	117,873	113,161

Cumulative interest-sensitive assets	171,004	180,473	298,346	411,507

Interest-sensitive liabilities:
NOW accounts	30,359	0	0	0
Savings/Money Market deposit accounts	128,948	0	0	0
Time deposits	14,068	21,839	92,730	1,434
Borrowed funds	25,281	10,000	16,000	5,000

Total interest-sensitive liabilities	198,655	31,839	108,730	6,434

Cumulative interest-sensitive liabilities	198,655	230,494	339,224	345,658

Period gap	$(27,651)	$(22,370)	$9,143	$106,727
Cumulative gap	$(27,651)	$(50,021)	$(40,878)	$65,849
Ratio of cumulative interest-sensitive assets to cumulative interest-sensitive liabilities	86.08%	78.30%	87.95%	118.05%
Ratio of cumulative gap to total assets	(6.50)%	(11.76)%	(9.61)%	15.48%

Total assets	$425,496	$425,496	$425,496	$425,496

(1)	Loans maturing or repricing in three months or less include $41.9 million of mortgage loans held for sale.
(2)	Excludes Federal Reserve Stock and Community Bankers Bank stock.
(3)	Anticipates prepayments on mortgage backed securities.

Contractual principal repayments of loans do not necessarily reflect the actual term of the Company’s loan portfolio. The average life of mortgage loans is substantially less than their contractual terms because of loan prepayments and enforcement of due-on-sale clauses, which gives the Bank the right to declare a loan immediately due and payable in the event, among other things, the borrower sells the real property subject to the mortgage and the loan is not repaid. In addition, certain borrowers increase their equity in the security property by making payments in excess of those required under the terms of the mortgage.

Investments

At March 31, 2005, the Company had $118.3 million in total available for sale securities, an increase of 37.2% from $86.2 million at December 31, 2004. The increase reflects the purchase of $33.1 million in securities offset by a change in market values and paydowns on mortgage backed securities of $1,591,000.

The following table sets forth the maturity distribution and weighted average yields of the investment portfolio excluding any mark to market adjustments at March 31, 2005. The weighted average yields are calculated on the basis of the amortization of premium and accretion of discount.

	1 Year or Less	1 Year To 5 Years	5 Years To 10 Years	After 10 Years
	(Dollars in thousands)
Maturity Distribution
U. S. agency issues	—	$10,791	$55,917	$4,606
Mortgage backed securities	—	5,529	5,423	29,898
Federal Home Loan Bank/Other	—	—	—	2,402
Municipal Tax Exempt			874	1,972
Federal Reserve Bank stock	—	—	—	868

Total Maturity Distribution	—	$16,320	$62,214	$39,746

Weighted Average Yield
U. S. agency issues	—	3.95%	4.19%	5.72%
Mortgage backed securities	—	3.46%	4.09%	3.95%
Federal Home Loan Bank/Other	—	—	—	3.50%
Municipal Tax Exempt			3.51%	3.83%
Federal Reserve Bank stock	—	—	—	6.00%

Total Portfolio Weighted Average Yield	—	3.76%	4.29%	4.37%

Loans

Net loans consist of total loans, deferred loan fees and the allowance for loan losses. Net loans were $288.5 million at March 31, 2005, including loans held for sale, an increase of 4.4% from the amount at December 31, 2004.

The following table shows the contractual maturity of selected categories of loans at March 31, 2005. The table reflects the entire unpaid principal balance in the maturity period that includes the final loan payment date and, accordingly, does not give effect to periodic principal repayments or possible prepayments.

	March 31, 2005
	Commercial, Financial and Agricultural	Commercial Real Estate/ Construction
	(Dollars in thousands)
Within 1 year	$4,880	$14,275

Variable Rate:
1 to 5 years	5,085	43,262
After 5 years	5,993	108,453

Total	$11,078	$151,715

Fixed Rate:
1 to 5 years	3,664	10,677
After 5 years	0	8,228

Total	$3,664	$18,905

Total Maturities	$19,622	$184,895

Mortgage Banking Activities

Our mortgage banking activities generally include two types of commitments. The first type of commitment is for loans in our pipeline and is considered a rate lock commitment with the customer. In a rate lock commitment, a client, while in the process of obtaining approval for a fixed rate secondary market loan, can, at its own determination, fix or “lock in” the rate on the loan. The commitments are generally for periods of 60 to 90 days and are at market rates. To mitigate risk from interest rate fluctuations and to provide for a mechanism to deliver these loans into the secondary market, we generally enter into forward sales contracts on rate lock commitments on a “best efforts” basis. The Company had commitments to originate $6.9 million in mortgage loans as of March 31, 2005.

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value. To deliver closed loans to the secondary market and to control interest rate risk prior to sale, the Company enters into agreements to sell the loans while the loan is still in the pipeline. The aggregate market value of mortgage loans held for sale considers the price of the sales contracts. Loan commitments related to the origination of mortgage loans held for sale and the corresponding sales contracts are considered derivative instruments. The Company had loans held for sale of $41.9 million with an equal amount of corresponding sales contracts at March 31, 2005. The derivative effect of these instruments was not material. All of the gain on sale generated from mortgage banking activities continues to be recorded when closed loans are delivered into the sales contracts.

Asset Quality

General

Asset quality is an important factor in the successful operation of a financial institution. Banking regulations require the Bank to classify our own assets and to establish prudent general allowances for losses of assets classified as substandard or doubtful. For the portion of assets classified as loss, we are required to either establish specific allowances of 100% of the amount classified or charge such amounts off our books.

Assets that do not currently expose the Bank to sufficient risk to warrant classification in one of the aforementioned categories, but possess potential weaknesses, are required to be designated special mention by management. These loans are monitored closely so that we can mitigate our exposure to further deterioration in the loan. The Bank writes off any loans that are classified as loss.

Unless well secured and in the process of collection, the Bank places loans on a non-accrual status after being delinquent greater than 90 days, or earlier in situations in which the loans have developed inherent problems that indicate payment of principal and interest may not be made in full. Whenever the accrual of interest is stopped, previously accrued but uncollected interest income is reversed. Thereafter, interest is recognized only as cash is received. The loan is reinstated to an accrual basis after it has been brought current as to principal and interest under the contractual terms of the loan.

Non-Performing Assets

We had $849,000 in non-accrual loans at March 31, 2005, compared to $822,000 at December 31, 2004. On the basis of management’s review of its assets, at March 31, 2005, the Bank had classified $1.9 million of its assets as substandard, $710,000 as doubtful and $80,000 as loss.

The following table details information concerning non-accrual, past due and restructured loans at the dates indicated:

	March 31, 2005	December 31, 2004
	(Dollars in thousands)
Non-accrual loans	$849	$822
Foreclosed properties	0	0
Restructured loans	0	0

Total non-performing assets	$849	$822

Loans past due 90 days or more And still accruing interest	$0	$339

Delinquent and problem loans

When a borrower fails to make a required payment on a loan, the Bank attempts to cure the delinquency by contacting the borrower. A notice is mailed to the borrower after a payment is 15 days past due and again when the loan is 30 days past due. For most loans, if the delinquency is not cured within 60 days, the Bank issues a notice of intent to foreclose on the property and, if the delinquency is not cured within 90 days, the Bank may institute foreclosure action. In most cases, deficiencies are cured promptly.

Impact of Inflation and Changing Prices and Seasonality

The financial statements that are included in this quarterly report have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

Unlike industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution’s performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation.

Caution About Forward Looking Statements

We make forward looking statements in this report that are subject to risks and uncertainties. These forward looking statements include statements regarding our profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy, and financial and other goals. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward looking statements.

These forward looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

•	the ability to successfully manage our growth or implement our growth strategies if we are unable to identify attractive markets, locations or opportunities to expand;

•	reliance on our management team, including our ability to attract and retain key personnel;

•	the successful management of interest rate risk;

•	changes in general economic and business conditions in our market area;

•	changes in interest rates and interest rate policies;

•	problems with technology utilized by the Company;

•	risks inherent in making loans such as repayment risks and fluctuating collateral values;

•	changes in banking and other laws and regulations applicable to both the Company and the Bank;

•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;

•	maintaining cost controls and asset quality as we open or acquire new branches;

•	maintaining capital levels adequate to support our growth;

•	demand, development and acceptance of new products and services; and

•	changing trends in customer profiles and behavior in the market place.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward looking statements. In addition, our past results of operations do not necessarily indicate our future results.

Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss in a financial instrument arising from adverse changes in market rates or prices such as interest rates, foreign currency exchange rates, commodity prices and equity prices. The Company’s primary market risk exposure is interest rate risk. The ongoing monitoring and management of this risk is an important component of the Company’s asset/liability management process, which is governed by policies established by its Board of Directors that are reviewed and approved annually. The Board of Directors delegated the responsibility for carrying out asset/liability management policies to the Asset/Liability Committee (“ALCO”) of the Bank. In this capacity, ALCO develops guidelines and strategies that govern the Company’s asset/liability management related activities, based upon estimated market risk sensitivity, policy limits and overall market interest rate levels and trends.

Interest rate risk represents the sensitivity of earning to changes in market interest rates. As interest rates change, the interest income and expense streams associated with the Company’s financial instruments also change, affecting net interest income, the primary component of the Company’s earnings. ALCO with the help of an outside Asset/Liability management company uses results of a detailed and dynamic simulation model to quantify the estimated exposure of net interest income to sustained interest rate changes. While ALCO routinely monitors simulated net interest income sensitivity over a rolling two-year horizon, it also employs additional tools to monitor potential longer-term interest rate risk.

The simulation model captures the impact of changing interest rates on the interest income received and interest expense paid on all assets and liabilities reflected on the Company’s balance sheet. The simulation model is prepared and updated four times during each year. This sensitivity analysis is compared to ALCO policy limits, which specify a maximum tolerance level for net interest income exposure no more that a negative 25% fluctuation, which would translate to a 50-75% fluctuation in the bottom line or net income. The following reflects the range of the Company’s net interest income sensitivity analysis during the three months ended March 31, 2005.

Rate Change	For the Three Months Ended March 31, 2005 Estimated Net Interest Income Sensitivity
	High	Low	Average
+200 bp	18%	(28)%	(5)%
-100 bp	9%	(12)%	(1.5)%

At March 31, 2005, the Company’s interest rate risk model indicated that, in a rising rate environment of 200 basis points, net interest income could decrease by 5% on average. On the same time period the interest rate risk model indicated that in a declining rate environment of 100 basis point net interest income would decrease 1.5% on average.

Since December 31, 2004, the Company’s balance sheet has grown by $54 million. Deposit inflows, and increased borrowings from the Federal Home Loan Bank have provided the funding for the growth in the loan portfolios. The Company’s interest rate profile is liability sensitive bias for the next five (5) years. The profile then shift toward intermediate and long term asset sensitive over five (5) years respectively.

The preceding sensitivity analysis does not represent a forecast and should not be relied upon as being indicative of expected operating results. These hypothetical estimates are based upon numerous assumptions, including the nature and timing of interest rate levels such as yield curve shape, prepayments on loans and securities, deposit decay rates, pricing decisions on loans and deposits, reinvestment or replacement of asset and liability cashflows. While assumptions are developed based upon current economic and local market conditions, the Company cannot make any assurances about the predictive nature of these assumptions, including how customer preferences or competitor influences might change.

Also, as market conditions vary from those assumed in the sensitivity analysis, actual results will also differ due to factors such as prepayment and refinancing levels likely deviating from those assumed, the varying impact of interest rate change, caps or floors on adjustable rate assets, the potential effect of changing debt service levels on customers with adjustable rate loans, depositor early withdrawals and product preference changes, and other internal and external variables. Furthermore, the sensitivity analysis does not reflect actions that ALCO might take in response to, or in anticipation of, changes in interest rates.

The following table represents the interest rate sensitivity on projected net income for the twelve months ended March 31, 2005 (fully tax equivalent basis) for the Company using different rate scenarios:

Change in Yield Curve	Change in Economic Value of Equity
(in thousands)
+200 basis points	$30,267
+100 basis points	$30,891
Flat	$32,519
-100 basis points	$29,437
-200 basis points	$23,149

Item 4. CONTROLS AND PROCEDURES

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that we file or submit under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods required by the Securities and Exchange Commission (the “Commission”), including, without limitation, those controls and procedures designed to ensure that such information is accumulated and communicated to our management to allow timely decisions regarding required disclosures.

As of the end of the period covered by this report, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15 under the Exchange Act. This evaluation was carried out under the supervision and with the participation of our management, including our principal executive officer and principal financial officer. Based upon that evaluation, our management concluded that our disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including our consolidated subsidiaries) required to be included in our periodic filings with the Commission.

We also maintain a system of internal accounting controls that is designed to provide assurance that assets are safeguarded and that transactions are executed in accordance with management’s authorization and properly recorded. This system is continually reviewed and is augmented by written policies and procedures, the careful selection and training of qualified personnel and an internal audit program to monitor its effectiveness. There were no changes in our internal control over financial reporting identified in connection with the evaluation of it that occurred during our last fiscal quarter that materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings.

None

Item 2. Unregistered Sale of Equity Securities and Use of Proceeds.

None

Item 3. Defaults Upon Senior Securities.

None

Item 4. Submission of Matters to a Vote of Security Holders.

None

Item 5. Other Information.

None

Item 6. Exhibits.

Exhibit No.	Document
31.1	Certification of Principal Executive Officer pursuant to Rule 13a – 14(a).

31.2	Certification of Principal Financial Officer pursuant to Rule 13a – 14(a).

32.1	Statement of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION (Registrant)
Date: May 17, 2005
/s/ CARROLL C. MARKLEY
Carroll C. Markley Chairman of the Board and Chief Executive Officer (as principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description
31.1	Certification of Principal Executive Officer pursuant to Rule 13a – 14(a).

31.2	Certification of Principal Financial Officer pursuant to Rule 13a – 14(a).

32.1	Statement of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350.

ANNEX G

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

Washington, D. C. 20551

FORM 10-KSB

[X]	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For fiscal year ended December 31, 2004

[ ]	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For transition period from             to

Albemarle First Bank

(Name of small business issuer in its charter)

Virginia	54-1882473
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1265 Seminole Trail

P. O. Box 7704

Charlottesville, Virginia 22906

(Address of principal executive offices) (Zip Code)

(434) 973-1664

(Issuer’s telephone number)

Securities registered under Section 12(b) of the Exchange Act:

NONE

Securities registered under Section 12(g) of the Exchange Act:

COMMON STOCK, $4 PAR VALUE

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days. Yes  [X]    No  [   ]

Check if no disclosure of delinquent filers in response to Item 405 of Regulation S-B is contained in this form, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.    [   ]

The issuer’s revenues for its most recent fiscal year were $6,490,696.

The aggregate market value of the voting and non-voting common equity, consisting solely of common stock, held by non-affiliates of the issuer computed by reference to the closing price of such stock was $19,582,456 as of March 16, 2005.

The number of shares of outstanding common stock of the issuer as of March 16, 2005 is 1,601,182.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Annual Report to Shareholders for the fiscal year ended December 31, 2004 are incorporated by reference into Part II of this report. Portions of the registrant’s Proxy Statement to be delivered in connection with the 2005 Annual Meeting of Shareholders to be held June 15, 2005 are incorporated by reference in Part III of this report.

TRANSITIONAL SMALL BUSINESS DISCLOSURE FORMAT: YES  [   ]    NO  [X]

ALBEMARLE FIRST BANK

10-KSB

PART I

ITEM 1.	DESCRIPTION OF BUSINESS

General

Albemarle First Bank (the Bank) is a Virginia banking corporation, incorporated under the laws of Virginia on January 23, 1998. The Bank began operations as a state-chartered bank on December 28, 1998.

The bank provides a complete range of banking and financial services to the individuals and businesses within Charlottesville and the surrounding area. As a community-oriented and locally-owned institution we offer a variety of deposit products to our customers including checking and savings accounts, money market accounts, and certificates of deposit. These funds are reinvested back into the community by meeting our customer’s needs for commercial and real estate loans, mortgages, and consumer loans. In addition to our loan portfolio, the Bank has $18.5 million dollars invested in government agency bonds and mortgage backed securities as of December 31, 2004. These investments generate interest income for the Bank while offering a source of liquidity for future growth. As an additional source of liquidity the Bank uses a line of credit at the Federal Home Loan Bank to meet short-term funding requirements.

To complement the traditional community banking services provided by the Bank, additional conveniences such as debt and credit cards, on-line banking (at www.albemarlefirstbank.com), direct deposit, ATMs, and 24-hour telephone banking are available to our customers. These services fulfill the business and personnel banking demands of our customers and allow the Bank to contend with larger competitors.

The Bank was initially capitalized through a public offering of common stock at a price of $10.00 per share. This initial public offering resulted in an initial capitalization of $7.2 million. In October and November 2001, the Bank conducted a second public offering of units (with each unit consisting of a share of common stock and a warrant to purchase a share of common stock at $10.50 per share) at a per-unit cost of $8.75. The units offering resulted in additional capital of $4.1 million. On April 4, 2003, the Board elected to discount the exercise price of the common stock warrants to $7.00 from $10.50 in an attempt to raise additional capital through the period May 2, 2003. Due to the interest by investors, the Bank’s Board extended the discount period through June 2, 2003. A total of 336,190 warrants were exercised resulting in a gross increase to capital of $2,353,330. The remaining 242,095 warrants remain available for exercise.

As of December 31, 2004, the Bank had total assets of $120.6 million, deposits of $99.5 million, gross loans outstanding of $92.5 million, and stockholder’s equity of $10.3 million.

Market and Locations

Headquartered in Charlottesville, Virginia, the Bank operates three full service branches serving the City of Charlottesville, Albemarle County, Greene County, and the surrounding areas. The Bank’s main office is located within Albemarle County at 1265 Seminole Trail, Charlottesville, Virginia. Charlottesville is the central city within its Metropolitan Statistical Area (“MSA”) acting as a market center for retail and commercial transactions in Central Virginia. Located in the eastern foothills of the Blue Ridge Mountains approximately 100 miles southwest of Washington D.C., Charlottesville, Virginia was named as the most desirable city to live in America by Frommer’s, an international travel agency. Charlottesville’s MSA has a population of 183,357 in 2004, a 5.36% increase from 2000.

The prosperity and stability of the local economy is greatly influenced by Charlottesville’s largest employer, the University of Virginia. Ranked number one in academics among public universities according to the 2004 US News and World Report, the University staffs over 12,000 employees and has an enrollment of almost 20,000 students.

The Bank’s Greene County location has significant growth potential. The County is expanding and has recently approved development of approximately 1,100 new residential units and 650 units of housing for senior citizens, with future commercial and residential development expected. According to the U.S. Census Bureau, Greene County’s population was approximately 16,779 in 2003 and has grown 10.1% since 2000.

Banking Services

Albemarle First Bank receives deposits including business and personal checking, money markets, savings accounts, and certificates of deposit. The Bank’s lending products include commercial loans, residential development and construction, residential mortgages, and consumer lending.

To enhance our deposit and lending products the Bank also offers many other services including safe deposit boxes, issuance of cashier’s checks, certain cash management services, travelers checks, direct deposits of payroll and social security checks, automated drafts for various accounts, domestic and international wire transfers, and 24-hour telephone banking. The Bank is associated with a shared network of automated teller machines that may be used by our banking customers throughout Virginia and other regions. We provide insurance services through our subsidiary, AFB Insurance, Inc. We also offer credit card services, debit cards and internet banking. Our internet banking service (at www.albemarlefirstbank.com) allows customers to access their account balances, make payments on loans, transfer funds from one account to another and view images of their checks. Customers can also make payments to third party vendors and are able to view images of their written checks. The Bank operates as a state chartered commercial bank and is a member of the Federal Reserve System. Our deposits are insured pursuant to and up to the limits provided in the Federal Deposit Insurance Act.

The Bank believes there are significant opportunities to service all economic strata in our market area, with an emphasis on middle-income consumers and small local businesses. Accordingly, we provide a full range of consumer banking services. We offer consumer loans for financing automobiles, home improvements, and educational needs and residential mortgage loans. Commercial loans are available, both on a secured and unsecured basis, in support of business activities for professionals, and small and medium sized businesses.

Our lending activities are subject to a variety of lending limits imposed by Virginia law. Different limits apply depending on the type of loan or the nature of the borrower (including the borrower’s relationship to the Bank). In general, we are subject to a loan-to-one borrower limit in an amount equal to 15% of our capital and surplus. The Bank may also choose to impose a policy limit on loans to a single borrower that is less than the legal lending limit. Our board believes that our current capitalization provides a lending limit that satisfies the credit needs of a large portion of our targeted market segment. The Bank has established relationships with correspondent banks to participate in loans when individual loan amounts exceed our legal lending limits or internal lending policies.

Competition

The banking and financial services market within Charlottesville and the surrounding areas is highly competitive. Competitors include several large regional and national financial institutions, community banks owned by larger out of market holding companies, locally owned community banks, credit unions, and other financial service companies. The competition to attract loans is intense within Charlottesville and is a factor of offering competitive interest rates and loan fees, combined with superior personal service. Predatory pricing and competition from unregulated organizations have also been a factor when generating new loans. To compete within the local market it is also vital that financial institutions recruit and retain experienced and respected lenders.

The competition to gather retail and commercial deposits is also strong within the Bank’s market. Larger financial institutions have saturated the Charlottesville area with branches. To compete, the Bank must strategically place its branches, provide competitive interest rates, and offer a breadth of deposit products and ancillary services. Despite the size of our competition, Albemarle First Bank believes that customers’ want and need a community banking option, and that local decision-making and customer service are of primary concern. Aside from other banks, financial services companies provide competition in gathering deposits by offering customers alternative investment products to money markets and certificates of deposit.

As a community financial institution the Bank competes with organizations of far greater financial resources. Regulatory limitations regarding the amount the Bank can lend to a single borrower are established based on the Bank’s current capital structure. However, the Bank has developed relationships with other community banks and acts as a conduit to assist customers with large loans. This allows the Bank to attract and service larger customers while building a reciprocal relationship with other community banks.

Employees

At December 31, 2004, the Bank had 51 employees, of which 47 were full-time. None of these employees is represented by a union or covered by a collective bargaining agreement. Management considers employee relations to be good.

Supervision and Regulation

General

The Bank is organized as a Virginia-chartered banking corporation and is regulated and supervised by the Virginia Bureau of Financial Institutions. In addition, we are regulated and supervised by the Board of Governors of the Federal Reserve System, which serves as our primary federal regulator, and as an insured depository institution we are subject to certain regulations promulgated by the FDIC. The Virginia Bureau of Financial Institutions and the Federal Reserve conduct regular examinations of the Bank, reviewing the adequacy of our loan loss reserves, the quality of our loans and investments, the propriety of management practices, compliance with laws and regulations, and other aspects of our operations. In addition to these regular examinations, we must furnish to the Federal Reserve and Federal Deposit Insurance Corporation quarterly reports containing detailed financial statements and schedules.

Federal and Virginia banking laws and regulations govern the Bank’s operations, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. The Federal Reserve and the Virginia Bureau of Financial Institutions has authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent the Bank from engaging in unsafe or unsound practices.

As a financial institution with more than 500 shareholders of record, the Bank is subject to registration, periodic reporting, insider reporting, trading restrictions and proxy solicitation regulations promulgated by the Security and Exchange Commission and adopted by Federal Reserve. As a reporting company, the Bank is directly affected by the Sarbanes-Oxley Act of 2002 (the “SOX”), which is aimed at improving corporate governance and reporting procedures. The Bank is already complying with the new rules and regulations implemented pursuant to the SOX and intends to comply with any applicable rules and regulations implemented in the future.

Dividends

The amount of dividends payable by the Bank will depend upon its earnings and capital position, and is limited by federal and state law, regulations and policy. In addition, Virginia law imposes restrictions on the ability of all banks chartered under Virginia law to pay dividends. No dividend may be declared or paid that would impair a bank’s paid-in capital. The Virginia Bureau of Financial Institutions and the Federal Reserve have the general authority to limit dividends paid by the Bank if such payments are deemed to constitute an unsafe and unsound practice.

Under certain supervisory practices, prior approval of the Federal Reserve is required if cash dividends declared in any calendar year exceed the total of the Bank’s net profits for that year, plus its retained net profits for the preceding two years. Also, the Bank may not pay a dividend in an amount greater than its undivided profits after deducting current losses and bad debts. For this purpose, bad debts are generally defined to include the principal amount of all loans in arrears with respect to interest by six months or more, unless such loans are fully secured and in the process of collection. Federal law further provides that no insured depository institution may make any capital distribution, including a cash dividend, if after making the distribution the institution would not satisfy one or more of its minimum capital requirements.

Capital Requirements

The Federal Reserve’s current risk-based capital guidelines require the Bank to meet two minimum capital standards: a Tier 1 Risk Based Capital Ratio of 4%, and a Total Risk Based Capital Ratio of 8%. The Tier 1 Risked Based Capital Ratio is defined as Tier 1 capital to total risk weighted assets, with Tier 1 capital consisting of common stock, additional paid-in-capital, and the accumulated deficit, less certain intangible assets.

The risk based capital ratio is an institution’s total capital to total risk-weighted assets. The Bank’s total capital includes all Tier 1 capital and the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, as assigned by the Federal Reserve Board. The weighting is based on the regulators’ assessment of the inherent risk within each type of asset.

In addition, a minimum leverage ratio of Tier I capital to average total assets for the quarter is required by federal bank regulators, ranging from 4% to 8%, subject to the regulator’s evaluation of the Bank’s overall safety and soundness. As of December 31, 2004, the Bank had a ratio of Tier I capital to average total assets for the fourth quarter of 2004 of 7.42%.

When rating a financial institution’s capital adequacy, regulatory agencies review capital ratios, credit concentrations, operational risks, earnings performance, and other factors that may have a future impact on capital. The Virginia Bureau of Financial Institutions has established five capital levels, ranging from “well-capitalized” to “critically under-capitalized.” As of December 31, 2004 the Bank’s capital adequacy rating according to Virginia Bureau of Financial Institutions was a three and described as “Less than Satisfactory”. As of December 31, 2004 the Bank’s total risk-based capital, Tier 1 risk based capital, and Tier 1 leverage ratios were 11.23%, 9.97%, and 7.42%, respectively. While these ratios are comparable with the Bank’s peers and would normally classify the Bank as “Well Capitalized”, regulators noted that our deficient earnings performance and asset quality represented a distinct threat to our capital if not remedied.

Safety and Soundness

The Federal Reserve Board has adopted Interagency Guidelines Prescribing Standards for Safety and Soundness (“Guidelines”) and a final rule to implement safety and soundness standards required under federal law. The Guidelines establish the safety and soundness standards that numerous federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards address risks related to such items as internal controls, information technology, loan documentation and credit review, interest rate risk, and compensation and benefits. If the Federal Reserve Board determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit an acceptable plan to achieve compliance with the standard.

Deposit Insurance

Customer deposits in the Bank are insured through the Bank Insurance Fund (BIF), which is administered and managed by the FDIC. Deposits are generally insured up to a maximum amount of $100,000 per depositor subject to aggregation rules. The Bank is subject to deposit insurance assessment by the FDIC pursuant to the regulations establishing a risk-related deposit insurance assessment system. FDIC semi-annual assessments are based upon the institution’s capital rating according to the supervising regulators. Changes in a bank’s capital adequacy rating and risk profile have a direct effect on the actual assessments paid to the BIF.

Gramm-Leach-Bliley Act

The Gramm-Leach-Bliley Act implemented major changes to the statutory framework for providing banking and other financial services in the United States. The Gramm-Leach-Bliley Act, among other things, eliminated many of the restrictions on affiliations among banks and securities firms, insurance firms, and other financial service providers. A bank holding company that qualifies as a financial holding company will be permitted to engage in activities that are financial in nature or incident or complimentary to a financial activity. The activities that the Gramm-Leach-Bliley Act expressly lists as financial in nature include insurance activities, providing financial and instant advisory services, underwriting services and limited merchant banking activities.

To become eligible for these expanded activities, a bank holding company must qualify as a financial holding company. To qualify as a financial holding company, each insured depository institution controlled by the bank holding company must be well-capitalized, well-managed, and have at least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file a declaration with the Federal Reserve of its intention to become a financial holding company. We presently have no plans to become a financial holding company.

Community Reinvestment Act

Banks are subject to the provisions of the Community Reinvestment Act of 1977 (the “CRA”) that requires the appropriate federal bank regulatory agency, the FDIC in our case, to assess our record in meeting the credit needs of the communities we serve. The FDIC’s assessment of our record is publicly available. The CRA assessment is required by any bank that has applied to, among other things, establish a new branch office that will accept deposits, relocate an existing office, or merge, consolidate with or acquire the assets or assume the liabilities of a federally regulated financial institution. We received a “Satisfactory” rating in our last CRA examination.

Effect of Governmental Monetary Policies

The operations of the Bank are significantly affected by general economic conditions, as well as the policies of various regulatory authorities. In particular, the Federal Reserve’s use of monetary policies to influence credit conditions and interest rates affects the demand and pricing of loans and interest bearing deposits. These policies have a significant influence on overall growth and distribution of Bank loans, investments and deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future.

ITEM 2.	DESCRIPTION OF PROPERTY

The Bank’s principal office is located at 1265 Seminole Trail, Charlottesville, Virginia. The building, which we own and have substantially renovated, is a one-story brick structure with a basement, consisting of approximately 4,500 square feet. It has six teller stations, two drive-through windows, a drive-up ATM and night depository.

The Bank’s downtown Charlottesville branch, which opened in the fourth quarter of 2002, is located in approximately 871 square feet of leased space at 100 Fifth Street, S.E., Charlottesville, Virginia. The newly renovated branch has three teller stations, offices for the branch manager and customer service representative, and a full service ATM. The operating lease has a term of five years with an option to renew for an additional five years.

The Bank’s Ruckersville branch is located at 8260 Seminole Trail, Ruckersville, VA and has approximately 3,800 square feet of space. We purchased the building in the fourth quarter of 2001 for $1.3 million. The building has five teller stations, one drive-up ATM and two drive-through windows. Renovations totaling $80,000 were made to the branch prior to it’s opening in April 2002.

In October 2003 the Bank acquired through the conversion of property held in other real estate, a new operations center in Keswick, Virginia that houses the Bank’s operations, information technology, item processing, and printing functions. The building has total square footage of 16,112, of which the Bank occupies approximately 4,000 square feet. Effective December 2004 a 2,000 square foot portion of the building is being leased to a retail store. The Bank anticipates that in the near future the additional space will either be leased or the entire building will be sold and the Bank will lease back the required space.

In November 2004 the Bank closed its limited service facility GE Fanuc branch located at 2500 Austin Drive, Charlottesville, Virginia. The location did not generate sufficient loan or deposit activity to warrant further operations. The Bank leased approximately 400 square feet at a cost of $1 per annum and had the option to cancel the lease with 30 days notice.

ITEM 3.	LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Bank is a party or to which the property of the Bank is subject.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were presented to a vote of shareholders during the fourth quarter of 2004.

PART II

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Bank’s common stock, par value $4.00 per share, and warrants are traded on the Nasdaq SmallCap Stock Market (NasdaqSC) under the symbols “AFBK” and “AFBKW,” respectively. Prior to December 3, 2002, the Bank’s common stock traded on the OTC Bulletin Board (OTCBB) under the symbol “AFBK” and the Bank’s warrants traded as part of units under the symbol “AFBKU.” On November 30, 2002 the warrants separated from the stock and were no longer traded as a unit. Beginning on December 3, 2002, the shares of common stock and warrants formerly comprising the units began trading separately on the NasdaqSC Market.

As of December 31, 2004, there were 1,601,182 shares outstanding of the Bank’s common stock and 242,095 warrants outstanding. The following table sets forth the high and low sales prices, as reported by Nasdaq, for the Bank’s common stock for each full quarterly period within the two most recent fiscal years:

	High	Low
2003
First Quarter	$10.09	$6.69
Second Quarter	8.79	7.50
Third Quarter	9.05	8.25
Fourth Quarter	10.53	8.55

2004
First Quarter	$10.88	$9.50
Second Quarter	10.39	9.37
Third Quarter	10.14	8.50
Fourth Quarter	11.45	9.00

As of March 21, 2005, approximately 1,459 and 23 holders of record held the Bank outstanding shares of common stock and warrants, respectively. The Registrar and Transfer Company is the Bank’s stock transfer agent and registrar.

Dividend Policy

The Bank has not declared or distributed any cash dividends to its shareholders, and it is not likely that any cash dividends will be declared for several years. The board of directors intends for the foreseeable future to follow a policy of retaining any earnings to provide funds to operate and expand the Bank’s business. Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including the Bank’s future earnings, financial condition, cash requirements, and general business conditions.

The Bank is also subject to legal limitations on the amount of dividends it is permitted to pay. The information on “Government Regulation and Supervision—Dividends” on page 5 of this Form 10-KSB is hereby incorporated by reference. Furthermore, under federal banking law, the Bank cannot declare or pay a cash dividend on its capital stock if it is insolvent or if the payment of the dividend would render the Bank insolvent or unable to pay its obligations as they become due in the ordinary course of business.

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion is qualified in its entirety by the financial statements and accompanying notes appearing elsewhere in this report. In addition to the historical information contained herein, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Bank, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “may,” “will,” or similar expressions. Although we believe our plans, intentions, and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions, and expectations will be achieved. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and actual results, performance or achievements could differ materially from those contemplated. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein and undue reliance should not be placed on such statements, which reflect our position as of the date of this report.

Overview

Albemarle First Bank (the Bank) is headquartered in Charlottesville, Virginia and services customers within the surrounding area. The Bank operates three full service branches located in the City of Charlottesville, Albemarle County, and Greene County.

During 2004 the Bank focused on growth and returning to profitability. The Bank reported net income of $101 thousand for the year ended December 31, 2004 and grew total assets 13.34% to $120.6 million. This compares favorably to the loss of $1.9 million reported in 2003 and the December 31, 2003 total assets of $106.4 million. In 2003 the Bank’s pre-tax losses were $2.8 million, primarily due to a loss of $1.8 million resulting from a complex kiting scheme, and an additional $402 thousand in related charged off loans.

In 2004 the Bank increased net interest income $276 thousand to $4.1 million compared to $3.8 million in 2003. The Bank’s loan loss provision in 2004 was $357 thousand, an improvement over the $1.0 million reported in 2003. In 2004 noninterest income increased 8.3% to $691 thousand and includes a $192 thousand gain from the sale of a parcel of land that was adjacent to the Bank’s Main Branch. Noninterest income for 2003 was $638 thousand which included $224 thousand in gains from the sale of investment securities. Noninterest expense for 2004 was $4.3 million, a reduction of $2.0 million when compared to the $6.3 million expensed in 2003.

Albemarle First Bank concentrated on loan growth during 2004, increasing net loans to $91.3 million by year-end. This is a $23.9 million, or 35.37% increase from the $67.4 million balance as of December 31, 2003. The Bank’s deposits grew $8.0 million and totaled $99.5 million as of December 31, 2004. The Bank was able to increase demand deposits $5.4 million, or 13.40% from the prior year, to $45.4 million at the end of 2004. Certificates of deposit increased $5.1 million and totaled $44.6 million at December 31, 2004. To fund the considerable loan growth in 2004, the Bank increased its borrowings from the Federal Home Loan Bank to $7.0 million at December 31, 2004, up $5.0 million from the $2.0 million at the end of the prior year.

The asset quality of the Bank has continued to improve during 2004 with the Bank’s ‘Watch List” of potentially impaired loans decreasing to $5.2 million at December 31, 2004, down from $7.0 million at the end of 2003. During the past year, the Bank’s nonperforming assets have decreased $679 thousand to $1.8 million at the 2004. As of December 31, 2004, the Bank held no other real estate owned, which compares positively to the $652 thousand held at December 31, 2003.

Critical Accounting Policies and Estimates

The Bank’s significant accounting policies are disclosed in Note 1 of the audited financial statements. The selection and application of these accounting principles and methods requires management to make estimates and assumptions that affect the reporting amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. Our most critical accounting estimates relate to our valuation of the allowance for loan losses, the valuation of other real estate owned, and the valuation of income tax provisions and deferred tax assets. While management believes that the estimates and assumptions used in preparing the financial statements are appropriate, these estimates and assumptions are subject to a number of factors and uncertainties regarding their ultimate outcome, and therefore, actual results could differ from these estimates.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collection of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Other Real Estate Owned

Other Real Estate Owned is recorded at the lower of the outstanding loan balance at the time of foreclosure or the estimated fair value less estimated costs to sell. At foreclosure any excess of the loan balance over the fair value of the property is charged to the allowance for loan losses. Such carrying value is periodically reevaluated and written down if there is an indicated decline in fair value, such as an independent appraisal. Foreclosed properties are not generally carried on the books for more than two or three fiscal quarters, so the incidence of this happening is generally rare. Costs to bring a property to salable condition are capitalized up to the fair value of the property while costs to maintain a property in salable condition are expensed as incurred.

Deferred Income Taxes

The valuation of the Bank’s deferred income taxes involves estimating actual current tax expenses together with assessing temporary differences resulting from differing treatment of revenue and expense items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in our balance sheet. Prior to valuation allowances, we had approximately $1.8 million of deferred tax assets at both December 31, 2004 and December 31, 2003. The majority of our deferred tax assets relate to prior years’ tax losses, and our ability to use those tax assets is determined by our ability to generate future taxable income. As of December 31, 2003 and 2004, we determined that the future realization of our deferred tax assets was more likely than not. In the event that we subsequently determine that we cannot, or more likely will not, realize the benefit of all or part of our deferred tax asset, an adjustment to establish a deferred tax asset valuation allowance would be charged to income in the period in which such determination is made.

Table 1. Net Interest Income and Average Balances (thousands)

	2004			2003
	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost
Interest earning assets:
Loans	$83,664	$5,049	6.03%	$70,572	$4,587	6.50%
Federal funds sold	979	11	1.12%	3,349	34	1.02%
Investment securities	21,498	714	3.32%	17,019	741	4.35%
Interest bearing deposits at other banks	313	7	2.24%	207	2	0.97%

Total interest-earning assets	106,454	5,781		91,147	5,364

Yield on average interest-earning assets			5.43%			5.88%

Noninterest-earning assets:
Cash and due from banks	2,418			2,900
Premises and equipment	5,054			4,080
Interest receivable and other	3,433			3,072
Less: Allowance for loan loss	(1,192)			(1,095)

Total noninterest-earning assets	9,713			8,957

Total assets	$116,167			$100,104

Interest-bearing liabilities:
Demand deposits	$29,552	192	0.65%	$24,743	180	0.73%
Savings deposits	10,803	66	0.61%	13,302	99	0.74%
Time deposits	41,429	1,265	3.05%	36,905	1,221	3.31%
Other borrowings	10,037	149	1.48%	2,706	31	1.15%

Total interest-bearing liabilities	91,821	1,672		77,656	1,531

Cost on average interest-bearing liabilities			1.82%			1.97%

Noninterest-bearing liabilities:
Demand deposits	13,880			11,948
Interest payable and other	273			295

Total noninterest-bearing liabilities	14,153			12,243

Total liabilities	105,974			89,899

Stockholders’ equity	10,193			10,205

Total liabilities and stockholders’ equity	$116,167	$4,109		$100,104	$3,833

Net yield on average interest-earning assets			3.86%			4.21%

Net Interest Income

Net interest income, the principal source of Bank earnings, is the amount of income generated by earning assets (primarily loans and investment securities) less the interest expense incurred on interest-bearing liabilities (primarily deposits used to fund earning assets). Table 1 summarizes the major components of net interest income for the past two years and also provides yields/costs and average balances.

Net interest income increased to $4.1 million in 2004, or 7.19% compared to $3.8 million in 2003. The Bank’s improvement in net interest income was largely due to the 18.55% increase in average loans outstanding.

The Bank’s strategy for improving profitability is to grow loans and net interest income while keeping the noninterest cost structure of the Bank relatively constant. A large number of real estate based loans refinanced at lower interest rates during the the latter half of 2003 and first half of 2004 resulting in a 47 basis point decrease in the yield on loans. The effects of changes in volumes and rates on net interest income in 2004 compared to 2003 are shown in Table 2.

Interest income from the Bank’s investment portfolio totaled $714 thousand in 2004 with average investment securities of $21.5 million. This is a reduction of $27 thousand in income from the $741 thousand reported in 2003 when average investment securities were $17.0 million. The negative $27 thousand variance is the result of a lower rate of return on the existing investment portfolio. In 2003 the Bank sold its investment portfolio in order to raise capital by realizing $224 thousand in gains. While necessary, the securities purchased to replace the securities sold in 2003 reduced the rate of return on the investment portfolio by 103 basis points to 3.32%.

Interest expense for 2004 was $1.7 million, an increase of $141 thousand or 9.23%, from the $1.5 million reported in 2003. The increase was a result of the $6.8 million or 9.12% increase in average interest-bearing deposits, and the $7.3 million increase in average other borrowings. Despite the rising interest rate environment of during the second half of 2004, the Bank’s cost of deposits decreased 15 basis points. Management minimized increases in the cost of demand deposits and savings accounts while still remaining competitive within the market. During the second half of the year the Bank remained near the top of the local market in rates on certificates of deposit. This was an effort by management to fix our cost on a portion of our funding as interest rates increased and to only increase the costs of funds on the incremental growth within the deposit portfolio.

The costs of other borrowed funds was $149 thousand in 2004, an increase of $117 thousand from the prior year. This was a result of higher average balances in both the customer repurchase agreement accounts and the Bank’s borrowings from the Federal Home Loan Bank, and the rising interest rate environment. The borrowings from the Federal Home Loan Bank had a maturity of less than one year and were used to fund the Bank’s 2004 loan growth.

Table 2. Rate/Volume Variance Analysis (thousands)

	2004 Compared to 2003
	Interest Income / Expense Variance	Variance Attributed To
		Rate	Volume
Interest-earning assets:
Loans	$462	$(290)	$752
Federal funds sold	(23)	8	(31)
Investment securities	(27)	5	(32)
Interest-bearing deposits at other banks	5	5	—

Total	417	(272)	689

Interest-bearing liabilities:
Demand deposits	12	15	(3)
Savings deposits	(33)	(28)	(5)
Time deposits	44	50	(6)
Other borrowings	118	(69)	187

Total	141	(32)	173

Change in net interest income	$276	$(240)	$516

Provision for Loan Losses

The allowance for loan losses is established to provide for potential losses in the Bank’s loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. Management determines the provision for loan losses required to maintain an allowance adequate to provide for any potential losses. The factors considered in making this decision include the collectibility of past due loans, volume of new loans, composition of the loan portfolio, and general economic outlook.

In 2004, the Bank incurred a loan loss provision of $357 thousand, compared to $1.0 million in 2003. The provision for 2003 was largely related to a $402 thousand loan charge off connected to the kiting scheme. The Bank continues to improve the quality of the loan portfolio by reducing classified loans and improving underwriting procedures. The Bank’s allowance for loan losses as a percentage of total loans at the end of 2004 was 1.30%, compared to 1.40% in 2003. Additional information is contained in Tables 11 and 12, and is discussed in “Nonperforming and Problem Assets”.

Other Income

Noninterest income consists of revenues generated from a broad range of financial services and activities. Noninterest income totaled $710 thousand in 2004, an increase of 11.29% from the $638 recorded in 2003. The largest portion of noninterest income is a result of service charges on deposit accounts including charges for insufficient funds items and fees charged for nondeposit services. The Bank showed an increase of $37 thousand, or 12.38% in these service charges as management focused on competitive pricing and collection of services rendered.

In 2003, the Bank disposed of investment securities with a total market value of $23.8 million and recorded a net gain of $224 thousand. In 2004, the Bank sold investment securities with a fair market value of $3.9 million and incurred a net $1 thousand loss. These securities were sold to minimize interest rate risk within the investment portfolio and fund loan growth. 2004 noninterest income was positively impacted by the $192 thousand gain recognized on the sale of a parcel of land located adjacent to the Bank’s Main Branch on Seminole Trail in Charlottesville, Virginia. This land was purchased at the inception of the Bank and was a nonearning asset.

During the current year significant contributions to other noninterest income were made from the Bank’s mortgage banking business line, debit and credit card fees, and involvement in Virginia Bankers Association’s Bankers Title program. The primary sources of noninterest income for the past two years are summarized below in Table 3.

Table 3. Sources of Noninterest Income (thousands)

	2004	2003
Service charges	335	$298
Gains on sales of securities	(1)	224
Gains on sales of fixed assets	192	4
Other	184	112

Total noninterest income	$710	$638

Noninterest Expense

Noninterest expense for the year ended December 31, 2004 was $4.3 million, representing a decrease of $2.0 million or 31.83% from the $6.3 million for the year 2003 (see Table 4). In 2003, the Bank was the victim of a complex kiting scheme that resulted in a direct pre-tax loss of $1.8 million and additional personnel and legal expenses. In 2004, the Bank’s personnel expense remained at $2.5 million. Personnel resources were re-allocated towards loan and deposit growth, as well as improving the Bank’s internal controls and procedures in preparation for required compliance with Section 404 of the Sarbanes- Oxley Act. The Bank increased advertising expense to $127 thousand in 2004, up from $69 thousand in 2003 to increase market visibility. Consulting expenses of $84 thousand in 2004 was comparable to 2003 but was higher than anticipated by management due to the initial implementation of a Section 404 compliance program. The Bank’s legal fees were $87 thousand in 2004, a $89 decrease from 2003. In 2003 legal fees of $176 thousand were unusually high due to the litigation and settlement of the loss on the kite. A detailed schedule of noninterest expenses for the past two years is shown in Table 4.

Table 4. Sources on Noninterest Expense (thousands)

	2004	2003
Salaries & wages	$1,995	$1,987
Employee benefits	483	466

Total personnel expense	2,478	2,453

Occupancy expense	243	225
Equipment expense	300	377
Advertising	127	69
Data processing fees	214	214
Directors’ fees	45	18
Franchise tax	49	70
Legal fees	87	176
Accounting fees	53	71
Consultant fees	84	86
Check kiting loss	—	1,840
Foreclosed assets, net	34	20
Other operating expense	595	701

Total noninterest expense	$4,309	$6,320

Earning Assets

Average earning assets increased $15.3 million, to $106.4 million in 2004 from $91.1 million in 2003. Total average earning assets represented 91.6% of total average assets in 2004 which is comparable to 91.05% in 2003. The growth in average earning assets from 2003 to 2004 occurred within the loan and investment securities portfolios. The Bank experienced significant growth in the loan portfolio during the current year with the average balance increasing $13.1 million to $83.7 million. The Bank has focused on loan growth due to increase the yield on assets and to improve the Bank’s market share. Average investment securities increased 26.32% to $21.5 million during 2004 from $17.0 million in 2003. In 2003 the Bank sold and reinvested the entire investment portfolio and ended the year with total investment securities of $26.7 million. The Bank sold $3.9 million in investment securities during 2004 to reduce the interest rate risk and provide liquidity. A summary of average assets for the past two years is shown in Table 5.

Table 5. Average Asset Mix (thousands)

	2004		2003
	Average Balance	% of Total Avg. Assets	Average Balance	% of Total Avg. Assets
Earning assets:
Loans, gross	$83,664	72.02%	$70,572	70.50%
Federal funds sold	979	0.84%	3,349	3.35%
Investment securities	21,498	18.51%	17,019	17.00%
Interest bearing deposits at other banks	313	0.27%	207	0.21%

Total earning assets	106,454	91.64%	91,147	91.06%

Nonearning assets:
Cash and due from banks	2,418	2.08%	2,900	2.90%
Premises and equipment	5,054	4.35%	4,080	4.07%
Other assets	3,433	2.96%	3,072	3.06%
Less: Allowance for loan loss	(1,192)	-1.03%	(1,095)	-1.09%

Total nonearning assets	9,713	8.36%	8,957	8.94%

Total assets	$116,167	100.00%	$100,104	100.00%

Loans

The Bank makes both consumer and commercial loans to all neighborhoods within its market area, including the low and moderate-income areas. The market area is generally defined to be all or portions of the City of Charlottesville, Albemarle and Greene Counties of Virginia and surrounding areas. The Bank places emphasis on real estate loans, including construction and development loans, commercial loans to small and medium sized businesses and consumer based installment loans. The amounts of loans outstanding by type at year-end 2004 and 2003, and the maturity distribution of variable and fixed rate loans as of year-end 2004 are presented in Table 6 and Table 7, respectively.

Net loans totaled $91.3 million at year-end 2004, an increase of almost $23.9 million or 35.37% growth from year-end 2003. A significant portion of the loan portfolio, $68.0 million or 74.29%, is made up of loans secured by various types of real estate. Total loans secured by 1-4 family residential properties represented 38.49% of total loans at the end of 2004 while nonfarm/nonresidential properties make up 13.93%. Our significant growth in loans is a result of capturing local marketplace opportunities plus an increase in nearby bank participations in good growth areas surrounding Central Virginia. Reducing the Bank’s troubled loan portfolio over the past several years has allowed the Bank to refocus on generating new loans. We continue to emphasize quality loan underwriting and evaluation to lower risk as we grow. Early in 2004, we purchased approximately $6.5 million in real estate first trusts primarily located in Northern Virginia. These loans are serviced by First Service Bank also located in Northern Virginia and have performed well.

Table 6. Loan Portfolio Summary (thousands)

	December 31, 2004		December 31, 2003
	Amount	%	Amount	%
Construction and development	$13,305	14.58%	$6,440	9.55%
Farmland	2,762	3.03%	317	0.47%
1-4 family residential	35,135	38.49%	24,442	36.25%
Multifamily residential	3,889	4.26%	3,754	5.57%
Nonfarm, residential	12,703	13.93%	13,507	20.04%

Total real estate	67,794	74.29%	48,460	71.88%

Commercial and industrial	20,566	22.53%	16,188	24.01%
Consumer	4,006	4.39%	3,652	5.42%
Net deferred origination cost	95	0.10%	71	0.11%
Allowance for Loan Loss Reserve	(1,200)	-1.31%	(955)	-1.42%

Total	$91,261	100.00%	$67,416	100.00%

Interest rates charged on loans vary with the degree of risk, maturity and amount of the loan. Competitive pressures, money market rates, availability of funds, and government regulation also influence interest rates. On average, loans yielded 6.03% in 2004 compared to an average yield of 6.50% in 2003. This decrease was due to loans maturing or repricing during the first half of 2004, prior to rates rising.

Table 7. Maturity Schedule of Loans (thousands)

	2004
	Real Estate Loans
	Commercial	Construction and Development	1-4 Family Residential	Commercial (Non-Real Estate)	Consumer	Total	%
Fixed rate loans:
Twelve months or less	$1,169	$641	$406	$689	$495	$3,400	3.68%
Over twelve months to three years	248	636	1,058	1,788	1,169	4,899	5.30%
Over three years to five years	4,616	—	7,476	1,895	940	14,927	16.16%
Over five years	1,455	37	3,097	60	84	4,733	5.12%

Total fixed rate loans	7,488	1,314	12,037	4,432	2,688	27,959	30.26%

Variable rate loans:
Twelve months or less	2,204	10,002	6,722	9,777	812	29,517	31.96%
Over twelve months to three years	2,108	1,301	1,740	1,860	57	7,066	7.65%
Over three years to five years	860	507	1,754	2,510	—	5,631	6.10%
Over five years	6,694	181	12,882	1,987	449	22,193	24.03%

Total variable rate loans	11,866	11,991	23,098	16,134	1,318	64,407	69.74%

Total loans:
Twelve months or less	3,373	10,643	7,128	10,466	1,307	32,917	35.64%
Over twelve months to three years	2,356	1,937	2,798	3,648	1,226	11,965	12.95%
Over three years to five years	5,476	507	9,230	4,405	940	20,558	22.26%
Over five years	8,149	218	15,979	2,047	533	26,926	29.15%

Total loans	$19,354	$13,305	$35,135	$20,566	$4,006	$92,366	100.00%

Investment Securities

The Bank uses its investment portfolio to provide liquidity for unexpected deposit decreases or increased loan generation, to meet the Bank’s interest rate sensitivity goals, and to generate income. The investment portfolio is managed in a conservative manner with all investments taking the form of U.S. Government Agencies, or mortgage backed securities. All securities are high quality and high grade. The entire investment portfolio is classified as available for sale, and management views the investment portfolio as a source of income and liquidity. However, adjustments are necessary in the portfolio to provide an adequate source of liquidity which can be used to meet funding requirements for loan demand and deposit fluctuations and to control interest rate risk. Table 8 presents the investment portfolio at the end of 2004 by major types of investments and maturity ranges. Maturities may differ from scheduled maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid prior to the scheduled maturity date. Maturities on all securities are based on the earlier of the contractual maturity or the call date, if any.

At December 31, 2004, the market value of the investment portfolio was $18.5 million, representing a $456 thousand in unrealized losses. This compared to a market value of $25.7 million and a $374 thousand unrealized loss a year earlier. This unrealized loss is the result of rising interest rates within the U.S. Government Agency and mortgage backed securities markets during 2004. During the year ended December 31, 2004 the Bank sold investment securities with a fair market value of $3.9 million. Management sold these securities to provide the Bank with liquidity to fund loan growth and to reduce the long-term interest rate risk.

Table 8. Investment Securities (thousands)

December 31, 2004

	Amortized Cost Due
	In One Year or Less	After One Through Five Yrs.	After Five Through Ten Yrs.	After Ten Years	Total	Market Value
Investment securities:
US Government Agencies	$500	$11,397	$1,747	$1,489	$15,133	$14,676
Mortgage Backed Securities	—	3,825	—	—	3,825	3,826

Total	$500	$15,222	$1,747	$1,489	$18,958	$18,502

Weighted average yields:
U.S. Government agencies	1.25%	2.63%	4.43%	4.75%	3.00%
Mortgage Backed Securities	—	3.44%	—	—	3.44%

Consolidated	1.25%	2.78%	4.43%	4.75%	3.09%

Deposits

The Bank relies on deposits generated in its market area to provide the majority of funds needed to support lending activities and for investments in liquid assets. More specifically, core deposits (total deposits less certificates of deposits in denominations of $100,000 or more) are the primary funding source. The Bank’s balance sheet growth is largely determined by the availability of deposits in its markets, the cost of attracting the deposits, and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios. The low interest rates of 2003 and rising interest rate environment of 2004 have resulted in depositors shopping for deposit rates more than in the past. An increased customer awareness of interest rates adds to the importance of rate management. The Bank’s management must continuously monitor market pricing, competitor’s rates, and internal interest rate spreads to maintain the Bank’s growth and profitability. The Bank attempts to structure rates so as to promote deposit and asset growth, while at the same time increasing overall profitability.

Average total deposits for the year ended December 31, 2004 amounted to $95.7 million which was an increase of $8.8 million, or 10.09% over 2003. Demand deposit accounts increased to $29.6 million, or 19.44% over the prior year. These accounts cost significantly less than certificate of deposits and have a positive impact on the Bank’s net interest margin. Management anticipates interest rates rising in 2005. In a rising interest rate environment a certificate of deposit portfolio with distributed maturities allows the Bank to fix a portion of its cost of funds and protect against rising interest rates. Average certificates of deposit were $41.4 million in 2004, an increase of $4.5 million over the $36.9 million average in 2003. Average deposits for the past two years are summarized in Table 9.

Table 9. Deposit Mix (thousands)

	2004		2003
	Average Balance	%	Average Balance	%
Interest-bearing deposits:
Demand deposits	$29,552	30.89%	$24,743	28.47%
Savings	10,803	11.29%	13,302	15.31%
Small denomination certificates	28,323	29.61%	24,974	28.74%
Large denomination certificates	13,106	13.70%	11,931	13.73%

Total interest-bearing deposits	81,784	85.49%	74,950	86.25%
Noninterest-bearing deposits	13,880	14.51%	11,948	13.75%

Total deposits	$95,664	100.00%	$86,898	100.00%

The strategy of management has been to support loan and investment growth with core deposits, and not to aggressively solicit large denomination certificates of deposit. As reflected in Table 9, total average large denomination certificates of deposit as a percentage of total deposits only decreased 3 basis points and continues to represent approximately 13.70% of the total deposit portfolio. Table 10 provides maturity information relating to certificate of deposits of $100,000 or more at December 31, 2004.

Table 10. Large Time Deposit Maturities (thousands)

Analysis of time deposits of $100,000 or more at December 31, 2004:

Remaining maturity of three months or less	$4,204
Remaining maturity over three through twelve month	3,090
Remaining maturity over twelve months	7,811

Total time deposits of $100,000 or more	$15,105

Capital Adequacy

Stockholder’s equity was $10.3 million at December 31, 2004, a 1.64% increase over the 2003 year-end total of $10.1 million. Net income of $101 thousand positively affected the accumulated deficit balance. Several directors and employees elected to exercise stock options in the fourth quarter of 2004 resulting in $120 thousand of additional capital. Equity was negatively affected by additional unrealized losses in investment securities of $54 thousand net of tax for 2004.

The net loss in 2003 negatively impacted stockholder’s equity by $1.9 million. To reconstitute the equity, the Board of Directors elected on April 4, 2003 to discount the exercise price of 578,285 outstanding common stock warrants to $7.00 from $10.50 in an attempt to raise additional capital through the period May 2, 2003. Due to the interest by investors, the Bank’s Board extended the discount period through June 2, 2003. A total of 336,190 warrants were exercised, resulting in a gross increase to capital of $2.4 million.

Regulatory guidelines relating to capital adequacy provide minimum risk-based ratios which assess capital adequacy while also encompassing all credit risks, including those related to off-balance sheet activities. Capital ratios under these guidelines are computed by weighing the relative risk of each asset category to derive risk-adjusted assets. The risk-based capital guidelines require minimum ratios of core (Tier 1) capital (common stockholders’ equity) to risk-weighted assets of 4.0% and total regulatory capital (core capital plus allowance for loan losses up to 1.25% of risk-weighted assets) to risk-weighted assets of 8%. As of December 31, 2004, the Bank had a Tier 1 capital to risk-weighted assets ratio of 9.97%, and a total capital to risk-weighted assets ratio of 11.23%.

In addition, a minimum leverage ratio of Tier I capital to average total assets for the quarter is required by Federal bank regulators, ranging from 4% to 8%, subject to the regulator’s evaluation of the Bank’s overall safety and soundness. As of December 31, 2004, the Bank had a leverage ratio of Tier I capital to average total assets for the fourth quarter of 2004 of 7.42%. As of December 31, 2004, the most recent notification from the Federal Reserve categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.

At December 31, 2004 the Bank had 1,601,182 shares of common stock outstanding and 242,095 warrants remain available for exercise at $10.50 per share.

As of December 1, 2004 the Bank’s capital adequacy rating according to Virginia Bureau of Financial Institutions was a three and described as “Less than Satisfactory”. While our ratios are comparable with the Bank’s peers and would normally classify the Bank as “Well Capitalized”, regulators noted that our deficient earnings performance and asset quality represented a distinct threat to our capital if not remedied.

Nonperforming and Problem Assets

Certain credit risks are inherent in making loans, particularly commercial and consumer loans. Management prudently assesses these risks and attempts to manage them effectively. The Bank attempts to use shorter-term loans, and rely primarily on the cash flow of the borrower as the source of repayment rather than the value of the collateral.

The Bank also attempts to reduce repayment risks through internal credit policies and procedures. These policies and procedures include officer and customer limits, periodic loan documentation review and follow up on exceptions to credit policies.

Table 11. Nonperforming Assets (thousands)

	2004	2003
Non-accrual loans	$1,788	$1,814
Loans past due 90 days or more	—	—
Foreclosed properties	—	652

	$1,788	$2,466

Nonperforming assets at year-end 2004 were 1.93% of loans outstanding and 3.61% at year-end 2003. The primary reason for the improvement of nonperforming loans was the sale of $652 thousand of foreclosed properties being held at December 31, 2003.

The allowance for loan losses is maintained at a level adequate to absorb potential losses. Some of the factors which management considers in determining the appropriate level of the allowance for loan losses are: past loss experience, an evaluation of the current loan portfolio, identified loan problems, the loan volume outstanding, the present and expected economic conditions in general, and in particular, how such conditions relate to the market areas that the Bank serves. Bank regulators also periodically review the Bank’s loans and other assets to assess their quality. Credits deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance. The accrual of interest on loans is discontinued on a loan when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.

The provision for loan losses, net charge-offs and the activity in the allowance for loan losses is detailed in Table 12.

Table 12. Loan Losses (thousands)

	2004	2003
Allowance for loan losses, beginning	$955	$1,158
Provision for loan losses	357	1,023
Loans charged off:
Commercial	(319)	(1,053)
Real Estate—Mortgage	—	(109)
Real Estate—Construction	—	—
Consumer installment loans	(32)	(173)

Total	(351)	(1,335)
Recoveries:
Commercial	219	84
Real Estate—Mortgage	—	3
Real Estate—Construction	—	—
Consumer installment loans	20	22

Total	239	109

Net charge-offs	(112)	(1,226)

Allowance for loan losses, ending	$1,200	$955

Net loan charge-offs as a percentage of average loans were 0.13% and 1.74% for the years 2004 and 2003, respectively.

The loan portfolio also included loans to various borrowers (watch loans) at year-end for which management had concerns about the ability of the borrowers to continue to comply with present loan repayment terms, and which could result in some or all of these loans being uncollectible. Management monitors these loans carefully and has provided for these loans in the allowance for loan losses.

The allowance for loan losses was $1.2 million, or 1.30% of gross loans outstanding at December 31, 2004, an increase of $245 thousand over the $955 thousand, or 1.40% reserve at December 31, 2003. The reduction in the allowance for loan losses as a percentage of total loans is consistent with the improvements in the loan quality of the Bank during the past year. The Bank continues to improve the quality of the loan portfolio with a reduced amount of classified loans. Also, the Bank has strengthened its underwriting procedures. Management realizes that general economic trends greatly affect loan losses and no assurances can be made about future losses. Management considers the allowance for loan losses to be adequate at December 31, 2004.

Financial Instruments with Off-Balance-Sheet-Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments.

A summary of the Bank’s commitments at December 31 is as follows: (in thousands)

	2004	2003
Commitments to extend credit	$9,885	$13,209
Standby letters of credit	2,495	657

	$12,380	$13,866

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. These commitments are made on both a variable and fixed rate basis. Collateral held varies as specified above and is required in instances in which the Bank deems necessary.

Liquidity and Interest Rate Sensitivity

The principal goals of the Bank’s asset and liability management strategy are the maintenance of adequate liquidity and the management of interest rate risk. Liquidity is the ability to convert assets to cash to fund depositors’ withdrawals or borrowers’ loans without significant loss. Interest rate risk management balances the effects of interest rate changes on assets that earn interest or liabilities on which interest is paid, to protect the Bank from wide fluctuations in its net interest income which could result from interest rate changes.

Management must insure that adequate funds are available at all times to meet the needs of its customers. On the asset side of the balance sheet, maturing investments, loan payments, maturing loans, federal funds sold, and unpledged investment securities are principal sources of liquidity. On the liability side of the balance sheet, liquidity sources include core deposits, the ability to increase large denomination certificates, federal funds lines from correspondent banks, borrowings from the Federal Reserve Bank and the Federal Home Loan Bank, as well as the ability to generate funds through the issuance of long-term debt and equity.

The liquidity ratio (the level of liquid assets divided by total deposits plus short-term liabilities) is considered to be adequate by management.

Table 13. Interest Rate Sensitivity (thousands)

	Maturities / Repricing
	1-3 Months	4-12 Months	13-36 Months	37-60 Months	Over 60 Months	Total
Earnings Assets:
Loans	$49,905	$5,015	$16,139	$16,574	$4,734	$92,367
Investments	—	498	9,247	5,796	3,860	19,401
Interest-bearing deposits with other banks	227	—	—	—	—	227
Federal funds sold	618	—	—	—	—	618

Total	$50,750	$5,513	$25,386	$22,370	$8,594	$112,613

Interest-bearing Liabilities:
Demand accounts	$31,585	$—	$—	$—	$—	$31,585
Savings accounts	9,482	—	—	—	—	9,482
Certificates of deposit	8,806	11,217	13,601	10,992	—	44,616
Other borrowings	10,564	—	—	—	—	10,564

Total	$60,437	$11,217	$13,601	$10,992	$—	$96,247

Interest sensitivity gap	$(9,687)	$(5,704)	$11,785	$11,378	$8,594	$16,366
Cumulative interest sensitivity gap	$(9,687)	$(15,391)	$(3,606)	$7,772	$16,366	$16,366
Ratio of sensitivity gap to total earning assets	-19.09%	-103.46%	46.42%	50.86%	100.00%	14.53%
Cumulative ratio of sensitivity gap to total earning assets	-19.09%	-27.36%	-4.42%	7.47%	14.53%	14.53%

Interest rate risk is the effect that changes in interest rates would have on interest income and interest expense as interest-sensitive assets and interest-sensitive liabilities either reprice or mature. Management attempts to maintain the portfolios of earning assets and interest-bearing liabilities with maturities or repricing opportunities at levels that will afford protection from erosion of net interest margin, to the extent practical, from changes in interest rates. Table 13 shows the sensitivity of the Bank’s balance sheet on December 31, 2004. This table reflects the sensitivity of the balance sheet as of that specific date and is not necessarily indicative of the position on other dates. At December 31, 2004, the Bank appeared to be liability-sensitive with interest-bearing liabilities exceeding earning assets, subject to changes in interest rates, for the next twelve months. Included in the interest-bearing liabilities subject to interest rate changes within three months are demand accounts and savings accounts which historically have not been as interest-sensitive as other types of interest-bearing deposits. Matching sensitive positions alone does not ensure that the Bank has no interest rate risk. The repricing characteristics of assets are different from the repricing characteristics of funding sources. Thus, net interest income can be impacted by changes in interest rates even if the repricing opportunities of assets and liabilities are perfectly matched.

ITEM 7.	FINANCIAL STATEMENTS

The audited financial statements for the year ending December 31, 2004 contained in Exhibit 13 are incorporated herein by reference.

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 27, 2003, based upon the recommendation of its Audit Committee [and approval by its Board of Directors], the Bank engaged Larrowe & Company, P.L.C. as its independent auditors for the fiscal year ended December 31, 2003, and chose not to renew the engagement of S.B. Hoover & Company L.L.P., which had served as the Bank’s independent auditors for the fiscal year ended December 31, 2002.

ITEM 8A.	CONTROLS AND PROCEDURES

The Bank maintains a system of disclosure controls and procedures that is designed to ensure that material information is accumulated and communicated to management, including the Bank’s Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. As required, management, with the participation of the Bank’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of the Bank’s disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer concluded that the Bank’s disclosure controls and procedures were operating effectively to ensure that information required to be disclosed by the Bank in reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified in the relevant rules and forms.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Bank’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Bank to disclose material information otherwise required to be set forth in the Bank’s periodic reports.

The Bank’s management is also responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. No changes in the Bank’s internal control over financial reporting occurred during the fiscal quarter ended December 31, 2004 that have materially affected, or are reasonably likely to materially affect, the Bank’s internal control over financial reporting.

ITEM 8B.	OTHER INFORMATION

None.

PART III

ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The information regarding the Bank’s directors contained under the caption “Election of Directors” in the Bank’s proxy statement for the 2005 Annual Meeting of Shareholders [to be held June 2, 2005] (the “2005 Proxy Statement”) is incorporated herein by reference. The information regarding Section 16(a) beneficial ownership reporting is contained in the 2005 Proxy Statement under the caption “Section 16(a) Beneficial Ownership Reporting Compliance” and is incorporated herein by reference.

Our Board of Directors has adopted a Code of Ethics that applies to our directors and to all our executive officers, including without limitation our principal executive officer and principal financial officer. A copy of our Code of Ethics will be provided without charge to any person upon request. Requests for copies should be directed by mail to Kenneth Potter, at Albemarle First Bank, Post Office Box 7704, Charlottesville, VA, 22906 or by telephone to (434) 973-1164.

Our Board of Directors has a standing audit committee, which currently consists of the following directors Frank D. Cox, Jr., William U. Henderson, and Charles W. Gross each of whom is considered an “independent director” within the applicable Securities and Exchange Commission regulations and the listing standards of the NASDAQ Stock Market for audit committee purposes. Our Board of Directors has determined that William U. Henderson is an “audit committee financial expert” as that term is defined in the Securities and Exchange Commission’s rules.

EXECUTIVE OFFICERS OF THE REGISTRANT

Name (Age)	Current Position with Bank (Officer Since)	Previous Principal Occupation During Past Five Years

Thomas M. Boyd, Jr. (65)	President & Chief Executive Officer (2002)

Vice Chairman & CEO, Southside Bank, Tappahannock, Virginia, September 2001 to March 2002; President & CEO, Southside Bank, Tappahannock, Virginia, April 1982 to September 2001; President & CEO, Eastern Virginia Bankshares (holding company for Southside Bank), January 1998 to April 2001

C.L. Scott Cooke (64)	Executive Vice President (2001)	Business Relations Manager, Electronic Data Systems, Centreville, VA, February 1998 to November 2001

Kenneth J. Potter (35)	Vice President & Chief Financial Officer (2004)

Vice President & Controller, Guaranty Bank, Charlottesville, Virginia, May 2001 to January 2004; Vice President & Audit Manager, Deutsche Banc Alex Brown, Inc, Baltimore, Maryland, September 1996 to May 2001

ITEM 10.	EXECUTIVE COMPENSATION

The information regarding executive compensation under the caption “Executive Compensation” and regarding director compensation under the caption “Directors’ Compensation” contained in the 2005 Proxy Statement is incorporated herein by reference.

ITEM 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information regarding stock ownership by the Bank’s directors and executive officers under the caption “Securities Ownership of Certain Beneficial Owners and Management” contained in the 2005 Proxy Statement is incorporated by reference herein.

The following table sets forth information as of December 31, 2004 with respect to certain compensation plans under which equity securities of the Bank are authorized for issuance.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by shareholders(1)	93,100	$10.00	38,700
Equity compensation plans not approved by shareholders	—	—	—

Total	93,100	$10.00	38,700

(1)	All information relates to the 1999 Stock Option Plan as amended in 2004.

1999 Stock Option Plan

On May 13, 1999, our Board of Directors adopted and on June 29, 1999, our shareholders approved, a stock option plan for the granting of common stock options to non-employee directors totaling 89,500 and to our officers and employees totaling 45,000. On May 12, 2004 our shareholders approved an amendment to the 1999 stock option plan, increasing the number of options available for grant to non-employee directors to 125,000 and the options available to officers and employees to 150,000. Both incentive stock options and non-qualified stock options may be granted under the plan as amended. The exercise price of each option awarded equals the market price of the common stock on the date of the option grant, and an option’s maximum exercise term is 10 years. On July 15, 1999, the Board of Directors granted 89,500 non-qualified options to non-employee directors and 24,750 incentive stock options to employees. On January 18, 2001, the board granted an additional 9,000 incentive stock options to employees under the same criteria as the 1999 stock option awards. The exercise price of each option granted in 1999 and 2001 was $10.00. On February 2, 2004 the Board of Directors granted 5,000 options to employees at an exercise price of $9.68, and on May 12, 2004 the Board of Directors granted 5,000 options to directors at an exercise price of $10.00. All outstanding options granted under the 1999 stock option plan were exercisable as of December 31, 2004. As of December 31, 2004, 11,000 of the options awarded to directors in 1999 had been exercised, and 2,000 of these options had been forfeited. At year-end 1,000 incentive stock options had been exercised and 27,450 incentive stock options had been forfeited.

ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information regarding certain transactions with directors or executive officers under the caption “Interest of Management and Board in Certain Transactions” contained in the 2005 Proxy Statement is incorporated herein by reference.

ITEM 13.	EXHIBITS

Exhibits

The following exhibits are filed as part of this Form 10-KSB:

Exhibit No.	Description of Exhibits

3.1	Articles of Incorporation of Albemarle First Bank (incorporated by reference to Exhibit E-1 to Form 10-SB filed May 1, 2000)

3.2	Bylaws of Albemarle First Bank (incorporated by reference to Exhibit E-2 to Form 10-SB filed May 1, 2000)

10.3*	Albemarle First Bank 1999 Stock Option Plan (incorporated by reference to Exhibit E-4 to Form 10-SB filed May 1, 2000)

10.3.1*	Albemarle First Bank Form of Non-Qualified Stock Option Agreement for a director (filed herewith)

10.3.2*	Albemarle First Bank Form of Non-Qualified Incentive Stock Option Agreement for an employee (filed herewith)

10.3.3*	Albemarle First Bank Form of Non-Qualified Incentive Stock Option Agreement for an employee-director (filed herewith)

10.3.4*	Albemarle First Bank Form of Qualified Incentive Stock Option Agreement for an employee (filed herewith)

10.4*	Employment Agreement by and between Albemarle First Bank and Thomas M. Boyd, Jr., effective February 1, 2002 (incorporated by reference to Exhibit 10.4 to Form 10-QSB filed on May 16, 2002)

10.5*	Schedule of Albemarle First Bank Non-Employee Directors’ Annual Compensation (filed herewith)

10.6*	Schedule of 2005 Base Salaries for Named Executive Officers of Albemarle First Bank (filed herewith)

13	Our audited financial statements for the years ended December 31, 2004 (filed herewith)

21	Subsidiaries

31.1	Certification of our Chief Executive Officer pursuant to Rule 13a-14(a) (filed herewith)

31.2	Certification of our Chief Financial Officer pursuant to Rule 13a-14(a) (filed herewith)

32	Certifications of our Chief Executive Officer and Chief Financial Officer pursuant to Rule 18 U.S.C. Section 1350 (filed Herewith)

*	Denotes management contracts and compensatory plans and arrangements.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information regarding services provided to us by our independent accountants under the captions “Principal Accountant Fees” and “Audit Committee Pre-Approval Policy” contained in the 2005 Proxy Statement is incorporated herein by reference.

SIGNATURES

In accordance with the requirements of Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALBEMARLE FIRST BANK

Date: March 28, 2005	/s/ Thomas M. Boyd, Jr.
Thomas M. Boyd, Jr. President and Chief Executive Officer

Date: March 28, 2005	/s/ Kenneth J. Potter
Kenneth J. Potter Vice President and Chief Financial Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ THOMAS L. BEASLEY Thomas L. Beasley	Director	March 28, 2005

/S/ THOMAS M. BOYD, JR. Thomas M. Boyd, Jr.	President, Chief Executive Officer and Director	March 28, 2005

/S/ FRANK D. COX, JR. Frank D. Cox, Jr.	Director	March 28, 2005

/S/ J. CLARK DIEHL, III J. Clark Diehl, III	Director	March 28, 2005

/S/ JAMES A. FERNALD, III James A. Fernald, III	Director	March 28, 2005

/S/ CHARLES W. GROSS Charles W. Gross	Director	March 28, 2005

/S/ WILLIAM U. HENDERSON William U. Henderson	Director	March 28, 2005

/S/ LAURENCE C. PETTIT, JR. Laurence C. Pettit, Jr.	Director	March 28, 2005

/S/ KENNETH J. POTTER Kenneth J. Potter	Vice President and Chief Financial Officer (principal financial and accounting officer)	March 28, 2005

/S/ JOHN K. TAGGART, III John K. Taggart, III	Director	March 28, 2005

/S/ R. CRAIG WOOD R. Craig Wood	Director	March 28, 2005

EXHIBIT 13

Audited Financial Statements

Balance Sheets

For the years ended December 31, 2004 and 2003

	2004	2003
Assets
Cash and due from banks	$1,880,664	$3,733,004
Federal funds sold	618,275	348,662
Interest-bearing deposits with banks	227,017	263,594
Investment securities available for sale	18,502,362	25,723,871
Restricted equity securities	899,280	613,255
Loans, net of allowance for loan losses of $1,200,460 in 2004 and $955,000 in 2003	91,261,486	67,416,462
Property and equipment, net	4,787,392	5,240,880
Accrued interest receivable	415,684	344,682
Other real estate owned	—	651,554
Other assets	2,034,337	2,097,735

Total assets	$120,626,497	$106,433,699

Liabilities and Stockholders’ Equity
Liabilities
Noninterest-bearing demand deposits	$13,872,969	$12,598,632
Interest-bearing demand deposits	31,569,056	27,473,099
Savings deposits	9,481,962	11,899,762
Time deposits	44,615,898	39,548,800

Total deposits	99,539,885	91,520,293
Federal fund purchased and securities securities under agreement to repurchase	3,564,146	2,512,089
Federal Home Loan Bank Advances	7,000,000	2,000,000
Accrued interest payable	72,412	65,473
Accrued expenses and other liabilities	180,797	232,503

Total liabilities	110,357,240	96,330,358

Commitments and contingencies	—	—
Stockholders’ equity
Common stock, $4.00 par value, 3,000,000 shares authorized; 1,601,182 and 1,589,182 shares issued and outstanding for 2004 and 2003, respectively	6,404,728	6,356,728
Additional paid-in capital	7,304,583	7,232,903
Accumulated deficit	(3,139,007)	(3,239,615)
Accumulated other comprehensive losses	(301,047)	(246,675)

Total stockholders’ equity	10,269,257	10,103,341

Total liabilities and stockholders’ equity	$120,626,497	$106,433,699

See Notes to Financial Statements

Statements of Income

For the years ended December 31, 2004 and 2003

	2004	2003
Interest income
Loans and fees on loans	$5,049,564	$4,586,695
Federal funds sold	10,849	34,158
Investment securities	714,009	741,331
Interest-bearing deposits with banks	6,519	1,848

Total interest and dividend income	5,780,941	5,364,032

Interest expense
Demand and savings deposits	258,685	278,542
Time deposits	1,264,832	1,220,931
Federal Funds purchased	36,826	9,630
Borrowings	111,916	21,841

Total interest expense	1,672,259	1,530,944

Net interest income	4,108,682	3,833,088
Provision for loan losses	357,300	1,022,976

Net interest income after provision for loan losses	3,751,382	2,810,112
Noninterest income
Service charges	335,210	298,294
Gains (losses) on sales of securities	(1,158)	223,543
Gains on sales of fixed assets	191,837	3,627
Other	183,866	112,434

Total noninterest income	709,755	637,898

Noninterest expense
Salaries	1,995,073	1,987,071
Employee benefits	483,433	466,211
Occupancy expense	242,545	224,873
Equipment expense	300,436	377,172
Advertising	127,080	68,975
Data processing fees	213,720	213,801
Franchise tax	49,152	69,536
Legal fees	87,151	176,250
Accounting fees	53,290	70,953
Consultant fees	84,320	86,157
Check kiting loss	—	1,840,200
Foreclosed assets, net	33,740	19,616
Other operating expense	638,736	719,389

Total noninterest expense	4,308,676	6,320,204
Income (Loss) before income tax expense (benefit)	152,461	(2,872,194)
Income tax expense (benefit)	51,853	(964,646)

Net Income (loss)	$100,608	$(1,907,548)

Basic earnings (loss) per share	$0.06	$(1.30)

Diluted earnings (loss) per share	$0.06	$(1.30)

Weighted average shares outstanding	1,589,215	1,466,288

Diluted weighted average shares outstanding	1,589,215	1,466,288

See Notes to Financial Statements

Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2004 and 2003

	Common Stock	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2002	1,252,992	$5,011,968	$6,244,749	$(1,332,067)	$118,841	$10,043,491
Comprehensive net income
Net Income		—	—	(1,907,548)	—	(1,907,548)
Change in unrealized loss on securities available for sale, net of tax benefit of $112,292		—	—	—	(217,978)
Reclassification adjustment for gains included in net income, net of tax effect of $76,005		—	—	—	(147,538)	(365,516)

Total comprehensive loss						(2,273,064)
Warrants exercised	336,190	1,344,760	988,154	—	—	2,332,914

Balance, December 31, 2003	1,589,182	6,356,728	7,232,903	(3,239,615)	(246,675)	10,103,341
Comprehensive net income
Net Income		—	—	100,608	—	100,608
Change in unrealized loss on securities available for sale, net of tax benefit of $28,403		—	—	—	(55,136)
Reclassification adjusted for losses included in net income, net of tax benefit of $394		—	—	—	764	(54,372)

Total comprehensive income						46,236
Stock options exercised	12,000	48,000	71,680	—	—	119,680

Balance, December 31, 2004	1,601,182	$6,404,728	$7,304,583	$(3,139,007)	$(301,047)	$10,269,257

See Notes to Financial Statements

Statements of Cash Flows

For the years ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities
Net Income (loss)	$100,608	$(1,907,548)
Adjustments to reconcile net income (loss) to net cash provided (used) by operations:
Provision for loan losses	357,300	1,022,976
Depreciation and amortization	297,911	324,283
(Gains) losses on sale of property and equipment	(191,837)	3,627
Loss on sale of other real estate owned	18,706	—
(Gains) losses on sale of investment securities	1,158	(223,543)
Accretion income	59,643	14,818
Deferred income tax expense (benefit)	51,853	(964,646)
Changes in assets and liabilities:
Accrued interest receivable and other assets	(31,466)	119,799
Accrued interest payable and other liabilities	(44,767)	201,050

Net cash provided (used) by operating activities	619,109	(1,409,184)

Cash flows from investing activities
Proceeds from sale, maturity or call of securities held to maturity	—	550,150
Purchases of securities available for sale	(2,400,398)	(37,697,603)
Proceeds from sale, maturity or call of securities available for sale	9,478,743	23,760,876
Proceeds from sale of Federal Home Loan Bank Stock	—	37,600
Net increase in interest-bearing deposits with other banks	36,577	27,758
Purchases of Restricted Equity Stock	(267,800)	(26,171)
Purchases of Other Equity Securities	(18,225)	(18,225)
Net decrease (increase) in loans	(24,294,324)	1,637,608
Purchases of property and equipment	(79,696)	(315,384)
Proceeds from sale of property and equipment	427,110	—
Proceeds from sale of other real estate	724,848	252,516

Net cash used in investing activities	(16,393,165)	(11,790,875)

Cash flows from financing activities
Net increase in deposits	8,019,592	1,413,243
Net increase (decrease) in securities sold under agreements to repurchase	3,107,057	(401,371)
Net increase (decrease) in federal funds purchased	(2,055,000)	2,055,000
Proceeds from Federal Home Loan Bank advances	5,000,000	2,000,000
Proceeds from exercise of common stock warrants	—	2,353,330
Proceeds from exercise of common stock options	119,680	—
Cash paid for expenses related to exercising warrants	—	(20,416)

Net cash provided by financing activities	14,191,329	7,399,786

Net (decrease) in cash and cash equivalents	(1,582,727)	(5,800,273)
Cash and cash equivalents, beginning	4,081,666	9,881,939

Cash and cash equivalents, ending	$2,498,939	$4,081,666

Supplemental disclosure of cash flow information
Interest paid	$1,665,320	$1,528,464

Supplemental disclosure of noncash activities
Other real estate acquired in settlement of loans	$92,000	$2,113,046

Property and equipment acquired in conversion of other real estate owned	$—	$1,205,349

See Notes to Financial Statements

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Nature of Operations

Albemarle First Bank (the Bank) operates under a charter issued by the Commonwealth of Virginia on December 7, 1998 and provides commercial banking and insurance services to individuals and small business customers located in the Charlottesville, Virginia area. The Bank operates three full service branches and one limited banking facility located within the City of Charlottesville, and Albemarle and Greene Counties, Virginia.

The Bank offers insurance products through its subsidiary, AFB Insurance, LLC. This entity is accounted for as a division of the Bank.

The accounting and reporting policies of the Bank and its subsidiary follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

Critical Accounting Policies

The notes to the Bank’s audited consolidated financial statements for the year ended December 31, 2004 contain a summary of the Bank’s significant accounting policies. Management believes the policies with respect to the methodology for determination of the allowance for loan losses, and asset impairment judgments, including the recoverability of intangible assets involve a high degree of complexity and require management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could cause reported results to differ materially. These critical policies and their application are periodically reviewed with the Audit Committee and the Board of Directors.

Business Segments

The Bank reports its activities as a single business segment. In determining appropriate segment definition, the Bank considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated, relative to resource allocation and performance assessment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and the valuation of income tax provisions and deferred tax assets. In connection with the determination of the allowances for loan and foreclosed real estate losses, management obtains independent appraisals for significant properties.

Substantially the entire loan portfolio of the Bank consists of loans in its market area. Accordingly, the ultimate collection of a substantial portion of the Bank’s loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions. The regional economy is diverse, but influenced by the tourism and retirement segments and to an extent by the manufacturing and agricultural segments.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

While management uses available information to recognize loan and foreclosed real estate losses, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank’s allowances for loan and foreclosed real estate losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet captions “cash and due from banks” and “federal funds sold.”

Interest-Bearing Deposits with Banks

Interest-bearing deposits with banks mature within one year and are carried at cost.

Trading Securities

The Bank does not hold securities for short-term resale and, therefore, does not maintain a trading securities portfolio.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans Receivable

The Bank grants mortgage, commercial and consumer loans to customers. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in the central Virginia region.

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan using the interest method.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

The accrual of interest on all loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collection of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded or when related fees are incurred or received.

Property and Equipment

Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the estimated useful lives of the assets.

Foreclosed Properties

Properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure, establishing a new cost basis. After foreclosure, management periodically performs valuations and the property is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets. The anticipated average holding period for such properties is less than 12 months.

Stock-based Compensation

The Bank accounts for its stock-based compensation using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Bank is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock-Based Compensation (issued in October 1995), but complies with the disclosure requirements set forth in the Statement, which include disclosing pro forma net income as if the fair value based method of accounting had been applied.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes

Provision for income taxes is based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Deferred income tax liability relating to unrealized appreciation (or the deferred tax asset in the case of unrealized depreciation) on investment securities available for sale is recorded in other liabilities (assets). Such unrealized appreciation or depreciation is recorded as an adjustment to equity in the financial statements and not included in income determination until realized. Accordingly, the resulting deferred income tax liability or asset is also recorded as an adjustment to equity.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Basic Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Comprehensive Income

Annual comprehensive income reflects the change in the Bank’s equity during the year arising from transactions and events other than investments by and distributions to stockholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of stockholders’ equity rather than as income or expense.

Advertising Expense

The Bank expenses advertising costs as they are incurred.

Rate Lock Commitments

On March 13, 2002, the Financial Accounting Standards Board determined that loan commitments related to the origination or acquisition of mortgage loans that will be held for sale must be accounted for as derivative instruments, effective for fiscal quarters beginning after April 10, 2002. Accordingly, the Bank adopted such accounting on July 1, 2002.

The Bank enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates. Prior to July 1, 2002, such commitments were recorded to the extent of fees received. Fees received were subsequently included in the net gain or loss on sale of mortgage loans.

The cumulative effect of adopting SFAS No. 133 for rate lock commitments as of July 1, 2002 was not material.

Financial Instruments

On January 1, 2001, the Bank adopted Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement requires that all derivatives be recognized as assets or liabilities in the balance sheet and measured at fair value.

Derivatives that are used as part of the asset/liability management process are linked to specific assets or liabilities and have high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period. In addition, forwards and option contracts must reduce an exposure’s risk, and for hedges of anticipatory transactions, the significant terms and characteristics of the transaction must be

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

identified and the transactions must be probable of occurring. All derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading. At December 31, 2004 and 2003, the Bank held no derivative financial instruments.

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and commercial and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

Interest-bearing deposits with banks: The carrying amounts of interest-bearing deposits with banks approximate their fair values.

Available-for-sale and held-to-maturity securities: Fair values for securities, excluding restricted equity securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate fair values.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

Short-term debt: Short-term debt includes Federal funds purchased and securities sold under agreements to repurchase, and short-term borrowings from the Federal Home Loan Bank. The carrying amounts of short-term debt approximate their fair values.

Other liabilities: For fixed-rate loan commitments, fair value considers the difference between current levels of interest rates and the committed rates. The carrying amounts of other liabilities approximate fair value.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Reclassification

Certain reclassifications have been made to the prior years’ financial statements to place them on a comparable basis with the current year. Net income and stockholders’ equity previously reported were not affected by these reclassifications.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004) (“SFAS 123(R)”), Share-Based Payments. SFAS 123(R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, such as stock options granted to employees. The Bank will most likely apply SFAS 123(R) on a modified prospective method. Under this method, the Bank is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted stock option awards that remain outstanding at the date of adoption. In addition, the Bank may elect to adopt SFAS 123(R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by SFAS 123, Accounting for Stock-Based Compensation. As a small business issuer, SFAS 123(R) is effective for the Bank for the first reporting period beginning after December 15, 2005.

Note 2. Restrictions on Cash

To comply with banking regulations and agreements with correspondent banks, the Bank is required to maintain certain average cash reserve balances. The daily average reserve requirements were approximately $109 thousand and $135 thousand as of December 31, 2004 and 2003, respectively.

Note 3. Securities

Debt and equity securities have been classified in the balance sheets according to management’s intent. The carrying amounts of securities and their approximate fair values at December 31 follows: (in thousands)

	2004
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$15,133	$1	$458	$14,676
Mortgage backed securities	3,825	9	8	3,826

	$18,958	$10	$466	$18,502

	2003
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$19,388	$5	$408	$18,985
Mortgage backed securities	6,710	38	9	6,739

	$26,098	$43	$417	$25,724

For the years ended December 31, 2004 and 2003 the proceeds from sales of securities available for sale amounted to $3.9 million and $1.4 million, respectively. Gross realized gains amounted to $7 thousand and $223 thousand respectively. Gross realized losses amounted to $8 thousand and $0, respectively. The tax expense benefit (provision) applicable to these net realized gains and (losses) amounted to $(597) and $76 thousand, respectively.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Information pertaining to securities with gross unrealized losses at December 31, 2004, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows: (in thousands)

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$31	$4,606	$428	$8,173
Mortgage backed securities	—	—	6	732

	$31	$4,606	$434	$8,905

Management does not believe that the unrealized losses represent other than temporary declines in fair value. The investments are rate sensitive and change in value in direct correlation to changes in interest rates. The unrealized losses are not due to credit risk, and will be recovered through either accretion of discounts into income or maturity of the bonds at par value.

Restricted equity securities are carried at cost and consist of investments in stock of the Federal Reserve Board, as well as Federal Home Loan Bank of Atlanta (“FHLB”) and Community Bankers Bank which are two of the Bank’s upstream correspondents. The FHLB requires financial institutions to make equity investments in the FHLB in order to borrow from it. The Bank is required to hold that stock so long as it borrows from the FHLB.

Investment securities with amortized cost of approximately $18.4 million and $7.1 million at December 31, 2004 and 2003, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

The scheduled maturities of securities available for sale at December 31, 2004 were as follows: (in thousands)

	Securities Available for Sale
	Amortized Cost	Fair Value
Due in one year or less	$500	$498
Due after one year through five years	15,222	15,043
Due after five years through ten years	1,747	1,645
Due after ten years	1,489	1,316

	$18,958	$18,502

For mortgage backed securities, the Bank reports maturities based on contractual lives. Actual results may differ due to interest rate fluctuations.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 4. Loans Receivable

The major components of loans in the balance sheet at December 31 are as follows (in thousands):

	2004	2003
Loans secured by:
Residential, 1-4 families	$35,135	$24,442
Commercial	12,704	13,507
Construction	13,305	6,440
Residential, 5 or more families	3,889	3,754
Farm loan	2,762	317

Total	67,795	48,460
Commercial loans	20,566	16,188
Consumer loans	4,006	3,652
Net deferred origination costs	95	71
Allowance for loan losses	(1,200)	(955)

	$91,262	$67,416

Note 5. Allowance for Loan Losses

An analysis of the changes in the allowance for loan losses is as follows: (in thousands)

	2004	2003
Balance, beginning	$955	$1,158
Provision charged to operating expenses	357	1,023
Loans charged off	(348)	(1,332)
Recoveries of loans charged off	236	106

Balance, ending	$1,200	$955

The following is a summary of information pertaining to impaired loans at December 31: (in thousands)

	2004	2003
Principal:
Nonaccrual loans	$1,788	$1,814
Loans past due 90 days or more	—	—
Other impaired loans	—	1,346

Total	$1,788	$3,160

Percentage of total loans	1.93%	4.62%

Impaired loans with a valuation allowance	$1,590	$3,160

Impaired loans without a valuation allowance	$198	$—

Valuation allowance related to impaired loans	$280	$279

Average investment in impaired loans	$2,160	$3,716

Actual interest income recognized on impaired loans	$200	$325

The Bank is not committed to lend additional funds to debtors whose loans are impaired or have been modified.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 6. Property and Equipment

Components of Property and Equipment

Components of property and equipment and total accumulated depreciation at December 31 are as follows: (in thousands)

	2004	2003
Automobiles	$14	$23
Land and land improvements	1,464	1,694
Buildings	2,907	2,897
Furniture and equipment	1,614	1,556
Construction in progress	10	10
Leasehold improvements	83	82

Property and equipment, total	6,092	6,262
Less accumulated depreciation	(1,305)	(1,021)

Property and equipment, net of depreciation	$4,787	$5,241

Depreciation expense amounted to $298 thousand and $324 thousand for the years ended December 31, 2004 and 2003, respectively.

In 2004 the Bank sold a parcel of land adjacent to its main branch on Seminole Trail in Albemarle County. This parcel of land had a book value of $233 thousand and a gain of $192 thousand was realized on the sale.

In 2003 the Bank acquired through the conversion of property held in other real estate, an operations center in Keswick, Virginia that houses the Bank’s operations, information technology, item processing, and printing functions.

Leases

The Bank leases one full service branch. The lease commenced in 2001 for a five-year term, with one optional five-year renewal. Future minimum lease payments under non-cancelable agreements are as follows: (in thousands)

2005	$28
2006	14
2007	—
2008	—
2009	—
Thereafter	—

$42

Total rental expense was $33,753 and $46,612 for 2004 and 2003, respectively.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 7. Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2004 and 2003 were approximately $15.1 million and $12.9 million, respectively.

At December 31, 2004 the scheduled maturities of time deposits are as follows: (in thousands)

2004	$19,981
2005 and 2006	13,601
2007 and 2008	11,034
Thereafter	—

$44,616

Note 8. Borrowings

Short-term Debt

Short-term debt consists of federal funds purchased, securities sold under agreements to repurchase, which mature within one to four days from the transaction date, and an advance from the Federal Home Loan Bank that has a maturity of less than one year. Additional information at December 31 and for the years then ended is summarized below (in thousands).

	2004	2003
Outstanding balance at December 31	$10,564	$2,457

Year-end weighted average rate	2.44%	1.30%

Daily average outstanding during the period	$10,037	$2,573

Average rate for the period	1.48%	1.13%

Maximum outstanding at any month-end during the period	$13,854	$2,457

Lines of credit

The Bank has established various credit facilities to provide additional liquidity if and as needed. These include unsecured lines of credit with correspondent banks totaling $6 million and a secured line of credit with the Federal Home Loan Bank of Atlanta equal to 10% of the banks total assets, or approximately $12 million as of December 31, 2004.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 9. Fair Value of Financial Instruments

The estimated fair values of the Bank’s financial instruments at December 31 are as follows (dollars in thousands):

	2004		2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$1,881	$1,881	$3,733	$3,733
Interest-bearing deposits with banks	227	227	264	264
Federal funds sold	618	618	349	349
Securities
Available for sale	19,401	19,401	25,724	25,724
Restricted equity securities	899	899	613	613
Loans, net of allowance for loan losses	91,261	91,538	67,416	63,923

Financial liabilities
Deposits	99,540	99,774	91,520	91,550
Securities sold under agreements to repurchase	3,564	3,566	457	457
Federal funds purchased	—	—	2,055	2,055
Short-term FHLB advances	7,000	7,000	2,000	2,000

Off-balance-sheet assets (liabilities)
Commitments to extend credit and standby letters of credit	—	—	—	—

Note 10. Earnings Per Share

The following table details the computation of basic and diluted earnings per share for the periods ended December 31: (in thousands except per share data)

Net income available to common shareholders	$101	$(1,908)

Weighted average common shares outstanding	1,589	1,466
Effect of dilutive securities, options and warrants	—	—

Weighted average common shares outstanding, diluted	1,589	1,466

Basic earnings per share	$0.06	$(1.30)

Diluted earnings per share	$0.06	$(1.30)

At January 1, 2003, 578,285 warrants were outstanding with a $10.50 per share exercise price. During 2003, the exercise price of these warrants was reduced to $7.00 per share and 336,190 warrants were exercised. At December 31, 2003 and 2004, 242,095 warrants were outstanding with a $10.50 per share exercise price.

Exercise of those warrants and the options discussed in Note 11 are not assumed in computing 2003 diluted earnings per share because their exercise would reduce the reported diluted loss per share.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 11. Benefit Plans

Stock Options

The Bank adopted a qualified and non-qualified stock option plan as amended on May 12, 2004 at the Bank’s annual shareholder meeting which, reserves up to 125,000 shares for non-employee directors (non-qualified plan) and 150,000 shares for employees (qualified plan). Options granted under the plan vest according to the terms of each particular grant. All options expire not more than ten years from the date of grant and are exercisable at not less than the fair value of the stock at the date of the grant.

Activity under Bank plans during the years ended December 31 is summarized below:

	Non-Qualified Options		Qualified Options
	Available For Grant	Granted	Available For Grant	Granted
Balance December 31, 2002	—	89,500	11,250	33,750

Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	27,450	(27,450)
Expired	—	—	—	—

Balance December 31, 2003	—	89,500	38,700	6,300

Plan amendment	35,500	—	105,000	—
Granted	(5,000)	5,000	(5,000)	5,000
Exercised	—	(11,000)	—	(1,000)
Forfeited	2,000	(2,000)	—	—
Expired	—	—	—	—

Balance December 31, 2004	32,500	81,500	138,700	10,300

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Additional information relating to the plan is detailed below:

	2004	2003
Outstanding options
Exercise price, beginning of the year(1)	$10.00	$10.00
Exercise price, end of the year(1)	$9.99	$10.00
Range of exercise prices:
From	$9.68	$10.00
To	$10.00	$10.00
Remaining contractual life in months(1)	60	68

Exercisable options outstanding at December 31
Number	91,800	95,800
Exercise price(1)	$10.00	$10.00

Weighted average exercise price of options
Granted during the year	$9.84	$10.00
Exercised during the year	$10.00	$10.00
Forfeited during the year	$10.00	$10.00
Expired during the year	$—	$—

Grant-date fair value
Options granted during the year	$34,376	$—

Significant assumptions used in determining fair value of options granted
Risk-free interest rate	4.52%	0.00%
Expected life in years	10	—
Expected dividends	—	—
Expected volatility	54.66%	0.00%

Results of operations
Compensation cost recognized in income for all stock-based compensation awards	$—	$—

Pro forma net income(2)	$75,128	$(1,859,822)

Pro forma earnings per common share(2)	$0.05	$(1.27)

Pro forma earnings per diluted share(2)	$0.05	$(1.27)

(1)	Weighted average
(2)	As if the fair value based method prescribed by SFAS No. 123 had been applied

Defined Contribution Plan

The Bank maintains a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees who are 21 years of age and have completed one year of service. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. In addition, the Bank may make additional contributions at the discretion of the Board of Directors. The Bank’s contributions were $56 thousand and $48 thousand for the periods ended December 31, 2004 and 2003, respectively.

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Cafeteria plan

The Bank adopted a cafeteria plan on May 1, 1999, which provides its employees with a choice between compensation and certain qualified benefit plans including medical reimbursement, group accident and health insurance, and group term life insurance. The Bank incurred expenses of $257 thousand and $239 thousand relating to this plan for the periods ended December 31, 2004 and 2003, respectively.

Note 12. Income Taxes

Operating loss and carryforwards

At December 31, 2004, the Bank had loss carryforwards of approximately $4.5 million for federal tax purposes. As of December 31, 2003 and 2004, we determined that the future realization of our deferred tax assets was more likely than not. In the event that we subsequently determine that we cannot, or more likely will not, realize the benefit of all or part of our deferred tax asset, an adjustment to establish a deferred tax asset valuation allowance would be charged to income in the period in which such determination is made.

Current and deferred income tax components

The components of income tax expense (benefit) are as follows: (in thousands)

	2004	2003
Current	$—	$—
Deferred	52	(965)

Income tax expense (benefit)	$52	$(965)

Rate Reconciliation

A reconciliation of expected income tax expense (benefit) computed at the statutory federal income tax rate to income tax expense included in the statements of income is as follows: (in thousands)

	2004	2003
Tax expense (benefit) at statutory federal rate	$52	$(965)
Other	—	—

Income tax expense (benefit)	$52	$(965)

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Deferred Income Tax Analysis

The significant components of net deferred tax assets at December 31 are summarized as follows: (in thousands)

	2004	2003
Deferred tax assets
Allowance for loan losses	$212	$162
Deferred loan fees, net	33	24
Accrued compensation	8	—
Net unrealized losses on securities available for sale	155	127
Net operating loss	1,517	1,622
Contributions	8	16

Deferred tax asset	1,933	1,951

Deferred tax liabilities
Accretion of bond discount	3	1
Depreciation	156	152

Deferred tax liability	159	153

Net deferred tax asset	$1,774	$1,798

Note 13. Commitments and Contingencies

Litigation

In the ordinary course of operations, we expect to be a party to various legal proceedings. Other than as described below, there are no pending or threatened legal proceedings against the Bank.

Litigation involving a check kite that was discovered in 2003, including a related counterclaim, was resolved during the 2004, by agreement of all parties. The Bank incurred a direct pre-tax loss in 2003 of $1.8 million related to the kite and an additional $402 thousand in charged off loans related to the principals involved in this event. Aggregate recoveries by the Bank from all sources in connection with this situation were approximately $940 thousand.

Financial Instruments with Off-Balance-Sheet-Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments.

A summary of the Bank’s commitments at December 31 is as follows: (in thousands)

	2004	2003
Commitments to extend credit	$9,885	$13,209
Standby letters of credit	2,495	657

	$12,380	$13,866

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. These commitments are made on both a variable and fixed rate basis. Collateral held varies as specified above and is required in instances in which the Bank deems necessary.

Concentrations of Credit Risk

Substantially all of the Bank’s loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank’s market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank’s primary focus is toward consumer and small business transactions, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of $1.5 million.

The Bank from time to time has cash and cash equivalents on deposit with financial institutions that exceed federal-insured limits.

Other Commitments

The Bank has entered into employment agreements with certain of its key officers covering duties, salary, benefits, provisions for termination and Bank obligations in the event of merger or acquisition.

Note 14. Regulatory Restrictions

Dividends

The Bank, as a Virginia chartered bank, may pay dividends only out of its retained earnings. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the Bank.

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets, as all those terms are defined in the applicable regulations. As of December 31, 2004 and 2003, the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2004, the most recent notification from the Federal Reserve categorized the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below.

As of December 1, 2004 the Bank’s capital adequacy rating according to Virginia Bureau of Financial Institutions was a (three) and described as “Less than Satisfactory”. As of December 31, 2004 the Bank’s total risk-based capital, Tier 1 risk based capital, and Tier 1 leverage ratios were 11.23%, 9.97%, and 7.42%, respectively. While these ratios are comparable with the Bank’s peers and would normally classify the Bank as “Well Capitalized”, regulators noted that our deficient earnings performance and asset quality represented a distinct threat to our capital if not remedied.

Capital Requirements, continued

The Bank’s actual capital amounts and ratios are also presented in the following table (in thousands):

	Actual		Minimum For Capital Adequacy Purposes		Minimum To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2004:
Total Capital (to Risk-Weighted Assets) Bank	$9,898	11.23%	$7,054	8.00%	$8,818	10.00%
Tier 1 Capital (to Risk-Weighted Assets) Bank	$8,795	9.97%	$3,527	4.00%	$5,291	6.00%
Tier 1 Capital (to Average Assets) Bank	$8,795	7.42%	$4,743	4.00%	$5,929	5.00%

December 31, 2003:
Total Capital (to Risk-Weighted Assets) Bank	$9,479	13.26%	$5,717	8.00%	$7,147	10.00%
Tier 1 Capital (to Risk-Weighted Assets) Bank	$8,585	12.01%	$2,859	4.00%	$4,288	6.00%
Tier 1 Capital (to Average Assets) Bank	$8,585	8.34%	$4,116	4.00%	$5,145	5.00%

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 15. Transactions with Related Parties

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Aggregate loan transactions with related parties were as follows: (in thousands)

	2004	2003
Balance, beginning	$2,554	$1,638
New loans	3,755	3,022
Payments	(2,490)	(2,090)
Changes in related parties	(25)	(16)

Balance, ending	$3,794	$2,554

[Larrowe & Company, P.L.C. letterhead]

Independent Auditor’s Report

Board of Directors and Stockholders

Albemarle First Bank

Charlottesville, Virginia

We have audited the balance sheet of Albemarle First Bank as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for the two year period ended December 31, 2004. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Albemarle First Bank at December 31, 2004 and 2003, and the results of their operations and their cash flows for the two year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Larrowe & Company, PLC

Galax, Virginia

February 18, 2005

ANNEX H

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

Washington, D. C. 20551

FORM 10-KSB/A

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For fiscal year ended December 31, 2004

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For transition period from              to

Albemarle First Bank

(Name of small business issuer in its charter)

Virginia	54-1882473
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.)

1265 Seminole Trail

P. O. Box 7704

Charlottesville, Virginia 22906

(Address of principal executive offices) (Zip Code)

(434) 973-1664

(Issuer’s telephone number)

Securities registered under Section 12(b) of the Exchange Act:

NONE

Securities registered under Section 12(g) of the Exchange Act:

COMMON STOCK, $4 PAR VALUE

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days.    Yes  ☒    No  ☐

Check if no disclosure of delinquent filers in response to Item 405 of Regulation S-B is contained in this form, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☒

The issuer’s revenues for its most recent fiscal year were $6,490,696.

The aggregate market value of the voting and non-voting common equity, consisting solely of common stock, held by non-affiliates of the issuer computed by reference to the closing price of such stock was $19,582,456 as of March 16, 2005.

The number of shares of outstanding common stock of the issuer as of March 16, 2005 is 1,601,182.

TRANSITIONAL SMALL BUSINESS DISCLOSURE FORMAT:    YES  ☐    NO  ☒

EXPLANATORY NOTE:

This amendment on Form 10-KSB/A amends Albemarle First Bank’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as initially filed with the Board of Governors of the Federal Reserve System on March 30, 2005, and is being filed to include the Items comprising the Part III information because the Bank’s definitive proxy statement will not be filed within 120 days of the Bank’s fiscal year end, as provided in Instruction E(3) to Form 10-KSB.

ANNEX H

Albemarle First Bank

10-KSB/A

PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Directors Of The Registrant

Name (Age)	Principal Occupation During Past Five Years	Director Since
Frank D. Cox, Jr. (56)	Engineer, President The Cox Company Charlottesville, Virginia	1998

Charles W. Gross (73)	Medical Doctor, Professor of Otolaryngology University of Virginia Charlottesville, Virginia	1998

John K. Taggart, III (61)	Attorney, Partner Tremblay & Smith Charlottesville, Virginia	1998

R. Craig Wood (52)	Attorney, Managing Partner McGuire Woods, LLP Charlottesville, Virginia	1998

Thomas M. Boyd, Jr. (65)	President and CEO, Albemarle First Bank, since March 2002; Vice Chairman and CEO, Southside Bank, Tappahannock, Virginia, September 2001 to March 2002; President and CEO, Southside Bank, Tappahannock, Virginia, April 1982 to September 2001; President and CEO, Eastern Virginia Bankshares (holding company for Southside Bank), January 1998 to April 2001	2002

James A. Fernald, III (54)	Director of Marketing and General Sales Manager Virginia Broadcasting Corporation, Charlottesville, Virginia	1998

Thomas L. Beasley (61)	Principal Blue Ridge Services, Charlottesville, Virginia	1998

J. Clark Diehl, III (50)	Principal & Vice President Chips, Inc. Troy, Virginia	1998

Laurence C. Pettit, Jr. (69)	Professor, McIntire School of Commerce University of Virginia Charlottesville, Virginia	1999

William U. Henderson (54)	Officer & Director Henderson & Everett, P.C. Charlottesville, Virginia	2004

Executive Officers Of The Registrant Who Are Not Directors

Name (Age)	Current Position with Bank (Officer Since)	Previous Principal Occupation During Past Five Years
C.L. Scott Cooke (64)	Executive Vice President (2001)	Business Relations Manager, Electronic Data Systems, Centreville, VA, February 1998 to November 2001

Kenneth J. Potter (35)	Vice President & Chief Financial Officer (2004)	Vice President & Controller, Guaranty Bank, Charlottesville, Virginia, May 2001 to January 2004; Vice President & Audit Manager, Deutsche Banc Alex Brown, Inc, Baltimore, Maryland, September 1996 to May 2001

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Bank’s directors and executive officers and persons who beneficially own more than 10% of the Bank’s Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Federal Reserve Board of Governors. Such persons are required by Federal Reserve regulation to furnish the Bank with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports furnished to the Bank, the Bank believes that all applicable Section 16(a) filing requirements were satisfied for events and transactions that occurred during the year ended December 31, 2004.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to our directors and to all our executive officers, including without limitation our principal executive officer and principal financial officer. A copy of our Code of Ethics will be provided without charge to any person upon request. Requests for copies should be directed by mail to Kenneth Potter, at Albemarle First Bank, Post Office Box 7704, Charlottesville, VA 22906 or by telephone to (434) 973-1164.

Audit Committee

Our Board of Directors has a standing audit committee, which currently consists of the following directors Frank D. Cox, Jr., William U. Henderson and Charles W. Gross, each of whom is considered an “independent director” within the applicable Securities and Exchange Commission regulations and the listing standards of the NASDAQ Stock Market for audit committee purposes. Our Board of Directors has determined that William U. Henderson is an “audit committee financial expert” as that term is defined in the Securities and Exchange Commission’s rules.

ITEM 10. EXECUTIVE COMPENSATION

Executive Compensation

The following table presents the annual compensation of the Bank’s Chief Executive Officer for the years ended December 31, 2004, 2003, and 2002. No other executive officer of the Bank earned compensation in excess of $100,000 for the year ended December 31, 2004.

Summary Compensation Table

	Annual Compensation (1)						Long-term Compensation
Name and Principal Position	Year		Salary		Bonus		Securities Underlying Options/SARs (3)	All Other Compensation (4)
Thomas M. Boyd, Jr. President and Chief Executive Officer	2004 2003 2002	(2)	$ $ $	133,980 132,000 101,539	$ $ $	2,800 6,000 8,219	5,000 — —	$ $ $	5,347 4,745 9,069

(1)	While Mr. Boyd received certain perquisites or other personal benefits in the years shown, the value of the benefits received did not exceed the lesser of either $50,000 or 10% of his total annual salary and bonus for any year reported.
(2)	Mr. Boyd joined the Bank as President and Chief Executive Officer, effective March 1, 2002. No one else served as Chief Executive Officer of the Bank during 2002.
(3)	In 2004, the Bank granted Mr. Boyd 5,000 qualified options from the 1999 Incentive Stock Option Plan.
(4)	Consists of 401(k) employer match of $2,031 and moving expenses of $6,188 in 2002, and of a 401(k) employer match and discretionary contributions totaling $4,745, and $5,347 in 2003 and 2004, respectively.

Stock Option Grants in 2004

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in 2004	Exercise Price per Share	Expiration Date	Potential Realizable Value (1)
					5%	10%
Thomas M. Boyd, Jr.	5,000	100%	$10.00	2/2/2014	29,327	76,315

(1)	Potential realizable value of the stock price on the grant date at the assumed annual rates of appreciation indicated, based on actual option term (10 years) and annual compounding, less cost of shares at exercise price.

Stock Option Exercises in 2004 and Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the Money Options at December 31, 2004 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas M. Boyd, Jr.	1,000	$1,450	4,000	—	$5,600	—

(1)	Calculated by subtracting the exercise price from $11.40, the fair market value of the stock at December 31, 2004 (the closing price of the Bank’s common stock as reported by NASDAQ).

Employment Agreement

Thomas M. Boyd, Jr., who has served as the Bank’s President and Chief Executive Officer since March 1, 2002, serves under an employment agreement with the Bank that became effective February 1, 2004. The employment agreement is for a term ending March 1, 2006. Unless the Board gives notice at least six months prior to the expiration of the agreement of its intent not to renew the agreement, the agreement will automatically renew for an additional one-year term. The agreement provides that Mr. Boyd will receive a base salary of $132,000 per annum, subject to annual increases by the Board of Directors. Mr. Boyd is also entitled to participate in the other bonus, deferred compensation, retirement, benefit plans and fringe benefits offered to employees of the Bank. The agreement also provides for an award of options to purchase 5,000 shares of the Bank’s stock, which award was made as of February 1, 2004. If, during the term of the agreement, Mr. Boyd’s employment is terminated without cause (as defined in the agreement), Mr. Boyd will be entitled to continue receiving his salary and benefits until the earlier of one year after such termination or two years from the effective date of the agreement. In the event of a termination of Mr. Boyd’s employment agreement, either voluntarily or involuntarily, in connection with a “change of control” (as defined in the agreement), Mr. Boyd will receive severance pay in an amount equal to one year’s base salary at his then current salary. The agreement also contains non-competition covenants for a period of one year following any termination of Mr. Boyd’s employment. The complete employment agreement with Mr. Boyd is contained in Exhibit 10.4 and incorporated herein by reference.

Directors’ Compensation

For the year 2005, non-employee directors will receive semi-annually a retainer fee of $2,500 for their board service, provided the director attends at least seventy-five percent of the regularly scheduled board meetings held during the six-month period. For the year 2004, all non-employee directors received a semi-annual retainer fee of $2,500 for their board service.

Each non-employee director is also eligible to receive awards of stock options under the Bank’s 1999 Stock Option Plan, as amended in 2004. On May 12, 2004, the Board of Directors granted 5,000 options to Laurence C. Pettit, Jr. at an exercise price of $10.00.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of April 18, 2005 the beneficial ownership of those persons known to the Bank to be the beneficial owners of more than 5% of the Bank’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Richard T. Spurzem P. O. Drawer R Charlottesville, Virginia 22903	136,220	(2)	8.57%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.
(2)	Includes 800 shares of common stock that are subject to currently exercisable warrants.

The following sets forth as of April 18, 2005, the beneficial ownership of the Bank’s common stock of each director, certain executive officers and by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Thomas L. Beasley	58,700	(2)	3.61%
Thomas M. Boyd, Jr.	6,850	(3)	*
Frank D. Cox, Jr.	29,800	(4)	1.85%
J. Clark Diehl, III	40,600		2.54%
James A. Fernald, III	33,100	(5)	2.05%
Charles W. Gross	34,900	(6)	2.16%
William U. Henderson	1,000		*
Laurence C. Pettit, Jr.	28,250	(7)	1.75%
John K. Taggart, III	28,150	(8)	1.74%
R. Craig Wood	22,200	(9)	1.38%

All executive officers and directors as a group (10 persons)	283,550		16.66%

*	Represents less than 1% of the total 1,601,182 shares outstanding as of [April 18, 2005].
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership within sixty days. All shares indicated in the above table are subject to the sole investment and voting power of the identified director or officer, except as otherwise set forth in the footnotes below.
(2)	Includes 10,000 shares that Mr. Beasley has the right to acquire through the exercise of stock options and 16,900 shares he has the right to acquire through the exercise of warrants.
(3)	Includes 4,000 shares Mr. Boyd has the right to acquire through the exercise of stock options.
(4)	Includes 12,500 shares that Mr. Cox has the right to acquire through the exercise of stock options.
(5)	Includes 9,000 shares that Mr. Fernald has the right to acquire through the exercise of stock options and 2,000 shares he has the right to acquire through the exercise of warrants.
(6)	Includes 12,500 shares that Dr. Gross has the right to acquire through the exercise of stock options.
(7)	Includes 5,000 shares that Mr. Pettit has the right to acquire through the exercise of stock options and 6,500 he has the right to acquire through the exercise of warrants.
(8)	Includes 12,500 shares that Mr. Taggart has the right to acquire through the exercise of stock options.
(9)	Includes 10,000 shares that Mr. Wood has the right to acquire through the exercise of stock options.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004 with respect to certain compensation plans under which equity securities of the Bank are authorized for issuance.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by shareholders(1)	91,800	$10.00	171,200
Equity compensation plans not approved by shareholders	—	—	—

Total	91,800	$10.00	171,200

(1)	All information relates to the 1999 Stock Option Plan as amended in 2004.

1999 Stock Option Plan

On May 13, 1999, our Board of Directors adopted and on June 29, 1999, our shareholders approved, a stock option plan for the granting of common stock options to non-employee directors totaling 89,500 and to our officers and employees totaling 45,000. On May 12, 2004, our shareholders approved an amendment to the 1999 stock option plan, increasing the number of options available for grant to non-employee directors to 125,000 and the options available to officers and employees to 150,000. Both incentive stock options and non-qualified stock options may be granted under the plan as amended. The exercise price of each option awarded equals the market price of the common stock on the date of the option grant, and an option’s maximum exercise term is 10 years. On July 15, 1999, the Board of Directors granted 89,500 non-qualified options to non-employee directors and 24,750 incentive stock options to employees. On January 18, 2001, the board granted an additional 9,000 incentive stock options to employees under the same criteria as the 1999 stock option awards. The exercise price of each option granted in 1999 and 2001 was $10.00. On February 2, 2004, the Board of Directors granted 5,000 options to employees at an exercise price of $9.68, and on May 12, 2004 the Board of Directors granted 5,000 options to non-employee directors at an exercise price of $10.00. All outstanding options granted under the 1999 stock option plan were exercisable as of December 31, 2004. As of December 31, 2004, 11,000 of the options awarded to directors in 1999 had been exercised, and 2,000 of these options had been forfeited. At year-end, 1,000 incentive stock options had been exercised and 27,450 incentive stock options had been forfeited.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors. The Bank currently has, and expects to have in the future, banking transactions in the ordinary course of business with its directors, principal officers and their associates. All transactions with directors, principal officers and their associates were made in the ordinary course of the Bank’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features to the Bank.

Business Relationships and Transactions with Management and Directors. The Bank has engaged the services of Blue Ridge Services, which is owned by director Thomas L. Beasley, to provide ongoing maintenance and to acquire equipment for the Bank’s offices. Total amounts paid to Blue Ridge Services were $9,924 in 2004 and $47,470 in 2003.

ITEM 13. EXHIBITS

Exhibits

The following exhibits are filed as part of this Form 10-KSB/A:

Exhibit No.	Description of Exhibits
3.1	Articles of Incorporation of Albemarle First Bank (incorporated by reference to Exhibit E-1 to Form 10-SB filed May 1, 2000)

3.2	Bylaws of Albemarle First Bank (incorporated by reference to Exhibit E-2 to Form 10-SB filed May 1, 2000)

10.3*	Albemarle First Bank 1999 Stock Option Plan (incorporated by reference to Exhibit E-4 to Form 10-SB filed May 1, 2000)

10.3.1*	Albemarle First Bank Form of Non-Qualified Stock Option Agreement for a director (filed with 10-KSB)

10.3.2*	Albemarle First Bank Form of Non-Qualified Incentive Stock Option Agreement for an employee (filed with 10-KSB)

10.3.3*	Albemarle First Bank Form of Non-Qualified Incentive Stock Option Agreement for an employee-director (filed with 10-KSB)

Exhibit No.	Description of Exhibits
10.3.4*	Albemarle First Bank Form of Qualified Incentive Stock Option Agreement for an employee (filed with 10-KSB)

10.4*	Employment Agreement by and between Albemarle First Bank and Thomas M. Boyd, Jr., effective January 1, 2004 (filed herewith)

10.5*	Schedule of Albemarle First Bank Non-Employee Directors’ Annual Compensation (filed with 10-KSB)

10.6*	Schedule of 2005 Base Salaries for Named Executive Officers of Albemarle First Bank (filed with 10-KSB)

13	Our audited financial statements for the years ended December 31, 2004 (filed with 10-KSB)

21	Subsidiaries (filed with 10-KSB)

31.1	Certification of our Chief Executive Officer pursuant to Rule 13a-14(a) (filed with 10-KSB)

31.2	Certification of our Chief Financial Officer pursuant to Rule 13a-14(a) (filed with 10-KSB)

32	Certifications of our Chief Executive Officer and Chief Financial Officer pursuant to Rule 18 U.S.C. Section 1350 (filed with 10-KSB)

*	—Denotes management contracts and compensatory plans and arrangements.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the fees for professional audit services rendered by: Larrowe & Company for the audit of the Bank’s annual financial statements for the years ended December 31, 2003 and 2004, and fees billed for other services rendered by Larrowe & Company during those periods. All services reflected in the following fee table for 2004 and 2003 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

2004
Audit fees	$39,397
Audit-related fees	$7,749
Tax fees (1)	$1,575
All other fees	$—

2003
Audit fees	$32,749
Audit-related fees	$13,211
Tax fees (1)	$1,500
All other fees	$—

(1)	Tax fees for 2004 and 2003 primarily consisted of completing the Bank’s Federal income tax return.

The Audit Committee considers the provision of the non-audit services mentioned above compatible with the maintenance of the Bank’s principal accountant’s independence during 2004 and 2003.

AUDIT COMMITTEE PRE-APPROVAL POLICY

Pursuant to the terms of the Bank’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Bank’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

SIGNATURES

In accordance with the requirements of Section 13 or 15(d) of the Exchange Act, the registrant caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALBEMARLE FIRST BANK

Date: April 29, 2005	/s/ THOMAS M. BOYD, JR.
Thomas M. Boyd, Jr. President and Chief Executive Officer

Date: April 29, 2005	/s/ KENNETH J. POTTER
Kenneth J. Potter Vice President and Chief Financial Officer

In accordance with the Exchange Act, this amended report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ THOMAS L. BEASLEY Thomas L. Beasley	Director	April 29, 2005

/s/ THOMAS M. BOYD, JR. Thomas M. Boyd, Jr.	President, Chief Executive Officer and Director	April 29, 2005

/s/ FRANK D. COX, JR. Frank D. Cox, Jr.	Director	April 29, 2005

/s/ J. CLARK DIEHL, III J. Clark Diehl, III	Director	April 29, 2005

/s/ JAMES A. FERNALD, III James A. Fernald, III	Director	April 29, 2005

/s/ CHARLES W. GROSS Charles W. Gross	Director	April 29, 2005

/s/ WILLIAM U. HENDERSON William U. Henderson	Director	April 29, 2005

/s/ LAURENCE C. PETTIT, JR. Laurence C. Pettit, Jr.	Director	April 29, 2005

/s/ KENNETH J. POTTER Kenneth J. Potter	Vice President and Chief Financial Officer (principal financial and accounting officer)	April 29, 2005

/s/ JOHN K. TAGGART, III John K. Taggart, III	Director	April 29, 2005

/s/ R. CRAIG WOOD R. Craig Wood	Director	April 29, 2005

ANNEX I

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

Washington, D. C. 20551

FORM 10-QSB

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2005

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from              to

Commission File No. N/A

Albemarle First Bank

(Exact name of small business issuer as specified in its charter)

Virginia	54-1882473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1265 Seminole Trail

P. O. Box 7704

Charlottesville, Virginia 22906

(Address of principal executive offices)

(434) 973-1664

(Issuer’s telephone number)

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

As of May 12, 2005, the latest practicable date for determination, 1,601,182 shares of common stock, par value $4.00 per share, of the issuer were outstanding.

Transitional Small Business Disclosure Format (check one):    Yes  ☐    No  ☒

ALBEMARLE FIRST BANK

Part 1. FINANCIAL INFORMATION

Item 1. Financial Statements

ALBEMARLE FIRST BANK

Balance Sheets

March 31, 2005 and December 31, 2004

	March 31, 2005	December 31, 2004
	(unaudited)	(audited)
Assets
Cash and due from banks	$2,477,877	$1,880,664
Federal funds sold	1,806,666	618,275
Interest-bearing deposits with banks	408,127	227,017
Investment securities available for sale	18,226,344	18,502,362
Restricted equity securities	1,079,860	899,280
Loans available for sale	217,398	—
Loans, net	92,186,169	91,261,486
Property and equipment, net	4,855,204	4,787,392
Accrued interest receivable	507,439	415,684
Other assets	1,959,169	2,034,337

Total assets	$123,724,253	$120,626,497

Liabilities and Stockholders’ Equity

Liabilities
Noninterest-bearing deposits	$14,447,439	$13,872,969
Interest-bearing deposits	31,816,208	31,569,056
Savings deposits	8,802,068	9,481,962
Time deposits	46,352,833	44,615,898

Total deposits	101,418,548	99,539,885

Federal funds purchased and securities sold under agreement to repurchase	2,638,103	3,564,146
Other borrowings	9,000,000	7,000,000
Accrued interest payable	101,907	72,412
Accrued expenses and other liabilities	229,992	180,797

Total liabilities	113,388,550	110,357,240

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $4.00 par value, 3,000,000 shares authorized; 1,601,182 shares issued and outstanding for March 31, 2005, and December 31, 2004.	6,404,728	6,404,728
Additional paid-in capital	7,304,583	7,304,583
Accumulated deficit	(3,108,141)	(3,139,007)
Accumulated other comprehensive income (loss)	(265,467)	(301,047)

Total stockholders’ equity	10,335,703	10,269,257

Total liabilities and stockholders’ equity	$123,724,253	$120,626,497

See Notes to Financial Statements

ALBEMARLE FIRST BANK

Statements of Income (Unaudited)

For the Three Months

Ended March 31, 2005 and 2004

	Three Months Ended March 31,
	2005	2004
Interest income
Loans and fees on loans	$1,432,090	$1,086,054
Federal funds sold	4,610	3,609
Investment securities	157,204	207,351
Interest-bearing deposits with banks	2,002	227

Total interest and dividend income	1,595,906	1,297,241

Interest expense
Demand and savings deposits	91,640	51,356
Time deposits	344,962	299,804
Borrowings	74,588	18,762

Total interest expense	511,190	369,922

Net interest income	1,084,716	927,319

Provision for loan losses	80,000	15,300

Net interest income after provision for loan losses	1,004,716	912,019

Noninterest income
Service charges	72,285	82,760
Gains on sales of securities	—	2,234
Visa and debit card income	18,847	12,235
Other	22,146	30,018

Total noninterest income	113,278	127,247

Noninterest expense
Salaries	521,137	468,396
Employee benefits	121,569	119,280
Occupancy expense	54,827	60,191
Equipment expense	73,769	79,276
Advertising	17,063	18,316
Data processing fees	63,524	54,373
Franchise tax	14,715	14,080
Professional services	63,516	35,321
Supplies	43,229	53,063
Foreclosed assets, net	—	25,764
Other operating expense	97,879	106,422

Total noninterest expense	1,071,228	1,034,482

Income before income tax expense	46,766	4,784

Income tax expense	15,900	1,626

Net Income	$30,866	$3,158

Basic earnings per share	$0.02	$0.00
Diluted earnings per share	$0.02	$0.00
Weighted average shares outstanding	1,601,182	1,589,182
Diluted weighted average shares outstanding	1,637,137	1,589,182

See Notes to Financial Statements

ALBEMARLE FIRST BANK

Statements of Changes in Stockholders’ Equity (unaudited)

For the Three Months Ended March 31, 2005 and 2004

	Common Stock (Shares)	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2003	1,589,189	$6,356,728	$7,232,903	$(3,239,615)	$(246,675)	$10,103,341

Comprehensive Income
Net income	—	—	—	3,158	—	3,158
Unrealized holding gains arising during the period, net of tax effect of $145,634	—	—	—	—	282,703
Reclassification adjusted for gains included in net income, net of tax effect of $760	—	—	—	—	(1,474)	281,229

Total comprehensive income						284,387

Balance, March 31, 2004	1,589,189	$6,356,728	$7,232,903	$(3,236,457)	$34,554	$10,387,728

Balance, December 31, 2004	1,601,182	$6,404,728	$7,304,583	$(3,139,007)	$(301,047)	$10,269,257

Comprehensive Income
Net income	—	—	—	30,866	—	30,866
Unrealized holding gains arising during the period, net of tax effect of $18,326	—	—	—	—	35,580	35,580

Total comprehensive income						66,446

Balance, March 31, 2004	1,601,182	$6,404,728	$7,304,583	$(3,108,141)	$(265,467)	$10,335,703

See Notes to Financial Statements

ALBEMARLE FIRST BANK

Statements of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2005 and 2004

	March 31,
	2005	2004
Cash flows from operating activities
Net Income	$30,866	$3,158
Adjustments to reconcile net income (loss) to net cash provided (used) by operations:
Provision for loan losses	80,000	15,300
Depreciation and amortization	71,602	75,818
(Gains) losses on sale of investment securities	—	(2,234)
Accretion income	6,910	14,964
Deferred income tax expense (benefit)	15,900	(1,626)
Changes in assets and liabilities:
Accrued interest receivable and other assets	(50,817)	(93,735)
Loans available for sale	(217,398)	—
Accrued interest payable and other liabilities	78,690	(26,602)

Net cash provided (used) by operating activities	15,753	(14,957)

Cash flows from investing activities
Proceeds from sale, maturity or call of securities available for sale	323,015	2,713,810
Purchases of Federal Home Loan Bank Stock	(163,300)	(189,800)
Net increase (decrease) in interest-bearing deposits with other banks	(181,109)	(170,011)
Purchases of Other Equity Securities	(17,280)	—
Net decrease (increase) in loans	(1,004,683)	(13,014,735)
Purchases of property and equipment	(139,414)	(14,646)
Proceeds from sale of other real estate	—	651,554

Net cash used in investing activities	(1,182,771)	(10,023,828)

Cash flows from financing activities
Net increase in deposits	1,878,663	1,363,411
Net increase (decrease) in securities sold under agreements to repurchase	(926,043)	2,677,961
Net increase (decrease) in federal funds purchased	—	(2,055,000)
Proceeds from Federal Home Loan Bank advances	2,000,000	7,000,000

Net cash provided by financing activities	2,952,620	8,986,372

Net (decrease) in cash and cash equivalents	1,785,602	(1,052,413)

Cash and cash equivalents, beginning	2,498,939	4,081,666

Cash and cash equivalents, ending	$4,284,541	$3,029,253

Supplemental disclosure of cash flow information
Interest paid	$481,695	$360,503

See Notes to Financial Statements

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATMENTS

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Albemarle First Bank (the Bank) is a Virginia banking corporation, incorporated under the laws of Virginia on January 23, 1998, and began operations as a state-chartered bank on December 28, 1998. The Bank operates three full service branches serving the City of Charlottesville, Albemarle County, Greene County, and the surrounding areas.

The Bank provides a complete range of banking and financial services to the individuals and businesses within Charlottesville, Albemarle and Greene Counties, and the surrounding area. As a community-oriented and locally owned institution we offer a variety of deposit products to our customers including checking and savings accounts, money market accounts, and certificates of deposit. These funds are reinvested in the community by meeting our customer’s needs for commercial and real estate loans, mortgages, and consumer loans.

The accompanying financial information has been prepared in accordance with the Securities and Exchange Commission’s rules and regulations for quarterly reporting. The information contained in the financial statements is unaudited and does not include all of the information and footnotes required by auditing standards generally accepted in the United States of America for complete financial statements. However, in the opinion of management the accompanying unaudited financial statements contain all adjustments, which are of a normal recurring nature, necessary to present fairly the financial position as of March 31, 2005, and the results of operations for the three months ended March 31, 2005 and 2004. The notes included herein should be read in conjunction with the notes to financial statements included in the Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Certain previously reported amounts have been reclassified to conform to current period presentation.

NOTE 2 SECURITIES:

The carrying values, unrealized gains, unrealized losses and approximate fair values of investment securities at March 31, 2005 and December 31, 2004 are shown in the table below (in thousands):

	March 31, 2005
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$15,133	$—	$356	$14,777
Mortgage backed securities	3,495	—	46	3,449

	$18,628	$—	$402	$18,226

	December 31, 2004
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$15,133	$1	$458	$14,676
Mortgage backed securities	3,825	9	8	3,826

	$18,958	$10	$466	$18,502

ALBEMARLE FIRST BANK

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 3 ALLOWANCE FOR LOAN LOSSES:

The following is a summary of transactions in the allowance for loan losses: (in thousands)

	Three months ended
	March 31, 2005	March 31, 2004
Balance, beginning	$1,200	$955
Provision charged to operating expenses	80	15
Loans charged off	(38)	(3)
Recoveries of loans charged off	1	46

Balance, ending	$1,243	$1,013

NOTE 4 EARNINGS PER SHARE:

Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated using the weighted average number of common shares outstanding during the period, and shows the dilutive effect of common shares potentially outstanding due to the exercise of warrants and stock options.

The exercise of outstanding warrants and stock options are not assumed in computing diluted earnings per share for the three months ended March 31, 2004 because the exercise price of both the warrants and stock options were above the current market value as of March 31, 2004.

NOTE 5 STOCK-BASED COMPENSATION:

The Bank accounts for its stock-based compensation plans in the manner prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Bank is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock Based Compensation, but complies with the disclosure requirements set forth in the Statement (as amended by SFAS No. 148), which include disclosing pro forma net income (loss) as if the fair value based method of accounting had been applied.

	Three months ended March 31,
	2005	2004
Compensation cost recognized in income for all stock-based compensation awards	$—	$—

Pro forma net income (1)	$30,866	$2,441

Pro forma earnings per common share, basic (1)	$0.02	$0.00

Pro forma earnings per common share, diluted (1)	$0.02	$0.00

(1)	Based on SFAS No. 123.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The following discussion is qualified in its entirety by the financial statements and accompanying notes appearing elsewhere in this report. In addition to the historical information contained herein, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Bank, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “may,” “will” or similar expressions. Although we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and actual results, performance or achievements could differ materially from those contemplated. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements contained herein and you should not place undue reliance on such statements, which reflect our position as of the date of this report.

Results of Operations

The Bank’s net income for the first quarter of 2005 was $31 thousand ($0.02 per diluted share), compared to net income of $3 thousand ($0.00 per diluted share) for the first quarter of 2004. Net interest income was $1.1 million for the first quarter of 2005, an increase of approximately $157 thousand over the $927 thousand reported for the same quarter of 2004. The Bank’s net interest margin increased to 3.82% in the first quarter of 2005 from 3.71% during the first quarter of 2004. Non-interest income was $113 thousand for the first quarter of 2005, compared to $127 thousand in the first quarter of the prior year. Non-interest expenses were $1.1 million and $1.0 million for the three months ended March 31, 2005 and 2004, respectively.

Net Interest Income

Net interest income for the three months ended March 31, 2005 was $1.1 million, a $157 thousand or 16.97% increase from the $927 thousand reported for the same period of 2004. The net interest margin of 3.82% during the first quarter of 2005 is 11 basis points better than the 3.71% net interest margin from the first quarter of 2004. This improvement is the result of increases in the prime lending rate during the past year and the repositioning of the Bank’s earning assets. Also, average gross loans grew to $92.1 million in the first quarter of 2005 from $73.1 million in the first quarter of 2004, representing an increase of $19.0 million or 26.00%.

Interest income from the Bank’s investment portfolio totaled $157 thousand during the first quarter of 2005 with average investment securities of $19.4 million. This is a reduction of $50 thousand in income from the $207 thousand reported in the first quarter of 2004, when average investment securities were $24.8 million. The average balance of investment securities has decreased due to accelerated principal curtailments of the Bank’s mortgage backed securities portfolio and the sale of other available for sale securities used to fund the loan growth realized by the Bank during 2004. No investment securities were purchased or sold during the first quarter of 2005.

Interest expense for the quarter ended March 31, 2005 was $511 thousand, an increase of $141 thousand from the $370 thousand reported for the same quarter of 2004. This increase is a result of an increase in the Bank’s average interest bearing deposits, and a rising interest rate environment. Average interest bearing deposits were $84.6 million during the first quarter of 2005, an increase of $5.5 million or 6.95% from the first quarter of 2004. The market for gathering both demand deposits and time deposits has been quite competitive and the Bank has been aggressive in offering rates that will attract additional customers to both transactional accounts and time deposits. The average cost of interest bearing deposits was 2.06% during the first quarter of 2005 compared to 1.78% in the same period of 2004. Also, the Bank’s average other borrowings outstanding increased from $6.7 million during the first quarter of 2004 to $11.7 million in the same period of 2005. The Bank has utilized these additional borrowings to fund the significant loan growth experienced by the Bank during the past twelve months. Other borrowings had an average cost of 2.56% during the first quarter of 2005 compared to an average cost of 1.12% during the same period of 2004. This increase is attributable to the rising interest rate environment and specifically to increases in borrowing rates at the Federal Home Loan Bank during the past year. Table 1 summarizes the major components of net interest income and provides yields and average balances for the periods indicated.

Table 1. Net Interest Income and Average Balances (thousands)

	For the three months ended March 31, 2005				For the three months ended March 31, 2004
	Average Balance	Interest Income / Expense		Yield / Cost (2)	Average Balance	Interest Income / Expense		Yield / Cost (2)
Interest earning assets:
Loans	$92,079	$1,432	(1)	6.22%	$73,097	$1,085	(1)	5.94%
Federal funds sold	773	5		2.38%	1,628	4		1.02%
Investment securties	19,354	157		3.24%	24,840	207		3.35%
Interest bearing deposits at other banks	1,376	2		0.58%	266	1		0.34%

Total interst-earning assets	113,582	1,596			99,831	1,297

Yield on average interest-earning assets				5.62%				5.20%

Noninterest-earning assets:
Cash and due from banks	2,662				2,293
Premises and equipement	4,818				5,221
Interest receivable and other	1,386				3,044
Less: Allowance for loan loss	(1,243)				(961)

Total noninterest-earning assets	7,623				9,597
Total assets	$121,205				$109,428

Interest-bearing liabilities:
Demand deposits	$31,202	72		0.92%	$27,878	35		0.51%
Savings deposits	9,021	20		0.89%	11,642	16		0.56%
Time deposits	44,379	344		3.10%	39,582	300		3.04%
Other borrowings	11,733	75		2.56%	6,705	19		1.12%

Total interest-bearing liabilities	96,335	511			85,807	370

Cost on average interest- bearing liabilities				2.12%				1.73%

Noninterst-bearing liabililties:
Demand deposits	14,247				13,132
Interest payable and other	258				302

Total noninterest-bearing liabilities	14,505				13,434

Total liabilities	110,840				99,241
Stockholders’equity	10,365				10,187

Total liabilities and stockholders’ equity	$121,205	$1,085			$109,428	$927

Net yield on average interest-earning assets				3.82%				3.71%

[1]	Includes amortization of net deferred loan cost for the periods ended March 31, 2005 and 2004.
[2]	Yields and rates are calculated based upon annualized numbers.

Noninterest Income

Noninterest income was $113 thousand in the first quarter of 2005, compared to $127 thousand for the first quarter of 2004. Service charges on deposit accounts were $72 thousand during the first quarter of 2005, an $11 thousand reduction when compared to $83 thousand during the same period of 2004. This change was largely due to a decrease in non-sufficient funds fees incurred by customers.

Noninterest Expense

Noninterest expense was $1.1 million for the first quarter of 2005, approximately $44 thousand or 4.3% higher than the $1.0 million recorded for the first quarter of 2004. During the quarter ended March 31, 2005, the Bank’s total salaries and benefits expense was $643 thousand, a $55 thousand increase from the $588 thousand reported for the first quarter of 2004. The additional salaries and wages were required to accommodate the growth in both loans and deposits experienced during the last year. The Bank’s objective continues to be growing the Bank’s loan portfolio and deposit base without significantly raising non-interest expenses. We are beginning to achieve this goal in 2005 as many areas of our operations such as equipment expense, advertising, supplies, and other expenses actually decreased compared to the first quarter of 2004. Management remains cost conscious and is evaluating the benefit of any increases to the Bank’s cost structure. Two areas that did require cost increases in the first quarter of 2005 were data processing and professional services. In attempting to provide superior customer service and comprehensive management reporting, the Bank has increased data processing costs to $64 thousand for the first quarter of 2005, up $10 thousand from the first quarter of 2004. Professional fees increased in the first quarter of 2005 due to the Bank’s preparations for complying with Section 404 of the Sarbanes Oxley Act, which require the Bank to evaluate and fully document its control structure. Management anticipates completing its preparation work with these consultants by July 1, 2006. To ensure compliance with these regulations, the Bank has engaged external consultants to assist us with this process. In the first quarter of 2004, the Bank had expenses related to foreclosed property of $26 thousand. During 2005, the Bank has not owned any foreclosed property and has not incurred any related expenses.

In January 2005, the Bank entered into a three-year tenant lease agreement for a portion of the Bank’s operational center. This lease should produce approximately $28 thousand of non-interest income during 2005.

Summary of Financial Condition

The Bank’s total assets as of March 31, 2005 were $123.7 million, representing a $3.1 million or 2.6% increase over the $120.6 million in total assets at the end of 2004. Net loans grew to a record $92.2 million at March 31, 2005, from $91.3 million at December 31, 2004. Deposits also reached record levels, ending the first quarter of 2005 at $101.4 million compared to $99.5 million at the end of 2004.

Loan Portfolio

The Bank’s net loan portfolio totaled $92.2 million as of March 31, 2005. Net loans grew $925 thousand during the first quarter of 2005, and loan demand remains strong in the Charlottesville area. Based upon the vibrant local economy and positive outlook, management is optimistic about future loan growth.

As of March 31, 2005, non-accrual loans totaled $2.5 million, an increase of approximately $700,000 over the $1.8 million reported as of December 31, 2004. All of the Bank’s non-accrual loans were made more than two years ago under prior management. Current management continues to monitor the non-accrual loan portfolio, working closely with customers to mitigate the Bank’s credit exposure.

Allowance for Loan Losses

The allowance for loan losses as of March 31, 2005 remained at $1.2 million or 1.33% of gross loans, compared to a balance of $1.2 million or 1.30% of gross loans as of December 31, 2004. The changes within the allowance for loan losses during the three months ended March 31, 2005 and 2004 are highlighted in Table II.

Table II

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

(In Thousands)

	For the Three Months Ended March 31,
	2005	2004
Allowance for loan losses, beginning	$1,200	$955
Provision for loan losses	80	15

Loans charged off:
Commercial	—	—
Real Estate—Mortgage	(33)	—
Real Estate—Construction	—	—
Consumer installment loans	(5)	(3)

Total	(38)	(3)

Recoveries:
Commercial	—	36
Real Estate—Mortgage	—	—
Real Estate—Construction	—	—
Consumer installment loans	1	10

Total	1	46

Net charge-offs	(37)	43

Allowance for loan losses, ending	$1,243	$1,013

The Bank recorded a total loan loss provision of $80 thousand during the first quarter of 2005, compared to $15 thousand in the first quarter of 2004. The allowance for loan losses is evaluated on a regular basis by management and is based upon a periodic review of the following: collectibility of the loans, industry historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. As economic conditions and performance of loans change, it is possible that future increases may need to be made to the allowance for loan losses.

Investment Portfolio

The Bank’s investment portfolio is a source of interest income and provides the Bank with liquidity by pledging investments against available lines of credit. The investment portfolio totaled $18.2 million and $18.5 million as of March 31, 2005 and December 31, 2004, respectively. The investment portfolio consists of government agency bonds and fixed rate mortgage backed securities with a fair market value of $14.8 million and $3.4 million, respectively. No securities were purchased or sold during the first quarter of 2005. The investment portfolio appreciated by approximately $54 thousand during the three months ended March 31, 2005. Principal curtailments of the mortgage backed securities portfolio totaled $323 thousand during the first quarter of 2005.

Deposits

Total deposits as of March 31, 2005 were $101.4 million, a 1.89% or $1.9 million increase from the December 31, 2004 total of $99.5 million. This growth occurred in both demand deposit accounts and certificates of deposit. As interest rates rise, the local market for customer deposits has become increasingly competitive. Management is focused on obtaining relationships through other products, particularly loan growth, to gather additional demand deposits. To fund the significant growth in the Bank’s loan portfolio, the Bank has offered rates on certificates of deposit that are near the top of the Charlottesville market.

Capital

Stockholders’ equity increased $66 thousand during the first quarter of 2005, and totaled approximately $10.3 million at March 31, 2005 and December 31, 2004. This increase was due to the $31 thousand in net income earned during the first three months of 2005, and the appreciation of the investment securities available for sale portfolio that resulted in a $35 thousand after-tax unrealized gain during the first quarter of 2005.

As of March 31, 2005 the Bank’s risk based capital ratios exceed those required to be designated “Well Capitalized” under Federal Reserve regulations. The Bank’s “tier 1” risk-based capital ratio was 9.80% and the total risk-based capital ratio was 11.05%. Both of these ratios are in excess of the minimum capital requirements of 4.00% and 8.00%, respectively. Additionally, the Bank’s “Tier 1” leverage capital ratio was 7.42%.

Liquidity and Interest Sensitivity

At March 31, 2005, the Bank had liquid assets of approximately $4.7 million in the form of cash, federal funds sold, and due from banks. Management believes that the Bank’s liquid assets are adequate. Additional liquidity will be provided by growth in deposit accounts and loan repayments. In the event that additional funds are required, the Bank has the ability to purchase federal funds under established lines of credit with correspondent Banks and borrow from the Federal Home Loan Bank.

The Bank has an Asset/Liability Committee (ALCO) that analyzes the Bank’s interest rate sensitivity on a periodic basis. As shown in Table III the Bank is in a liability sensitive position during the next twelve-month period. This generally indicates that earnings would decrease in a rising interest rate environment as liabilities reprice more quickly than assets. However, ALCO and the Bank’s management have analyzed the characteristics of the assets and liabilities maturing and believe that net income should actually increase in a rising interest rate environment. The interest sensitive assets maturing over the next year are primarily loans that will reprice upward based on increases in the leading lending rates. Conversely, a large portion of the liabilities scheduled to reprice are demand deposit and savings accounts for which the Bank establishes rates. The Bank anticipates that these deposits will reprice at a slower rate than the interest rate sensitive loans. The Bank believes that given the present economic status, the control management has over its asset mix and offering rates, and modifications made and being made regarding pricing strategies, the Bank is adequately positioned for the future.

Table IIII

INTEREST SENSITIVITY ANALYSIS

(In thousands of dollars)

As of March 31, 2005

	Maturities / Repricing					Total
	1-3 Months	4-12 Months	13-36 Months	37-60 Months	Over 60 Months
Earnings Assets:
Loans	$51,158	$6,371	$15,574	$16,604	$3,722	$93,429
Investments	499	—	9,274	5,374	3,079	18,226
Interest-bearing deposits with other banks	408	—	—	—	—	408
Federal funds sold	1,807	—	—	—	—	1,807

Total	$53,872	$6,371	$24,848	$21,978	$6,801	$113,870

Interest-bearing Liabilities:
Demand accounts	$31,816	$—	$—	$—	$—	$31,816
Savings accounts	8,802	—	—	—	—	8,802
Certificates of deposit	2,549	16,057	15,510	12,237	—	46,353
Other borrowings	11,638	—	—	—	—	11,638

Total	$54,805	$16,057	$15,510	$12,237	$—	$98,609

Interest sensitivity gap	$(933)	$(9,686)	$9,338	$9,741	$6,801	$15,261
Cumulative interest sensitivity gap	$(933)	$(10,619)	$(1,281)	$8,460	$15,261	$15,261
Ratio of sensitivity gap to total earning assets	-1.73%	-152.03%	37.58%	44.32%	100.00%	13.40%
Cumulative ratio of sensitivity gap to total earning assets	-1.73%	-17.63%	-1.51%	7.90%	13.40%	13.40%

Table III reflects the earlier of the maturity or repricing dates for the Bank’s interest sensitive assets and liabilities at March 31, 2005. In preparing the above table, no assumptions were made with respect to loan prepayments or deposit run offs. Loan principal payments are included in the earliest period in which the loan matures or can be repriced. Principal payments on installment loans scheduled prior to maturity are included in the period of maturity or repricing. Investment securities are included at par value. Proceeds from the redemption of deposits in other banks are included in the period of maturity.

As of March 31, 2005, there have been no material changes to the off-balance sheet arrangements disclosed in “Management’s Discussion and Analysis” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

Critical Accounting Policies

There have been no material changes to the information concerning the Bank’s “Critical Accounting Policies” previously reported in the Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Recent Accounting Pronouncements

There are no recent accounting pronouncements directly affecting the Bank.

Item 3. Controls and Procedures

The Bank maintains a system of disclosure controls and procedures that is designed to ensure that material information is accumulated and communicated to management, including the Bank’s Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. As required, management, with the participation of the Bank’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the Bank’s disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer concluded that the Bank’s disclosure controls and procedures were operating effectively to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified in the relevant rules and forms.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Bank’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the organization to disclose material information otherwise required to be set forth in the Bank’s periodic reports.

The Bank’s management is also responsible for establishing and maintaining adequate internal control over financial reporting and control of the Bank’s assets to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. During the quarter ended March 31, 2005, management has taken steps to enhance the Bank’s internal control structure. These steps include the formation of a financial reporting disclosure committee that should have a material affect on the internal controls over the Bank’s financial reporting. While not material, additional controls have been established to strengthen existing controls and ensure that the Bank is compliant with the requirements of the Sarbanes Oxley Act.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

In the ordinary course of operations, we expect to be a party to various legal proceedings. Currently, there are no pending or threatened legal proceedings against the Bank.

Item 4. Submission of Matters to a Vote of Security Holders

No matters were presented to a vote of shareholders during the first quarter of 2005.

Item 6. Exhibits

The following exhibits are filed as part of this Form 10-QSB:

Exhibit No.	Description of Exhibits
3.1	Articles of Incorporation of Albemarle First Bank (incorporated by reference to Exhibit E-1 to Form 10-SB filed May 1, 2000)

3.2	Bylaws of Albemarle First Bank (incorporated by reference to Exhibit E-2 to Form 10-SB filed May 1, 2000)

31.1	Certification of our Chief Executive Officer pursuant to Rule 13a-14(a) (filed herewith)

31.2	Certification of our Chief Financial Officer pursuant to Rule 13a-14(a) (filed herewith)

32	Certifications of our Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C Section 1350 (filed herewith)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALBEMARLE FIRST BANK (Registrant)

Date: May 12, 2005	/s/ THOMAS M. BOYD, JR.
Thomas M. Boyd, Jr. President and Chief Executive Officer

Date: May 12, 2005	/s/ KENNETH J. POTTER
Kenneth J. Potter Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Annex J

Albemarle First Bank

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

December 1, 2000

October 2003 revised

November 17, 2003 accepted

I. PURPOSE

The primary purpose of the Audit Committee of the Board of Directors of Albemarle First Bank is to provide independent and objective oversight of the accounting functions and internal controls of Albemarle First Bank, its subsidiaries and affiliates (as applicable), and to ensure the objectivity of their financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants and the senior internal audit officer. The Committee shall also review and advise the Board with respect to the Bank’s risk management policies, and tax policies.

II. FUNCTIONS

The Audit Committee shall perform the following functions:

1. Independent Accountants. Recommend to the Board the firm to be employed by the Bank as its independent accountants, which firm shall be ultimately accountable to the Board and the committee as representatives of shareholders.

2. Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants’ suggested changes or improvements in the Bank’s accounting practices or controls.

3. Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Bank’s methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

4. Internal Accounting Controls. Consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management’s presence. In connection with this function, the Committee may require the Bank’s counsel to circulate a questionnaire to evaluate the Bank’s compliance with banking, financial disclosure and accounting laws.

5. Financial Disclosure Documents. Review with management and the independent accountants the Bank’s financial disclosure documents, including all financial statements and reports filed with the Bank’s primary Federal securities regulator, or sent to stockholders and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in the Bank’s filing on Form 10-KSB. The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence of the quality of the Bank’s accounting principles as applied in its financial reporting, the clarity of the Bank’s financial disclosures and degree of aggressiveness or conservatism of the Bank’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure.

6. Internal Control Systems. Review with management and internal auditors the Bank’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

7. Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

8. Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Bank policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall review executive officers’ and directors’ loan and deposit relationships and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee also shall review significant questionable or illegal payments.

9. Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Bank. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant’s report take, or recommend that the Board take, appropriate actions to satisfy itself of the independent accountant’s independence.

10. Adequacy of Personnel. Review periodically the adequacy of the Bank’s accounting, financial, and auditing personnel resources.

11. Risk Management. Review and evaluate risk management policies in light of the Bank’s business strategy, capital strength, and overall risk tolerance, The Committee also shall evaluate on a periodic basis the Bank’s investment and derivatives risk management policies, including the internal system to review operational risks, credit risks, interest rate risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

12. Tax Policies. Review periodically the Bank’s tax policies and any pending audits or assessments.

13. Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to the Bank’s offerings of securities.

14. Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

The Committee’s function is one of oversight and review, and it is not expected to audit the Bank, to define the scope of the audit, to control the Bank’s accounting practices, or to define the standards to be used in preparation of the Bank’s financial statements.

III. COMPOSITION & INDEPENDENCE

The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual’s financial sophistication. No member of the Committee shall be employed or otherwise affiliated with the Bank’s independent accountants. Members of the Committee shall not accept any compensatory fee from the Bank for participating as an Audit Committee member.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

IV. QUORUM AND MEETINGS

A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance, except for receiving the quarterly review report of the independent accountants relating to the interim financial statements included in the Bank’s Form 10-QSB. This report may be received on behalf of the Committee by the Committee Chair (as permitted by SEC regulations) and reported to the full Committee at its next scheduled meeting. The Committee shall meet on a quarterly basis. Meetings shall be scheduled at the direction of the Chairman. Except in emergency situations, notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V. REPORTS

The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

The Committee shall report to shareholders in the Bank’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI. OTHER AUTHORITY

The Committee is authorized to confer with Bank management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The committee is authorized to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

VII. COMPLAINT INVESTIGATION

Any member of the Audit Committee or the Internal Auditor may receive a verbal or written complaint regarding an accounting, auditing, or ethic violations from an officer, employee, director, or customer of the Bank. Any seriously inappropriate insider activities or breach of the Bank’s Code of Ethics will ultimately be reviewed and acted upon by the entire Committee per the guidelines outlined in Addendum A to this charter. Any and all complaints will remain confidential and anonymous to the extent permitted by law.

ADDENDUM A

COMPLAINT INVESTIGATION PROCEDURES

Should a complaint be received by the Committee, the procedures listed below should be followed:

1. Any member of the Audit Committee (or the Internal Audit) who received a complaint should immediately contact the Audit Committee Chairman to inform him of the nature of the complaint. All complaints are confidential and should be addressed immediately. If the complaint is verbal, the receiver should immediately document the conversation in writing. If a complaint is submitted anonymously, neither the Audit Committee not the Internal Auditor will take any steps to determine the identity of the complainant.

2. The Audit Committee Chairman will call a meeting of the Audit Committee to discuss the seriousness of the complaint and determine actions to be taken. The Audit Committee will have the authority to immediately retain legal counsel for advice on how to handle the complaint and to assist with the investigation should the situation warrant such action.

3. Based on the results of the Audit Committee meeting and/or the advice of legal counsel, the Audit Committee will develop an action plan to be followed immediately. The plan will include specific actions to be taken by Audit Committee members, the Internal Auditor, and management. Where appropriate, the Bank’s insurance carrier will be notified. Also, where appropriate, the Bank’s stock trader will be notified to suspend all insider (director, executive officers, and major stockholder) stock trading during the course of investigations.

4. The Audit Committee Chairman will inform the Chairman of the Board of Directors of the investigation and the action plan. An Executive Session of the Board of Directors (excluding the Bank employees) may be called. As the investigation proceeds, the Board of Directors will be informed of the results.

5. The action plan will be carried out as determined by the Audit Committee. The Audit Committee will have the authority to obtain any necessary assistance (accounting experts, information technology consultants, or other advisors). Once the investigation is complete, the Audit Committee and the Internal Auditor will meet to review the results. Legal counsel will be consulted if necessary. A confidential written report will be prepared detailing the results. Investigation findings and recommended actions will be reported to the Board of Directors. A Suspicious Activity Report will be filed if necessary. Legal authorities, as well as other interested parties, will be notified if necessary.

6. If the investigation is turned over to legal authorities, the Audit Committee and Internal Auditor will provide assistance as needed.

7. The Audit Committee will ensure that management implements any policy or procedural changes resulting from investigation findings. The Audit Committee will also ensure that no inappropriate disciplinary actions are taken against the complainant. The complainant will be notified of the results of the investigation and actions taken. Upon the advice of legal counsel, the stock trading blackout period will be lifted.

8. All investigation documentation will be retained for a five-year period. The files will be sealed and retained in the vault under dual control.

9. If, upon receiving a complaint, the Audit Committee determines (with the advice of legal counsel) that the complaint is frivolous and does not need to be investigated, this should be documented. The documentation should be retained for five years. The complainant will be notified.

10. Should the complaint involve a potential conflict of interest (ex. A complaint involving the Audit Committee Chairman), the Audit Committee must use its best judgment in proceedings. Legal counsel should be notified.

We, the undersigned, the Albemarle First Bank Directors who serve on the Audit Committee accept this document as revised for approval on November 17, 2003.

/s/ FRANK D. COX, JR.	11/20/2003
Frank D. Cox, Jr.	Date

/s/ RICHARD T. SELDEN	11/20/2003
Richard T. Selden	Date

/s/ CHARLES W. GROSS	12/08/2003
Charles W. Gross	Date

/s/ THOMAS M. BOYD, JR.	12/01/2003
Thomas M. Boyd, Jr.	Date

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Officers and Directors

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the “Code”) permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation a written undertaking to repay any advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The articles of incorporation of Millennium Bankshares contain provisions indemnifying the directors and officers of Millennium Bankshares to the full extent permitted by Virginia law. In addition, the articles of incorporation of Millennium Bankshares eliminate the personal liability of Millennium Bankshares’ directors and officers to Millennium Bankshares or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 21. Exhibits and Financial Statement Schedules

A.	Exhibits. See Exhibit Index.

B.	Financial Statement Schedules. Not Applicable.

Item 22. Undertakings

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Millennium Bankshares pursuant to the foregoing provisions, or otherwise, Millennium Bankshares has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Millennium Bankshares of expenses incurred or paid by a director, officer or controlling person of Millennium Bankshares in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Millennium Bankshares will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) Millennium Bankshares hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) Millennium Bankshares undertakes that every prospectus (a) that is filed pursuant to paragraph (2) immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Millennium Bankshares hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(5) Millennium Bankshares hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Millennium Bankshares Corporation has duly caused this Registration Statement relating to the merger with Albemarle First Bank to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on July 21, 2005.

MILLENNIUM BANKSHARES CORPORATION

By	/s/ CARROLL C. MARKLEY
Name:	Carroll C. Markley
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity
/s/ ANITA L. SHULL	Executive Vice President and Chief Operating Officer
Anita L. Shull

/s/ DALE G. PHELPS	Executive Vice President and Chief Financial Officer
Dale G. Phelps

MICHAEL COLEN*	Director
Michael Colen

L. JAMES D’AGOSTINO*	Director
L. James D’Agostino

SUSAN B. GREGG*	Director
Susan B. Gregg, CPA, CFP

WILLIAM P. HAGGERTY*	Director
William P. Haggerty, CPA, CVA

GRAYSON P. HANES*	Director
Grayson P. Hanes

STEWART R. LITTLE*	Director
Stewart R. Little

DAVID B. MOREY*	Director
David B. Morey

ARTHUR J. NOVICK*	Director
Arthur J. Novick, D.D.S.

ROBERT T. SMOOT*	Director
Robert T. Smoot

DOUGLAS K. TURNER*	Director
Douglas K. Turner

* By: Carroll C. Markley, attorney-in-fact

/s/ CARROLL C. MARKLEY
Carroll C. Markley

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated June 9, 2005 between Millennium Bankshares Corporation and Albemarle First Bank, attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the Commission on June 10, 2005, incorporated herein by reference.

3.1	Articles of Incorporation (restated in electronic format), attached as Exhibit 3.1 to the Registration Statement on Form SB-2, as amended, Registration No. 333-72500, filed with the Commission on October 30, 2002 (the “Form SB-2”), incorporated herein by reference.

3.2	Bylaws, attached as Exhibit 3.2 to the Form SB-2, incorporated herein by reference.

4.1	Form of Common Stock Certificate, attached as Exhibit 4.1 to the Form SB-2, incorporated herein by reference.

5.1	Opinion of Lewis, Rice & Fingersh.**

8.1	Opinion of Lewis, Rice & Fingersh as to certain tax matters in the merger.**

10.1	Employment Contract, dated as of February 8, 2001, between Millennium Bankshares Corporation, Millennium Bank and Carroll C. Markley, attached as Exhibit 10.1 to the Form SB-2, incorporated herein by reference.

10.2	Form of Employee Stock Option of Millennium Bankshares Corporation, attached as Exhibit 10.2 to the Form SB-2, incorporated herein by reference.

10.3	Millennium Bankshares Corporation Incentive Stock Option Plan, attached as Exhibit 4.3 to the Registration Statement on Form S-8, Registration No. 333-101076, filed with the Commission on November 7, 2002, incorporated herein by reference.

10.4	Executive Employment Agreement between Millennium Bank and Dale Phelps, dated June 6, 2005, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on June 10, 2005, incorporated herein by reference.

10.5	Executive Employment Agreement between Millennium Bank and Anita L. Shull, dated July 29, 2002, attached as Exhibit 10.7 to the Annual Report on Form 10-KSB for the year ended December 31, 2002, incorporated herein by reference.

10.6	Commercial Lease Agreement between 1051 Elden Street, L.L.C., the lessor, and Millennium Bank, N.A., the lessee, dated April 2, 2003, attached as Exhibit 10.1 to the Quarterly Report on Form 10-QSB for the period ended June 30, 2003, incorporated herein by reference.

10.7	Amendment to Employment Agreement of Carroll C. Markley dated November 13, 2003, attached as Exhibit 10.1 to the Quarterly Report on Form 10-QSB for the period ended September 30, 2003, incorporated herein by reference.

21.1	List of Subsidiaries, attached as Exhibit 21 to the Annual Report on Form 10-KSB for the year ended December 31, 2004, incorporated herein by reference.

23.1	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5 and Exhibit 8 above).**

23.2	Consent of Crowe Chizek and Company LLC*

23.3	Consent of Thompson, Greenspon & Co, P.C.*

23.4	Consent of Larrowe & Company, PLC*

23.5	Consent of Thomas M. Boyd, Jr.*

23.6	Consent of John K. Taggart, III*

24.1	Powers of Attorney*

99.1	Consent of FTN Midwest Securities Corp.*

99.2	Consent of Anderson & Strudwick, Inc.*

99.3	Millennium Bankshares Proxy**

99.4	Albemarle First Bank Proxy**

*	Filed herewith.
**	To be filed by amendment.